As submitted to the Securities and Exchange Commission on December 6, 2018

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 6, 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Belpointe REIT, Inc.

Sponsored by

Belpointe, LLC

Up to $50,000,000 in Shares of Common Stock

Belpointe REIT, Inc. (the “Company”) is a newly organized Maryland corporation that will concentrate its early operations on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” At least 90% of our assets will initially consist of qualified opportunity zone property, which will enable us to be classified as a “qualified opportunity fund.” Because we will be a qualified opportunity fund, certain investors in our company will be eligible for favorable capital gains tax treatment on their investments. Our initial investments are expected to consist of properties located in qualified opportunity zones for the construction and/or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data centers and solar projects (collectively, the “qualified opportunity zone investments”) located throughout the United States and its territories. We anticipate our future operations will include the acquisition and development or redevelopment of a wide range of commercial properties located throughout the United States, as well as the acquisition of real estate-related assets, including debt and equity securities issued by other real estate companies, with the goal of increasing distributions and/or capital appreciation. As of the date of this offering circular, we have not identified any particular asset to acquire.

Our Company’s unique real estate investment structure, the “Opportunity Zone REIT,” is expected to disrupt the real estate investment industry through what the Company believes is a unique combination of economic benefits that will be provided to our stockholders, consisting of: (1) multiple capital gain tax benefits, (2) dividend income tax benefit, (3) local and state income tax benefits, (4) no upfront loads or entrance fees, (5) very modest management fees, (6) extremely low carried interest, (7) quarterly liquidity and (8) low minimum investment, which should result in greater investment returns to our stockholders than those generated by traditional private real estate funds and other traditional real estate investment trusts (“REIT”). Our Company will use multiple investment platform structures to deploy its capital, which are anticipated to give us access to higher quality investment opportunities and better execution of our investment strategies than less diverse investment models (see “Investment Objectives and Strategy—Joint Venture Investment Platforms”). Our Company and its stockholders are also expected to greatly benefit from the resources provided by Belpointe, LLC (our “Sponsor”) and its vertically integrated real estate platform and the experience of its principals.

Set forth below is an explanation of the benefits that the Company believes distinguishes it from more traditional real estate investment platforms:

•	Capital Gain Tax Deferral: Capital gains (short-term or long-term) from the sale of any asset that are reinvested in shares of our common stock within 180 days following the disposition of the asset may be excluded from the investor’s gross income until the earlier of December 31, 2026 or the date the investor sells its shares of our common stock.

•	Capital Gain Basis Step Up: Investors will also receive a 10% step-up in the basis of the capital gains that are reinvested in shares of our common stock within 180 days following the disposition of the asset if those shares are held for five years and an additional 5% step-up in basis if those same shares are held for seven years, thereby excluding up to 15% of the original capital gains from taxation.

•	Capital Gain Tax Exemption: Our stockholders are exempt from federal taxation on capital gains derived from the appreciation of the investment in our common stock for shares that are held for at least 10 years.

•	20% Dividend Deduction: Our stockholders can take the entire 20% federal income deduction on their REIT dividends from the Company, which are typically taxed at ordinary income tax rates. Investors in other real estate platforms, such as partnerships or limited liability companies (“LLCs”), may not be eligible to receive any or all of the 20% deduction due to multiple regulatory limitations that restrict investors’ ability to receive the deduction benefit.

•	No Dual State and Local Income Tax Exposure: Our Company is a C corporation that will elect to be taxed as a REIT. As a result, unlike partnerships or LLCs that are taxed as partnerships, which typically expose their investors to state and local income taxes of both the jurisdictions where the properties are located and where the investors are domiciled, our stockholders are only subject to the taxes within the jurisdictions in which they are domiciled.

•	No Up-Front Load, Sale Commissions or Fees: We are not charging any up front load, sale commissions or entrance fees to investors who invest in our Company, unlike the amounts charged by some other real estate platforms that can be as much as 15% of invested capital.

•	Significantly Reduced Management Fee: Belpointe REIT Manager, LLC (our “Manager”) will be paid an annual management fee of only 0.75% of our Company’s net asset value, which is significantly less than the management fees of 1.5%-2.0% typically charged by other real estate platform managers.

•	Significantly Low Carried Interest: Our Manager will be issued partnership units in our Operating Partnership equal to 5% of the outstanding units, subject to anti-dilution protection. This ownership interest will result in a “carried interest” to our Manager that is significantly less than the carried interest of 20% typically earned by external managers of other REITs and private real estate funds.

•	No Acquisition or Disposition Fees: Our Manager will not be paid any acquisition or disposition fees in connection with the Company’s investments.

•	Public Market Accessibility: Subject to our ability to satisfy the then-applicable listing requirements and then existing market conditions, as a REIT we have the option of listing our common stock on a national exchange as an alternative to liquidating our Company for providing liquidity to our stockholders, which is an option generally not available to partnerships or LLCs. As opposed to the sale of the Company’s assets, which would be under the control of our Board of Directors, if our stock is listed on a national exchange our stockholders would be able to control the timing and amount of the sale of their investment.

•	Quarterly Liquidity: We will implement our Stockholder Redemption Plan concurrently with the commencement of this offering through which the stockholders, on a quarterly basis, may have the opportunity to have their common stock repurchased, subject to certain restrictions and limitations. Repurchases of shares of our common stock may be made on a quarterly basis under our Stockholder Redemption Plan, subject to a quarterly limit of 5.0% of the shares of our common stock outstanding during the prior calendar quarter. See “Stockholder Redemption Plan.”

•	Minimal Investment Requirements: This is a non-listed offering being conducted pursuant to Regulation A+, which allows for both accredited and other “qualified purchasers” to have access to institutional quality investments, without the volatility of the public markets. In addition, we have set a low minimum investment amount of $10,000 per investor, which we expect will allow for a broader base of investors to participate in our investments than would be able to invest in more traditional real estate platforms.

All of our assets will be held by, and all of our operations will be conducted through, our operating partnership, Belpointe REIT OP, LP, a Delaware limited partnership (our “Operating Partnership”), either directly or through its subsidiaries. We will be the sole general partner of our Operating Partnership. We are externally managed by Manager, which is an affiliate of our Sponsor. Our Sponsor is a private real estate investment firm that provides investment management services to a range of institutional, family office and high net worth clients. Since August 1, 2012, our Sponsor has sponsored two commercial real estate funds that successfully raised over $116 million of equity capital. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2019 or such later date as determined by our Board of Directors.

We are offering up to $50,000,000 in shares of our common stock on a “best efforts maximum” basis.  Because this is a “best efforts maximum” offering, we are only required to use our best efforts to sell shares of our common stock.  We are offering up to $50,000,000 in shares of our common stock in our offering at $100.00 per share, an amount that was arbitrarily determined by our Manager, until 12 months after commencement of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year and will equal the sum of our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter, rounded to the nearest penny (NAV per share). The minimum investment in shares of our common stock for initial purchases is 100 shares, or $10,000 based on our initial offering price per share. We expect to offer common stock in this offering until we raise the maximum amount being offered, unless this offering is terminated by our Manager at an earlier time. Initially, there will be no public market for our shares of common stock following the completion of this offering, and we cannot assure you that our shares will ever be listed on a national securities exchange. See “Investment Objectives and Strategy—Liquidity Event.”

Shares of our common stock will be subject to the ownership and transfer limitations in our charter which are intended to assist us in qualifying and maintaining our qualification as a REIT, including, subject to certain exceptions, a 9.8% ownership limit.  See “Description of our Capital Stock and Certain Provisions of Maryland Law, our Charter and Bylaws—Restrictions on Ownership of Shares.”

This offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act. In preparing this offering circular, we have elected to comply with the applicable disclosure requirement of Form S-11 under the Securities Act.

Investing in shares of our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page ___ to read about the more significant risks you should consider before buying shares of our common stock. These risks include the following:

•	We depend on our Manager to select our investments and conduct our operations. We will pay fees and expenses to our Manager and its affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

•	The tax laws providing the favorable capital gains treatment to certain of our investors were enacted at the end of 2017 and are untested.

•	We have no operating history, and as of the date of this offering circular, our total assets consist of $10,000 in cash. The prior performance of the funds affiliated with our Sponsor may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	Our Manager’s executive officers and key real estate professionals are also officers, directors, managers and/or key professionals of our Sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our Manager’s compensation arrangements with us and other affiliates of our Sponsor.

•	Our Sponsor may sponsor other companies that compete with us, and our Sponsor does not have an exclusive management arrangement with us; however, our Sponsor has adopted a policy for allocating investments between different companies that it sponsors with similar investment strategies.

•	Any modifications to the “qualified opportunity zone” provisions of the Internal Revenue Code of 1986, as amended (the “Code”), could have an adverse effect on our operations.

•	This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

•	This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets. We may commence operations with as little as $2,000,000.

•	We may change our investment guidelines without stockholder consent, which could result in investments that are different from those described in this offering circular.

•	While our goal is to pay dividends from our cash flow from operations, we may use other sources to fund dividends, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund dividends. If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make annual dividends as required to comply with the REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

•	Our NAV will be calculated on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

•	No public market currently exists for our shares, and while we expect to effectuate a liquidity event within approximately 13 years from the completion of this offering, we are not required to effectuate a liquidity event by any specific date. If you are able to sell your shares through secondary market sales or otherwise, you may have to sell them at a discount to their fair value.

•	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity level U.S. federal income tax and, as a result, our cash available for distribution to our shareholders and the value of our shares could materially decrease.

•	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate related loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of this offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in shares of our common stock.

	Per Share	Total Minimum		Total Maximum
Public Offering Price(1)	$100.00	$2,000,000	(2)	$50,000,000
Underwriting Discounts and Commissions(3)	—	—
Total Proceeds to Us (Before Expenses)	$100.00	$2,000,000		$50,000,000

(1)     The price per share shown was arbitrarily determined by our Manager and will apply until 12 months after commencement of this offering. Thereafter, our price per share will be adjusted every fiscal quarter and will be based on our NAV as of the end of the prior fiscal quarter.

(2)     This is a “best efforts” offering. We will not start operations or draw down on investors’ funds and admit investors as stockholders until we have raised at least $2,000,000 in this offering. Until the minimum threshold is met, investors’ funds will be revocable and will remain at the investors’ bank/financial institution. If we do not raise $2,000,000 within 12 months, we will cancel the offering and release all investors from their commitments. See “How to Subscribe.”

(3)     Investors will not pay upfront selling commissions in connection with the purchase of shares of our common stock. The Company and its officers and associated persons intend to conduct this offering in accordance with Rule 3a4-1 and, therefore, none of them is required to register as a broker-dealer. We will reimburse our Manager for organization and offering costs, which are expected to be approximately $250,000, provided that, if we do not raise the minimum offering amount, we will not be required to reimburse our Manager for any expenses incurred. Reimbursement payments will be made in monthly installments. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

We will offer shares of our common stock on a best efforts basis. Neither Belpointe REIT Manager, LLC nor any other affiliated entity involved in the offer and sale of the shares being offered hereby is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of shares of our common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this offering circular is ________ __, 2018

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update our quarterly NAV amount, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the website, www.belpointereit.com. The contents of the website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our Sponsor and those selling shares of common stock on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the stockholder regarding the stockholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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TABLE OF CONTENTS

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the shares of our common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when the shares of our common stock are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the shares of our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, the shares of our common stock are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the shares of our common stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock.

Q:	What is Belpointe REIT, Inc.?

A:	Belpointe REIT, Inc. (the “Company”) is a newly organized Maryland corporation that will concentrate its early operations on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” At least 90% of our assets will initially consist of qualified opportunity zone property, which will enable us to be classified as a “qualified opportunity fund.” Because we will be a qualified opportunity fund, certain investors in our company will be eligible for favorable capital gains tax treatment on their investments. Our initial investments are expected to consist of properties located in qualified opportunity zones for the construction and/or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data centers and solar projects (collectively, the “qualified opportunities zone investments”) located throughout the United States and its territories. We anticipate our future operations will include the acquisition and development or redevelopment of a wide range of commercial properties located throughout the United States, as well as the acquisition of real estate-related assets, including debt and equity securities issued by other real estate companies, with the goal of increasing distributions and/or capital appreciation. As of the date of this offering circular, we have not identified any particular asset to acquire. All of our assets will be held by, and all of our operations will be conducted through, our operating partnership, Belpointe REIT OP, LP, a Delaware limited partnership (our “Operating Partnership”), either directly or through its subsidiaries. We will be the sole general partner of our Operating Partnership. The use of the terms “Belpointe REIT,” the “Company” “we,” “us,” or “our” in this offering circular refer to Belpointe REIT, Inc. unless the context indicates otherwise.

Q:	Why should I invest in Belpointe REIT, Inc.?

A:	Our Company’s unique real estate investment structure, the “Opportunity Zone REIT,” is expected to disrupt the real estate investment industry through what the Company believes is a unique combination of economic benefits that will be provided to our stockholders, consisting of: (1) multiple capital gain tax benefits, (2) dividend income tax benefit, (3) local and state income tax benefits, (4) no upfront loads or entrance fees, (5) very modest management fees, (6) extremely low carried interest, (7) quarterly liquidity and (8) low minimum investment, which should result in greater investment returns to our stockholders than those generated by traditional private real estate funds and other traditional REITs. Our Company will use multiple investment platform structures to deploy its capital, which are anticipated to give us access to higher quality investment opportunities and better execution of our investment strategies than less diverse investment models (see “Investment Objectives and Strategy—Joint Venture Investment Platforms”). Our Company and its stockholders are also expected to greatly benefit from the resources provided by Belpointe, LLC (our “Sponsor”) and its vertically integrated real estate platform and the experience of its principals.

Set forth below is an explanation of the benefits that the Company believes distinguishes it from more traditional real estate investment platforms:

•	Capital Gain Tax Deferral: Capital gains (short-term or long-term) from the sale of any asset that are reinvested in shares of our common stock within 180 days following the disposition of the asset may be excluded from the investor’s gross income until the earlier of December 31, 2026 or the date the investor sells its shares of our common stock.

•	Capital Gain Basis Step Up: Investors will also receive a 10% step-up in the basis of the capital gains that are reinvested in shares of our common stock within 180 days following the disposition of the asset if those shares are held for five years and an additional 5% step-up in basis if those same shares are held for seven years, thereby excluding up to 15% of the original capital gains from taxation.

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•	Capital Gain Tax Exemption: Our stockholders are exempt from federal taxation on capital gains derived from the appreciation of the investment in our common stock for shares that are held for at least 10 years.

•	20% Dividend Deduction: Our stockholders can take the entire 20% federal income deduction on their REIT dividends from the Company, which are typically taxed at ordinary income tax rates. Investors in other real estate platforms, such as partnerships or limited liability companies (“LLCs”), may not be eligible to receive any or all of the 20% deduction due to multiple regulatory limitations that restrict investors’ ability to receive the deduction benefit.

•	No Dual State and Local Income Tax Exposure: Our Company is a C corporation that will elect to be taxed as a REIT. As a result, unlike partnerships or LLCs that are taxed as partnerships, which typically expose their investors to state and local income taxes of both the jurisdictions where the properties are located and where the investors are domiciled, our stockholders are only subject to the taxes within the jurisdictions in which they are domiciled.

•	No Up-Front Load, Sale Commissions or Fees: We are not charging any up front load, sale commissions or entrance fees to investors who invest in our Company, unlike the amounts charged by some other real estate platforms that can be as much as 15% of invested capital.

•	Significantly Reduced Management Fee: Belpointe REIT Manager, LLC (our “Manager”) will be paid an annual management fee of only 0.75% of our Company’s net asset value, which is significantly less than the management fees of 1.5%-2.0% typically charged by other real estate platform managers.

•	Significantly Low Carried Interest: Our Manager will be issued partnership units in our Operating Partnership equal to 5% of the outstanding units, subject to anti-dilution protection. This ownership interest will result in a “carried interest” to our Manager that is significantly less than the carried interest of 20% typically earned by external managers of other REITs and private real estate funds.

•	No Acquisition or Disposition Fees: Our Manager will not be paid any acquisition or disposition fees in connection with the Company’s investments.

•	Public Market Accessibility: Subject to our ability to satisfy the then-applicable listing requirements and then existing market conditions, as a REIT we have the option of listing our common stock on a national exchange as an alternative to liquidating our Company for providing liquidity to our stockholders, which is an option generally not available to partnerships or LLCs. As opposed to the sale of the Company’s assets, which would be under the control of our Board of Directors, if our stock is listed on a national exchange our stockholders would be able to control the timing and amount of the sale of their investment.

•	Quarterly Liquidity: We will implement our Stockholder Redemption Plan concurrently with the commencement of this offering, through which the stockholders, on a quarterly basis, may have the opportunity to have their common stock repurchased, subject to certain restrictions and limitations. Repurchases of shares of our common stock may be made on a quarterly basis under our Stockholder Redemption Plan, subject to a quarterly limit of 5.0% of the shares of our common stock outstanding during the prior calendar quarter. We cannot guarantee that any funds will be set aside for the redemption plan or whether any funds set aside for the redemption will be sufficient to accommodate all redemption requests. See "Stockholder Redemption Plan."

•	Minimal Investment Requirements: This is a non-listed offering being conducted pursuant to Regulation A+, which allows for both accredited and other “qualified purchasers” to have access to institutional quality investments, without the volatility of the public markets. In addition, we have set a low minimum investment amount of $10,000 per investor, which we expect will allow for a broader base of investors to participate in our investments than would be able to invest in more traditional real estate platforms.
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Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;

•	is able to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended, ( the “Code” ) for U.S. federal income tax purposes and is therefore generally entitled to a deduction for the dividends it pays and not subject to U.S. federal corporate income taxes on its net income that is distributed to its shareholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

•	generally, pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2019 or such later date as determined by our Board of Directors.

Q:	What is a “qualified opportunity fund”?

A:	A “qualified opportunity fund” is generally defined as a corporation or partnership that is organized to invest in, and at least 90% of its assets consist of, qualified opportunity zone property, which is defined as (1) qualified opportunity zone stock, (2) qualified opportunity zone partnership interest or (3) qualified opportunity zone business property. Qualified opportunity zone business property generally means property acquired by a qualified opportunity zone fund after December 31, 2017 that is substantially improved by the qualified opportunity fund and substantially all of the use of such property was in a qualified opportunity zone. Qualified opportunity zone property will be treated as substantially improved only if, during the 30-month period following the date of acquisition, the additions to the basis of the property exceed the adjusted basis of the property at the beginning of the 30-month period.

Q:	What tax advantages arise from investing in a qualified opportunity fund?

A:	Any capital gain from the sale of any property to an unrelated person that is invested in a qualified opportunity fund during the 180-day period following such sale may be eligible to be excluded from that investor’s gross income for the taxable year in which such sale was made. The amount of any excluded capital gain will be required to be included in income in the investor’s taxable year ending December 31, 2026 or the year in which the investment was sold, whichever is earlier. The amount of gain that will need to be included depends on the investor’s basis in the investment. In addition, investors will realize a step-up basis for the original capital gains that were reinvested in shares of our common stock. The basis is increased by 10% if the investment in the Company is held by the taxpayer for at least five years and by an additional 5% if held for at least seven years, thereby potentially excluding up to 15% of the original capital gains from taxation. Finally, an investor could receive a permanent exclusion from taxable income of capital gains from the sale or exchange of an investment in shares of our common stock if the investment is held for at least 10 years. This exclusion only applies to capital gains accrued after an investment in the Company and not original capital gains. It is important for investors seeking to avail themselves of the capital gains benefits described in this Offering Circular to be aware that subsequent changes in the tax laws or the adoption of new regulations, as well as early dispositions of shares of our common stock, could cause the loss of the anticipated tax benefits. As a result, you are urged to consult with your tax advisors regarding (1) the procedures you need to follow to defer capital gain through investing in a qualified opportunity fund, (2) the tax consequences of purchasing, owning or disposing of our common stock, including the federal, state and local tax consequences of investing capital gains in our shares, (3) the tax consequences of our election to be taxed as a REIT and our election to be organized as a qualified opportunity and (4) the tax consequences of potential changes in the interpretation of the existing tax laws or the adoption of new laws or regulations.

Q:	Who can defer?
A:	Persons or entities that recognize capital gain for federal income tax purposes are eligible for deferral. This includes individuals as well as entities such as C corporations, regulated investment companies, REITs, trusts, partnerships and other pass-through entities such as S corporations.

Q:	How do taxpayers make deferral elections?
A:	On October 19, 2018, the Department of the Treasury issued proposed regulations (the “Proposed Regulations”) to provide guidance under the new section of the Code establishing qualified opportunity zones. Concurrently with the publication of the Proposed Regulations, the Internal Revenue Service (the “IRS”) noted that it currently anticipates that taxpayers will make deferral elections on Form 8949, which will be attached to their Federal income tax returns for the taxable year in which the capital gain would have been recognized if the gain had not been deferred. The IRS anticipates that instructions to Form 8949 will be released shortly to provide taxpayers further guidance. While the IRS has stated that eligible taxpayers may rely on the Proposed Regulations with respect to eligible gains that would be recognized before the final regulations are adopted if the taxpayer applies the rules in their entirety, the Proposed Regulations have not been formally adopted and the IRS has indicated that it will be releasing a second round of proposed regulations to deal with issues relating to investments in qualified opportunity funds, which may modify or revise the guidance provided in the Proposed Regulations. As a result, investors may not be able to completely determine the cost or complexity of complying with these investment rules prior to acquiring shares of our common stock in this offering.
Q:	What gains are eligible for deferral?
A:	The Proposed Regulations define the gains eligible for deferral through investing is a qualified opportunity fund as any gain that is treated as “capital gain” for Federal income tax purposes. As a result, any gain that a taxpayer is required to include in its computation of capital gain, including capital gain from an actual or deemed sale or exchange, is eligible to be deferred. So, both short-term and long-term capital gains are eligible for deferral. It is important to note, however, that any cash invested in a qualified opportunity fund, either independently or in conjunction with capital gains, is NOT eligible for the deferral of capital gains described herein.

Q:	Who will choose which investments you make?

A:	We will be externally managed by Belpointe REIT Manager, LLC (our “Manager”), which will make all of our investment decisions, subject to the oversight and direction of the our Board of Directors.

Q:	What competitive advantages do we achieve through our relationship with our Sponsor?

A:	The investment and operating platforms of Belpointe, LLC, our Sponsor, are well established, allowing us to realize economies of scale and other benefits including the following:

•	Experienced Management Team — Our Sponsor has a highly experienced management team. The senior executives of our Sponsor have an aggregate of over 75 years of experience in the acquisition, development and ownership of real estate. These executives provide stability in the management of our business and allow us to benefit from the knowledge and industry contacts they have gained through numerous real estate cycles. Pursuant to a support agreement between our Manager and our Sponsor, our Sponsor will provide our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement. Please see “Management —Executive Officers of our Manager” for biographical information regarding these individuals.

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•	Real Estate Investment — As of June 30, 2018, affiliates of our Sponsor had facilitated or originated 11 real estate assets in its two prior real estate programs, or Programs, with aggregate purchase prices and construction costs of approximately $350 million. See “Prior Performance Summary.”

•	Market Knowledge and Industry Relationships — Through its active and broad participation in real estate capital markets, our Sponsor benefits from market information that enables it to identify attractive commercial real estate investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that our Sponsor’s extensive industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third party commercial real estate debt originators will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

Q:	Why should I invest in commercial real estate investments?

A:	Our goal is to provide a professionally managed portfolio consisting primarily of commercial real estate properties and, to a limited extent, real estate-related assets, to investors who generally have had very limited access to such investments in the past. Allocating some portion of your portfolio to a direct investment in commercial real estate properties may provide you with:

•	a reasonably predictable and stable level of current income from the investment;

•	diversification of your portfolio, by investing in an asset class that historically has low correlation with the stock market generally; and

•	the opportunity for capital appreciation.

Q:	What is a “qualified opportunity zone”?

A:	The opportunity zone is a new community development program established by Congress in the Tax Cuts and Jobs Act of 2017 to encourage long-term investments in low-income urban and rural communities nationwide. The opportunity zone program provides a tax incentive for investors to re-invest their unrealized capital gains into qualified opportunity funds that are dedicated to investing in opportunity zones designated by the chief executives of every state and territory of the United States.

To be certified as a qualified opportunity zone, the designated census tract must have a poverty rate of at least 20% and be an area for which the median family income does not exceed 80% of the statewide family income or, if located in a metropolitan area, does not exceed 80% of the metropolitan area median family income. Certain census tracts contiguous with low income communities may also be designated as qualified opportunity zone if the median family income of the census tract does not exceed 125% of the median family income of the low income community with which the census tract is contiguous. As of the date of this offering circular, there were approximately 7,800 qualified opportunity zones throughout the United States.

In order to be a “qualified opportunity fund,” at least 90% of the fund’s assets need to consist of “qualified opportunity zone property.” If a qualified opportunity fund fails to meet the 90% asset requirement, it will be required to pay a penalty for each month its fails to meet the requirement in an amount equal to the product of (1) the excess of (a) the amount equal to 90% of the fund’s aggregate assets over (b) the aggregate amount of qualified opportunity zone property held by the fund, multiplied by (2) the amount equal (a) to the Federal short-term rate (determined pursuant to Section 6621 of the Code) plus (b) 3%.

Q:	What kind of offering is this?

A:	We are primarily offering a maximum of $50,000,000 in shares of our common stock to the public on a “best efforts” basis at $100.00 per share initially. This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering.

Q:	How is an investment in shares of our common stock different from investing in shares of a listed REIT?

A:	The fundamental difference between shares of our common stock and a listed REIT is the daily liquidity available with a listed REIT. While a listed REIT may provide a more liquid alternative than investing in shares of our common stock, we believe shares of our common stock are an alternative way for investors to deploy capital into a pool of real estate assets, with a lower correlation to the general stock market than listed REITs.

Additionally, listed REITs are subject to more demanding public disclosure and corporate governance requirements than we will be subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what would be required for a listed REIT.

Q:	What is the purchase price for shares of common stock?

A:	We set our initial offering price at $100.00 per share, which will be the purchase price of our shares until 12 months after commencement of this offering. Thereafter, the per share purchase price in this offering will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year and will be equal to our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Our website, www.belpointereit.com, will identify the current NAV. Any subscriptions that we receive during a fiscal quarter will be executed at a price equal to our NAV in effect for that fiscal quarter. If a material event occurs in between quarterly updates of NAV that would cause our NAV to change by 10% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website. See “Plan of Operation—Quarterly Share Price Adjustments” for more details.

Q:	When will the closing of the purchase of common stock occur?

A:	In order to maintain our status as a qualified opportunity fund, at least 90% of our assets need to consist of “qualified opportunity zone property.” Currently, we believe that cash does not constitute qualified opportunity zone property. As a result, following our initial closing of the minimum amount, closings of the sales of our shares of common stock will occur on the last business day of each calendar quarter (each, a “Closing Date”), with each subscription payment made during the quarter prior to that Closing Date being held in a non-interest bearing escrow account until the applicable Closing Date. If we determine, however, that accepting all subscriptions submitted in a particular quarter would result in the Company not meeting the 90% asset requirement, we may, in our sole discretion, postpone the acceptance of some or all of such subscriptions by providing the applicable investors a notice of such postponement within 15 days following the end of the quarter. The Company will continue to hold the subscription payments, in escrow, until such time as the Company would be in compliance with the 90% requirement. Each investor whose investment has been postponed will receive written notice from the Company of the Company’s acceptance of the investor’s subscription within 15 days following the acceptance of the investment. The Company may not, however, hold any subscription payment for more than 12 months following the end of the quarter in which the applicable subscription agreement was delivered. The Company will return any such subscription payment within 30 days following the end of the applicable 12-month period and will provide the prospective investor notice of the return within 15 days following the end of that 12-month period. The Company may, in its sole discretion, conduct closings more frequently than quarterly. On each Closing Date, subscriptions will be accepted by the Company on a first-in, first-out basis up to the dollar amount that the Company can accept and continue to be in compliance with the 90% asset requirement. The Company may, however, accept a subscription that was submitted later than other subscriptions in a particular quarter if the 180-day reinvestment period relating to such subscription would expire if it is carried over to the next quarter. Regardless of the date upon which the subscription payments are released from escrow, the purchase price for the shares of our common stock subject to the applicable subscription agreement will be the price in effect as of the date upon which the investor’s subscription is accepted. The Company will provide the investor with written notice of the purchase price applicable to the shares of our common stock being purchased under its subscription agreement within 15 days following the acceptance of the subscription agreement. The investors will not have the right to withdraw or reconfirm their commitment prior to the acceptance of their subscription agreement or the return of their subscription payment by the Company. The investors will have no rights as stockholders of the Company, including voting and dividend rights, until their subscription agreements have been accepted by the Company.

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Q:	How will the NAV be calculated?

A:	Our NAV per share will be calculated by our Manager, and approved by our Board of Directors, at the end of each fiscal quarter on a fully diluted basis, beginning 12 months after commencement of this offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses. In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share. However, we may hire a third party to calculate, or assist with calculating, the NAV per share. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

Q:	How exact will the calculation of the quarterly NAV be?

A:	Our goal is to provide a reasonable estimate of the market value of shares of our common stock as of the end of each fiscal quarter. Our assets will consist principally of investments in commercial real estate. Our Manager’s valuation of our real estate assets is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV on a quarterly basis, our NAV may fluctuate daily, so that the NAV in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares of common stock in a market transaction. Further, our published NAV may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. See “Plan of Operations—Valuation Policies.”

Q:	Will I have the opportunity to redeem my shares of common stock?

A:	Yes. While you should view this investment as long-term, on a quarterly basis, an investor may obtain liquidity. Stockholders may request that we redeem all or any portion of their shares. Any stockholder requesting redemption will be responsible for any third-party costs incurred in effecting such redemption, including, without limitation, bank transaction charges, custody fees, and/or transfer agent charges. Our redemption plan may be changed or suspended at any time without notice. See “Stockholder Redemption Plan” for more details.

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Q:	Will there be any limits on my ability to redeem my shares of common stock?

A:	Yes. While stockholders are allowed, commencing 12 months from the date of this offering circular, to request redemptions on a quarterly basis of all or any portion of their shares, we need to impose limitations on the total amount of net redemptions per calendar quarter in order to maintain sufficient sources of liquidity to satisfy redemption requests without impacting our ability to invest in commercial real estate assets and maximize investor returns. We will limit the number of shares to be redeemed during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year, and we will limit redemptions to 1.25% of such outstanding shares per quarter, with excess capacity carried over to later quarters in the calendar year.

In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any given calendar quarter, such pending requests will be honored on a pro rata basis. In the event that not all redemptions are being honored in a given quarter, the pro rata distributions will be rounded down to the nearest share for each stockholder. Notwithstanding the foregoing, we are not obligated to redeem shares of our common stock under the redemption plan.

Further, our Board of Directors may in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment. Our Board of Directors may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT. See “Stockholder Redemption Plan” for more details.

Q:	Will I be charged upfront selling commissions?

A:	No. Investors will not pay upfront selling commissions as part of the price per share of common stock purchased in this offering.

Q:	Who will pay our organization and offering costs?

A:	Our Manager or its affiliates will pay on our behalf all costs incurred in connection with our organization and the offering of shares of our common stock. See “Estimated Use of Proceeds” for more information about the types of costs that may be incurred, including those expenses described in the next paragraph. At the election of our Manager, and on a date no earlier than the date we have raised $2,000,000 in this offering, we will start to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after such date. Reimbursement payments will be made in monthly installments.

Q:	What fees and expenses will you pay to our Manager or any of its affiliates?

A:	We will pay our Manager a quarterly asset management fee at an annualized rate of 0.75%, which until 12 months following commencement of this offering, will be based on our offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter. In addition, the Manager, or an affiliate of our Manager, will be paid an annual property management oversight fee, to be paid by each property owner, equal to 1% of the revenue generated by the applicable property.

We will reimburse our Manager for the organization and offering expenses that the Manager has paid or will pay on our behalf. We will also reimburse our Manager for out-of-pocket expenses in connection with the origination of our investments. Additionally, we will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. We will also reimburse our Manager for our allocable portion of the salaries, benefits and overhead of personnel providing services to us. In addition, our Manager is a 5% limited partner of our Operating Partnership. As a result, at any time we make a

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distribution to our stockholders, whether from continuing operations, net sale proceeds or otherwise, our Manager is entitled to receive 5% of the aggregate amount of such distribution.

The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

Q:	Will you use leverage?

A:	Yes, we intend to use leverage. Our targeted aggregate property-level leverage, excluding any debt at the REIT level or on assets under development or renovation, after we have acquired a substantial portfolio of stabilized properties, is between 50-70% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring, constructing and/or renovating our investments, we may employ greater leverage on individual assets. Please see “Investment Objectives and Strategy—Borrowing Policy” for more details.

Q:	What is your dividend policy?

A:	We do not expect to declare any dividends until the proceeds are invested and generating operating cash flow. Once we begin to pay dividends, we expect to declare and pay them on a quarterly basis, or less frequently as determined by us following consultation with our Manager, in arrears. Any dividends we pay will be based on, among other factors, our present and projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time.

The REIT distribution requirements generally require that we make aggregate annual dividend payments to our stockholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum dividends under the REIT rules, we will be subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, we may make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Description Capital Stock and Certain Provisions of Maryland, our Charter and Bylaws — Dividends” and “U.S. Federal Income Tax Considerations.”

Any dividends that we pay will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your dividends plus the change in NAV (either positive or negative) will produce your total return.

Q:	What will be the source of your dividends?

A:	While our goal is to pay dividends from our cash flow from operations, we may use other sources to fund dividends. Until the proceeds from our public offering are invested and generating operating cash flow, some or all of our dividends may be paid from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Use of some or all of these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment. We have not established a limit on the amount of proceeds we may use to fund distributions. We can provide no assurances that future cash flow will support payment of distributions or maintaining distributions at any particular level or at all.

Q:	Will the dividends I receive be taxable as ordinary income?

A:	Unless your investment is held in a qualified tax-exempt account or we designate certain dividends as capital gain dividends, dividends that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our shares of our common stock will be treated as sales proceeds from the sale of shares of our common stock for U.S. federal income tax purposes. Distributions we designate as capital gain dividends will generally be taxable at long-term

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capital gains rates for U.S. federal income tax purposes. However, because each investor’s tax considerations are different, particularly those investors investing any capital gains, we recommend that you consult with your tax advisor. You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in redemption of shares and liquidating distributions.

Under the 2017 Tax Cuts and Jobs Act (the “Tax Act”), individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) and certain other income items are eligible for the deduction. The deduction, however, is subject to complex limitations to its availability. As with the other individual income tax changes, the provisions related to the deduction are effective beginning in 2018, but without further legislation, they will sunset after 2025.

Q:	Are there any risks involved in buying shares of our common stock?

A:	Investing in shares of our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our common stock.

Q:	How does a “best efforts” offering work?

A:	A “best efforts” offering means, we are only required to use our best efforts to sell shares of our common stock to the public. Neither our Manager nor any other party has a firm commitment or obligation to purchase any shares of our common stock.

Q:	Who can buy shares of our common stock?

A:	Generally, you may purchase shares of our common stock if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

•	“accredited investors” under Rule 501(a) of Regulation D; and

•	all other investors so long as their investment in shares of our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

•	Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q:	How do I buy shares?

A:	You may purchase shares of our common stock in this offering by completing a subscription agreement like the one attached to this offering circular as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum investment required?

A:	Yes. There is a minimum investment of at least 100 shares or $10,000 based on the initial offering price. There is no minimum investment requirement on additional purchases.

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Q:	May I make an investment through my IRA or other tax-deferred retirement account?

A:	Yes.

Q:	Is there any minimum initial offering amount required to be sold?

A:	Yes. There is a minimum initial offering amount of $2,000,000 in this offering. Until the minimum threshold is met, investors’ funds will be held in escrow. The funds will be drawn by us using an ACH electronic fund transfer through the Automated Clearing House network only after the $2,000,000 minimum threshold has been met.

Q:	What happens to my subscription if you don’t raise at least the $2,000,000 minimum threshold in this offering?

A:	We will not commence operations until the minimum threshold is met. At the time the minimum threshold is met, we will accept subscription payments, shares of our common stock will be issued, and investors will become stockholders. If we do not meet the minimum threshold within 12 months after commencing the offering, we will cancel the offering and release all investors from their commitments.

Q:	What will you do with the proceeds from your offering?

A:	We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in, develop or redevelop and manage a portfolio of assets consisting of commercial real estate properties in accordance with our investment strategy. We may also invest, to a limited extent, in other real estate-related assets. We may make our investments through majority owned subsidiaries, some of which may have rights to receive preferred economic returns. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate and other select real estate related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q:	How long will this offering last?

A:	We currently expect that this offering will remain open for investors until we raise the maximum amount being offered, unless terminated by us at an earlier time. We reserve the right to terminate this offering for any reason at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	current event reports for specified material events within four business days of their occurrence;

•	supplements to the offering circular, if we have material information to disclose to you; and

•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, at www.belpointereit.com, via email, or, upon your consent, via U.S. mail.

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Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at investorrelations@belpointereit.com or by mail at:

Belpointe REIT, Inc.

125 Greenwich Avenue

3rd Floor

Greenwich, CT 06830

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OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section before making a decision to invest in shares of our common stock.

Belpointe REIT, Inc.

Belpointe REIT, Inc. is a newly organized Maryland corporation formed to originate, invest in and manage a diversified portfolio of commercial real estate properties. All of our assets will be held by, and all of our operations will be conducted through, our operating partnership Belpointe REIT OP, LP, a Delaware limited partnership (our “Operating Partnership”), either directly or through its subsidiaries. We will be sole general partner of our Operating Partnership. We are externally managed by Belpointe REIT Manager, LLC (our “Manager”).

We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diversified portfolio of commercial real estate properties in accordance with our investment strategy described below. We may also invest, to a limited extent, in commercial real estate loans, as well as commercial real estate debt and equity securities and other real estate-related assets. We may make our investments through major-owned subsidiaries, some of which may have rights to receive preferred economic returns.

We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). We intend to qualify as a REIT for federal income tax purposes beginning with the taxable year ending December 31, 2019 or such later date as determined by our Board of Directors.

Our office is located at 125 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830. Our telephone number is 203-883-1944. Information regarding the Company is also available on our web site at www.belpointereit.com.

Investment Strategy

We intend to concentrate our early operations on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” At least 90% of our assets will initially consist of qualified opportunity zone properties, which will enable us to be classified as a “qualified opportunity fund.” Because we will be a qualified opportunity fund, certain investors in our company will be eligible for favorable capital gains tax treatment on their investments. Our initial investments are expected to consist of properties for the construction and/or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data center and solar projects located throughout the United States (collectively, the “qualified opportunity zone investments”) located throughout the United States and its territories. We anticipate our future operations will include the acquisition and development or redevelopment of a wide range of commercial properties located throughout the United States, as well as the acquisition of real estate-related assets, including debt and equity securities issued by other real estate companies, with the goal of increasing distributions and/or capital appreciation. We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. The Company may, at any time and without stockholder approval, cease to be a qualified opportunity fund and acquire assets that do not qualify as qualified opportunity zone investments.

Investment Objectives

Our primary investment objectives are:

•	to preserve, protect and return your capital contribution;

•	to pay attractive and consistent cash distributions;

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•	to grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term; and

•	to realize growth in the value of our investments.

Opportunity and Market Overview

Our Company’s unique real estate investment structure, the “Opportunity Zone REIT,” is expected to disrupt the real estate investment industry through what the Company believes is a unique combination of economic benefits that will be provided to our stockholders, consisting of: (1) multiple capital gain tax benefits, (2) dividend income tax benefit, (3) local and state income tax benefits, (4) no upfront loads or entrance fees, (5) very modest management fees, (6) extremely low carried interest, (7) quarterly liquidity and (8) low minimum investment, which should result in greater investment returns to our stockholders than those generated by traditional private real estate funds and other traditional REITs. Our Company will use multiple investment platform structures to deploy its capital, which are anticipated to give us access to higher quality investment opportunities and better execution of our investment strategies than less diverse investment models (see “Investment Objectives and Strategy—Joint Venture Investment Platforms”). Our Company and its stockholders are also expected to greatly benefit from the resources provided by our Sponsor and its vertically integrated real estate platform and the experience of its principals.

Set forth below is an explanation of the benefits that the Company believes distinguishes it from more traditional real estate investment platforms:

•	Capital Gain Tax Deferral: Capital gains (short-term or long-term) from the sale of any asset that are reinvested in shares of our common stock within 180 days following the disposition of the asset may be excluded from the investor’s gross income until the earlier of December 31, 2026 or the date the investor sells its shares of our common stock.

•	Capital Gain Basis Step Up: Investors will also receive a 10% step-up in the basis of the capital gains that are reinvested in shares of our common stock within 180 days following the disposition of the asset if those same shares are held for five years and an additional 5% step up in the basis of the asset previously sold if those shares are held for seven years, thereby excluding up to 15% of the original capital gains from taxation.

•	Capital Gain Tax Exemption: Our stockholders are exempt from federal taxation on capital gains derived from the appreciation of the investment in our common stock for shares that are held for at least 10 years.

•	20% Dividend Deduction: Our stockholders can take the entire 20% federal income deduction on their REIT dividends from the Company, which are typically taxed at ordinary income tax rates. Investors in other real estate platforms, such as partnerships or limited liability companies (“LLCs”), may not be eligible to receive any or all of the 20% deduction due to multiple regulatory limitations that restrict investors’ ability to receive the deduction benefit.

•	No Dual State and Local Income Tax Exposure: Our Company is a C corporation that will elect to be taxed as a REIT. As a result, unlike partnerships or LLCs that are taxed as partnerships, which typically expose their investors to state and local income taxes of both the jurisdictions where the properties are located and where the investors are domiciled, our stockholders are only subject to the taxes within the jurisdictions in which they are domiciled.

•	No Up-Front Load, Sale Commissions or Fees: We are not charging any up front load, sale commissions or entrance fees to investors who invest in our Company, unlike the amounts charged by some other real estate platforms that can be as much as 15% of invested capital.

•	Significantly Reduced Management Fee: Our Manager will be paid an annual management fee of only 0.75% of our Company’s net asset value, which is significantly less than the management fees of 1.5%-2.0% typically charged by other real estate platform managers.

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•	Significantly Low Carried Interest: Our Manager will be issued partnership units in our Operating Partnership equal to 5% of the outstanding units, subject to anti-dilution protection. This ownership interest will result in a “carried interest” to our Manager that is significantly less than the carried interest of 20% typically earned by external managers of other REITs and private real estate funds.

•	No Acquisition or Disposition Fees: Our Manager will not be paid any acquisition or disposition fees in connection with the Company’s investments.

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Public Market Accessibility: Subject to our ability to satisfy the then-applicable listing requirements and then existing market conditions, as a REIT we have the option of listing our common stock on a national exchange as an alternative to liquidating our Company for providing liquidity to our stockholders, which is an option generally not available to partnerships or LLCs.  As opposed to the sale of the Company’s assets, which would be under the control of our Board of Directors, if our stock is listed on a national exchange our stockholders would be able to control the timing and amount of the sale of their investment.

•	Quarterly Liquidity: We will implement our Stockholder Redemption Plan concurrently with the commencement of this offering through which the stockholders, on a quarterly basis, may have the opportunity to have their common stock repurchased, subject to certain restrictions and limitations. Repurchases of shares of our common stock may be made on a quarterly basis under our Stockholder Redemption Plan, subject to a quarterly limit of 5.0% of the shares of our common stock outstanding during the prior calendar quarter. We cannot guarantee that any funds will be set aside for the redemption plan or whether any funds set aside for the redemption will be sufficient to accommodate all redemption requests. See "Stockholder Redemption Plan."

•	Minimal Investment Requirements: This is a non-listed offering being conducted pursuant to Regulation A+, which allows for both accredited and other “qualified purchasers” to have access to institutional quality investments, without the volatility of the public markets. In addition, we have set a low minimum investment amount of $10,000 per investor, which we expect will allow for a broader base of investors to participate in our investments than would be able to invest in more traditional real estate platforms.

We believe that we will be able to provide our stockholders with compelling investment performance on a risk-adjusted basis through (1) the application of our rigorous investment and underwriting standards, (2) the geographic and asset class diversification of our investments and (3) the expected tax benefits from an investment in our Company. We will initially focus on the development and renovation of our qualified opportunity zone investments in opportunity zones that have completed, or are engaged in, the revitalization process, which are expected to be located within 75 miles of metropolitan markets. Given the recent concentration of investment capital in increasingly larger deals in major metropolitan areas, we believe that there will be less competition for our targeted assets. Additionally, we believe that our focus on markets with favorable risk-return characteristics should enable us to achieve higher capital appreciation than would be achievable on similar deals in larger markets.

The Company expects that it will be able manage the risk associated with developing or renovating and managing its investments better than other real estate companies due to its access to the resources of our Sponsor. Our Sponsor is a fully integrated, well capitalized real estate company that combines investment professionals with construction and asset management professionals, which we believe will enable the Manager to better evaluate and manage the company’s investments to reduce risk and increase returns for our stockholders.

It is important to note that real estate markets are often unpredictable and subject to change over time. As a result, changes may occur that will require us to modify our investment strategy to identify and acquire assets providing attractive risk-adjusted returns.

Our Manager

Our Manager manages our day-to-day operations. A team of real estate professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our operating agreement. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

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Our Management Agreement

We will be externally managed and advised by our Manager. We expect to benefit from the personnel, relationships and experience of our Manager’s management team and other personnel of our Manager. Pursuant to the terms of a management agreement between our Manager, us and our Operating Partnership, our Manager will select our investments and manage our day-to-day operations. Pursuant to a support agreement with our Sponsor, our Manager will utilize our Sponsor’s personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement.

We have entered into the management agreement with our Operating Partnership and our Manager effective as of _________ __, 2018. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our Board of Directors. Our Manager will be responsible for, among other duties, (1) performing all of our day-to-day functions, (2) determining our investment strategy and guidelines in conjunction with our Board of Directors, (3) sourcing, analyzing and executing investments, asset sales and financing, (4) performing portfolio management duties, and (5) performing financial and accounting functions.

The initial term of the management agreement will be for five years commencing on the effective date of the agreement, with automatic one-year renewal terms starting on completion of the initial five-year term. For a detailed description of the management agreement’s termination provisions, see “Our Manager and the Management Agreement—Management Agreement.”

Our Board of Directors

We operate under the direction of our Board of Directors, the members of which are accountable to us and our stockholders as fiduciaries. Our Board of Directors has retained our Manager to direct the management of our business and affairs, manage our day-to-day affairs, and implement our investment strategy, subject to the Board of Directors’ supervision. The current board members are Brandon Lacoff (initial term expires as of the Company’s annual meeting in, 2021) and Martin Lacoff (initial term expires as of the Company’s annual meeting in, 2020). Shawn Orser, Felix Rovelli, Dean Drulias and Ronald Young, Jr. will join the Board as directors at the time the offering statement is qualified by the SEC.

Our Board of Directors will be classified into three classes. Brandon Lacoff is a Class III director and Martin Lacoff is a Class II director. Each class of directors will be elected for successive three year terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. With respect to the election of directors, each candidate nominated for election to our Board of Directors must receive a plurality of the votes cast, in person or by proxy, in order to be elected.

Our current directors are also executive officers of our Manager and serve on the investment committees of affiliates of our Manager. In order to ameliorate the risks created by conflicts of interest, our Board of Directors will create a committee to address any potential conflicts comprised of all of our independent directors (the “Independent Committee”). An independent director is a person who is not an officer or employee of our Manager or its affiliates. The Independent Committee will act upon conflicts of interest matters, including transactions between us and our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Our Structure

The chart below shows the relationship among various affiliates of our Manager and the Company as of the date of this offering circular.

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  Management Compensation

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our common stock. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

Form of Compensation and Receipt	Determination of Amount	Estimated Amount
Organization and Offering Expenses — Manager	Our Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. We expect organization and offering expenses to be approximately $250,000 or, if we raise the maximum offering amount, approximately 0.50% of gross offering proceeds.	$250,000

Asset Management Fee — Manager	Quarterly asset management fee equal to an annualized rate of 0.75%, which, until 12 months after commencement of this offering, will be based on our offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

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Other Operating Expenses — Manager	We will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. In addition, we will reimburse our Manager for our allocable portion of the salaries and the Manager and/or one or more of its affiliates will also be reimbursed for customary acquisition expenses (including expenses related to potential transactions that are not closed), such as legal fees and expenses, costs of due diligence (including, without limitation, appraisals, surveys, engineering reports and environmental site assessments), travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses related to the acquisition of real estate benefits of personnel providing service to us.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time
Participation in Distributions — Manager	Our Manager is currently a 5% limited partner in our Operating Partnership; however, at the election of our Manager (subject to approval by our Board of Directors) an equivalent ownership interest in another entity controlled by the Company may be substituted for this interest in our Operating Partnership if required by the qualified opportunity zone rules. As a result, at any time we make a distribution to our stockholders, other than distributions representing a return of capital, whether from continuing operations, net sale proceeds or otherwise, our Manager is entitled to receive 5% of the aggregate amount of such distribution.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time
Property Management Oversight Fee – Manager or an Affiliate	In addition, our Manager, or an affiliate of our Manager, will be paid an annual property management oversight fee, to be paid by each property owner, equal to 1% of the revenue generated on the applicable property.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time

Summary of Risk Factors

Investing in shares of our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page __, which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock.

Conflicts of Interest

Our Manager and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates may face include the following:

Our Sponsor’s real estate professionals acting on behalf of our Manager must determine which investment opportunities to recommend to us and other entities affiliated with our Sponsor. Our Sponsor has previously sponsored, as of the date of this offering circular, two real estate funds and may in the future sponsor other real estate funds, including other REITs, that may have similar investment criteria to ours.

Our Sponsor’s real estate professionals acting on behalf of our Manager will have to allocate their time among us, our Sponsor’s business and other programs and activities in which they are involved.

The terms of our management agreement (including our Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated through the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

At some future date after we have acquired a substantial investment portfolio that our Manager determines would be most effectively managed by our own personnel, we may seek stockholder approval to internalize our management by acquiring assets and employing the key real estate professionals performing services to us on behalf of our Manager for consideration that would be negotiated at that time. The payment of such consideration could result in dilution of your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our Sponsor’s real estate professionals that become our employees may receive more compensation than they previously received from our Sponsor or its affiliates. These

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possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our stockholder’s best interests.

Dividends

We expect that we will declare and pay dividends on a quarterly basis, or more or less frequently as advised by our Manager, in arrears, based on daily record dates. Any dividends we make will be following consultation with our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. Neither we nor our Manager has pre-established a percentage range of return for dividends to stockholders. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

Borrowing Policy

We intend to employ leverage in order to provide more funds available for investment. We believe that careful use of conservatively structured leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. Our targeted aggregate property-level leverage, excluding any debt at the REIT level or on assets under development or renovation, after we have acquired a substantial portfolio of stabilized properties, is between 50-70% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring, constructing and/or renovating our investments, we may employ greater leverage on individual assets. Our Manager may from time to time modify our leverage policy in its discretion. See “Investment Objectives and Strategy” for more details regarding our leverage policies.

Valuation Policies

Our NAV per share will be calculated by our Manager at the end of each fiscal quarter on a fully diluted basis, beginning 12 months following commencement of this offering, using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses. In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share. However, we may hire a third party to calculate, or assist with calculating, the NAV per share. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate in the interim, so that the NAV per share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

Our goal is to provide a reasonable estimate of the NAV per share on a quarterly basis. However, the majority of our assets will consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions we reach or, solely in the case that there is a conflict, the conclusion reached by our independent valuation expert, will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial

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impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 10% or more from the last disclosed NAV, we will disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable.

Quarterly NAV Per Share Adjustments

We set our initial offering price at $100.00 per share, which will be the purchase price of our shares until 12 months following commencement of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each of our common stock year and will equal the sum of our NAV divided by the number of shares of our common stock outstanding as of the close of business on the last business day of the prior fiscal quarter.

Beginning after one year from the commencement of this offering, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. Except as otherwise set forth in this offering circular, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. See “Plan of Operation—Quarterly NAV Per Share Adjustments” for more details.

Stockholder Redemption Plan

While you should view your investment as long-term, we have adopted a stockholder redemption plan which may provide an opportunity for our stockholders to have their shares of our common stock redeemed by us, subject to certain restrictions and limitations. Shares may not be redeemed under our stockholder redemption plan until the first anniversary of the date such shares were purchased.

The purchase price for shares redeemed under our stockholder redemption plan will be the applicable NAV per share at the time of redemption, less any applicable fees payable to own Transfer Agent.

Redemption of shares of our common stock may be made quarterly upon written request to us at least 15 business days prior to the end of the applicable quarter. We intend to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter, and to endeavor to remit the redemption price within 14 days following the end of such quarter; although payment of the redemption price may be delayed until 30 days after the end of such quarter due to exigent circumstances, including, without limitation, (1) our partner real estate operators or borrower(s) fail to provide adequate information regarding the assets within a time period that allows us to perform our NAV calculation, which in turn would prevent us from determining share redemption prices; (2) macro-economic crises or property-level events, such as damage to the property, that may affect our ability to make redemptions or determine NAV; and (3) our payment processing provider chooses to discontinue service or has technical outages that prevent us from processing share redemptions in a timely manner. Stockholders may withdraw their redemption request at any time up to three (3) business days prior to the redemption date. If we agree to honor a redemption request, the shares of our common stock to be redeemed will cease to accrue dividends or have voting rights as of the redemption date.

Because the Company’s NAV per share will be calculated at the end of each quarter, the redemption price may change between the date the Company receives the redemption request and the redemption date. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption request is made.

We may fund redemption requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our common stock pursuant to this offering), and we have no limits on the amounts we may pay from those sources. We cannot guarantee that any funds will be set aside for the redemption plan or whether any funds set aside for redemption will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem shares of our common stock on a pro rata basis on the redemption date.

We are not obligated to redeem shares of our common stock under the redemption plan. We will limit the number of shares to be redeemed during any calendar quarter to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar quarter, with excess

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capacity carried over to later quarters in the calendar year. In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. Our limits on ownership of our shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemptions of Common Stock.” Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

Please refer to the section entitled “Stockholder Redemption Plan” for more information.

Liquidity Event

Subject to then existing market conditions, we intend to evaluate alternatives to our liquidation as a means for providing liquidity to our stockholders in approximately 13 years from the completion of this offering, provided that if a majority of the Independent Committee determines that pursuing a liquidity event is not then in the best interests of the stockholders, including continued compliance with the then-applicable qualified opportunity zone rules, the Independent Committee may revisit the issue of liquidity event annually thereafter. While we may seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame, and we are not obligated by our charter or otherwise to effect a liquidity event at any time. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

If a stockholder is seeking liquidity prior to the Company effecting a liquidity event, our stockholder redemption plan may provide an opportunity for that stockholder to have its shares of common stock redeemed, subject to certain restrictions and limitations. Repurchases of shares of our common stock may be made on a quarterly basis under our Stockholder Redemption Plan, subject to a quarterly limit of 5.0% of the shares of our common stock outstanding during the prior calendar quarter. We cannot guarantee that any funds will be set aside for the redemption plan or whether any funds set aside for the redemption will be sufficient to accommodate all redemption requests. See "Stockholder Redemption Plan." Additionally, stockholders may be able to sell their shares through privately negotiated transactions. The sale price for any sales transactions negotiated between a buyer and seller independent of the Company’s program may be substantially less than the then-existing NAV per share.

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RISK FACTORS

An investment in shares of our common stock involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in our Company

We have no operating history, and the prior performance of our Sponsor or other real estate investment opportunities sponsored by our Sponsor may not predict our future results.

We are a recently formed company and have no operating history. As of the commencement of this offering, we have only minimal assets. You should not assume that our performance will be similar to the past performance of our Sponsor or other real estate investment opportunities sponsored by our Sponsor. Our lack of any operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for our shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you may have to sell them at a substantial discount to the offering price.

We are not required to effectuate a liquidity event by any specific date. In addition, our charter does not require us to list our shares for trading on a securities exchange by a specified date or at all. There is currently no public market for our shares and there may never be. Any subsequent sale of shares of our common stock must comply with applicable state and federal securities laws. Our charter prohibits the ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, unless exempted by our Board of Directors, which may inhibit large investors from desiring to purchase your shares. In addition our charter contains certain restrictions on the beneficial ownership of shares in order to avoid being deemed “plan assets” under Title I of ERISA. See “Description of Capital Stock and Certain Provisions of Maryland Law, our Charter and Bylaws—Restrictions on Ownership of Shares.” Moreover, our stockholder redemption plan includes numerous restrictions that limit your ability to sell your shares to us, and we may amend, suspend, or terminate our stockholder redemption plan. However, in the event that we amend, suspend or terminate our stockholder redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such event. We describe the restrictions of our stockholder redemption plan in detail under “Stockholder Redemption Plan.” As a result of the foregoing, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may have to sell them at a discount to their offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

The process by which investors elect to defer capital gains by investing in qualified opportunity funds has not been finalized by the IRS

While the IRS has issued the Proposed Regulations, it has not definitively established all the requirements for deferring capital gains by investing in qualified opportunity funds such as our Company.  As a result, investors may not be able to determine the complexity of or costs associated with complying with the process as ultimately implemented by the IRS.  It is possible, therefore, that an investor may determine that complying with the procedures required to be able to defer capital gains are too burdensome after the investor has subscribed to acquire shares of our common stock.  Because no public trading market for our common stock will exist following this offering, it will be difficult for an investor to sell our shares of common stock promptly, resulting in the possibility that an investor will hold an investment that does not provide him or her the tax benefits that he or she contemplated receiving at the time of subscription for shares of our common stock.

Evolving regulation of qualified opportunity zones may adversely affect us and our investors.

The qualified opportunity zone provisions of the Code were adopted as part of the 2017 Tax Cuts and Jobs Act which was enacted on December 22, 2017.  As a result of its recent enactment, the related Treasury regulations continue to evolve.  As a result, we can provide no assurance that the regulations relating to investments in qualified opportunity funds, such as the Company, will remain the same in the future.  In addition, subsequent regulations could restrict our operations or require us to modify our investment objectives in a manner that would harm our business.  Moreover, because this statute and the related regulations are relatively untested, they will likely be subject to varying interpretations and their application in practice may evolve over time as new guidance becomes available.  This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated to comply with any revisions in the provisions or interpretation of the rules.  If we fail to address and comply with these regulations and any subsequent changes, our results of operations may be adversely affected.

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If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

Our ability to achieve our investment objectives and to pay dividends depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source investment opportunities for us. If we fail to raise sufficient proceeds from the sale of shares in this offering, we will be unable to make any investments. At the same time, the more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds in investments that meet our investment criteria. We cannot assure you that our Manager will be successful in obtaining suitable investments or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we may hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets in a manner that is consistent with our qualification as a REIT. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay dividends and we may not be able to meet our investment objectives.

If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

Although our distribution policy is to use our cash flow from operations to pay dividends, our charter permits us to pay dividends from any source, including offering proceeds, borrowings and sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund dividends. If we pay dividends from financings, the net proceeds from this or future offerings or other sources other than our cash flow from operations, we will have less funds available for investments in real estate properties and other real estate-related assets and the number of real estate properties that we invest in and the overall return to our stockholders may be reduced. If we fund dividends from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund dividends from the sale of assets, this will affect our ability to generate cash flows from operations in future periods.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for equity-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire a diversified portfolio of qualified opportunity zone investments. We may also invest, to a limited extent, in other real estate-related assets. Economic conditions greatly increase the risks of these investments (see “Risk Factors—Risks Related to Real Estate and Our Investments”). The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values, property sales and leasing activities. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can negatively impact the value of our holdings. These economic conditions could result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce revenue from investment management activities. In addition, these conditions could lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, as a result of our target leverage, our exposure to adverse general economic conditions is heightened. We are unable to predict the likely duration and severity of any disruption in financial markets and adverse economic conditions in the United States and other countries.

All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to pay dividends to our stockholders and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or obligations under any credit

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or other loan agreements, the lenders under any such agreements will be entitled to proceed against the collateral granted to them to secure the debt owed.

We may suffer from delays in locating suitable investments, which could limit our ability to pay dividends and lower the overall return on your investment.

We rely upon our Sponsor and its affiliates’ real estate professionals, including Brandon Lacoff, Martin Lacoff and Paxton Kinol, to identify suitable investments. Our Sponsor and other affiliates of our Sponsor also rely on Brandon Lacoff, Martin Lacoff, Paxton Kinol and Cody Laidlaw for investment opportunities. To the extent that our Manager’s real estate and other professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.

Additionally, the current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the offering proceeds (after expenses) on attractive terms. Except for our investments that may be described in supplements to this offering circular prior to the date you subscribe for shares of our common stock, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of our Manager and the performance of any property manager. We cannot be sure that our Manager will be successful in obtaining suitable investments on financially attractive terms.

We could also suffer from delays in locating suitable investments as a result of our reliance on our Manager at times when its officers, employees, or agents are simultaneously seeking to locate suitable investments for other programs sponsored by our Sponsor, some of which may have investment objectives and employ investment strategies that are similar to ours.

We have not identified any investments to acquire with the net proceeds of this offering and you will not be able to evaluate our future investments prior to purchasing shares, which makes your investment more speculative.

We have not yet identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific future investments that we may make, except for investments that may be described in supplements to this offering circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of expenses, in commercial real estate equity investments. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our Sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our Sponsor, Belpointe, LLC, has previously acquired 100 shares of our common stock at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $10,000. Therefore, our Sponsor will have little exposure to loss in the value of our shares. Without this exposure, our stockholders may be at a greater risk of loss because our Sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts maximum” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50,000,000 in any 12-month period (although we may raise capital in other ways). The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely

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affect our profitability will increase. Your investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to pay dividends.

Any adverse changes in our Sponsor’s financial health or our relationship with our Manager or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our Manager to manage our operations and our portfolio of commercial real estate investments and other select real estate-related assets. Our Manager has no employees, and relies on a support agreement with our Sponsor to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of our Sponsor and its affiliates as well as our Sponsor’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our Sponsor’s financial condition or our relationship with our Manager could hinder our ability to successfully manage our operations and our portfolio of investments.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we may complete a transaction providing liquidity to stockholders within approximately 13 years from the completion of this offering, we are not required to effectuate a liquidity event by any specific date. Market conditions and other factors could cause us to delay the listing of our common stock on a national securities exchange or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, beyond 13 years from the termination of this offering. If our Board of Directors does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without stockholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of shares of our common stock and our ability to pay dividends to you.

We have minimal operating capital and limited revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our stockholders. We have no significant financial resources, so such adverse event could put your investment dollars at significant risk.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We face competition from various entities for investment opportunities in properties, including other REITs, qualified opportunity funds, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by our Manager and its affiliates, especially those with investment strategies that may be similar to ours, may compete with us for investment opportunities. Many of these entities have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell, thereby increasing the price that we may be required to pay for qualified properties. The lack of available debt on reasonable terms or at all could result in further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources that we do. Additional real estate funds, vehicles and REITs with similar investment objectives to ours may be formed in the future by other unrelated parties. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, in which case our returns could be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

We may make a substantial amount of joint venture investments, including with affiliates of our Manager. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

We may co-invest in the future with affiliates of our Manager or third parties in partnerships or other entities that own real estate properties, which we collectively refer to as joint ventures. We likely will acquire non-controlling interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

If we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. If we buy our joint venture partner’s interest, we will have increased exposure in the underlying investment. The price we use to buy our joint venture partner’s interest or sell our interest is typically determined by negotiations between us and our joint venture partner and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current valuation of our interest in the joint venture that is used to calculate our NAV. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our joint venture partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Blackstone affiliates may also entail further conflicts of interest.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with affiliates of our Manager) include:

•	the joint venture partner may have economic or other interests that are inconsistent with our interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture;
•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner may cause it to want to take actions contrary to our interests;
•	the joint venture partner may have joint control of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;
•	under the joint venture arrangement, neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of us;
•	under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we may be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so; and

•	our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such other vehicle not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with our affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

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If our Sponsor fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Sponsor’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, each of Brandon Lacoff, Martin Lacoff and Paxton Kinol is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Brandon Lacoff, Martin Lacoff and/or Paxton Kinol or other executive officers or key personnel of our Manager and the process to replace any of our Sponsor’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

The management agreement with our Manager was not negotiated with an unaffiliated third party on an arm’s length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

We have no employees and will rely heavily on our Manager to provide us with all necessary services. Certain of our executive officers also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

We will pay our Manager a management fee regardless of the performance of our investments. Our Manager’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to pay dividends to our stockholders and the market price of our common stock.

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Terminating the management agreement for unsatisfactory performance of our Manager or electing not to renew the management agreement may be difficult.

Termination of the management agreement with our Manager without cause is difficult and costly. During the initial five-year term of the management agreement, we may not terminate the management agreement except for cause. Our Independent Committee will review our Manager’s performance and, following the initial five-year term, the management agreement will be automatically renewed annually for an additional one-year term unless the agreement is terminated upon the affirmative vote of the Independent Committee based upon our Manager’s unsatisfactory performance that is materially detrimental to us. Our Manager will be provided 180 days’ prior notice of any such termination.

Our Board of Directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

Our Manager will be authorized to follow very broad investment guidelines. Our Board of Directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments. In addition, in conducting periodic reviews, our Board of Directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our Board of Directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of target assets it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments and financing arrangements entered into by our Manager may not fully reflect the best interests of our stockholders.

We will have no recourse to our Sponsor if it does not fulfill its obligations under the support agreement, and our recourse against our Manager if it does not fulfill its obligations under the management agreement will be limited to our termination of the management agreement.

Our Manager has no employees or separate facilities. As a result, our Manager has entered into a support agreement with our Sponsor pursuant to which our Sponsor will provide our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement in exchange for certain amounts payable by our Manager. Because we are not a party to the support agreement, we will not have any recourse to our Sponsor if it does not fulfill its obligations under the support agreement, or if our sponsor and our Manager choose to amend or terminate the support agreement. Also, our Manager only has limited assets and our recourse against our Manager if it does not fulfill its obligations under the management agreement will likely be limited to our termination of the management agreement.

Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities. As a result, we could experience poor performance or losses for which our Manager would not be liable.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations. Under the terms of the management agreement, our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing services to our Manager will not be liable to us, any subsidiary of ours, our stockholders or partners or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement pursuant to a final unappealable judgment. In addition, we will agree to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager that do not stem from a final unappealable judgment of bad faith, willful misconduct, gross negligence, or reckless disregard of duties that are performed in good faith in accordance with and pursuant to the management agreement.

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Our Manager and its affiliates have no experience managing a portfolio of assets in the manner necessary to maintain our qualification as a REIT or our exclusion or an exemption under the Investment Company Act.

In order to maintain our qualification as a REIT and our exclusion or an exemption from registration under the Investment Company Act, the assets in our portfolio are subject to certain restrictions that limit our operations meaningfully. The REIT rules and regulations are highly technical and complex, and the failure to comply with the income, asset, organizational and ownership tests, dividend requirements and other limitations imposed by these rules and regulations could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. Our Manager and its affiliates have no experience managing a portfolio in the manner necessary to maintain our qualification as a REIT and our exclusion or an exemption from registration under the Investment Company Act. The inexperience of our Manager and its affiliates described above may hinder its ability to achieve our objectives or result in loss of our qualification as a REIT or payment of taxes and penalties. As a result, we cannot assure you that we will be able to successfully operate as a REIT, comply with regulatory requirements applicable to REITs, maintain our exclusion or an exemption under the Investment Company Act, or execute our business strategies.

Risks Related to Real Estate and Our Investments

Our commercial real estate and real estate-related assets will be subject to the risks typically associated with real estate.

Our commercial real estate and real estate-related assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	failure to obtain the requisite government approvals for the development or renovation of our investments for a particular use or improvements;

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001 or those that have been carried out or inspired by ISIS and other radical terrorist groups;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental, ADA and other physical conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

These factors may have a material adverse effect on the value that we can realize from our assets.

Our Manager’s due diligence may not reveal all factors or risks affecting a property.

There can be no assurance that our Manager’s due diligence processes will uncover all relevant facts that would be material to an investment decision. Before making an investment, our Manager will assess the strength of

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the underlying properties and any other factors that it believes are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager will rely on the resources available to it and, in some cases, investigations by third parties.

The actual rents we receive for the properties in our portfolio may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, we may be unable to realize our estimated market rents across the properties in our portfolio. In addition, depending on market rental rates at any given time as compared to expiring leases on properties in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our stockholders. In addition, the resale value of the property could be diminished because the market value of our properties will depend principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our stockholders’ investment.

Further, a decline in general economic conditions in the markets in which our investments are located or in the U.S. generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of our properties, or include renewal options that specify a maximum rate increase. These leases often provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not enter into long-term leases.

Certain properties that we acquire may not have efficient alternative uses and we may have difficulty leasing them to new tenants and/or have to make significant capital expenditures to get them to do so.

Certain of our properties may be difficult to lease to new tenants, should the current tenant terminate or choose not to renew its lease. These properties generally have received significant tenant-specific improvements and only very specific tenants may be able to use such improvements, making the properties very difficult to re-lease in their current condition. Additionally, an interested tenant may demand that, as a condition of executing a lease for the property, we finance and construct significant improvements so that the tenant could use the property. This expense may decrease cash available for distribution, as we likely would have to (i) pay for the improvements up-front or (ii) finance the improvements at potentially unattractive terms.

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We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to pay dividends to our stockholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of dividends to you.

We expect to acquire primarily qualified opportunity zone investments, with a focus on markets with favorable risk-return characteristics. If our investments in these geographic areas experience adverse economic conditions, our investments may lose value and we may experience losses.

We expect to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of qualified opportunity zone investments with a focus on markets where we feel that the risk-return characteristics are favorable. These investments will carry the risks associated with certain markets where we end up acquiring properties. As a result, we may experience losses as a result of being overly concentrated in certain geographic areas. A worsening of economic conditions in U.S. markets and, in particular, the markets where we end up acquiring properties, could have an adverse effect on our business and could impair the value of our collateral.

If any of our significant tenants were adversely affected by a material business downturn or were to become bankrupt or insolvent, our results of operations could be adversely affected.

General and regional economic conditions may adversely affect our major tenants and potential tenants in our markets. Our major tenants may experience a material business downturn, which could potentially result in a failure to make timely rental payments and/or a default under their leases. In many cases, through tenant improvement allowances and other concessions, we will have made substantial up front investments in the applicable leases that we may not be able to recover. In the event of a tenant default, we may experience delays in enforcing our rights and may also incur substantial costs to protect our investments.

The bankruptcy or insolvency of a major tenant or lease guarantor may adversely affect the income produced by our properties and may delay our efforts to collect past due balances under the relevant leases and could ultimately preclude collection of these sums altogether. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

If any of our significant tenants were to become bankrupt or insolvent, suffer a downturn in their business, default under their leases, fail to renew their leases or renew on terms less favorable to us than their current terms, our results of operations and cash flow could be adversely affected.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our stockholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●	that such co-venturer, co-tenant or partner may be delegated certain “day-to-day” property operating procedures;

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●	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for dividends to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage, insure, bond over, or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to pay dividends and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

We expect that all of our properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the

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property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for dividends.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce our net income and the amount of cash available for dividends to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured or under insured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured or under insured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower dividends to you.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type and expected duration of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

●	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

●	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

●	the duration of the hedge may not match the duration of the related liability or asset;

●	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

●	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

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●	the party owing money in the hedging transaction may default on its obligation to pay; and

●	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate, (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (3) certain other offsetting positions, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

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Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market capitalization rates, increases in market vacancy, or decreases in market rents.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the dividends available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash dividends to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Risks Related to this Offering and Our Corporate Structure

The ownership limits that apply to REITs, as prescribed by the Code and by our charter, limits the number of shares a person may own, which may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Code, our charter prohibits a person from directly, beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, unless exempted by our Board of Directors. These 9.8% ownership limitations will apply as of the first date of the second taxable year for which we elect to be treated as a REIT, which will be January 1, 2020 assuming we elect to be treated as a REIT for the taxable year ending December 31, 2019. However, our charter will also prohibit any actual, beneficial or constructive ownership of our shares that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation shall not be waived. In addition, our charter will prohibit a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such. Our Board of Directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the 9.8% ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These restrictions may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock or otherwise be in the best interest of our stockholders.

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Our charter permits our Board of Directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our Board of Directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other dividends, qualifications and terms or conditions of redemption of any such stock. Thus, our Board of Directors could authorize the issuance of preferred stock with priority as to dividends and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. In connection with the foregoing, following completion of this offering, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred stock in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred stock is expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value. For example, if we issue 125 shares of preferred stock with a liquidation price of $1,000 per share and an annual dividend of 12.5%, we would raise additional capital of $125,000 and be required to be pay or set aside for payment, in the aggregate, approximately $15,625 annually, before any distributions on shares of our common stock could be made.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Our stockholders will have limited voting rights and will not have control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our Manager and/or our Board of Directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and dividends. Our Manager and/or our Board of Directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our Manager’s and/or our Board of Directors’ broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Our stockholders may not be able to sell their shares under our stockholder redemption plan and, if our stockholders are able to sell their shares under the redemption plan, they may not be able to recover the amount of their investment in our shares.

Our stockholder redemption plan includes numerous restrictions that limit your ability to sell your shares. You must hold your shares for at least one year in order to participate in the stockholder redemption plan, except for redemptions sought upon a stockholder’s death or complete disability (as defined in the redemption plan). We limit the number of shares redeemed pursuant to the stockholder redemption plan in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). We will not redeem shares if our Board of Directors determines, in its sole discretion, that the redemption price determined in accordance with the terms of the stockholder

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redemption plan exceeds the then current fair market value of the shares to be redeemed. Further, we have no obligation to redeem shares if the redemption would violate the restrictions on dividends under Maryland law, which prohibits dividends that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all redemption requests made in any year.

Our Board of Directors may amend, suspend or terminate our stockholder redemption plan at any time without prior notice, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. Our limits on ownership of our shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemption or Repurchase by Us.” However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment. See “Stockholder Redemption Plan” for more information about the redemption plan. The restrictions of our stockholder redemption plan will severely limit your ability to sell your shares should you require liquidity and limit your ability to recover the value you invest in our common stock.

The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. We plan to determine the net asset value of our common stock beginning 12 months following the commencement of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year and will equal our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share).

Our NAV per share will be calculated by our Manager, and approved by our Board of Directors at the end of each fiscal quarter on a fully diluted basis, beginning twelve months after commencement of the offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses. In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share. However, we may hire a third party to calculate, or assist with calculating, the NAV calculation. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate daily, so that the NAV per share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. See “Plan of Operation—Valuation Policies.”

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Our stockholders’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Potential investors in this offering will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock and 100,000,000 shares are designated as preferred stock. We are only issuing up to $50,000,000 in shares of common stock pursuant to this offering. Our Board of Directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our Board of Directors may elect to (i) sell additional shares in this or future offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and dividends per share.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our Board of Directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their shares in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation, or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our Board of Directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws —Business Combinations” and “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws —Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the noncomplying stockholder will be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

The Company’s bylaws designate the New York Supreme Court in New York, New York (or in some cases, other state or federal courts in New York) as the sole and exclusive forum for certain disputes between the Company and its stockholders, which could limit its stockholders’ ability to choose the judicial forum for certain proceedings relating to the Company.

The Company’s bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the New York Supreme Court in New York, New York (or, if and only if the New York Supreme Court in New York, New York lacks subject matter jurisdiction, any state court located within the State of New York or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the Southern District of New York) will, to the fullest extent permitted by law, be the sole and exclusive forum for:

•	any derivative action brought on behalf of the Company;

•	any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company, to the Company, or its stockholders;

•	any action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to, or seeking to enforce any right, obligation or remedy under, the MGCL or the charter or bylaws of the Company; and

•	any action asserting a claim governed by the internal affairs doctrine.

This forum selection bylaw may limit our stockholders’ ability to bring a claim in a judicial forum that it finds favorable or cost-efficient for disputes with the Company, or any of its directors, officers or other employees, which may discourage lawsuits with respect to such claims.

The Company may not achieve the intended benefits of having a forum selection bylaw if it is found to be unenforceable.

The Company’s bylaws include a forum selection bylaw as described above. However, the enforceability of similar forum selection bylaws in other companies’ bylaws or similar governing documents has been challenged in legal proceedings, and it is possible that in connection with any action a court could find the forum selection bylaw contained in the Company’s bylaws to be inapplicable or unenforceable in such action. If a court were to find the forum selection bylaw contained in the Company’s bylaws to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect the Company’s business, financial condition and results of operations.

 Breaches of our data security could materially harm us, including our business, financial performance and reputation.

We collect and retain certain personal information provided by our actual and prospective investors during the subscription process, as well as our tenants and employees. Security measures we have implemented to protect the confidentiality of this information and periodically review and improve our security measures may not prevent unauthorized access to this information. Any breach of our data security measures and loss of this information may result in legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect us, including our business and financial performance.

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Risks Related to Compliance and Regulation

We are offering shares of our common stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make shares of our common stock less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make shares of our common stock less attractive to investors as compared to a traditional initial public offering, which may make an investment in shares of our common stock less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of shares of our common stock, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of shares of our common stock.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12 month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Laws intended to prohibit money laundering may require our Sponsor to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require our Manager or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of shares of our common stock to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective stockholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective stockholder to produce any information required for verification purposes, an application for, or transfer of, shares of our common stock may be refused. We

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will not have the ability to reject a transfer of shares of our common stock where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our charter, are satisfied.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our executive officers, Brandon Lacoff and Martin Lacoff, are executive officers of our Manager. Prevailing market rates are determined by our Manager based on industry standards and expectations of what our Manager would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between us and our Manager or its affiliates, including those relating to compensation, are not the result of arm’s length negotiations with an unaffiliated third party. Some of the conflicts inherent in our transactions with our Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. We, our Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on dividends to stockholders and the value of shares of our common stock. We have adopted a conflicts of interest policy and certain conflicts will be reviewed by the Independent Committee (defined below). See “Conflicts of Interest and Related Party Transactions—Certain Conflict Resolution Measures—Independent Committee” and “—Our Policies Relating to Conflicts of Interest”.

The interests of our Manager, the principals and its other affiliates may conflict with your interests.

The management agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of our Manager, the principals and its other affiliates. This risk is increased by our Manager being controlled by Brandon Lacoff, Martin Lacoff and Paxton Kinol, who currently participate, and are expected to sponsor and participate, directly or indirectly, in other offerings by our Sponsor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	the Manager, its principals and/or its other affiliates may continue to offer other real estate investment opportunities, including additional offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

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●	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third party on an arm’s length basis; and

●	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

Conflicts of interest exist or could arise in the future between the interests of our stockholders and the interests of holders of OP Units, which may impede business decisions that could benefit our stockholders.

Conflicts of interest exist or could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and the Operating Partnership or any partner thereof, on the other. Our directors and our

Manager have duties to our company under applicable Maryland law in connection with their management of our company. At the same time, we, as the general partner in our Operating Partnership, have fiduciary duties and obligations to the Operating Partnership and its limited partners under Delaware law and the partnership agreement of the Operating Partnership in connection with the management of the Operating Partnership. Our fiduciary duties and obligations as general partner to the Operating Partnership and its partners may come into conflict with the duties of our directors and our Manager to our company.

As our Sponsor establishes additional real estate funds and other investment vehicles in the future, there may be conflicts of interests among the various other investment vehicles, which may result in opportunities that would otherwise benefit us being allocated to the other offerings.

Our Sponsor has in the past established and sponsored real estate funds, and in the future expects to establish and sponsor additional real estate funds, as well as other potential investment vehicles (including funds, REITs and separate accounts). Any future investment vehicles may, have investment criteria similar to ours. If a sale, financing, investment or other business opportunity would be suitable for more than one fund or other investment vehicle, our Manager’s investment committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager may determine to be relevant. Except under any policies that may be adopted by our Manager or our Sponsor in the future, no other investment vehicle sponsored by our Sponsor will have any duty, responsibility or obligation to refrain from:

●	engaging in the same or similar activities or lines of business as any other investment vehicle sponsored by our Sponsor;

●	doing business with any potential or actual tenant, investor, lender, purchaser, supplier, customer or competitor of any other investment vehicle sponsored by our Sponsor;

●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, investors, lenders, purchasers, suppliers or customers of any other investment vehicle sponsored by our Sponsor;

●	establishing material commercial relationships with any other investment vehicle sponsored by our Sponsor; or

●	making operational and financial decisions that could be considered to be detrimental to any other investment vehicle sponsored by our Sponsor.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one other investment vehicle more than another investment vehicle or limit or impair the ability of any other investment vehicle to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one other investment vehicle that such arrangements or agreements include or not include any other investment vehicle. Any of these decisions may benefit one other investment vehicle more than another investment vehicle.

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Our Manager will face a conflict of interest because the management fee it will receive for services performed will be based on the Operating Partnership’s NAV, which our Manager is ultimately responsible for determining.

We will pay our Manager a quarterly asset management fee equal to an annualized rate of 0.75%, which, until one year after this offering commences, will be based on the sum of (i) our proceeds from this offering as of the end of each fiscal quarter, plus (ii) proceeds from the issuance of OP Units to the limited partners of the Operating Partnership (other than Belpointe REIT, Inc. and any of its wholly owned subsidiaries) as of the end of such fiscal quarter, plus (minus) (iii) any earnings (loss) through the end of such fiscal quarter, (minus) (iv) any distributions paid through the end of such fiscal quarter, and thereafter will be based on our NAV at the end of each fiscal quarter. We will pay our Manager this management fee regardless of the performance of our portfolio. Our Manager’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to pay dividends to our stockholders and the market price of our common stock. Further, the management fee is calculated based on the Operating Partnership’s NAV, which the Manager is ultimately responsible for determining. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. Our Manager may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

Risks Related to Sources of Financing and Hedging

We may incur significant debt, which may subject us to increased risk of loss and may reduce cash available for dividends to our stockholders.

Subject to market conditions and availability, we may incur significant debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. Our targeted aggregate property-level leverage, excluding any debt at the REIT level or on assets under development or renovation, after we have acquired a substantial portfolio of stabilized properties, is between 50-70% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring, constructing and/or renovating our investments, we may employ greater leverage on individual assets. Our Manager may from time to time modify our leverage policy in its discretion. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

●	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (a) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (b) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements or pay dividends of excess cash flow held in reserve by such financing sources, and/or (c) the loss of some or all of our assets to foreclosure or sale;

●	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

●	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder dividends or other purposes; and

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●	we are not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all. There can be no assurance that a leveraging strategy will be successful.

Any lending facilities will likely impose restrictive covenants.

Any lending facilities which we enter would be expected to contain customary negative covenants and other financial and operating covenants that, among other things, may affect our ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, pay dividends to our stockholders, redeem debt or equity securities and impact our flexibility to determine our operating policies and investment strategies. For example, such loan documents may contain negative covenants that limit, among other things, our ability to repurchase our common stock, distribute more than a certain amount of our net income or funds from operations to our stockholders, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates (including amending the management agreement with our Manager in a material respect). If we fail to meet or satisfy any such covenants, we would likely be in default under these agreements, and the lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We could also become subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, such restrictions could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT.

Interest rate fluctuations could increase our financing costs and reduce our ability to generate income on our investments, each of which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as our interest rate derivatives that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the income we earn on our investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding income would result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of assets.

To the extent that our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of such costs will depend on a variety of factors, including, without limitation, (a) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (b) the level and movement of interest rates, and (c) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any income we earn may not compensate for such increase in interest expense.

Our operating results will depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

Any bank credit facilities and repurchase agreements that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.

We may utilize bank credit facilities or repurchase agreements (including term loans and revolving facilities) and/or guarantee arrangements to finance our assets if they become available on acceptable terms. Such financing arrangements, including any guarantees, would involve the risk that the market value of any investments pledged by us to the provider of the bank credit facility or repurchase agreement counterparty may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these

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requirements, the lender could accelerate our indebtedness or enforce our guarantee, increase the interest rate on advanced funds and terminate our ability to borrow funds from it, which could materially and adversely affect our financial condition and ability to implement our investment strategy. In addition, if the lender files for bankruptcy or becomes insolvent, our loans and guarantees may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to bank credit facilities and increase our cost of capital. The providers of bank credit facilities and repurchase agreement financing may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. If we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

There can be no assurance that we will be able to obtain additional bank credit facilities or repurchase agreements on favorable terms, or at all.

We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties.

When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected. In addition, because our goal is to be in a position to liquidate our assets within 13 years after the termination of this primary offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Our access to sources of financing may be limited and thus our ability to grow our business and to maximize our returns may be adversely affected.

Subject to market conditions and availability, we may incur significant debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt or equity securities to fund our growth.

Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:

●	general economic or market conditions;

●	the market’s view of the quality of our assets;

●	the market’s perception of our growth potential; and

●	our current and potential future earnings and cash dividends.

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We will need to periodically access the capital markets to raise cash to fund new investments. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any. In addition, uncertainty in the capital and credit markets could adversely affect one or more private lenders and could cause one or more of our private lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on our private lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. No assurance can be given that we will be able to obtain any such financing on favorable terms or at all.

Hedging instruments often are not traded on regulated exchanges or guaranteed by an exchange or its clearing house, and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates, we may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges or guaranteed by an exchange or its clearing house. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price.

Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution and would adversely affect the timing, amount, and character of dividends to stockholders.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, dividends of our income, the nature and diversification of our income and assets, and other tests imposed by the Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, dividends to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to pay dividends. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable taxes. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as a REIT, see “U.S. Federal Income Tax Considerations.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to pay dividends to our stockholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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●	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will generally be subject to federal corporate income tax on the undistributed income.

●	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which dividends we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income, and 100% of our undistributed income from prior years.

●	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

●	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our TRSs or we qualified for a “safe harbor” under the Code.

We intend to pay dividends to our stockholders to comply with the REIT requirements of the Code.

REIT distribution requirements could adversely affect our ability to execute our business plan or our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our stockholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments (including, for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common stock. In such cases our stockholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our common stock.

The maximum regular U.S. federal income tax rate for certain qualified dividends payable to U.S. holders of U.S. corporate stock that are individuals, is currently 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore are subject to regular U.S. federal income tax rates on ordinary income of a noncorporate U.S. holder (currently at a maximum rate of 37.0%). Such dividends are also not eligible for the dividends received deduction generally available to corporations with respect to dividends from U.S. corporations. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in

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REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets, and the amounts we distribute to our stockholders. We may be required to pay dividends to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders’ investment.

If we fail to invest a sufficient amount of the net proceeds from selling our common stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a taxable REIT subsidiary.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a taxable REIT subsidiary (“TRS”), though income earned through the TRS will be subject to corporate income taxes.

If we form a TRS, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in, that operating income will be fully subject to income tax. The after-tax net income of any TRS would be available for distribution to us, however any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with such limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We may jointly elect with one or more

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subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS ownership limitation or to avoid application of the 100% excise tax.

You may be restricted from acquiring, transferring or redeeming certain amounts of our common stock.

 In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our charter contains an aggregate share ownership limit and a common stock ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common stock owned by affiliated owners will be added together for purposes of the common stock ownership limit. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as rents from real property for purposes of the REIT rules to fail to qualify as such.

If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common stock ownership limit or results in ownership that would result in any of our income that would otherwise qualify as rents from real property for purposes of the REIT rules to fail to qualify as such, or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common stock ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common stock ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our charter, bears the risk of a financial loss when the shares are redeemed or sold, if the NAV of our shares falls between the date of purchase and the date of redemption or sale.

Our limits on ownership of our shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits or to the extent we determine is necessary to preserve our status as a REIT. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemption or Repurchase by Us.”

In addition, our charter provides that, prior to the first date on which any class or series of shares of our capital stock constitutes “publicly-offered securities” (as defined in the Plan Assets Regulation), “benefit plan investors” may not hold, in the aggregate, 25% or more of the value of any class or series of shares of our capital stock. If benefit plan investors exceed this 25% limit, we may redeem their interests at a price equal to the then current NAV per share or transfer their interests to a trust for the benefit of a charitable beneficiary. See “ERISA Considerations—The 25% Limit” for more information.

Furthermore, our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per share.

The tax on prohibited transactions will limit our ability to engage in transactions that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers

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in the ordinary course of business (subject to a safe harbor under the Code for certain sales). It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through TRSs. However, to the extent that we engage in such activities through TRSs, the income associated with such activities may be subject to full corporate income tax.

Non-United States investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

Except with respect to a “qualified foreign pension plan” or a non-United States person that is a “qualified stockholder”, a non-United States person disposing of a United States real property interest, including shares of a United States corporation whose assets consist principally of United States real property interests, is generally subject to a tax under the Foreign Investment in Real Property Trust Act, or FIRPTA, on the gain recognized on the disposition of such interest. FIRPTA does not apply, however, to the disposition of shares in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five-year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-United States holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-United States investor that is not a “qualified foreign pension plan” or a “qualified stockholder” on a sale of our common stock would be subject to FIRPTA unless our common stock was regularly traded on an established securities market and the non-United States investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (iii) certain other offsetting positions, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. In order for dividends to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a

REIT-level tax deduction, the dividends must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “U.S. Federal Income Tax Considerations— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However,

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we cannot assure you that we will be successful in preventing all dividend equivalent redemptions. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

Sales of our assets may constitute “prohibited transactions,” which are subject to a 100% tax.

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years (which period, for property being developed, does not begin to run until the property is placed in service) and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, we may have to sell assets from time to time to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. In addition, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

The ability of our Board of Directors to revoke the REIT election of the Company without the approval of the holders of our common stock may cause adverse consequences to holders of our common stock.

Our governing documents provide that our Board of Directors may revoke or otherwise terminate the REIT election of the Company, without the approval of holders of our common stock, if our Board of Directors determines that it is no longer in the best interest of the stockholders to continue to qualify as a REIT. If the Company ceases to qualify as a REIT, it would become subject to U.S. federal income tax on its net taxable income and it generally would no longer be required to distribute any of its net taxable income to its stockholders, which may have adverse consequences on its total return to holders of our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may make mezzanine loans. The IRS has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test, as discussed below. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make mezzanine loans that do not meet all of the requirements of the safe harbor. In the event a mezzanine loan does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to continue to qualify as a REIT.

Our qualification as a REIT and avoidance of 100% tax may depend on the characterization of any loans that we make as debt for U.S. federal income tax purposes.

For U.S. federal income tax purposes, the IRS or a court may treat a loan with sufficient equity characteristics as equity for tax purposes. We may obtain equity participation rights with respect to our loans, and we may make loans with relatively high loan-to-value ratios and/or high yields, which are among the features that can cause a loan to be treated as equity for federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, it is possible that the IRS or a court could disagree and seek to re-characterized the loan as equity. Re-characterization of one of our loans to a non-corporate borrower as equity for U.S. federal income tax purposes generally would require us to include our share of the gross

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assets and gross income of the borrower in our REIT asset and income tests. Inclusion of such items could jeopardize our REIT status. Moreover, to the extent our borrowers hold their assets as dealer property or inventory, if we are treated as holding equity in a borrower for U.S. federal income tax purposes, our share of gains from sales by the borrower would be subject to the 100% tax on prohibited transactions (except to the extent earned through a TRS). To the extent one of our loans to a corporate borrower is recharacterized as equity for U.S. federal income tax purposes, it could cause us to fail one or more of the asset tests applicable to REITs.

The treatment of an investment in preferred equity could adversely affect our ability to qualify as a REIT.

We may make investments in preferred equity in an entity that directly or indirectly owns real property. Although economically comparable to investments in mezzanine loans in many cases, investments in preferred equity will be treated differently for tax purposes. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we will generally be treated as owing an interest in the underlying real estate and other assets of the partnership for tax purposes.  As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests.  In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income.  More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear.  The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as REIT. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. In addition, if the issuer of the preferred equity is taxed as a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, qualified REIT subsidiary or TRS.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a stockholder’s investment in our common stock and may trigger taxable gain.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.”

Legislative, regulatory, or administrative changes could adversely affect us or our security holders.

The tax laws or regulations governing REITs or the administrative interpretations thereof may be amended at any time. We cannot predict if or when any new or amended law, regulation, or administrative interpretation will be adopted, promulgated, or become effective, and any such change may apply retroactively. We and our security holders may be adversely affected by any new or amended law, regulation, or administrative interpretation.

On December 22, 2017, the Tax Cuts and Jobs Act was enacted. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules related to the taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminates and restricts various deductions and limits the ability to utilize net operating losses. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Cuts and Jobs Act makes numerous large and small changes to the tax rules that do not affect REITs directly but may affect our security holders and may indirectly affect us.

Prospective investors are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our securities.

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Your investment has various tax risks.

Although the provisions of the Code generally relevant to an investment in shares of our common stock are described in “U.S. Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of United States federal, state, local and non-U.S. tax laws to you with regard to an investment in shares of our common stock

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or Section 4975 of the Code as a result of an investment in our common stock, the fiduciary could be subject to penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

●	the investment is consistent with their fiduciary and other obligations under ERISA and the Code;

●	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

●	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

●	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

●	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

●	the fiduciary will be able to comply with the requirements under ERISA and the Code to value our common stock annually; and

●	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of penalties and could subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common stock.

We may become subject to Title I of ERISA, which may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

If for any reason our assets are deemed to be “plan assets” because we do not qualify as either a “real estate operating company” or a “venture capital operating company” and there is no other exemption available to prevent our assets from being deemed “plan assets,” certain transactions, including acquisitions, sales and exchanges of properties, might constitute non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and might have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability.

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In addition, if our assets are deemed to be “plan assets,” our management may be considered to be fiduciaries under ERISA. In this regard, while we intend to be structured to qualify as either a “real estate operating company” or a “venture capital operating company,” fiduciaries of employee benefit plans subject to Title I of ERISA and/or Section 4975 of the Code should make an independent determination whether such status can be achieved.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	our ability to comply with the rules and regulations relating to investing in qualified opportunity zones;

•	risks associated with breaches of our data security;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

•	intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;

•	defaults on or non-renewal of leases by tenants;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	decreased rental rates or increased vacancy rates;

•	the risk associated with potential breach or expiration of a ground lease, if any;

•	difficulties in identifying properties to complete, and consummating, real estate acquisitions, developments, joint ventures and dispositions;

•	our failure to successfully operate acquired properties and operations;

•	exposure to liability relating to environmental and health and safety matters;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	our failure to maintain our status as a REIT;

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•	failure of acquisitions to yield anticipated results;

•	risks associated with breaches of our data security;

•	risks associated with derivatives or hedging activity;

•	our level of debt and the terms and limitations imposed on us by our debt agreements;

•	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

•	our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates;

•	expected rates of return provided to investors;

•	the ability of our sponsor and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

•	our ability to retain and hire competent employees and appropriately staff our operations;

•	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act) ;

•	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our sponsor;

•	our ability to access sources of liquidity when we have the need to fund redemptions of shares of our common stock in excess of the proceeds from the sales of shares of our common stock in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

•	our failure to maintain our status as a REIT;

our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, the Investment Company Act and other laws; and changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering, assuming we sell $50,000,000 in shares of our common stock in this offering, Shares of our common stock will be offered at $100.00 per share until

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12 months following the commencement of this offering. Thereafter, our price will be adjusted every fiscal quarter and will be based on our NAV as of the end of the prior fiscal quarter

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of qualified opportunity zone investments. We may make our investments through majority owned subsidiaries, some of which may have rights to receive preferred economic returns. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in our qualified opportunity zone investments. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT and as a qualified opportunity fund. Such short-term investments will not earn as high of a return as we expect to earn on our real estate related investments.

	Minimum Offering(1)	Maximum Offering
	Amount	Amount
Gross Offering Proceeds	$2,000,000.00	$50,000,000.00
Less:
Organization and Offering Expenses(2)(3)	$250,000.00	$250,000.00
Net Proceeds from this Offering	$1,750,000.00	$49,750,000.00

 ___________________________

(1)	This is a “best efforts” offering. We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $2,000,000 in this offering. Until the minimum threshold is met, investors’ funds will be revocable and will remain at the investors’ bank/financial institution. If we do not raise $2,000,000 within 12 months, we will cancel the offering and release all investors from their commitments.
(2)	We will pay or reimburse our Manager for organization and offering expenses in an amount not expected to exceed $250,000, provided that, if we do not raise the minimum offering amount, we will not be required to reimburse our Manager for any expenses incurred.
(3)	Includes all expenses to be paid by us in connection with our formation and the qualification of the offering, and the marketing and distribution of shares of our common stock, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under the federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

BUSINESS AND PROPERTIES

Overview

Belpointe REIT, Inc. is a newly organized Maryland corporation formed to originate, invest in and manage a diversified portfolio of commercial real estate properties. All of our assets will be held by, and all of our operations will be conducted through, our Operating Partnership, either directly or through its subsidiaries. We are the sole general partner of our Operating Partnership.

We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diversified portfolio of commercial real estate properties in accordance with our investment strategy described below. We may also invest, to a limited extent, in commercial real estate loans, as well as commercial real estate debt and equity securities and other real estate-related assets. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.

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We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). We intend to qualify as a REIT for federal income tax purposes beginning with the taxable year ending December 31, 2019 or such later date as determined by our Board of Directors.

Our office is located at 125 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830. Our telephone number is 203-883-1944. Information regarding the Company is also available on our web site at www.belpointereit.com.

We will be externally managed and advised by our Manager. We expect to benefit from the personnel, relationships and experience of our Manager’s management team and other personnel of our Manager. Pursuant to the terms of a management agreement between our Manager, us and our Operating Partnership, our Manager will provide us with our management team and appropriate personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement.

We have entered into the management agreement with our Operating Partnership and our Manager effective as of _________ __, 2018. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our Board of Directors. Our Manager will be responsible for, among other duties, (1) performing all of our day-to-day functions, (2) determining our investment strategy and guidelines in conjunction with our Board of Directors, (3) sourcing, analyzing and executing investments, asset sales and financing, (4) performing portfolio management duties, and (5) performing financial and accounting functions.

The initial term of the management agreement will be for five years commencing on the effective date of the agreement, with automatic one-year renewal terms starting on completion of the initial five-year term. For a detailed description of the management agreement’s termination provisions, see “Our Manager and the Management Agreement—Management Agreement.”

Since August 1, 2012, affiliates of our Manager have sponsored two commercial real estate funds that have successfully raised a total of approximately $116 million of equity capital.

Regulation

General

Our properties will be subject to various covenants, laws, ordinances and regulations, including regulations relating to common areas and fire safety requirements. We expect that our properties, at the time they are fully stabilized, will have the necessary permits and approvals to operate their business.

Americans with Disabilities Act

Our properties will need to comply with Title III of the ADA to the extent that it is a “public accommodation” as defined by the ADA. The ADA may require removal of structural barriers to access for persons with disabilities in certain public areas of our properties where such removal is readily achievable. Although we believe that our properties will be substantially in compliance, some of our properties may currently be in noncompliance with the ADA. Such noncompliance could result in the incurrence of additional costs to attain compliance, the imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one and we will continue to assess our properties and to make alterations as appropriate in this respect.

Insurance

Upon commencement of this offering, we will carry commercial insurance with the policy specifications and insured limits that management believes are appropriate and adequate for all our properties given the relative risk of loss, the cost of the coverage and industry practice. However, our insurance coverage may not be sufficient to fully cover our losses. There are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, wind damage, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to significant limitations, such as large deductibles or co-payments. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, our title insurance policies may not insure for the

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current aggregate market value of any of our properties, and we do not intend to increase our title insurance coverage as the market values of our properties increase.

Competition

In acquiring our properties, we compete with public commercial property sector REITs, income oriented non-traded REITs, private real estate fund managers and local real estate investors and developers. The last named group, local real estate investors and developers, historically has represented our dominate competition for acquisition opportunities. Many of these entities have greater resources than us or other competitive advantages. We also face significant competition in leasing available properties to prospective tenants and in re-leasing space to existing tenants.

Employees

We do not currently have any employees and do not expect to have any employees in the foreseeable future. Upon commencement of this offering, services necessary for our business will be provided by our Manager pursuant to the terms of the Management Agreement. Pursuant to a support agreement between our Manager and our Sponsor, our Sponsor will provide our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement. Each of our executive officers is an employee or officer of our Sponsor. We expect all of the full-time employees of our Sponsor will spend substantial time on our matters during calendar year 2018. To the extent that we acquire more investments, we anticipate that the number of our Sponsor’s employees who devote time to our matters will increase.

Legal Proceedings

From time to time, we may be party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition, cash flows or results of operation if determined adversely to us.

Our Company Information

Our corporate office is located at 125 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830. Our telephone number is (203) 883-1944. Information regarding our Company is also available on our web site at www.belpointereit.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this offering circular or any other report or documents we file with or furnish to the SEC.

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OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

We will be externally managed and advised by our Manager. The executive offices of our Manager are located at 125 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830, and the telephone number of our Manager’s executive offices is (203) 883-1944.

Officers of Our Manager

The following table sets forth certain information with respect to the executive officers of our Manager.

Officer	Age	Position Held with Our Manager
Brandon E. Lacoff	44	Chief Executive Officer and President
Martin Lacoff	71	Chief Strategic Officer
Paxton Kinol	48	Chief Investment Officer

Manager Biographical Information

Set forth below is biographical information for the executive officers of our Manager.

Brandon Lacoff, Esq.

Mr. Lacoff is the Founder of Belpointe, a private equity investment firm, and has been Belpointe’s Chief Executive Officer since its founding in 2011. From 2004 to 2011, Mr. Lacoff was a Managing Director and the Co-Founder of Belray Capital, a Greenwich, Connecticut based real estate and investment firm, which was acquired by Belpointe in 2011. Belpointe is known for such developments as its luxury residential developments in Greenwich (Beacon Hill of Greenwich) to its class A apartments in Norwalk, Connecticut (The Waypointe District) and Stamford, Connecticut (Baypointe). Belpointe owns several operating businesses throughout the region, including Belpointe Asset Management LLC, a financial asset management firm that manages over $1 billion in tradable securities. Mr. Lacoff and his executive team bring financial strength, operational expertise and investing discipline to its portfolio of investments. Mr. Lacoff currently serves as the Chairman of the Board of Directors for Belpointe Multifamily Development Fund I, LP, a real estate private equity fund. Mr. Lacoff holds a Juris Doctor degree and a Master’s of Business Administration from Hofstra University and a Bachelor’s degree in Finance from Syracuse University. Mr. Lacoff was selected as a director because of his ability to lead our company and his detailed knowledge of our strategic opportunities, challenges, competition, financial position and business.

Martin Lacoff

Mr. Lacoff is an entrepreneur with over 45 years’ experience in successfully starting, developing and operating businesses within the securities, real estate, and natural resources industries. His considerable professional experience include: former Vice-Chairman and Co-Founder of Walker Energy Partners, one of first publicly traded Master Limited Partnership (MLP) that he brought public; and former Chairman, Founder and General Securities Principal of LaClare Securities, Inc., a NASD broker dealer. Mr. Lacoff was also formerly Vice President of institutional equities at Mitchell Hutchins and later Paine Webber. Mr. Lacoff previously served as a Director of Fortune Natural Resources Corporation, a public company that was listed on the American Stock Exchange, and is currently on the board of directors of the Lion’s Foundation of Greenwich, a charitable organization dedicated to helping the blind and visually impaired. Since 2012, Mr. Lacoff has served as a Board of Director for Belpointe Multifamily Development Fund I, LP, where he helps in real estate investment decisions. Mr. Lacoff is an engineer by training, having graduated from Rensselaer Polytechnic Institute and has a Master’s of Business Administration in Finance from the Simon Business School at University of Rochester. Mr. Lacoff was selected to serve as a director because of his extensive investment and financial experience and detailed knowledge of our acquisition and operational opportunities and challenges.

Paxton Kinol

Mr. Kinol has been a Managing Director at Belpointe Capital LLC, which is Belpointe’s multifamily real estate division, since 2011. Prior to Belpointe Capital, Mr. Kinol was the President of Stillwater Investment Management, a Stamford, Connecticut based real estate development company that built several infill apartment and

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condominium communities in the northeast with a concentration in Connecticut. Prior to Stillwater Investment Management, Mr. Kinol was the Senior Development Director for AvalonBay Communities, Inc. in the Connecticut region where he developed many infill apartment communities in Connecticut and consulted on infill developments across the United States. Mr. Kinol also worked for Citigroup Real Estate Capital Markets Group, in their CMBS department. Mr. Kinol holds a Master’s of Business Administration with a concentration in real estate and entrepreneurship from the University of Georgia and a Bachelor’s degree in management from Boston University.

Management Agreement

We and our Operating Partnership have entered into a management agreement with our Manager, effective as of __________, 2018, pursuant to which it will provide for the day-to-day management of our operations. The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and policies that are approved and monitored by our Board of Directors. Our Manager’s role as manager will be under the supervision and direction of our Board of Directors.

Management Services

Subject to our investment strategies and policies and the supervision and direction of our Board of Directors, our Manager will be responsible for (a) the selection, purchase and sale of our real estate investments and assets, (b) our financing activities and (c) providing us with personnel, services and resources. Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

Investment Advisory and Acquisition Services

•	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	serve as our investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in and managing a diversified portfolio of commercial properties and other real estate-related assets;

•	adopt and periodically review our investment guidelines;

•	structure the terms and conditions of our acquisitions, sales and joint ventures;

•	enter into leases and service contracts for the properties and other investments;

•	approve and oversee our debt financing strategies;

•	approve joint ventures, limited partnerships and other such relationships with third parties;

•	approve any potential liquidity transaction;

•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•	oversee and conduct the due diligence process related to prospective investments;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our Manager’s investment committee to evaluate the proposed investments; and

•	negotiate and execute approved investments and other transactions.

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	preparation and approval of all marketing materials to be used by us relating to this offering;

•	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

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•	creation and implementation of various technology and electronic communications related to this offering; and

•	all other services related to this offering.

Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our management agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, property managers, leasing and investment sale brokers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our management agreement;

•	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

•	monitor and evaluate the performance of our investments, provide management services to us and perform and supervise the various management and operational functions related to our investments;

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

•	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services and portfolio management functions;

•	maintain or arrange for the maintenance of accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain or arrange for the maintenance of all appropriate company books and records;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide us with all necessary cash management services;

•	manage and coordinate with the transfer agent, if any, the process of making dividends and payments to stockholders;

•	evaluate and obtain adequate insurance coverage based upon risk management determinations;

•	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

•	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

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•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Stockholder Services

•	determine our distribution policy;

•	approve amounts available for redemptions of shares of our common stock; and

•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between us and our lenders, if any; and

•	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

•	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Pursuant to the terms of the management agreement, our Manager may retain, for and on our behalf, such additional services, including property management, leasing and construction services, as our Manager deems necessary or advisable in connection with our management and operations, which may include obtaining such services from our Manager or its affiliates, the costs of which will be in addition to the asset management fee; provided, that any such services may only be provided by our Manager or its affiliates to the extent such services are on arm’s-length terms and competitive market rates in relation to terms that are then customary for agreements regarding the provision of such services to companies that have assets similar in type, quality and value to our assets and our subsidiaries’ assets.

Liability and Indemnification

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith. It will not be responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations, including as set forth in the investment guidelines. Our Manager will maintain a contractual as opposed to a fiduciary relationship with us. However, to the extent that employees of our Manager also serve as our officers or directors, such officers and directors will owe us duties under Maryland law in their capacity as officers and directors, which may include the duty to exercise reasonable care in the performance of such officers’ or directors’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure. Under the terms of the management agreement, our Manager and its affiliates, and any of their members, principals, stockholders, managers, partners, personnel, officers, directors, employees, consultants, agents and any person providing sub-advisory services to our Manager, will not be liable to us, our directors, stockholders, partners or members for any acts or omissions (including errors that may result from ordinary negligence, such as errors in the investment decision-making process) performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its affiliates and any of their officers, stockholders, members, partners, managers, directors, personnel, employees, consultants and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts

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of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, arising from acts or omissions performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors, officers, stockholders, partners or members and any persons controlling us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Sponsor’s employees relating to the terms and conditions of their employment by Sponsor. Notwithstanding the foregoing, our Sponsor may carry errors and omissions and other customary insurance coverage upon the completion of this offering.

Management Team

Pursuant to the terms of the management agreement, our Manager will be required to provide us with a portion of our management team, including a Chief Executive Officer and such other positions as requested by our Board of Directors, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Sponsor will be dedicated exclusively to us. Members of our management team will be required to devote such time as is necessary and appropriate commensurate with the level of our activity.

Our Manager will be required to refrain from any action that, in its sole judgment made in good faith, (a) is not in compliance with the investment guidelines, (b) would adversely and materially affect our qualification as a REIT under the Code or our status as an entity intended to be excluded or exempted from investment company status under the Investment Company Act, or (c) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter or bylaws. If our Manager is ordered to take any action by our Board of Directors, our Manager will promptly notify our Board of Directors if it is our Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager, its affiliates and any of their members, principals, stockholders, managers, partners, personnel, officers, directors, employees, consultants, agents and any person providing sub-advisory services to our Manager will not be liable to us, our Board of Directors, our stockholders, partners or members, for any act or omission by our Manager or any of its affiliates, except as provided in the management agreement.

Term and Termination

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the fifth anniversary of the effective date of the agreement and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our Independent Committee will review our Manager’s performance and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of the majority of our Independent Committee, based upon unsatisfactory performance that is materially detrimental to us taken as a whole. We must provide 180 days’ prior notice of any such termination. During the initial five-year term of the management agreement, we may not terminate the management agreement except for cause.

We may also terminate the management agreement at any time, including during the initial term, with 30 days’ prior written notice from our Board of Directors for cause, which is defined as:

•	our Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	any change of control of our Manager which our Independent Committee determines is materially detrimental to us taken as a whole;

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•	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, the management agreement shall not be terminable; in addition, if our Manager (or such affiliate) diligently takes necessary and appropriate action to cure the damage caused by such actions in the first 30 days of our Manager’s actual knowledge of its commission or omission, our Manager (or such affiliate) will have a total of 180 days in which to cure such damage before the management agreement shall become terminable; or

•	the dissolution of our Manager.

Our Manager may assign the agreement in its entirety or delegate certain of its duties under the management agreement to any of its affiliates without the approval of our Board of Directors so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Advisers Act.

Our Manager may terminate the management agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event. Our Manager may decline to renew the management agreement by providing us with 180 days’ written notice prior to the expiration of the initial term or the then current automatic renewal term. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us specifying such default and requesting the same be remedied in 30 days (or 45 days after the written notice of such breach of if we, under certain circumstances, have taken steps to cure such breach within 30 days of the written notice), our Manager may terminate the management agreement.

We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Management Compensation and Expense Reimbursements

We do not expect to maintain an office or directly employ personnel. Instead, we rely on the facilities and resources of our Manager to manage our day-to-day operations.

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets, including a quarterly asset management fee. See “Management Compensation” for a detailed explanation of the fees and expenses payable to our Manager and its affiliates. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our common stock.

Allocation of Investment Opportunities

Our Sponsor has in the past established and sponsored private equity real estate funds, and in the future expects to establish and sponsor additional real estate funds, including additional REIT offerings, as well as other potential investment vehicles. Our Sponsor’s funds do, and any future investment vehicles may, have investment criteria similar to ours. If a sale, financing, investment or other business opportunity would be suitable for more than investment vehicle, our Manager’s investment committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Sponsor’s real estate professionals may determine to be relevant, including:

•	the investment objectives and criteria of our Sponsor’s various investment vehicles;

•	the cash requirements of our Sponsor’s various investment vehicles ;

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•	the effect of the investment on the diversification of the portfolios of our Sponsor’s various investment vehicles by type of investment, and risk of investment;

•	the policy of our Sponsor’s various investment vehicles relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase on our Sponsor’s various investment vehicles;

•	the size of the investment; and

•	the amount of funds available to our Sponsor’s various investment vehicles.

Support Agreement

Our Manager has entered into a support agreement with our Sponsor. Pursuant to this agreement, our Manager will be provided with access to, among other things, our sponsor’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties in exchange for a fee representing our Manager’s allocable cost for these services. The fee paid by our Manager pursuant to the support agreement will not constitute a reimbursable expense under the management agreement. However, under the support agreement, our sponsor will be entitled to receive reimbursement of expenses incurred on behalf of us or our Manager that we are required to pay our Manager under the management agreement.

MANAGEMENT

Board of Directors

We operate under the direction of our Board of Directors, the members of which are accountable to us and our stockholders as fiduciaries. Our Board of Directors has retained our Manager to direct the management of our business and affairs, manage our day-to-day affairs, and implement our investment strategy, subject to our Board of Directors’ supervision. The current Board members are Brandon Lacoff and Martin Lacoff. Shawn Orser, Felix Rovelli, Dean Drulias and Ronald Young, Jr. will join the Board as directors at the time the offering statement is qualified by the SEC. Our Chief Executive Officer is Brandon Lacoff and our Chief Strategic Officer is Martin Lacoff.

Our Board of Directors will be classified into three classes. Martin Lacoff is a Class II director and Brandon Lacoff is a Class III director. The Class I directors will be elected for an initial term ending at the annual meeting of the stockholders the year after election and until his or her successor is elected and qualified. Subsequent Class I directors will be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. The Class II directors will be elected for an initial term ending at the annual meeting of the stockholders the second year after election and until his or her successor is elected and qualified. Subsequent Class II directors will be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. The Class III directors will be elected for an initial term ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. Subsequent Class III directors will be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified.

Our current directors are also executive officers of our Manager and serve on the investment committees for affiliates of our Manager. In order to ameliorate the risks created by conflicts of interest, our Board of Directors will create a committee to address any potential conflicts comprised of all of our independent directors (the “Independent Committee”). An independent director is a person who is not an officer or employee of our Manager or its affiliates. The Independent Committee will act upon conflicts of interest matters, including transactions between us and our Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Although the number of Board members may be increased or decreased, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed for fraud, gross negligence or willful misconduct as determined by non-appealable decision of a court of competent jurisdiction,

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or by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Our charter and bylaws provide that any and all vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter and bylaws provide that any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting with the unanimous consent, in writing or by electronic transmissions, of each stockholder entitled to vote on the matter.

Under Maryland law, our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties. For more details, see “Conflicts of Interest and Related Party Transactions.”

Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and Manager follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

Committees of our Board of Directors

Our Board of Directors may delegate many of its powers to one or more committees. As of the date of this offering circular, no board committees have been established.

Executive Officers and Directors

We have provided below certain information about our Company’s directors and executive officers.

Name	Age	Position Held
Brandon E. Lacoff	44	Chairman of the Board, Chief Executive Officer and President
Martin Lacoff	71	Vice Chairman of the Board, Chief Strategic Officer
Dean Drulias	71	Director (1)
Shawn Orser	43	Director (1)
Felix Rovelli	59	Director (1)
Ronald Young Jr.	44	Director (1)

(1)	Will be appointed to our Board of Directors and designated as a particular class of directors as of the date we close our minimum offering amount.

The address of each director listed is 125 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830. Set forth below is biographical information with respect to our directors. Biographical information for each of our management directors may be found above in “Our Manager and the Management Agreement—Management Biographical Information.”

Dean Drulias, Esq.

Since 2002, Mr. Drulias has been practicing private law in Westlake Village, California. Mr. Drulias formerly served as Director, Corporate Secretary and General Counsel of Fortune Natural Resources Corporation, a public oil and gas exploration and production services company that was listed on the American Stock Exchange. Mr. Drulias was also a stockholder and a practicing attorney at the law firm of Burris, Drulias & Gartenberg, where he specialized in the areas of energy, environmental and real property law. Mr. Drulias received his undergraduate degree from the University of California Berkley and has a Juris Doctor degree from Loyola Law School. Mr. Drulias is a member of the California and Texas State Bars. Mr. Drulias was selected as a director because of his senior executive officer and board service experience

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Shawn Orser

Since 2009, Mr. Orser has been the President of Seaside Financial & Insurance Services, a San Diego, California based investment advisory firm. Mr. Orser began his career in finance supporting an Index Arbitrage desk at RBC Dominion Securities, then moved to Merrill Lynch where he worked on the trading desk for the Equity Linked Products Group. Thereafter, he then joined Titan Capital, a New York City based hedge fund where he traded equity derivatives, then worked as a proprietary trader for Remsemberg Capital trading equity and option strategies. Afterwards, he moved to the retail side of the investment management business with Northwestern Mutual, then later joined Seaside Financial & Insurance Services. Mr. Orser earned his Bachelor’s Degree in Finance from Syracuse University. Mr. Orser was selected as a director because of his extensive investment and finance experience.

Felix Rovelli

Since 2001, Mr. Rovelli has been the Managing Member and Founder of Riverside Capital Management LLC, a Greenwich, Connecticut based private and public equity investment firm with a successful investor track record. Mr. Rovelli has considerable investment experience as he was the former portfolio manager at both Vontobel Asset Management and Neuberger Berman, where he managed International and Emerging Market Equities, and at BIL Trainer Wortham, in their Private Banking investments. Mr. Rovelli is a graduate of the Swiss Federal Institute of Technology and has a Master’s of Business Administration from U.C.L.A. Anderson School of Management. Mr. Rovelli was selected as a director because of his extensive investment and finance experience.

Ronald Young, Jr.

Since 2010, Mr. Young has been the President and Co-founder of Tri-State LED, a subsidiary of Revolution Lighting Technologies (NASDAQ: RVLT), which provides LED solutions to commercial, industrial and municipal organizations. Prior to 2010, Mr. Young was a managing director and co-founder of Belray Capital, a Greenwich, Connecticut based real estate and investment firm, which was later acquired by Belpointe. Mr. Young has also held several positions in the investment and financial industry with MAC Pension Inc., Strategies for Wealth Strategies (an agency of The Guardian Life Insurance Company of America), and AG Edwards & Sons Inc. (now Wells Fargo Advisors). Ron earned his undergraduate degree from the University of Connecticut. Mr. Young was selected as a director because of his extensive investment and real estate development experience.

Executive Board

Our Board of Directors has created an Executive Board to provide it and the Manager advice regarding, among other things, potential investments, general market conditions and debt and equity financing opportunities.  The Executive Board will initially consist of Charles Berman, Patrick Brogan, Jeffrey Dunne, Paxton Kinol, Fred Stoleru and Mark Weissman.  The members of the Executive Board will not participate in meetings of our Board of Directors unless specifically invited to attend.  The Executive Board will meet at such times as requested by our Board of

Directors or our Manager.  The members of the Executive Board can be appointed and removed and the number of members of the Executive Board may be increased or decreased by the Manager at any time and for any reason.  The appointment and removal of members of the Executive Board do not require approval of the Company’s stockholders.  Set forth below is biographical information with respect to the initial members of the Executive Board.

Charles Berman

Mr. Berman is a Co-Founder and Managing Principal at BedRock Real Estate Partners LLC, a privately held investment manager specializing in the development and acquisition of rental apartments and mixed-use projects in urban locations from Boston to Washington, with a particular focus in New York City. Prior to BedRock Real Estate Partners LLC, Mr. Berman was a Managing Principal and Vice Chairman at MacFarlane Partners. Prior to MacFarlane Partners, Mr. Berman was Founder and President of Avalon Properties (NYSE: REIT), which through a merger, became Avalon Bay Communities, for which he served as President and Chief Operating Officer. Earlier in Mr. Berman career he served as the Northeast Regional Partner and member of the management committee of Trammell Crow Residential Company. Mr. Berman has also previously served as Chairman of the New Canaan Housing

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Authority and on other Boards such as: Harvard Real Estate Initiative, Rent.com (sold to eBay). GetActive.com (sold to Convio), and Versity.com (sold to CollegeClub.com). Mr. Berman holds a Master’s of Business Administration degree from Harvard Business School and a Bachelor’s degree in environmental studies from Amherst College.

Patrick Brogan

Mr. Brogan is the President of BB Land Holdings, a private real estate investment company, and an Officer of the Black-Brogan Foundation, a family foundation focused on empowerment through education. Mr. Brogan’s has extensive background in data networking, as he was an early employee at Breakaway Solutions, Blade Logic, Egenera, and Fuze. Over the years Mr. Brogan's role ranged from Engineering to Sales, to Investor, and ultimately Board of Directors. Mr. Brogan’s extensive business background made him into an expert investor and advisor to early-stage businesses. Mr. Brogan holds a Bachelor’s degree from Boston College.

Jeffrey Dunne

Mr. Dunne is currently the vice chairman of institutional capital markets for CBRE Group Inc., the world’s largest commercial real estate services and investment firm. Mr. Dunne has over 33 years of experience in the real estate investment banking business as an advisor and transactional agent for retail, office, apartments, industrial and new development projects, with over $30 billion investment transactions. Jeff received a Master’s of Business Administration degree from New York University and a Bachelor’s degree from Pennsylvania State University.

Fred Stoleru

Mr. Stoleru is the President and Chief Executive Officer of Atlas Resources LLC and Vice President of the general partner of Atlas Growth Partners, L.P, which owns and operates natural gas drilling partnerships. In addition to experience at Atlas, Mr. Stoleru has a considerable professional experience that includes serving as: Vice President of Business Development at Resource Financial Institutions Group, Inc.; Principal of NPV/Direct Invest; Associate at the Capital Transactions Group of the Shorenstein Company; Investment Banking Associate with JP Morgan Investment Management. Mr. Stoleru received a Master’s of Business Administration degree from Georgetown University and a Bachelor of Science degree in business from the University of Delaware. Mr. Stoleru holds FINRA Series 7 and 63 licenses.

Mark Weissman

Mr. Weissman is a Director of Tidhar Group Ltd., an Israeli based real estate construction and development company that initiates, builds and markets residential, commercial and industrial projects in Israel and around the world. Prior to Tidhar Group, Mr. Weissman was also the Founder and Managing Partner of Caspian Capital Partners and a Partner of Mariner Investment Group, where he managed Corporate Bond Trading. Mr. Weissman began his career in Wall Street as one of the early traders in the foreign exchange derivatives market, where he served as the

Managing Director for Bear, Stearns & Co., Inc., then later with Cantor Fitzgerald & Co. Mr. Weissman holds a Master’s of Business Administration degree at New York University Business School and is a cum laude graduate of New York University.

Compensation of Officers and Directors

Our Board of Directors has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity. A member of our Board of Directors who is also an employee of our Manager or our Sponsor is referred to as an employee director. Employee directors will not receive compensation for serving on our Board of Directors. Our Board of Directors has approved a compensation program for our non-employee directors, which will take effect upon completion of this offering and will consist of annual retainer fees and equity awards.

Under the program, each non-employee director will be entitled to receive an annual retainer of $20,000. Each non-employee director will have the option to elect to receive up to $10,000 of the annual retainer in cash, with the remainder consisting of stock. Annual retainers will be paid in quarterly in arrears.

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Each member of our Executive Board will receive an annual retainer of $10,000. Each member of the Executive Board will have the option to elect to receive up to the entire $10,000 retainer in cash, with the remainder, if any, consisting of stock. Annual retainers will be paid quarterly in arrears.

We will also reimburse each of our directors and members of the Executive Board for their travel expenses incurred in connection with their attendance at meetings, if any. We have not made any payments to any of our directors to date.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our Manager also serves as an executive officer of the Company. Each of these individuals receives compensation for his services, including services performed for us on behalf of our Manager, from the Manager. As executive officers of our Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

For information concerning limitations of liability and indemnification and advancement rights applicable to our directors and officers, see “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws—Indemnification and Limitation of Directors’ and Officers’ Liability.”

MANAGEMENT COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of shares of our common stock.

Form of Compensation	Determination of Amount	Estimated Amount

Organization and Offering Expenses — Manager	Our Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. We expect organization and offering expenses to be approximately $250,000 or, if we raise the maximum offering amount, approximately 0.50% of gross offering proceeds.	$250,000
Asset Management Fee — Manager	Quarterly asset management fee equal to an annualized rate
	of 0.75%, which, until 12 months following commencement of this offering, will be based on our offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses — Manager

We will reimburse our Manager for out-of-pocket expenses
paid to third parties in connection with providing services to us. In addition, we will reimburse our Manager for our allocable portion of the salaries, benefits and overhead of personnel providing service to us. The Manager and/or one or more of its affiliates will also be reimbursed for customary acquisition expenses (including expenses related to potential transactions that are not closed), such as legal fees and expenses, costs of due diligence (including, without limitation, appraisals, surveys, engineering reports and environmental site assessments), travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses related to the acquisition of real estate.

		Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time

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Participation in Distributions — Manager	Our Manager is currently a 5% limited partner in our Operating Partnership; however, at the election of our Manager (subject to approval by our Board of Directors) an equivalent ownership interest in another entity controlled by the Company may be substituted for this interest in our Operating Partnership if required by the qualified opportunity zone rules. As a result, at any time we make a distribution to our stockholders, other than distributions representing a return of capital, whether from continuing operations, net sale proceeds or otherwise, our Manager is entitled to receive 5% of the aggregate amount of such distribution.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time

Property Management Oversight Fee –Manager or an Affiliate	In addition, our Manager, or an affiliate of our Manager,
will be paid an annual property management oversight fee,
to be paid by each property owner, equal to 1% of the revenue generated on the applicable property.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of shares of our common stock for (i) each person who is expected to be the beneficial owner of 5% or more of our outstanding common stock or 5% or more of our outstanding common stock as of the date of this offering circular, (ii) each director and executive officer of the Company, and (iii) the directors and executive officers of the Company as a group. To our knowledge, each person that beneficially owns shares of our common stock has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 125 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

Common Stock
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of All Shares

5% Stockholders:
Belpointe, LLC (2)	100	100%

Executive Officers and Directors:
Brandon E. Lacoff	—	—
Martin Lacoff	—	—

All directors and executive officers as a group (2 persons)	—	—

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person, directly or indirectly, has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, and/or “investment power,” which includes the power to dispose, or to direct the disposition of, such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Brandon Lacoff has indirect control over the voting and disposition of the shares of our common stock owned by Belpointe, LLC.

CONFLICTS OF INTEREST AND RELATED PARTY TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with our Manager, our Sponsor and their affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

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Our Affiliates’ Interests in Other Belpointe Entities

General

The officers, directors and the key real estate professionals of our Manager who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of our Sponsor. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our Sponsor may organize other real estate-related programs, including other REITs, and acquire for their own account real estate-related investments that may be suitable for us.

Allocation of Investment Opportunities

We rely on our Sponsor’s executive officers and key real estate professionals who act on behalf of our Manager to identify suitable investments. Our Sponsor has in the past established and sponsored funds, and in the future expects to establish and sponsor additional real estate funds, as well as other potential investment vehicles. Any future investment vehicles may have investment criteria similar to ours. If a sale, investment or other business opportunity would be suitable for more than one investment vehicle sponsored by our Sponsor, our Manager will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager’s investment committee may determine to be relevant. The factors that our Manager real estate professionals could consider when determining the particular investment vehicle for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our Sponsor’s various investment vehicles;

•	the cash requirements of our Sponsor’s various investment vehicles;

•	the effect of the investment on the diversification of the portfolios of our Sponsor’s various investment vehicles by type of investment, and risk of investment;

•	the policy of our Sponsor’s various investment vehicles relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase on our Sponsor’s various investment vehicles;

•	the size of the investment; and

•	the amount of funds available to our Sponsor’s various investment vehicles.

If a subsequent event or development causes any investment, in the opinion of our Manager’s real estate professionals, to be more appropriate for another investment vehicle sponsored by our Sponsor, they may offer the investment to such investment vehicle.

Except under any policies that may be adopted by our Manager, which policies will be designed to minimize conflicts among the affiliates of our Sponsor, no investment vehicle sponsored by our Sponsor will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other investment vehicle sponsored by our Sponsor;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any other investment vehicle sponsored by our Sponsor;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any other investment vehicle sponsored by our Sponsor;

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•	establishing material commercial relationships with another investment vehicle sponsored by our Sponsor; or

•	making operational and financial decisions that could be considered to be detrimental to another investment vehicle sponsored by our Sponsor.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one entity of our Sponsor more than another entity of our Sponsor or limit or impair the ability of any entity of our Sponsor to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular entity of our Sponsor that such arrangements or agreements include or not include another entity of our Sponsor, as the case may be. Any of these decisions may benefit one entity of our Sponsor more than another entity of our Sponsor.

Allocation of Our Affiliates’ Time

We rely on our Sponsor’s key real estate professionals who act on behalf of our Manager, Brandon Lacoff, Martin Lacoff and Paxton Kinol, for the day-to-day operation of our business. Brandon Lacoff and Paxton Kinol are also executive officers and/or members of our Sponsor and its affiliates. As a result of their interests in other affiliates of our Sponsor, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Brandon Lacoff and Paxton Kinol will face conflicts of interest in allocating their time among us, our Manager and other affiliates of our Sponsor and other business activities in which they are involved. However, we believe that our Manager and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the affiliates of our Sponsor for which they work.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive an asset management fee from us, which fee has not been negotiated at arm’s length with an unaffiliated third party. This fee could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors and the key real estate professionals of our Sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our management agreement involving our Manager and its affiliates, or the support agreement between our Manager and our Sponsor;

•	public offerings of equity by us, which will likely entitle our Manager to an increase in the asset management fee;

•	acquisitions of investments from other Sponsor entities, which might entitle affiliates of our Manager or Sponsor to profit participations or to fees in connection with services for the seller;

•	whether and when we seek to list shares of our common stock on a stock exchange or other trading market;

•	whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate professionals of our Sponsor who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate professionals receiving more compensation from us than they currently receive from our Sponsor;

•	whether and when we seek to sell the company or its assets; and

•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

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Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers and directors and key real estate professionals performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

•	Beacon Hill II Investments, LLC; and

•	Belpointe Multifamily Development Fund I, LP

As a result, they owe duties to each of these entities, their stockholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Independent Committee

If our Sponsor, our Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted, our Independent Committee will review and approve such affiliate transactions. Affiliate transactions are defined as transactions between our Sponsor, our Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute affiliate transactions with the prior approval of the Independent Committee and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

Our Policies Relating to Conflicts of Interest

In addition to our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with respect to future investments with our Manager, our Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless such transaction is approved by the Independent Committee:

•	sell or lease any investments to our Manager, our Sponsor, their officers or any of their affiliates; or

•	acquire or lease any investments from our Manager, our Sponsor, their officers or any of their affiliates.

We may, however, purchase an investment from an entity affiliated with our Sponsor in the event that such entity initially acquires an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment. Other than with respect to the acquisition of our initial property upon the commencement of this offering, we will not purchase investments from an entity affiliated with our Sponsor in these circumstances without a determination by the Independent Committee that the terms of such transaction, including price, are fair and reasonable to us.

In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our Manager, our Sponsor, their officers or any of their affiliates nor borrow money from our Manager, our Sponsor, their officers or any of their affiliates, except as otherwise provided in the offering circular or unless approved by the Independent Committee. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by our Manager, our Sponsor, their

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officers or any of their affiliates. Notwithstanding the above, from time to time we may borrow from our Sponsor at a market rate approved by the Independent Committee.

These conflicts of interest policies may be amended at any time in our Manager’s discretion, with the approval of our Board of Directors.

Liability and Indemnification of our Sponsor

We will enter into an indemnification agreement with our Sponsor pursuant to which our Sponsor will not assume any responsibility for any action of our Board of Directors in following or declining to follow the advice or recommendations of our manager. However, to the extent that employees of our Sponsor also serve as our officers or directors, such officers and directors will owe us duties under Maryland law in their capacity as officers and directors, which may include the duty to exercise reasonable care in the performance of such officers’ or directors’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure. Under the terms of the indemnification agreement, our Sponsor and its affiliates, and any of their members, stockholders, managers, partners, personnel, officers, directors, employees, consultants and any person providing sub-advisory services to our Sponsor, will not be liable to us, our directors, stockholders, partners or members for any acts or omissions (including errors that may result from ordinary negligence, such as errors in the investment decision-making process or in the trade process) performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Sponsor, its affiliates and any of their officers, stockholders, members, partners, managers, directors, personnel, employees, consultants and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, arising from acts or omissions performed in good faith in accordance with and pursuant to the management agreement.

Related Party Loans and Warehousing of Assets

If we have sufficient funds to acquire only a portion of a real estate investment then, in order to cover the shortfall, we may obtain a related party loan from our Sponsor or its affiliates. Each related party loan will be an obligation of ours, that is payable solely to the extent that such related party loan remains outstanding. As we sell additional shares of common stock in this offering, we will use the proceeds of such sales to pay down the principal and interest of the related party loan, reducing the payment obligation of the related party loan, and our obligation to the holder of the related party loan. We may also utilize related party loans, from time to time, as a form of leverage to acquire real estate assets. From time to time we may borrow from our Sponsor at a market rate approved by the Independent Committee.

As an alternative means of acquiring investments for which we do not yet have sufficient funds, our Sponsor or its affiliates may close and fund a real estate investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value of such investment, provided that its fair market value is materially equal to its cost (i.e., the aggregate equity capital invested by our Sponsor or its affiliates in connection with the acquisition and during the warehousing of such investments, plus assumption of debt and any costs, such as accrued property management fees and transfer taxes, incurred during or as a result of the warehousing or, with respect to debt, the principal balance plus accrued interest net of any applicable servicing fees).

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our primary investment objectives are:

•	to preserve, protect and return your capital contribution.

•	to pay attractive and consistent cash distributions;

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•	to grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term; and

•	to realize growth in the value of our investments.

Investment Strategy

We intend to concentrate our early operations on the identification, acquisition and development or redevelopment of properties located within “opportunity zones.” At least 90% of our assets will initially consist of qualified opportunity zone properties, which will enable us to be classified as a “qualified opportunity fund.”

Our initial investments are expected to consist of properties for the construction and/or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data centers and solar projects located throughout the United States and its territories. We anticipate our future operations will include the acquisition and development or redevelopment of a wide range of commercial properties located throughout the United States, as well as the acquisition of real estate-related assets, including debt and equity securities issued by other real estate companies, with the goal of increasing distributions and/or capital appreciation. We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee will periodically review our investment guidelines to determine whether our investment guidelines continue to be in the best interests of our stockholders. The Company may, at any time and without stockholder approval, cease to be a qualified opportunity fund and acquire assets that do not qualify as qualified opportunity zone investments. There is no prohibition in our charter on the amount or percentage of our assets that may be invested in a single property. Initially, we expect to have a limited number of properties and up to 100% of our assets may be invested in a single property.

        In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with our Sponsor given our Sponsor’s strong track record and extensive experience and capabilities as a fund manager. These competitive advantages include:

•	Our Sponsor’s experience and reputation as a seasoned real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we use to underwrite and portfolio manage assets;

•	Our Sponsor’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets we intend to acquire;

•	Our Sponsor’s acquisition experience, which includes seeking, underwriting and evaluating real estate deals in multifamily and mixed-use properties in various locations throughout the United States and in a variety of market conditions; and

•	Our Sponsor’s asset management experience, which includes actively monitoring each investment through critical property management, leasing, renovation and disposition activities.

Investment Decisions and Asset Management

Within our investment policies and objectives, our Manager’s investment committee will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

We believe that active management is critical to creating value. We will continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell or refinance the asset.

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To execute our disciplined investment approach, a team of our real estate professionals take responsibility for the business plan of each investment. The following practices summarize our investment approach:

•	Market Research – The investment team completes exhaustive market diligence on demographics, employment drivers, competing properties, and capital market activity.

•	Physical Research – The investment team engages third party property condition, environmental, zoning and code compliance, and building systems assessments to identify prospective investment deferred maintenance items and to validate capital requirement assumptions.

•	Underwriting Discipline – We follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for appreciation, potential for principal loss, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other internal professionals responsible for the asset.

•	Asset Management – Prior to the purchase of an individual asset or portfolio, the Manager’s acquisition team works in tandem with the asset management team to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to implement the contemplated business plan in an attempt to achieve the anticipated returns. We review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. We have designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Opportunity and Market Overview

Our Company’s unique real estate investment structure, the “Opportunity Zone REIT,” is expected to disrupt the real estate investment industry through what the Company believes is a unique combination of economic benefits that will be provided to our stockholders, consisting of: (1) multiple capital gain tax benefits, (2) dividend income tax benefit, (3) local and state income tax benefits, (4) no upfront loads or entrance fees, (5) very modest management fees, (6) extremely low carried interest, (7) quarterly liquidity and (8) low minimum investment, which should result in greater investment returns to our stockholders than those generated by traditional private real estate funds and other traditional REITs. Our Company will use multiple investment platform structures to deploy its capital, which are anticipated to give us access to higher quality investment opportunities and better execution of our investment strategies than less diverse investment models (see “Investment Objectives and Strategy—Joint Venture Investment Platforms”). Our Company and its stockholders are also expected to greatly benefit from the resources provided by our Sponsor and its vertically integrated real estate platform and the experience of its principals.

Set forth below is an explanation of the benefits that the Company believes distinguishes it from more traditional real estate investment platforms:

•	Capital Gain Tax Deferral: Capital gains (short-term or long-term) from the sale of any asset that are reinvested in shares of our common stock within 180 days following the disposition of the asset may be excluded from the investor’s gross income until the earlier of December 31, 2026 or the date the investor sells its shares of our common stock.

•	Capital Gain Basis Step Up: Investors will also receive a 10% step-up in the basis of the capital gains that are reinvested in shares of our common stock within 180 days following the disposition of the asset if those shares are held for five years and an additional 5% step-up in basis if those same shares are held for seven years, thereby excluding up to 15% of the original capital gains from taxation.

•	Capital Gain Tax Exemption: Our stockholders are exempt from federal taxation on capital gains derived from the appreciation of the investment in our common stock for shares that are held for at least 10 years.

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•	20% Dividend Deduction: Our stockholders can take the entire 20% federal income deduction on their REIT dividends from the Company, which are typically taxed at ordinary income tax rates. Investors in other real estate platforms, such as partnerships or limited liability companies (“LLCs”), may not be eligible to receive any or all of the 20% deduction due to multiple regulatory limitations that restrict investors’ ability to receive the deduction benefit.

•	No Dual State and Local Income Tax Exposure: Our Company is a C corporation that will elect to be taxed as a REIT. As a result, unlike partnerships or LLCs that are taxed as partnerships, which typically expose their investors to state and local income taxes of both the jurisdictions where the properties are located and where the investors are domiciled, our stockholders are only subject to the taxes within the jurisdictions in which they are domiciled.

•	No Up-Front Load, Sale Commissions or Fees: We are not charging any up front load, sale commissions or entrance fees to investors who invest in our Company, unlike the amounts charged by some other real estate platforms that can be as much as 15% of invested capital.

•	Significantly Reduced Management Fee: Our Manager will be paid an annual management fee of only 0.75% of our Company’s net asset value, which is significantly less than the management fees of 1.5%-2.0% typically charged by other real estate platform managers.

•	Significantly Low Carried Interest: Our Manager will be issued partnership units in our Operating Partnership equal to 5% of the outstanding units, subject to anti-dilution protection. This ownership interest will result in a “carried interest” to our Manager that is significantly less than the carried interest of 20% typically earned by external managers of other REITs and private real estate funds.

•	No Acquisition or Disposition Fees: Our Manager will not be paid any acquisition or disposition fees in connection with the Company’s investments.

•	Public Market Accessibility: Subject to our ability to satisfy the then-applicable listing requirements and then existing market conditions, as a REIT we have the option of listing our common stock on a national exchange as an alternative to liquidating our Company for providing liquidity to our stockholders, which is an option generally not available to partnerships or LLCs. As opposed to the sale of the Company’s assets, which would be under the control of our Board of Directors, if our stock is listed on a national exchange our stockholders would be able to control the timing and amount of the sale of their investment.

•	Quarterly Liquidity: We will implement our Stockholder Redemption Plan concurrently with the commencement of this offering through which the stockholders, on a quarterly basis, may have the opportunity to have their common stock repurchased, subject to certain restrictions and limitations. Repurchases of shares of our common stock may be made on a quarterly basis under our Stockholder Redemption Plan, subject to a quarterly limit of 5.0% of the shares of our common stock outstanding during the prior calendar quarter. We cannot guarantee that any funds will be set aside for the redemption plan or whether any funds set aside for the redemption will be sufficient to accommodate all redemption requests. See "Stockholder Redemption Plan."

•	Minimal Investment Requirements: This is a non-listed offering being conducted pursuant to Regulation A+, which allows for both accredited and other “qualified purchasers” to have access to institutional quality investments, without the volatility of the public markets. In addition, we have set a low minimum investment amount of $10,000 per investor, which we expect will allow for a broader base of investors to participate in our investments than would be able to invest in more traditional real estate platforms..

We believe that we will be able to provide our stockholders with compelling investment performance on a risk-adjusted basis through (1) the application of our rigorous investment and underwriting standards, (2) the geographic and asset class diversification of our investments and (3) the expected tax benefits from an investment in the Company. We will initially focus on the development and renovation of our qualified opportunity zone investments in opportunity zones that have completed, or are engaged in, the revitalization process, which are expected to be located within 75 miles of metropolitan markets. Given the recent concentration of investment capital in increasingly larger deals in major metropolitan areas, we believe that there will be less competition for our targeted assets. Additionally, we believe that our focus on markets with favorable risk-return characteristics should enable us to achieve higher capital appreciation than would be achievable on similar deals in larger markets.

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Belpointe expects that is will be able manage the risk associated with developing or renovating and managing its investments better that other real estate companies due to its access to the resources of our Sponsor. Our Sponsor is a fully integrated, well capitalized real estate company that combines investment professionals with construction and asset management professionals, which we believe will enable the Manager to better evaluate and manage the company’s investments to reduce risk and increase returns for our stockholders.

It is important to note that real estate markets are often unpredictable and subject to change over time. As a result, changes may occur that will require us to modify our investment strategy to identify and acquire assets providing attractive risk-adjusted returns.

Targeted Investments

Prior to acquiring an asset, our Manager’s investment committee will perform an individual analysis of the asset to determine whether it meets our investment guidelines. Our Manager’s investment committee will use the information derived from the analysis in determining whether the asset is an appropriate investment for us.

We intend to concentrate our early operations on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” At least 90% of our assets will initially consist of qualified opportunity zone investments, which will enable us to be classified as a “qualified opportunity fund.” Because we will be a qualified opportunity fund, certain investors in our company will be eligible for favorable capital gains tax treatment on their investments. Our initial investments are expected to consist of properties for the construction and/or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data centers and solar projects located throughout the United States and its territories. We anticipate our future operations will include the acquisition and development or redevelopment of a wide range of commercial properties located throughout the United States, as well as the acquisition of real estate-related assets, including debt and equity securities issued by other real estate companies, with the goal of increasing distributions and/or capital appreciation. As of the date of this offering circular, we have not identified any particular asset to acquire.

We intend to hold our assets for a minimum of two years and potentially in excess of 13 years from the completion of this offering, but may hold longer or sell sooner based on future market conditions or property performance. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy. Tax rules applicable to REITs may also influence our hold periods for each investment.

Qualified Opportunity Zone

The opportunity zone is a new community development program established by Congress in the Tax Cuts and Jobs Act of 2017 to encourage long-term investments in low-income urban and rural communities nationwide. The opportunity zone program provides a tax incentive for investors to re-invest their unrealized capital gains into qualified opportunity funds that are dedicated to investing in opportunity zones designated by the chief executives of every state and territory of the United States.

To be certified as a qualified opportunity zone, the designated census tract must have a poverty rate of at least 20% and be an area for which the median family income does not exceed 80% of the statewide family income or, if located in a metropolitan area, does not exceed 80% of the metropolitan area median family income. Certain census tracts contiguous with low income communities may also be designated as qualified opportunity zone if the median family income of the census tract does not exceed 125% of the median family income of the low income community with which the census tract is contiguous. As of the date of this offering circular, there were approximately 7,800 qualified opportunity zones throughout the United States.

In order to be a “qualified opportunity fund,” at least 90% of the fund’s assets need to consist of “qualified opportunity zone property.” If a qualified opportunity fund fails to meet the 90% asset requirement, it will be required to pay a penalty for each month its fails to meet the requirement in an amount equal to the product of (1) the excess of (a) the amount equal to 90% of the fund’s aggregate assets over (b) the aggregate amount of qualified opportunity zone property held by the fund, multiplied by (2) the amount equal (a) to the Federal short-term rate (determined pursuant to Section 6621 of the Code) plus (b) 3%.

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On October 19, 2018, the Department of the Treasury issued the Proposed Regulations to provide guidance under the new section of the Code establishing qualified opportunity zones. Concurrently with the publication of the Proposed Regulations, the IRS noted that it currently anticipates that taxpayers will make deferral elections on Form 8949, which will be attached to their Federal income tax returns for the taxable year in which the capital gain would have been recognized if the gain had not been deferred. The IRS anticipates that instructions to Form 8949 will be released shortly to provide taxpayers further guidance. Subsequent changes in the tax laws or the adoption of new regulations, as well as early dispositions of shares of our common stock, could cause the loss of the anticipated tax benefits. As a result, you are urged to consult with your tax advisors regarding the tax consequences of (1) purchasing, owning or disposing of our common stock, including the federal, state and local tax consequences of investing capital gains in our shares, (3) our election to be taxed as a REIT and our election to be organized as a qualified opportunity and (3) potential changes in the interpretation of the existing tax laws or the adoption of new laws or regulations. While the IRS has stated that eligible taxpayers may rely on the Proposed Regulations with respect to eligible gains that would be recognized before the final regulations are adopted if the taxpayer applies the rules in their entirety, the Proposed Regulations have not been formally adopted and the IRS has indicated that it will be releasing a second round of proposed regulations to deal with issues relating to investments in qualified opportunity funds, which may modify or revise the guidance provided in the Proposed Regulations. As a result, investors may not be able to completely determine the cost or complexity of complying with these investment rules prior to acquiring shares of our common stock in this offering.

Investments in Real Property

In executing our investment strategy with respect to investments in real property, we will seek to invest in assets that we believe will provide positive cash flow characteristics and/or asset appreciation. To the extent feasible, we will seek to satisfy our investment objectives of achieving attractive cash yields with the potential for capital appreciation. In making investment decisions for us, our Manager’s investment committee will consider relevant real estate property and financial factors, including the location of the property, its income-producing capacity, the prospects for long-term appreciation and its liquidity and income and REIT tax considerations.

We are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate, and is expected to be most commonly owned directly through a special purpose entity. We may selectively acquire properties with joint venture partners. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “U.S. Federal Income Tax Considerations—Requirements for Qualification—Sale-Leaseback Transactions.”

We intend to invest in markets with favorable risk-return characteristics. As a result, our actual investments may result in concentrations in a limited number of geographic regions. We will make our investments in or in respect of real estate assets located throughout the United States and its territories.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents:

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our Manager; and

•	title, property, liability, and other insurance policies.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment consists primarily of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, surveying of the ownership history, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

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Generally, sellers engage and pay third party brokers or finders in connection with the sale of an asset. Although we do not expect to do so on a regular basis, we may from time to time compensate third party brokers or finders in connection with our acquisitions.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing properties, we will be subject to risks generally incident to the ownership of real estate.

Multifamily and Mixed-Use Rental Properties. We expect that a majority of our initial qualified opportunity zone investments will be multifamily and mixed-use property developments. We define development projects to include a range of activities from major renovation and lease-up of existing buildings to ground up construction. In each case, these multifamily and development communities will meet our investment objectives and may include conventional multifamily rental properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older). Specifically, we may acquire multifamily assets that may benefit from enhancement or repositioning and development assets. We may purchase any type of residential property, including properties that require capital improvement or lease-up to enhance stockholder returns. Location, condition, design and amenities are key characteristics for apartment communities. We will initially focus on investments in qualified opportunity zones throughout the United States and its territories, and may invest in other markets and submarkets that are deemed likely to benefit from ongoing population shifts and/or that are poised for high growth potential.

The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located. In the case of apartment communities, such standardized leases generally have terms of one year.

Joint Venture Investment Platforms. Our Operating Partnership and one or more subsidiary entities controlled by our Operating Partnership will acquire properties on our behalf. We will frequently acquire the entire equity ownership interest in properties and exercise control over those properties. However, we may also enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties, as well as Belpointe SP, LLC (“Belpointe SP”), an affiliate of our Manager, for the acquisition, development or improvement of properties for the purpose of further diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. We anticipate that Belpointe SP will act as the co-general partner or co-developer in a majority of the joint venture investments that we make; however, Belpointe SP will not be required to make cash investments in all or any of these joint venture platforms.

A joint venture creates an alignment of interest of capital provided by the Company, for the benefit of our stockholders, by leveraging our Sponsor’s relationship with third-parties having significant acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on our invested capital; (2) diversify our access to investment opportunities; (3) “leverage” our invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, our Manager’s investment committee will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this offering circular for our selection of real property investments.

The Company anticipates that its joint venture investments will be structured in one of the following formats:

(1)       Belpointe SP will act as the general partner or managing member of a joint venture with our Operating Partnership as a limited partner or non-managing member in the joint venture. An affiliate of Belpointe SP will be the developer of the projects owned by the joint venture.

(2)       Belpointe SP will act as the as the general partner or managing member of joint ventures with wholly-owned subsidiaries of our Operating Partnership as the limited partners or non-managing members of the joint ventures. An affiliate of Belpointe SP will partner with local developers to create Belpointe satellite offices, which will act as the developer for multiple joint venture projects with our Operating Partnership, within specific regions of the United States. These Belpointe satellite offices will enable the Company to increase its presence and expertise in multiple regions throughout the United States without having to incur the costs associated with opening offices in each region where new investment properties are located.

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(3)       The Manager or an affiliate of Belpointe SP will setup exclusive programmatic joint ventures with experienced regional developers to co-invest and co-develop in one or more projects within specific regions of the United States, with Belpointe SP or its affiliate being the general partner or managing member for the joint ventures with wholly-owned subsidiaries of our Operating Partnership as the limited partners or non-managing members of the joint ventures. These programmatic joint ventures will enable the Company to increase its presence and expertise in multiple regions throughout the United States without having to incur the costs associated with opening offices in each region where new investment properties are located.

(4)       The Manager or an affiliate of Belpointe SP will enter into joint ventures with experienced local developers to co-invest and co-develop projects on a deal-by-deal basis, where Belpointe SP or its affiliate will act as the general partner or managing member for the joint ventures with wholly-owned subsidiaries of our Operating Partnership as the limited partners or non-managing members of the joint ventures. An affiliate of Belpointe SP will be the co-developer of the projects with the joint venture partners/developers.

(5)       The Manager or an affiliate of Belpointe SP will enter into joint ventures with independent third-party experienced local developers to co-invest and co-develop on behalf of the Company. Typically the joint venture partners/developers will act as the managing member for the joint ventures with wholly-owned subsidiaries of our Operating Partnership where the Operating Partnership as a limited partner or non-managing member of the joint ventures.

Belpointe SP, its development affiliates and/or co-development partners are entitled to receive at the project level the following: (1) a 4% “Development Fee” of total project costs; (2) a “Construction Management Fee” as follows: (a) 9% fee of project hard costs up to $10,000,000, (b) 8% fee of project hard costs from $10,000,001 to $20,000,000, (c) 7% fee of project hard costs from $20,000,001 to $30,000,000, (d) 6% fee of project hard costs from $30,000,001 to $40,000,000, (e) 5% fee of project hard costs from $40,000,001 to $50,000,000, or (f) 4% fee of project hard costs that are greater than $50,000,000; (3) a construction management oversight fee equal to 1% of the value of any construction, renovation or repair projects, if Belpointe SP and/or its development affiliates is not acting as the construction manager for a particular project (Belpointe SP and/or its development affiliates may elect to employ personnel to oversee the construction, renovation or repair projects, which shall be in addition to the construction oversight fee and the sole expense of the applicable joint venture); and (4) a promoted interest as follows: (a) 20% promote after an 8% internal rate of return is received by the Operating Partnership, (b) 30% promote after an 12% internal rate of return is received by the Operating Partnership 40% promote after an 16% internal rate of return is received by the Operating Partnership, (d) 50% promote after a 20% internal rate of return is received by the Operating Partnership, (e) 60% promote after a 24% internal rate of return is received by the Operating Partnership and (f) 70% promote after a 28% internal rate of return is received by the Operating Partnership, with a 50%/50% catch up for each hurdle rate until each hurdle is reached. In addition, affiliates of the Sponsor shall be reimbursed by the project joint ventures for its expenses, such as employee compensation and other overhead expenses incurred in connection with the organization and operation of the joint ventures.

In addition to directly investing in any joint venture, the Company may also guarantee the performance of the construction or the repayment of the indebtedness of a joint venture in which it has invested. Belpointe SP will have the right but not the obligation to invest its funds in any joint venture, provided that any distribution made to Belpointe SP in respect of its capital contribution will be distributed 100% to Belpointe SP and will not be subject to the distribution allocations described above.

If the Manager determines that a particular development project should have third party limited partner investors, in addition to a wholly-owned subsidiary of our Operating Partnership, the general partner of that project, including Belpointe SP, will receive a promoted interest on the investment by all limited partners, although the amount of the promoted interest on the third-party capital might be different from the promoted interest on the Company’s capital. Neither the Company nor our Operating Partnership will receive any of the promoted interest payable by the joint venture to the general partner/managing member of the project.

If at any time the existing indebtedness on an investment is proposed to be refinanced or the fair market value of an investment is determined by an independent appraiser, then, regardless of whether the refinancing occurs or the investment is sold for the appraised value, if the amount of proceeds from such proposed refinancing or sale would have been sufficient to provide the limited partners with an internal rate of return equal to one of the thresholds described above, any subsequent cash distribution made by that joint venture will be distributed in accordance with the applicable split described above. The co-general partner/managing member of any joint venture agreement we enter into will typically have the right to compel us to buy out their interest, generally for its pro rata portion of the appraised value of the particular investment. If we do not have sufficient funds to acquire the interest, we may need

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to sell the investment owned by the joint venture even if the market conditions are not advantageous for a sale at that time.

If our Operating Partnership, or one of its subsidiaries, provides senior debt, mezzanine debt or preferred equity to any investment or joint venture and the interest rate or dividend rate, as applicable, payable by that investment or joint venture is in excess of 8% per annum, then each of our Operating Partnership, or its subsidiary, and the general partner or managing member of the joint venture (which will include Belpointe SP and its affiliates) will receive 50% of the amount any dividend or interest payment in excess of 8%. In addition, all origination or exit fees and/or points payable by the issuer of the preferred equity, mezzanine debt or senior debt will be split equally (50%/50%) between our Operating Partnership and Belpointe SP.

All other terms of the joint venture relationship, and any increase in the fees or promoted interest, will require the approval of the Independent Committee.

Commercial Real Estate Loans

We may also acquire commercial real estate loans related to our target investments by directly originating the loans and by purchasing them from third party sellers. Although we generally prefer the benefits of direct origination, the current market conditions have created situations where holders of commercial real estate debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments. The experience of our Manager’s management team in making distressed investments greatly augments our capabilities in this area.

Our primary focus will be to originate and invest in the following types of commercial real estate loans:

Senior Mortgage Loans. We intend to invest in senior mortgage loans that are predominantly three to five year term loans providing capital for the acquisition, refinancing or repositioning of properties and development projects and may be fixed or floating rate loans that immediately provide us with current income, which we refer to as current-pay loans. We expect that our senior mortgage loans will be primarily backed by properties located in the United States. We expect to invest in senior mortgage loans with low loan-to-value ratios. We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include interest-only portions.

Senior mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinated Mortgage Loans, or B-Notes. We may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as B-Notes, secured by properties and development projects primarily located in the United States. We may create subordinated mortgage loans by creating participations of our directly originated first mortgage loans generally through syndications of senior interests or co-origination with a senior lender or we may buy such assets directly from third party originators. Further, we expect that the re-emergence of the CMBS market will allow us to originate first mortgage loans to property owners with near-term liquidity issues and will allow us to contribute the senior AAA rated proceeds of the origination for inclusion in securitizations while retaining the subordinate debt at attractive returns. Due to the current credit market weakness and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to both directly originate and to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the

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same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Loans. These are loans secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property. We may own mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. Mezzanine loans may be either short (three to five year) or longer (up to 10 year) terms and may be fixed or floating rate. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” as described below. We believe that opportunities to both directly originate and to buy mezzanine loans from third parties on favorable terms will continue to be attractive. In the current market, mezzanine loans can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition. Therefore, we expect to achieve favorable terms — both economic and structural — on the mezzanine loans in which we invest.

Investors in mezzanine loans are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to foreclose, in many instances more efficiently than senior mortgage debt. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take control on an expedited basis of the property-owning entity, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if the mezzanine lender is unable to cure senior mortgage defaults. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loans or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt has been repaid.

Other Possible Investments

Although we expect that most of our initial investments will consist of qualified opportunity zone investments, we may make other investments, such as investments in alternative commercial properties such as data centers and solar projects. In fact, we may invest in whatever types of interests in real estate-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate-related assets, our conflicts of interest policy does limit certain types of investments involving our Manager, our Sponsor, their officers or any of their affiliates. See “Conflicts of Interest and Related Party Transactions—Certain Conflict Resolution Measures.”

Lack of Allocation Requirements

Nothing in our charter, organizational documents or otherwise provides for restrictions or limitations on the percentage of our investments that must be (i) in a given geographic area, (ii) of a particular type of real estate, or (iii) acquired utilizing a particular method of financing. Our Board of Directors may change our targeted investments and investment guidelines without specific restrictions or limitations related to geographic location, diversification, or otherwise. See “Risk Factors—Risks Related to an Investment in our Company.”

Investment Process

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our Manager’s investment committee and subject to the direction and oversight of our Manager’s investment committee. Our Manager’s investment committee must approve all investments. We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the Independent Committee that the terms of such transaction, including price, are fair and reasonable to us. In the event that two or more members of the investment committee are

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interested parties in a transaction, the Independent Committee will consider and vote upon the approval of the transaction. Our Manager’s investment committee will periodically review our investment guidelines and our investment portfolio. Changes to our investment guidelines must be approved by our Manager’s investment committee.

Our Manager will focus on the sourcing, acquisition and management of commercial real estate. In selecting investments for us, our Manager will utilize our Sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

•	real estate market factors that may influence real estate valuations;

•	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	real estate and leasing market conditions affecting the real estate;

•	the cash flow in place and projected to be in place over the expected hold period of the real estate;

•	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

•	review of third-party reports, including property condition, title, zoning and environmental reports;

•	downside risk;

•	physical inspections of the real estate and analysis of markets; and

•	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. Our Manager will evaluate our position within the overall capital structure and our rights in relation to potential joint venture partners. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Borrowing Policy

We believe that our Sponsor’s ability to obtain both competitive financings and its relationships with top tier financial institutions should allow our Manager to successfully employ competitively-priced, moderate levels of borrowing in order to enhance our returns. Although our investment strategy is not contingent on financing our assets in the capital markets, our Sponsor’s past experience in procuring a range of debt facilities should provide our Manager with an advantage in potentially obtaining conservatively structured term financing for many of our investments, to the extent available, through capital markets and other financing transactions.

We intend to employ leverage in order to provide more funds available for investment. We believe that prudent use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that, once we have fully invested the proceeds of this offering and acquired a substantial portfolio of stabilized properties, our aggregate debt financing, on a property-level basis, excluding any debt at the REIT level or on assets under development or renovation, will be between 50-70% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring, constructing and/or renovating our investments, we may employ greater leverage on individual assets. Our Manager may from time to time modify our leverage policy in its discretion.

Operating Policies

Interest Rate Risk Management / Hedging Activities. We may engage in hedging transactions to protect our investment portfolio and variable rate leverage from interest rate fluctuations and other changes in market conditions.

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These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies. Our charter authorizes us to issue 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock and 100,000,000 shares are designated as preferred stock. As of the date of this offering circular, we have issued 100 shares of common stock to our Sponsor. We will issue up to 500,000 shares of our common stock in this offering. Our Board of Directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our Board of Directors may elect to (i) sell additional shares in this or future offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and dividends per share.

Disposition Policies

As each of our investments reach what we believe to be its optimum value during the expected life of the Company, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our stockholders. We anticipate that any such dispositions typically would occur during the period in approximately 13 years from the termination of this offering (subject to pursuing alternative means of providing liquidity). However, we may sell any or all of our properties or other assets before or after this anticipated holding period if, in the judgment of our Manager’s investment committee, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or would impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells a property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” with respect to any such property and is subject to a 100% penalty tax on the net income from any such transaction unless the sale qualifies for a statutory safe harbor from application of the 100% tax. As a result, our Manager will attempt to structure any disposition of our properties with respect to which our Manager believes we could be viewed as a dealer in a manner to avoid this penalty tax through reliance on the safe harbor available under the Code or through the use of a TRS. See “U.S. Federal Income Tax Considerations—Taxation of Our Company.” Alternatively, the risk of incurring the 100% tax may require the Manager to forgo an otherwise attractive sale opportunity.

When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable by the tenants. The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

Market conditions, our status as a REIT and other factors could cause us to delay the commencement of our liquidation or other liquidity event. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are

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liquidated. In general, the federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” with potentially unfavorable tax consequences for our stockholders, or terminate our status as a REIT.

Liquidity Event

Subject to then existing market conditions, we intend to evaluate alternatives to our liquidation as a means for providing liquidity to our stockholders in approximately 13 years from the completion of this offering, provided that if a majority of the Independent Committee determines that pursuing a liquidity event is not then in the best interests of the stockholders, including continued compliance with the then-applicable qualified opportunity zone rules, the Independent Committee may revisit the issue of liquidity event annually thereafter. While we may seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame, and we are not obligated by our charter or otherwise to effect a liquidity event at any time. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

If a stockholder is seeking liquidity prior to the Company effecting a liquidity event, our stockholder redemption plan may provide an opportunity for that stockholder to have its shares of common stock redeemed, subject to certain restrictions and limitations. Repurchases of shares of our common stock may be made on a quarterly basis under our Stockholder Redemption Plan, subject to a quarterly limit of 5.0% of the shares of our common stock outstanding during the prior calendar quarter. We cannot guarantee that any funds will be set aside for the redemption plan or whether any funds set aside for the redemption will be sufficient to accommodate all redemption requests. See "Stockholder Redemption Plan." Additionally, stockholders may be able to sell their shares through privately negotiated transactions. The sale price for any sales transactions negotiated between a buyer and seller independent of the Company’s program may be substantially less than the then-existing NAV per share.

PLAN OF OPERATION

General

We were recently formed as a Maryland corporation to invest in and manage a portfolio of commercial real estate properties. We expect to use substantially all of the net proceeds from this offering to acquire a portfolio of qualified opportunity zone investments with a focus on markets where we feel that the risk-return characteristics are favorable. We may also invest, to a limited extent, in other real estate-related assets. We plan to diversify our portfolio by investment risk with the goal of attaining a portfolio of real estate assets that provide current income and/or the potential for appreciation in value.

Our Manager will manage our day-to-day operations and our portfolio of investments. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the direction and oversight of our Manager’s investment committee. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Code, commencing with our taxable year ending December 31, 2019 or such later date as determined by our Board of Directors. If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute dividends to our stockholders. We are structured as an UPREIT, and we will own all of our assets and conduct all of our business through our Operating Partnership, which was formed on August___, 2018, either directly or through its subsidiaries. We will serve as the sole general partner of our Operating Partnership and our percentage of ownership interest will increase or decrease in connection with the number of shares of our common stock that we sell. If we sell $50,000,000 of our common stock, we expect to own an approximately 95.0% interest in our operating partnership. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for

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treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2019 or such later date as determined by our Board of Directors, and we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter.

Competition

Our net income depends, in large part, on our ability to source, acquire and manage investments with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per investment and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Results of Operations

We were formed on June 19, 2018 and, as of the date of this offering circular, we have not commenced operations. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase new investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. We will not commence operations unless we raise a minimum of $2,000,000 in gross offering proceeds from persons who are not affiliated with us or our sponsor. If we are unable to raise substantially more than $2,000,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. Our aggregate targeted property-level leverage, excluding any debt at the REIT level or on assets under development or renovation, after we have acquired a substantial portfolio of stabilized properties is between 50-70% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring, constructing and/or renovating our investments, we may employ greater leverage on individual assets. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

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Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to pay dividends.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager. During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we expect to make payments to our Manager in connection with the management of our assets and costs incurred by our Manager and its affiliates in providing services to us. In addition, we will be required to pay certain fees and expenses to our third party administrative and processing agent for administrative and processing services in connection with this offering, as discussed under “Plan of Distribution—Administrative and Processing Agent.” For a discussion of the compensation to be paid to our Manager, see “Management Compensation”.

We intend to elect to be taxed as a REIT and to operate as a REIT commencing with our taxable year ending December 31, 2019 or such later date as determined by our Board of Directors. To maintain our qualification as a REIT, we will be required to make aggregate annual dividends to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our Board of Directors may authorize dividends in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Board of Directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare dividends based on daily record dates and pay dividends on a quarterly or other periodic basis. We have not established a minimum distribution level.

Market Outlook — Real Estate Finance Markets

The commercial real estate market, including capital and credit markets, continue to be strong, and the macroeconomic growth supporting the overall real estate industry continues to be positive. As we look ahead to the next three years, we believe improving fundamentals, transactions, and commercial real estate lending activities will continue to strengthen in the United States core and surrounding metropolitan markets. We also expect the trend of foreign direct investments in United States markets and real estate assets to continue. Furthermore, we expect that the assistance provided by government supported programs and commitments will further support the United States capital markets in the immediate future.

If markets continue to strengthen, the competition for risk-adjusted yield will increase. We believe our Sponsor’s platform provides us with a competitive edge in searching for value and attractive opportunities across wider markets and our target property types during a period of increased competition. Additionally, innovative funding options and quicker closing timelines from our Sponsor allow for greater financing availability in a period of rising competition amongst capital providers.

However, risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio or the collateral security in any loan investment we make may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of our Manager to acquire new loans or investments with attractive risk-reward dynamics.

Over the short term, we remain cautiously optimistic about the opportunity to acquire investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting qualified opportunity zone investments, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Valuation Policies

Our NAV per share will be calculated by our Manager, and approved by our Board of Directors, at the end of each fiscal quarter on a fully diluted basis, beginning twelve months after commencement of the offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information,

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interest rates and net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses. Specifically, our Manager will calculate NAV primarily utilizing market capitalization rate methodology. The market capitalization rate methodology is summarized below.

Market Capitalization Rate Methodology – Our Manager will estimate the NAV of the Company’s ownership interest in an investment by applying a market capitalization rate to the projected or actual net operating income generated by that investment.  The Manager will determine the market capitalization rate based on completed sales and/or quoted prices in active marketing of comparable assets. Comparable sales are identified by reviewing recent sales of similar vintage in a defined geographic region that are comparable in quality of improvements and tenancy.

We expect that the NAV calculations described above will primarily be undertaken by our Sponsor’s internal accountants who will perform work on behalf of our Manager pursuant to the support agreement between our Manager and our Sponsor. Members of our Sponsor’s real estate team have previously worked as real estate fund managers, real estate property managers, financial analysts, accountants and real estate market research consultants. These team members accumulated direct management experience with real estate development, fund management, leasing, construction and financing in excess of $1 billion of real estate, including their experience with our Sponsor.

In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share. However, we may hire a third party to calculate, or assist with calculating, the NAV per share.

The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate in the interim, so that the NAV per share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.

Our goal is to provide a reasonable estimate of the NAV per share on a quarterly basis. However, the majority of our assets will consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions reached by our Manager will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 10% or more from the last disclosed NAV, we will disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

Quarterly NAV Per Share Adjustments

We set our initial offering price at $100.00 per share, which will be the purchase price of our shares until 12 months following the commencement of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year and will equal the sum of our NAV

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divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter.

Beginning after one year from the commencement of this offering, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. Except as otherwise set forth in this offering circular, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. See “Plan of Operation—Quarterly NAV Per Share Adjustments” for more details.

Contractual Obligations and Other Long-Term Liabilities

As of June 30, 2018, we did not have any contractual obligations or other long-term liabilities.

Off-Balance Sheet Arrangements

As of June 30, 2018, we did not have any off-balance sheet arrangements.

Inflation

Our residential leases are expected to typically be for one-year terms, which should minimize any negative impact from inflation. We expect that substantially all of our non-residential leases will provide for separate real estate tax and operating expense escalations. In addition, substantially all of those leases will provide for fixed rent increases. We believe that inflationary increases may be at least partially offset by the contractual rent increases and expense escalations described above.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Investments

We will record acquired real estate at cost and make assessments as to the useful lives of depreciable assets. We will have to make subjective assessments as to the useful lives of our depreciable assets. We will consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Remaining term of related lease

Impairment of Long Lived Assets

For operations related to properties that have been sold or properties that are intended to be sold, we will present them as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet. We will deem the intent to sell to exist and utilize the “held for sale” designation when a non-refundable deposit or option payment has been made by a prospective buyer.

When circumstances indicate the carrying value of a property may not be recoverable, we will review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest

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charges, expected to result from the property’s use and eventual disposition.

These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors.

If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which we expect will range from one month to ten years.

We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Our estimates of value are expected to be made using methods similar to those used by independent appraiser. Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, we will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. We will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by us in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the fair value of these assets and liabilities, which could impact the amount of our reported net income. These estimates are subject to change until all information is finalized, which is generally within one year of the acquisition date.

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Valuation of Financial Instruments

Proper valuation of financial instruments is a critical component of our financial statement preparation. ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date (i.e., the exit price).

We will categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the consolidated balance sheets will be categorized based on the inputs to the valuation techniques as follows:

•	Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, most U.S. Government and agency securities, and certain other sovereign government obligations).

•	Financial assets and liabilities whose values are based on the following:

•	quoted prices for similar assets or liabilities in active markets (for example, restricted stock);

•	quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

•	pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including interest rate and currency swaps); and

•	pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (for example, certain mortgage loans).

Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability (examples include private equity investments, commercial mortgage backed securities, and long-dated or complex derivatives including certain foreign exchange options and long dated options on gas and power).

The fair values of our financial instruments will be based on observable market prices when available. Such prices will be based on the last sales price on the date of determination, or, if no sales occurred on such day, at the “bid” price at the close of business on such day and if sold short at the “ask” price at the close of business on such day. Interest rate swap contracts will be valued based on market rates or prices obtained from recognized financial data service providers. Generally, these prices will be provided by a recognized financial data service provider.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities” (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. ASC 825 permits the fair value option election on an instrument

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by instrument basis at initial recognition. We will determine the fair value of financial assets and financial liabilities for which the ASC 825 election is made pursuant to the guidance in ASC 820.

Revenue Recognition

Real Estate

We recognize minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectability is reasonably assured and record amounts expected to be received in later years as deferred rent receivable. If the lease provides for tenant improvements, we determine whether the tenant improvements, for accounting purposes, are owned by the tenant or by us. When we are the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that a tenant can take in the form of cash or a credit against its rent) that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;

•	whether the amount of a tenant improvement allowance is in excess of market rates;

•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and

•	whether the tenant improvements are expected to have any residual value at the end of the lease.

We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

We make estimates of the collectability of our tenant receivables related to base rents, including deferred rent receivable, expense reimbursements and other revenue or income. We specifically analyze accounts receivable, deferred rent receivable, historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, we will record a bad debt reserve for the tenant’s receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

Real Estate Loans Receivable

We will recognize interest income from our real estate debt investments on an accrual basis over the life of the investment using the effective interest method. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan as an adjustment to the yield. We will recognize fees on commitments that expire unused at expiration.

Related Party Loans and Warehousing of Assets

If we have sufficient funds to acquire only a portion of a real estate investment then, in order to cover the shortfall, we may obtain a related party loan from our Sponsor or its affiliates. Each related party loan will be an obligation of ours, that is payable solely to the extent that such related party loan remains outstanding. As we sell additional shares of common stock in this offering, we will use the proceeds of such sales to pay down the principal and interest of the related party loan, reducing the payment obligation of the related party loan, and our obligation to the holder of the related party loan. We may also utilize related party loans, from time to time, as a form of leverage to acquire real estate assets. From time to time we may borrow from our Sponsor at a market rate approved by the Independent Committee.

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As an alternative means of acquiring investments for which we do not yet have sufficient funds, our Sponsor or its affiliates may close and fund a real estate investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value of such investment, provided that its fair market value is materially equal to its cost (i.e., the aggregate equity capital invested by our Sponsor or its affiliates in connection with the acquisition and during the warehousing of such investments, plus assumption of debt and any costs, such as accrued property management fees and transfer taxes, incurred during or as a result of the warehousing or, with respect to debt, the principal balance plus accrued interest net of any applicable servicing fees).

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases. The update amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. ASU 2016-02 will be effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

In January 2017, the FASB issued ASU No. 2017-01 Business Combinations (Topic 805), which is intended to clarify the definition of a business and address concerns that the definition of a business had previously been too broad. The pronouncement provides a screen to determine if a set of assets and activities in not a business. The screen requires that when substantially all of the fair value of the gross assets acquired or disposed of is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This standard is effective for interim or annual periods beginning after December 15, 2017 and allows for either full retrospective or modified retrospective adoption. Early adoption is permitted. We are currently evaluating the impact the adoption of this pronouncement will have on our financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Our future income, cash flows and fair values relating to financial instruments are dependent upon prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. We may use derivative financial instruments to manage or hedge interest rate risks related to borrowing.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results for our Sponsor and the experience of real estate programs sponsored by our Sponsor, which we refer to as the “Programs.” Investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in our Sponsor’s affiliated Programs. Investors who purchase shares of our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of assets in which we invest. As our portfolio may not mirror the portfolios of our Sponsor’s affiliated Programs in any respect, the returns to our stockholders may vary from those generated by our Sponsor’s affiliated Programs. The Programs were conducted through privately-held entities that were not subject to the fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. In addition, our Sponsor is a self-managed, privately-held company with an indefinite duration. As a result, you should not assume the past performance of our Sponsor or the Programs described below will be indicative of our future performance.

Overview of Our Sponsor

Our Sponsor is a privately-held company that operates as a real estate investment firm. Our Sponsor was formed on May 10, 2011 to engage in the business of investing in and managing commercial real estate investments on behalf of both individual and institutional clients. As of June 30, 2018, our Sponsor manages approximately $116 million of equity capital in two separate real estate funds.

Our Sponsor’s prior Programs include Beacon Hill II Investments, LLC (“Beacon Hill”) and Belpointe Multifamily Development Fund I, LP (“BMF”). Beacon Hill and BMF were created to take advantage of “sub-

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institutional” investments – deals that have been passed over by larger institutional investors due to their small size. In these Programs, our Sponsor brought a sophisticated investment approach to an inefficient set of smaller investment opportunities. The Programs have invested in fee interests in real property both directly and with joint-venture partners.

The profitability and performance of our Sponsor’s business are a function of its (i) assets under management, and (ii) overall returns realized on invested capital. The credit quality of our Sponsor’s investments, the diversification of its portfolio and the underwriting and portfolio management capabilities of our Sponsor’s management team, who also serves as our Manager’s management team, are additional key factors in the performance of our Sponsor’s business.

Our Sponsor’s Prior Investment Programs

Overview

As of June 30, 2018, our Sponsor has sponsored two real estate funds that have raised an aggregate of approximately $116 million of equity capital and have made 11 investments consisting of 11 individual properties with an aggregate acquisition cost of approximately $350 million. The investments are located in the Northeast United States and consist of multifamily and mixed-use properties. All investments were fee interests in properties owned directly or with joint venture partners with approximately 50% portfolio-wide leverage utilization. As of the date of this Offering Circular, neither of the Sponsor’s existing real estate programs has sold any of its assets and, since their inception, have not experienced any material adverse business developments or conditions. As a result of the depth and thoroughness of its underwriting process, the extensive investing and asset management experience of its management team and its strong record in managing a diverse portfolio of assets, we believe our Sponsor has earned a reputation as a leading real estate investor and manager, which has allowed it to access substantial funding in the Programs.

Beacon Hill

Beacon Hill closed on January 13, 2016, with $5.0 million of commitments, with the goal of constructing a single multifamily property located in the heart of downtown Greenwich, Connecticut (the “Beacon Hill Development”).  The Beacon Hill Development is consist of nine condominium units, which are expected to be completed and sold by the end of the second quarter of 2019.

BMF

BMF is an ongoing program that, as of June 30, 2018, has raised an aggregate of approximately $110 million from approximately 50 investors.  BMF has a goal of seeking “value-add,” primarily from new construction, returns in inefficiently-priced in markets located in the Northeast United States, both on a direct basis.  As of June 30, 2018, BMF had made 10 investments in 10 individual properties with an aggregate acquisition and development costs of approximately $358 million in multifamily (4) properties, mixed-use (4) properties and office (2) properties.  Set forth below is a brief description of each of BMF’s investments:

(1)	The Waypointe is the first phase of The Waypointe Redevelopment District, which is located in downtown Norwalk Connecticut and contains 464 new luxury apartments and 58,000 square feet of restaurants/retail space.

(2)	Quincy Lofts at Waypointe is the second phase of The Waypointe Redevelopment District, which is located in downtown Norwalk, Connecticut and contains 69 new luxury apartments in a five story building over covered parking.

(3)	The Berkley at Waypointe is the third phase of The Waypointe Redevelopment District, which is located in downtown Norwalk, Connecticut and contains 129 new luxury apartments, with 4,800 square feet of restaurant space and 7,000 square feet of medical office space.

(4)	Baypointe is a class A direct waterfront apartment community consisting of 109 units located on Stamford Harbor, in downtown Stamford, Connecticut. This mill style building is 110 feet off the water’s edge and has impeccable views of the long island sound and downtown Stamford.

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(5)	The Pinnacle at Waypointe is the fourth phase of The Waypointe Redevelopment District, which is located in downtown Norwalk, Connecticut and will contain 331 newly constructed luxury apartments and approximately 115,000 square feet of restaurants/retain space. Construction is expected to commence January 2019.

(6)	Highpointe is an improved apartment community development that is located in the heart of Norwalk, Connecticut and will contain 278 newly constructed luxury apartments and approximately 17,000 square feet of restaurants/retail space. Construction is expected to commence in 2020.

(7)	Dreamy Hollow, originally constructed in late 1950s on 18.78 acres, with 13 2-story brick apartment buildings, is currently undergoing major renovations. The apartment community contains an attractive wooded setting, behind stone walls and wood fences, which is located in Norwalk, Connecticut (about one mile from the Westport/Norwalk board). The 13 brick buildings contain a total of 164 apartment and townhouse units, which were converted to cooperative apartments several decades ago and now have been recently converted back into traditional apartments. Renovations at Dreamy Hollow are expected to be complete in 2020.

(8)	Harborview at Waypointe is expected to be the fifth and final phase of The Waypointe Redevelopment District, which is located in downtown Norwalk, Connecticut. The Harborview development is expected to contain over 150 newly constructed luxury apartments. Construction is expected to commence in 2020.

(9)	520 West Avenue is fully renovated medical office and retail building in The Waypointe Redevelopment District, which is located in downtown Norwalk, Connecticut. The building has approximately 28,000 square feet of leasable space which is approximately 96% leased (75% lease to the Norwalk Hospital).

(10)	605 West Avenue is fully renovated medical office and retail building in The Waypointe Redevelopment District which is located in downtown Norwalk, Connecticut. The building has approximately 32,000 square feet of leasable space, which is 100% leased (66% leased to Connecticut Community Bank).

DESCRIPTION OF CAPITAL STOCK AND CERTAIN PROVISIONS OF MARYLAND LAW, OUR CHARTER AND BYLAWS

The following description of our capital stock, certain provisions of Maryland law and certain provisions of our charter and bylaws, which will be in effect upon commencement of this offering, are summaries and are qualified by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Additional Information.” References in this section to “we,” “our,” “us” and “our company” refer to Belpointe REIT, Inc.

General

We were incorporated in Maryland as a corporation on June 19, 2018. Our charter authorizes us to issue: (i) 900,000,000 shares of common stock, $0.01 par value per share and (ii) 100,000,000 shares of preferred stock. We may increase the number of shares of common or preferred stock without stockholder consent. At this time, we have not issued any preferred stock. As of the date of this offering circular, we have issued 100 shares of common stock to our Sponsor.

We intend to have a December 31st fiscal year end. In addition, we intend to qualify as a REIT and to be taxed as a REIT under the Code beginning with the year ending December 31, 2019; however, our Board of Directors may extend such date until the taxable year ending December 31, 2020.

Common Stock In General

Holders of our common stock will be entitled to receive such dividends as declared from time to time by our Board of Directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the

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percentage of shares held) in the assets that remain after we pay our liabilities and any preferential dividends owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption, or appraisal rights. Our common stock will be non-assessable by us upon our receipt of the consideration for which our Board of Directors authorized its issuance.

Our Board of Directors has authorized the issuance of shares of our common stock without certificates. We will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

Through our transfer agent, Securities Transfer Corporation (the “Transfer Agent”), we maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Voting Common Stock

Subject to the restrictions in our charter on transfer and ownership of shares and except as may otherwise be specified in the charter, the holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect the entire Board of Directors. Except as set forth in our charter, including any articles supplementary with respect to any series of preferred stock we may issue in the future, the holders of our common stock will possess exclusive voting power. Our charter does not provide for cumulative voting in the election of its directors.

Preferred Stock

Our charter authorizes our Board of Directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our Board of Directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences, and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our Board of Directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Preferred Stock to Meet 100 Investor REIT Requirement.

Following completion of this offering, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred stock in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred stock is expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value. For example, if we issue 125 shares of preferred stock with a liquidation price of $1,000 per share and an annual dividend of 12.5%, we would raise additional capital of $125,000 and be required to be pay or set aside for payment, in the aggregate, approximately $15,625 annually, before any dividends on shares of our common stock could be made.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, on a date and at the time and place set by our Board of Directors.

Special meetings of stockholders may be called by the chairman of our Board of Directors, chief executive officer, president or our Board of Directors. In addition, a special meeting of the stockholders must be called to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting and the satisfaction by such stockholders of certain procedural requirements set forth in the Bylaws.

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The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. The affirmative vote of a plurality of all votes cast is sufficient to elect a director. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is sufficient to approve any other matter which properly comes before the meeting.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for amendments of our charter relating to the restrictions on transfer and ownership of shares and the vote required to amend certain provisions of our charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the charter, any amendment to our charter will be valid only if it is declared advisable by our Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all votes entitled to be cast on the matter.

Restrictions on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences will not apply to any period prior to the second year for which we elect to be taxable as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock unless exempted by our Board of Directors. Our Board of Directors may waive 9.8% ownership limitations with respect to a particular person if our Board of Directors receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons. These 9.8% ownership limitations will apply as of the first date of the second taxable year for which we elect to be treated as a REIT, which will be January 1, 2020 assuming we elect to be treated as a REIT for the taxable year ending December 31, 2019. However, our charter will also prohibit any actual, beneficial or constructive ownership of our shares that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation shall not be waived. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would otherwise cause us to fail to qualify as a REIT (including by virtue of us being “closely held” or through our receipt of related party tenant income) will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. Any attempted transfer of our shares that, if effective, would result in our shares being owned by fewer than 100 persons will be null and void. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

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Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or dividends, and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and dividends on the shares held in trust and will hold such dividends or dividends in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our Board of Directors determines it is no longer in our best interest to continue to qualify as a REIT. The 9.8% ownership limitations described above do not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our Board of Directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner will also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

In addition, our charter provides that, prior to the first date on which any class or series of shares of our capital stock constitutes “publicly-offered securities” (as defined in the Plan Assets Regulation), “benefit plan investors” may not hold, in the aggregate, 25 percent or more of the value of any class or series of shares of our capital stock. If benefit plan investors exceed this 25% limit, we may redeem their interests at a price equal to the then current NAV per share or transfer their interests to a trust for the benefit of a charitable beneficiary. See “ERISA Considerations—The 25% Limit” for more information.

Furthermore, our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per share.

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These restrictions could delay, defer or prevent a transaction or change in control of us that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Investment Criteria, Minimum Investment and Transfer Restrictions

Pursuant to the requirements of Section 18(b)(4)(D)(ii) of the Securities Act and Rule 251(d)(2)(i)(C) of Regulation A, purchasers of our common stock must be “qualified purchasers,” which means that they are required to satisfy certain investment criteria regarding their net worth or income. Purchasers must either (i) be an accredited investor or (ii) if you are not an accredited investor, the investment in the shares is not more than 10% of the greater of: (a) if you are a natural person: (1) your individual net worth, or joint net worth with your spouse, excluding the value of your primary residence; or (2) your individual income, or joint income with your spouse, received in each of the two most recent years and you have a reasonable expectation that an investment in the shares will not exceed 10% of your individual or joint income in the current year or (b) if you are not a natural person, (1) your revenue, as of your most recently completed fiscal year end; or (2) your net assets, as of your most recently completed fiscal year end. See “Investment Criteria” on page iii of this offering circular for more information.

No stockholder shall, without the prior written approval of our Board of Directors, transfer any shares of Capital Stock if, in the opinion of counsel, such transfer would result in our being required to become a reporting company under the Exchange Act. Any such transfer shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock. This restriction shall not apply at any time (i) that we have a class of securities registered under the Exchange Act or are filing reports pursuant to Section 13 or 15(d) under the Exchange Act or (ii) after our Board of Directors adopts a resolution to such effect.

All subsequent sales must comply with applicable state and federal securities laws.

The minimum investment required in this offering is 100 shares of common stock, or $10,000 based on the initial offering price of $100.00 per share. Pursuant to a board policy, you may not transfer your shares of common stock in a manner that causes you or your transferee to own fewer than the number of shares of common stock required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These minimum investment requirements are applicable unless and until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares of common stock. We cannot assure you that our shares of common stock will ever be listed on a national securities exchange.

Dividends

We expect that we will declare and pay dividends on a quarterly basis, or more or less frequently as advised by our Manager, in arrears, based on daily record dates. Any dividends we make will be following consultation with our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. Neither we nor our Manager has pre-established a percentage range of return for dividends to stockholders. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

Generally, our policy will be to pay dividends from cash flow from operations. During our offering stage, when we may raise capital in this offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to pay dividends solely from our cash flow from operations. Further, because we may receive property income or other revenue at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare dividends in anticipation of cash flow that we expect to receive during a later period and we will pay these dividends in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings or lines of credit to fund our dividends. We may also fund such dividends from the sale of assets or other investments. Our charter permits us to pay dividends from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay

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such dividends. If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

To maintain our qualification as a REIT, we must make aggregate annual dividends to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “U.S. Federal Income Tax Considerations – Requirements for Qualification – Annual Distribution Requirements.” Our Board of Directors may authorize dividends in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Board of Directors deems relevant.

Dividends that you receive, and which are not designated by us as capital gain dividends, will generally be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Dividends that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. See “U.S. Federal Income Tax Considerations—Taxation of Stockholders – Taxation of Taxable Domestic Stockholders – Dividends” for an additional discussion of these rules. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Business Combinations

Under the Maryland General Corporation Law, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years following the most recent date on which the interested stockholder became an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. In addition, a person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the Maryland General Corporation Law do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder

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becomes an interested stockholder. Our Board of Directors has adopted a resolution exempting any business combinations between us and any other person or entity from the business combination provisions of the Maryland General Corporation Law and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our Board of Directors. However, our Board of Directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (a) a person who makes or proposes to make a control share acquisition; (b) an officer of the corporation; or (c) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the Maryland General Corporation Law), may compel our Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares acquired or to be acquired in the control share acquisition. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless these specific appraisal rights are eliminated under the charter or bylaws.

The control share acquisition statute does not apply to: (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

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Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated by the board at any time in the future.

Exclusive Forum

Our bylaws contain a provision designating the Circuit Court for Montgomery County, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Southern Division) as the sole and exclusive forum for derivative claims brought on our behalf, claims against any of our directors, officers or other employees alleging a breach of duty owed to us or our stockholders, claims against us or any of our directors, officers or other employees arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws, claims against us or any of our directors, officers or other employees governed by the internal affairs doctrine, and any other claims brought by or on behalf of any stockholder of record or any beneficial owner of our common stock (either on his, her or its own behalf or on behalf of any series or class of shares of our stock or any group of our stockholders) against us or any of our directors, officers or other employees, unless we consent to an alternative forum. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

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•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

We are not selling the shares through commissioned sales agents or underwriters. We will use our existing website, www.belpointereit.com, to provide notification of the offering. This offering circular will be furnished to prospective investors at investorrelations@belpointereit.com via download 24 hours per day, 7 days per week on our website.

Payments for subscriptions must be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by our Manager pursuant to the instructions in the subscription agreement.

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, or distribution mailing address, as well as stockholder repurchase requests under our share repurchase program.

STOCKHOLDER REDEMPTION PLAN

Quarterly Redemption Plan

While you should view your investment as long-term, we have adopted a stockholder redemption plan which may provide an opportunity for our stockholders to have their shares of our common stock redeemed by us, subject to certain restrictions and limitations. Shares may not be redeemed under our stockholder redemption plan until the first anniversary of the date such shares were purchased.

The purchase price for shares redeemed under our stockholder redemption plan will be the applicable NAV per share at the time of redemption, less any applicable fees payable to own Transfer Agent.

Redemption of shares of our common stock may be made quarterly upon written request to us at least 15 business days prior to the end of the applicable quarter. We intend to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter, and to endeavor to remit the redemption price within 14 days following the end of such quarter; although payment of the redemption price may be delayed until 30 days after the end of such quarter due to exigent circumstances, including, without limitation, (1) our partner real estate operators or borrower(s) fail to provide adequate information regarding the assets within a time period that allows us to perform our NAV calculation, which in turn would prevent us from determining share redemption prices; (2) macro-economic crises or property-level events, such as damage to the property, that may affect our ability to make redemptions or determine NAV; and (3) our payment processing provider chooses to discontinue service or has technical outages that prevent us from processing share redemptions in a timely manner. Stockholders may withdraw their redemption request at any time up to three (3) business days prior to the redemption date. If we agree to honor a redemption request, the shares of our common stock to be redeemed will cease to accrue dividends or have voting rights as of the redemption date.

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Because the Company’s NAV per share will be calculated at the end of each quarter, the redemption price may change between the date the Company receives the redemption request and the redemption date. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption request is made.

Upon the redemption of any shares of our common stock, the redemption price will be reduced by the aggregate sum of dividends, if any, declared on the shares subject to the redemption request with record dates during the period between the quarter-end redemption request date and the date of redemption. If a redemption date with respect to shares of our common stock comes after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the redemption of those shares or our default in payment of the distribution.

We may fund redemption requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of our common stock pursuant to this offering), and we have no limits on the amounts we may pay from those sources. We cannot guarantee that any funds will be set aside for the redemption plan or whether any funds set aside for redemption will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem shares of our common stock on a pro rata basis on the redemption date. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for redemption or (ii) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the redemption plan when sufficient funds are available. Such pending requests will be honored on a pro rata basis along with any new requests received in that future quarter. For investors who hold shares of our common stock with more than one record date, redemption requests will be applied to such shares in the order in which they were purchased, on a first in first out basis.

There is no minimum holding period for shares of our common stock, and stockholders can request that we repurchase their shares at any time. We are not obligated to redeem shares of our common stock under the redemption plan. We will limit the number of shares to be redeemed during any calendar quarter to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar quarter, with excess capacity carried over to later quarters in the calendar year. In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our non-redeemed stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. Our limits on ownership of our shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemptions of Common Stock.” The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

We will treat a repurchase request that would cause a stockholder to own less than 100 shares of our common stock as a request to repurchase all of his or her shares of common stock, and we will vary from pro rata treatment of repurchases as necessary to avoid having stockholders holding fewer than 100 shares of our common stock or in other special situations determined by our Board of Directors.

Our Manager, in its sole discretion, will determine in good faith whether a stockholder becomes completely disabled based on the definition of “disabled” under the federal Social Security Act. The federal Social Security Act generally defines disabled or disability as the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment(s) that either (i) can be expected to result in death or (ii) has lasted or that we can expect to last for a continuous period of not less than 12 months. Our Manager may rely on a

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determination made by the Social Security Administration’s office in the stockholder’s state in making its determination that the stockholder’s medical condition is considered a disability under the Social Security Act.

Repurchase upon complete disability will only be available to stockholders who become completely disabled after the purchase of their shares. If the shares are purchased by joint owners, the repurchase upon complete disability or death will be available when either joint owner first becomes completely disabled or dies.

A stockholder requesting redemption will be responsible for paying or reimbursing us for any third-party costs incurred as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, taxes, assessments and/or transfer agent charges.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, including to protect our operations and our remaining stockholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT (for example, if a redemption request would cause a non-redeeming stockholder to violate certain ownership limits applicable to REITs or if a redemption constitutes a “dividend equivalent redemption” that could give rise to a preferential dividend issue, to the extent applicable). Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

We have the right to monitor the trading patterns of stockholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. We expect that there will be no regular secondary trading market for the shares of our common stock in the near term. However, in the event a secondary market for our shares develops, we will terminate our redemption plan.

For more information about our stockholder redemption plan or to submit a redemption request, please contact us by email at investorrelations@belpointereit.com.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF
BELPOINTE REIT OP, LP

The following summary of the terms of the Agreement of Limited Partnership of our Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of Belpointe REIT OP, LP, a copy of which is an exhibit to the offering statement of which this offering circular is a part. See “Additional Information.” References in this section to “we,” “our,” “us” and “our company” refer to Belpointe REIT, Inc.

Management

We are the sole general partner of our Operating Partnership, which is organized as a Delaware limited partnership. We will conduct all of our operations and make all of our investments through our Operating Partnership. Pursuant to the partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, pay dividends to partners, and to cause changes in our Operating Partnership’s business activities. The partnership agreement will require that our Operating Partnership be operated in a manner that permits us to qualify as a REIT.

Transferability of General Partner Interests

We may voluntarily withdraw from our Operating Partnership or transfer or assign our interest in our Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets without obtaining the consent of limited partners if either:

•	following such transaction, the equity holders of the surviving entity are substantially identical to our existing stockholders;

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•	as a result of such a transaction, all limited partners (other than our company), will receive for each common unit an amount of cash, securities and other property equal in value to the greatest amount of cash, securities and other property paid in the transaction to a holder of shares of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of OP Units (other than those held by our company or its subsidiaries) shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer;

•	if immediately after such a transaction (i) substantially all of the assets of the successor or surviving entity, other than OP Units held by us, are owned, directly or indirectly, by our Operating Partnership, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of OP Units (other than those held by our company or its subsidiaries) shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•	the transaction is to a wholly-owned subsidiary.

Following such transfers the General Partner may withdraw as the general partner.

Limited partners generally have no voting or consent rights, except as set forth above and for certain amendments to the partnership agreement. Amendments to reflect the issuance of additional partnership interests or to set forth or modify the designations, rights, powers, duties and preferences of holders of any additional partnership interests in the partnership may be made by the general partner without the consent of the limited partners. In addition, amendments that would not adversely affect the rights of the limited partners in any material respect and certain other specified types of amendments may be made by the general partner without the consent of the limited partners. Otherwise, amendments to the partnership agreement that would adversely affect the rights of the limited partners in any material respect must be approved by limited partners holding a majority of the OP Units (including the OP Units held by our company and our affiliates) and, if such amendments would modify certain provisions of the partnership agreement relating to dividends, allocations, and redemptions, among others, the consent of a majority in interest of the OP Units held by limited partners (other than our company and our affiliates) is required if such an amendment would disproportionately affect such limited partners. In addition, any amendment to the partnership agreement that would convert a limited partner interest into a general partner interest (except for our acquiring such interest) or modify the limited liability of a limited partner would require the consent of each limited partner adversely affected or otherwise will be effective against only those limited partners who provide consent.

Capital Contributions

We will contribute, directly, to our Operating Partnership substantially all of the net proceeds from this offering and the private placement to our Sponsor as our initial capital contribution in exchange for OP Units. The partnership agreement provides that if our Operating Partnership requires additional funds at any time in excess of funds available to our Operating Partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, if we issue any additional equity securities, we are obligated to contribute the proceeds from such issuance as additional capital to our Operating Partnership and we will receive additional OP Units with economic interests substantially similar to those of the securities we issued. In addition, if we contribute additional capital to our Operating Partnership, we generally will revalue the property of our Operating Partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. Our operating partnership may issue preferred partnership interests,

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in connection with acquisitions of property, our issuance of preferred shares or otherwise, which could have priority over common partnership interests with respect to dividends from our Operating Partnership, including the partnership interests we own.

Redemption Rights

Pursuant to the partnership agreement, any future limited partners, other than our company or our subsidiaries (except to the extent described below), will receive redemption rights, which, beginning one year after issuance, will enable them to cause our Operating Partnership to redeem the OP Units held by such limited partners in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The cash redemption amount per common unit would be calculated as a percentage of the NAV per share in effect at the time of the redemption, determined in the same manner as payments under our stockholder redemption plan for shares of our common stock. The number of shares of our common stock issuable upon redemption of OP Units held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations. We expect to fund cash redemptions, if any, out of available cash or borrowings. To the extent we assume the redemption request by issuing shares of our common stock to a redeeming limited partner, the redeeming limited partner could then redeem those shares for cash pursuant to our stockholder redemption plan. The partnership agreement provides that, until such time as our common stock is listed for trading on a stock exchange, a limited partner may make its redemption request contingent on such limited partner’s OP Units either (i) being redeemed by the Operating Partnership for cash or (ii) being acquired by us in exchange for shares of our common stock and then those shares being redeemed pursuant to our stockholder redemption plan. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner could cause:

•	the redeeming partner or any other person to violate any of the restrictions on ownership and transfer of our stock contained in our charter;

•	a termination of our Operating Partnership for U.S. federal or state income tax purposes (except as a result of the redemption of all units other than those owned by us);

•	our Operating Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption of all units other than those owned by us);

•	our Operating Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code);

•	any portion of the assets of our Operating Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

•	our Operating Partnership to become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code, that is taxable as a corporation for U.S. federal income tax purposes;

•	our Operating Partnership to be regulated under the Investment Company Act, the Investment Advisers Act, or ERISA; or

•	an adverse effect on our ability to continue to qualify as a REIT or, except with our consent, cause any taxes to become payable by us under Section 857 or Section 4981 of the Code.

We may, in our sole and absolute discretion, waive any of these restrictions.

In addition to the foregoing, (i) to the extent we redeem common stock of the REIT, the Operating Partnership may redeem common units held by the REIT in order to give effect to such redemption of common stock and (ii) the Operating Partnership may make certain other anti-dilutive adjustments to the REIT’s ownership of common units in order to effect the varying economic arrangements between the REIT on the one hand and the other investors in the Operating Partnership on the other hand (i.e., the disproportionate bearing of certain fees and expenses).

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Reimbursement of Expenses

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership, our Operating Partnership will pay all of our administrative costs and expenses, including:

•	all expenses relating to our formation and continuity of existence and operation;

•	all expenses relating to our organizational costs and the costs of this offering;

•	all expenses relating to registrations and repurchases of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

•	all expenses for compensation of our directors, director nominees and officers; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our Operating Partnership.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage our company in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our Operating Partnership, will have fiduciary duties under applicable Delaware law to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. The limited partners of our Operating Partnership expressly will acknowledge that, as the general partner of our Operating Partnership, we are acting for the benefit of our Operating Partnership, the limited partners and our stockholders collectively. When deciding whether to cause our Operating Partnership to take or decline to take any actions, we, as the general partner, will be under no obligation to give priority to the separate interest of (i) the limited partners in our Operating Partnership (including, without limitation, tax considerations of our limited partners except as provided in a separate written agreement) or (ii) our stockholders.

Dividends

The partnership agreement will provide that, subject to the terms of any preferred partnership interests, our Operating Partnership will make non-liquidating dividends at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in our Operating Partnership.

Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each taxable year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership, subject to certain allocations to be made with respect to LTIP Units as described below or the terms of any preferred partnership interests or to effect the varying economic arrangements between the REIT on the one hand and the other investors in the Operating Partnership on the other hand (i.e., the disproportionate bearing of certain fees and expenses). All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect

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the method to be used by our Operating Partnership for allocating taxable items with respect to any contributed property acquired in connection with this offering or thereafter for which fair market value differs from the adjusted tax basis at the time of contribution, or with respect to properties that are revalued and carried for purposes of maintaining capital accounts at a value different from adjusted tax basis at the time of revaluation, and such election shall be binding on all partners.

LTIP Units

We may cause our Operating Partnership to issue LTIP Units, which are intended to qualify as “profits interests” in our Operating Partnership for U.S. federal income tax purposes, to persons providing services to our Operating Partnership. LTIP Units may be issued subject to vesting requirements, which, if they are not met, may result in the automatic forfeiture of any LTIP Units issued. Generally, LTIP Units will be entitled to the same non-liquidating distributions and allocations of profits and losses as the OP Units on a per unit basis.

As with OP Units, liquidating distributions with respect to LTIP Units are made in accordance with the positive capital account balances of the holders of these LTIP Units to the extent associated with these LTIP Units. However, unlike OP Units, upon issuance, LTIP Units generally will have a capital account equal to zero. Upon the sale of all or substantially all of the assets of our Operating Partnership or a book-up event for tax purposes in which the book values of our Operating Partnership’s assets are adjusted, holders of LTIP Units will be entitled to priority allocations of book gain that may be allocated by our Operating Partnership to increase the value of their capital accounts associated with their LTIP Units until these capital accounts are equal, on a per unit basis, to the capital accounts associated with the OP Units. However, if, following the issuance of an LTIP Unit, the assets of the operating partnership are booked down in connection with a book-up event prior to a time at which the LTIP Unit has been specially allocated book gain in an amount necessary to bring its associated capital account balance to the same level as the capital account balance of an OP Unit, book-up gains with respect to subsequent book-up events will not be specially allocated on a priority basis to the LTIP Unit until the cumulative book-up gains of the operating partnership exceed cumulative book losses of the operating partnership during the period from the issuance of such LTIP Unit through the date of such allocation. The amount of these priority allocations will determine the liquidation value of the LTIP Units. In addition, once the capital account associated with a vested LTIP Unit has increased to an amount equal, on a per unit basis, to the capital accounts associated with the OP Units, that LTIP Unit generally may be converted into an OP Unit. The book gain that may be allocated to increase the capital accounts associated with LTIP Units is comprised in part of unrealized gain, if any, inherent in the property of our Operating Partnership on an aggregate basis at the time of a book-up event. Book-up events are events that, for U.S. federal income tax purposes, require a partnership to revalue its property and allocate any unrealized gain or loss since the last book-up event to its partners. Book-up events generally include, among other things, the issuance or redemption by a partnership of more than a de minimis partnership interest.

LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right. LTIP Units, generally, vote with the OP Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.

Term

Our operating partnership will continue indefinitely, or until sooner dissolved upon:

•	our bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

•	the sale or other disposition of all or substantially all of the assets of our Operating Partnership;

•	an election by us in our capacity as the general partner; or

•	entry of a decree of judicial dissolution.

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Tax Matters

Our partnership agreement will provide that we, as the sole general partner of our Operating Partnership, will be the tax matters partner or partnership representative of our Operating Partnership and will have authority to handle tax audits and to make tax elections under the Code on behalf of our Operating Partnership.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification as a qualified opportunity fund and our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a person holding their interest through a partnership or similar pass-through entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to market our common stock or preferred stock, a U.S. expatriate, a U.S. stockholder (as defined below) whose functional currency is not the U.S. dollar or are otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary does not address other federal tax considerations aside from U.S. federal income taxes, such as alternative minimum taxes or estate taxes;

•	this summary assumes that stockholders hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code;

•	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to Belpointe REIT, Inc. and not our Operating Partnership or any other subsidiary.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts, and that a court could agree with the IRS. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we will operate Belpointe REIT, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult

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your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Qualification as a Qualified Opportunity Fund

The following discussion is based on the Proposed Regulations which may be modified or revised subsequent to the date of this offering circular. You are urged to consult with your tax advisors regarding the procedures you need to follow to defer capital gain through investing in a qualified opportunity fund and the tax consequences of purchasing, owning or disposing of our common stock, including the federal, state and local tax consequences of investing capital gains in our shares. While the IRS has stated that eligible taxpayers may rely on the Proposed Regulations with respect to eligible gains that would be recognized before the final regulations are adopted if the taxpayer applies the rules in their entirety, the Proposed Regulations have not been formally adopted and the IRS has indicated that it will be releasing a second round of proposed regulations to deal with issues relating to investments in qualified opportunity funds, which may modify or revise the guidance provided in the Proposed Regulations. As a result, investors may not be able to completely determine the cost or complexity of complying with these investment rules prior to acquiring shares of our common stock in this offering.

General

The Company intends to elect to be a qualified opportunity fund as of January 1, 2019. Under the Proposed Regulations, an entity is able to “self-certify” as a qualified opportunity fund by filing a self-certification form and attaching it to its federal income tax return. The Proposed Regulations permit entities to identify the initial taxable year in which the entity elects to be a qualified opportunity fund and the first month within that year in which the entity elects to be treated as a qualified opportunity fund. Entities do not need go through any special IRS approval process in order to become a qualified opportunity fund.

Asset Test

At least 90% of a qualified opportunity fund’s assets must be qualified opportunity zone property, determined as described below. Qualified opportunity zone property includes (1) qualified opportunity zone stock, (2) qualified opportunity zone partnership interests and (3) qualified opportunity zone business property.

Qualified Opportunity Zone Property. Qualified opportunity zone business property is defined as tangible property used in a trade or business of a qualified opportunity fund, if:

• the property was acquired by the qualified opportunity fund by purchase (defined in the Code as not acquired from a related party) after December 31, 2017,

• either the original use of the property in the qualified opportunity zone commences with the qualified opportunity fund or the fund substantially improves the property and

• during substantially all of the qualified opportunity fund’s holding period of the property, substantially all of the use of the property was in a qualified opportunity zone.

A property will be considered to have been “substantially improved,” only if, during the 30-month period beginning on the date of acquisition of the property, additions to the basis with respect to the property in the hands of the qualified opportunity fund exceed an amount equal to the adjusted basis of the property at the beginning of that 30-month period in the hands of the qualified opportunity fund. Concurrently with the issuance of the Proposed Regulations, the IRS issued a revenue ruling in which it clarified certain provisions of the “use” element of the definition of qualified opportunity zone property. Initially, the revenue ruling provides that the cost of the land within the qualified opportunity zone upon which the building is located is not included in the basis of the property, meaning that the qualified opportunity fund does not need to separately improve the land for the property to constitute qualified opportunity zone property. Second, the revenue ruling states that, if a building exists on the land at the time of its acquisition by a qualified opportunity fund, the building’s “original use” did not commence with the qualified opportunity fund.

Qualified Opportunity Zone Stock. Qualified opportunity zone stock means any stock in a domestic corporation, if:

• the stock is acquired by the qualified opportunity zone fund after December 31, 2017, from the issuer (directly or through an underwriter) solely in exchange for cash,

• at the time the stock was issued, the corporation was a qualified opportunity zone business and

• during substantially all of the qualified opportunity fund’s holding period of the stock, the corporation qualified as a qualified opportunity zone business.

Qualified Opportunity Zone Partnership Interest. Qualified opportunity zone partnership stock means any capital or profits interest in a domestic partnership, if:

• the partnership interest is acquired by the qualified opportunity fund after December 31, 2017 from the partnership for cash,

• at the time the interest was acquired, the partnership was a qualified opportunity zone business and

• during substantially all of the qualified opportunity fund’s holding period of the partnership interest, the partnership qualified as a qualified opportunity zone business.

Qualified Opportunity Zone Business. A qualified opportunity zone business is one that meets the following criteria:

• substantially all (defined in the Proposed Regulations as 70%) of the tangible property owned or leased by the partnership or corporation is qualified opportunity zone property,

• at least 50% of the entity’s total gross income is derived from the active conduct of the business,

• a substantial portion of any intangible property is used in the active conduct of the business,

• less than 5% of the aggregate unadjusted bases of the entity’s property is attributable to nonqualified financial property and

• the business does not include the operation of a golf course, country club, massage parlor, suntan facility, racetrack, gambling establishment, liquor store or bar.

Measuring the Assets. The Code provides that the 90% test is applied by determining the average of the percentage of qualified opportunity zone property held by the qualified opportunity fund at two times during the year. The first measurement is made on the last day of the first 6-month period of the taxable year of the qualified opportunity fund and the second measurement is made on the last day of the qualified opportunity fund’s taxable year. It appears from the draft form on which the qualified opportunity zone will self-certify that the entity does not need to meet the test separately on each testing date. If the average results in less than 90%, the qualified opportunity fund will need to pay a fee for each month it fails the test equal to the shortfall in its 90% asset test multiplied by the IRS underpayment rate (the annual underpayment rate divided by 12).

Taxpayer Deferral of Capital Gains

Deferred Gains. Only capital gains, both long-term and short-term (including any capital gain treated as short-term capital gain under the “carried interest” tax rules) that would otherwise be recognized before January 1, 2027 are eligible to be deferred. The Proposed Regulations state that gain that can be deferred includes (1) capital gain dividends recognized by shareholders of RICs and REITs, (2) unrecaptured Section 1250 gain on the sale of real estate and (3) collectables gain (for example, artwork). The capital gain that can be deferred on Section 1256 contracts (for example, regulated futures contracts and dealer equity options), which require taxpayers to mark to market on an annual basis, is the net gain from all of the taxpayer’s Section 1256 contracts and no the gross amount of gain realized on any single contract. The Proposed Regulations provide that all of the deferred capital gain’s tax attributes are preserved, meaning the character of the gain as short-term or long-term is retained.

Any gain that is not treated at capital gain may not be deferred. Additionally, any gain that is realized by not recognized for federal income tax purposes, including gain in corporate reorganizations, certain partnership transactions and Section 1031 “like-kind” exchanges, is not eligible to be deferred. Capital gain arising from a position that is part of an “offsetting-positions transaction,” such as a straddle, is also not eligible to be deferred.

Date of Investment. In order to be eligible for deferral, a taxpayer must invests capital gains in a qualified opportunity fund within the 180-day period beginning on the date on which the taxpayer would be required to recognize the gain. The recognition date for sale of stock effected on a national securities exchange is the trade date. In the case of a capital gain dividend from a RIC or REIT, the recognition date is the date the dividend is paid. Eligible gains from a sale or exchange of an asset by a partnership (or other pass-through entity), either partnership can elect to defer all or part of the gain or, if the partnership decides not to make a deferral election, the partners to which the pass-through entity allocates the capital gain may elect to defer all or part of the gain. If the partnership is making the election to defer, the 180-day period begins on the date the asset is sold or exchanged and the partnership realizes gain. If the partners are electing to defer the gain, the 180-day period begins either on the last day of partnership’s taxable year in which the gain is realized or, at a partner’s election, the same date as the partnership’s election period would have begun.

Taxation of Taxpayers. The Proposed Regulations indicate that the IRS currently anticipates that a taxpayer will make a deferral election on Form 8949 and will attach that form to the taxpayer’s Federal income tax return for the taxable year in which the taxpayer would have otherwise recognized the gain. The taxpayer is able to elect to defer the eligible gain until the earlier of (1) the date the taxpayer sells or exchanges its investment in the qualified opportunity fund or (2) December 31, 2026. In the case of a disposition of an investment in a qualified opportunity fund, the recognition of the deferred gain would be added to any gain recognized as a result of the appreciation in value of the qualified opportunity fund investment. The Proposed Regulations provide, however, that a taxpayer can avoid including the deferred gain into income upon the sale of its investment in a qualified opportunity fund if the taxpayer makes a new investment in a qualified opportunity fund with 180 days of the date on which the taxpayer would have to include the deferred gain in income and the taxpayer has disposed of its entire initial investment.

The amount of the tax payable by a taxpayer upon the disposition of an investment in a qualified opportunity fund is impacted by the application of the following rules:

• the taxpayers initial basis in a qualified opportunity fund is zero,

• if the investment is held for at least five years, the taxpayer’s basis in the qualified opportunity fund investment is increased by an amount equal to 10% of the gain that the taxpayer elected to defer,

• if the investment is held for at least seven years, the taxpayer’s basis in the qualified opportunity fund investment is further increased by an amount equal to 5% of the gain that the taxpayer elected to defer and

• if the investment is held for at least 10 years, the taxpayer can elect to have the basis in that investment equal its fair market value on the date it is sold or exchanged.

The ability to elect to increase the basis in the investment to its fair market value does not end on December 31, 2028, the date on which the qualified opportunity zone designations terminate. The Proposed Regulations allow taxpayers to make this election for dispositions of investments purchased with eligible deferred gains occurring after the expiration of the 10-year holding period and before January 1, 2048.

Taxation of our Company

General

We intend to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2019, which may be extended by our Board of Directors until the taxable year ending December 31, 2020. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable us to qualify as a REIT beginning with our taxable year ended December 31, 2019. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership~~,~~ and various other qualification tests imposed under the Code discussed below. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and gross income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Requirements for Qualification—Failure to Qualify.”

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation.

However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. See “—Requirements for Qualification—Annual Distribution Requirements.”

•	If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “—Requirements for Qualification—Prohibited Transactions.”

•	If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property will be subject to tax at the highest corporate rate. See “—Requirements for Qualification—Prohibited Transactions” and “—Requirements for Qualification—Foreclosure Property.”

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•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability. See “—Requirements for Qualification—Income Tests.”

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations. See “—Requirements for Qualification—Asset Tests.”

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure. See “—Requirements for Qualification—Failure to Qualify.”

•	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits. See “—Requirements for Qualification—General.”

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years. See “—Requirements for Qualification—Annual Distribution Requirement.”

•	We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRS) if arrangements among us, our tenants and/or our TRS are not comparable to similar arrangements among unrelated parties. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

•	We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 35%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets.”

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis

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in our stock. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Dividends.”

•	We may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

General

We intend to elect to be taxed as a REIT under the Code effective with our taxable year ended December 31, 2019 or such later date as determined by our Board of Directors. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and dividends of income to stockholders, beginning with our taxable year ended December 31, 2019, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder;

(9)	that has no earnings and profits from any non-REIT taxable year as of a successor to any subchapter C corporation at the close of any taxable year; and

(10)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year

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of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, we currently intend to be our taxable year ended December 31, 2019).

We believe that after the offering we will have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above (as described in “Description of Shares—Restriction on Ownership of Shares.”). These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. In addition, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet condition (5), we may issue 125 shares of a new series of preferred stock in a private offering.

We intend to comply with condition (7) above by electing to be taxed as a REIT as part of our U.S. federal income tax return for our taxable year ending December 31, 2019, which may be extended by our Board of Directors until December 31, 2020.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

In addition, as described in condition (9) above, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon our election to be taxable as a REIT, any earnings and profits that we may have accumulated while we were taxable as a C corporation would have to be distributed no later than the end of the first year for which we elect REIT status. If we fail to do so, we would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless we are able to rely on certain relief provisions.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met. REITs that take advantage of this relief provision must pay a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met. Again, REITs that take advantage of this relief provision must pay a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income,

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deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states. Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any wholly-owned domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation (other than a TRS). See “—Requirements for Qualification—Asset Tests” and “—Requirements for Qualification—Income Tests.”

Taxable REIT Subsidiaries. A TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if we have a TRS that owns, directly or indirectly, securities representing more than 35% of the voting power or value of a subsidiary corporation, that subsidiary would also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We may own interests in one or more TRSs that may perform certain services for our tenants, receive management fee income and/or hold interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to pay dividends to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income

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requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Income Tests

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income generally must be derived from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities other than stock or securities held primarily for sale to customers in the ordinary course of our trade or business.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the lessee would qualify as rents from real property had we earned the income directly. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We may directly or indirectly receive dividends from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These dividends generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the income and profits

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of any person. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. For purposes of this analysis, real property includes ancillary personal property whose value is less than 15% of the total value of the collateral. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, the fair market value of the personal property is 15% or more of the total value of the collateral, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. In addition, we may be required to retest an otherwise qualifying mezzanine loan if we modify the loan and the modification results in a “significant modification” of the loan for tax purposes. The retesting is applied by comparing the value of the real property collateral at the time of the modification to the outstanding balance of the modified loan. In certain cases, this could result in a previously qualifying loan becoming unqualified in whole or in part. Moreover, if a mezzanine loan or other loan issued by a partnership or disregarded entity was recharacterized as equity for tax purposes, it would likely mean that we should be treated as owning a preferred partnership interest in the underlying assets and would have to include a share of property revenues and gains in our REIT income tests and asset tests as described below. Although loans between unrelated parties are generally respected as debt for tax purposes, no assurance could be given that such loans would not be recharacterized as equity. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize the REIT’s compliance with the REIT income and asset tests described below. In addition, the treatment of interest-like preferred returns in a partnership or a disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or a TRS.

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If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)       at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt, and debt instruments issued by publicly offered REITs;

(2)       not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)       except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)       not more than 20% of the value of our total assets may be represented by securities of one or more TRSs; and

(5)       not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets will comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through a TRS or

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hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. In such case we would be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

In addition, see the discussion of investments in loans and preferred equity above under “Income Tests” and the discussion below under “Investments in Loans and Preferred Equity” for a discussion of how such investments could impact our ability to meet the asset tests.

Sale-Leaseback Transactions

We may make investments in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

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In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Stockholders — Redemptions of Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.). If the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)       85% of our REIT ordinary income for the year;

(2)       95% of our REIT capital gain net income for the year; and

(3)       any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of dividends that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any dividends that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on

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unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Dividends to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, dividends to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a five-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” Assuming we elect to be taxed as a REIT for the taxable year ending December 31, 2019, we do not believe we have acquired and do not currently expect to acquire assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale),

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or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or (3) that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Investments in Loans and Preferred Equity

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the combined fair market values of the personal and real property combined exceed the balance of the mortgage and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

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The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests described above. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as REIT. In addition, if the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or TRS.

Tax Aspects of Investments in Partnerships

General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, directly or indirectly owns our properties (generally through lower-tier partnerships and disregarded entities, but the operating partnership also may hold properties through lower-tier REITs or TRSs or other taxable corporations).

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by the operating partnership in a lower-tier property partnership.

A partnership (that is not a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership or will be sufficient for us to make the distributions necessary for us to maintain our qualification as a REIT or avoid entity-level taxes. However, as the general partner of the operating partnership, we intend to cause the operating partnership to generally make distributions to us necessary for us to make distributions to our stockholders that will allow us to maintain our qualification as a REIT and to avoid entity-level taxes, but no assurance can be given that the operating partnership will be able to make such distributions.

Generally, an entity with two or more members formed as a partnership or non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or a disregarded entity, if it is treated as having one partner. As a result, if the operating partnership becomes wholly owned by us, it will cease to be a partnership for U.S. federal income tax purposes and become a disregarded entity.

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Domestic unincorporated entities with more than one owner may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership whose interests are not traded on an established securities market will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that the operating partnership or any other partnership in which we indirectly hold an interest will at all times satisfy such safe harbor. We reserve the right to not satisfy any safe harbor.

If the operating partnership has greater than 100 partners for U.S. federal income tax purposes and did not meet any other safe harbor to avoid being treated as a publicly traded partnership, there is a risk that the right of a holder of operating partnership common units to redeem the units for cash (or common stock at our option) could cause operating partnership common units to be considered readily tradable on the substantial equivalent of a secondary market. If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the operating partnership to fail the 90% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90% gross income test, and thus it is possible that differences will arise that prevent us from satisfying the 90% gross income test.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of

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Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Congress recently revised the rules applicable to federal income tax audits of partnerships (such as the operating partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of the operating partnership or one of its subsidiary partnerships.

U.S. Federal Income Tax Considerations for Holders of Our Stock

The following summary describes the material U.S. federal income tax considerations to you of purchasing, owning and disposing of our stock. This summary assumes you hold shares of our stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax exempt entities (except to the extent discussed in “—Taxation of Tax-Exempt Holders of Our Stock”);

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;

•	individual holders subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	non-U.S. corporations or partnerships, and persons who are not residents or citizens of the United States;

•	broker-dealers or dealers in securities or currencies;

•	U.S. expatriates;

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•	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	U.S. persons whose functional currency is not the U.S. dollar; or

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation.

If you are considering purchasing our stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. holder,” we mean a holder of shares of our stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (A) a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions, or (2) it has a valid election in place to be treated as a U.S. person.

If you hold shares of our stock and are not a U.S. holder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes, you are a “non-U.S. holder.”

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Holders of Our Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations, nor, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.

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Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each c lass of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long term capital gains which are to be included in our stockholders’ long term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

•	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Net Operating Losses. Holders may not include in their individual income tax returns any of our net operating or capital losses. Instead these losses are generally carried over by us for potential offset against our future income.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by our company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Stock. A U.S. holder that sells or disposes of shares of stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares of stock for tax purposes. Except as provided below, this gain or loss will be long-term capital gain or loss if the holder has held such stock for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

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Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

(i)       is “substantially disproportionate” with respect to the U.S. stockholder;

(ii)       results in a “complete termination” of the U.S. stockholder’s stock interest in us; or

(iii)       is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including the common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our stock.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Stock.”

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our stock and the effective date of such provision. See “—Foreign Accounts.”

Information Reporting and Backup Withholding. We are required to report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Holders of our Stock.”

Taxation of Tax-Exempt Holders of Our Stock

Dividend income from us and gain arising upon a sale of our shares of stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the

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meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on the transfer and ownership of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.

Distributions Generally. Distributions that are neither attributable to gain from sales or exchanges by us of U.S. real property interests, or “ USRPIs,” nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. If such a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

1)       a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN (or Form W-8BEN-E, as applicable) evidencing eligibility for that reduced treaty rate; or

2)       the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the holder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits. That being said, for withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld

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should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of USRPIs. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of USRPI, generally should not be subject to U.S. federal income taxation, unless:

1)       the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a non-U.S. corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or

2)       the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPI, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to any applicable alternative minimum tax, and any non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded holders of our stock that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified holders that are not also qualified holders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders of our stock should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability, provided the non-U.S. holder furnishes required information to the IRS on a timely basis. If we designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Stock. Except as described below, gain recognized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our stock generally will not be subject to U.S. taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders, subject to certain rules. For purposes of determining whether

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a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (b) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury regulations.

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. holder of such stock would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if:

1)       such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE American; and

2)       such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period.

In addition, dispositions of our stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If gain on the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of the applicable class of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Stock—Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Stock—Distributions Generally.” If the

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redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Holders of Our Stock—Sale of Our Stock.”

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a holder of our stock may be subject to backup withholding with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding generally may be claimed as a credit against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption that occurs outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Holders of our stock should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Tax Rates. The maximum tax rate for non-corporate taxpayers for long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by us as “capital gain dividends.” In general, dividends payable by a REIT that are not “capital gains dividends” are subject to tax at the tax rates applicable to ordinary income, the maximum rate of which for individuals is 37%. Dividends that a REIT properly designates as “qualified dividend income,” however, are subject to a maximum tax rate of 20% in the case of non-corporate taxpayers. In general, dividends payable by a REIT are only eligible to be taxed as qualified dividend income to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received by the REIT from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of stock. Prospective investors should consult their tax advisors regarding the tax rates applicable to them in light of their particular circumstances. For taxable years prior to 2026, individual stockholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce

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the maximum marginal effective federal income tax rate for individuals on the receipt of such ordinary dividends to 29.6%.

Additional Withholding Tax on Payments Made to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on our stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective stockholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes major changes to the Code, including a number of provisions of the Code that may affect the taxation of REITs and the holders of their securities. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain and may not become evident for some period of time. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.

Revised Individual Tax Rates and Deductions

The Tax Act adjusted the tax brackets and reduced the top federal income tax rate for individuals from 39.6% to 37%. In addition, numerous deductions were eliminated or limited, including the deduction for state and local taxes being limited to $10,000 per year. These individual income tax changes are generally effective beginning in 2018, but without further legislation, they will sunset after 2025.

Pass-Through Business Income Tax Rate Lowered through Deduction

Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) and certain other income items are eligible for the deduction. The deduction, however, is subject to complex limitations to its

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availability. As with the other individual income tax changes, the provisions related to the deduction are effective beginning in 2018, but without further legislation, they will sunset after 2025.

Maximum Corporate Tax Rate Reduced Elimination of Corporate Alternative Minimum Tax

The Tax Act reduced the maximum corporate income tax rate from 35% to 21% and reduced the dividends received deduction for certain corporate subsidiaries. The Tax Act also permanently eliminated the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Net Operating Loss Modifications

The Tax Act limited the net operating loss (“NOL”) deduction to 80% of taxable income (before the deduction). The Tax Act also generally eliminated NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law) but allows indefinite NOL carryforwards. The new NOL rules apply beginning in 2018.

Limitations on Interest Deductibility

The Tax Act limits the net interest expense deduction of a business to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. The Tax Act allows a real property trade or business to elect out of such limitation so long as it uses the alternative depreciation system which lengthens the depreciation recovery period with respect to certain property. The limitation with respect to the net interest expense deduction applies beginning in 2018.

Withholding Rate Reduced

The Tax Act reduced the highest rate of withholding with respect to distributions to non-U.S. holders that are treated as attributable to gains from the sale or exchange of U.S. real property interests from 35% to 21%. These provisions are effective beginning in 2018.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. Prospective investors should consult their tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our stock.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making shares of our common stock available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in shares of our common stock (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in shares of our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in shares of our common stock is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in shares of our common stock should consult with their counsel to determine whether an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

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If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant (i.e., under 25%).

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our charter provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

IRAs. Our charter provides that, in the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per share.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and

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development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in shares of our common stock.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in shares of our common stock.

The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions and we may elect to ensure these conditions are satisfied in connection with the offering of the shares. Finally, fiduciaries of Plans should be aware that the Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of shares and that the Manager has financial interests

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associated with the purchase of shares including the fees and other allocations and distributions they may receive from us as a result of the purchase of shares by a Plan.

Form 5500. Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this memorandum of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation,” for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

PLAN OF DISTRIBUTION

We are offering a maximum of up to $50,000,000 in shares of our common stock on a “best efforts maximum” basis. Because this is a “best efforts maximum” offering, we are only required to use our best efforts to sell shares of our common stock. We are offering up to $50,000,000 in shares of common stock in our offering at $100.00 per share until 12 months following commencement of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year and will equal our NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share). The minimum investment amount for initial purchases of shares of our common stock is 100 shares, or $10,000 based on the initial offering price per share. We may terminate this offering at any time.

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase shares of our common stock, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Appendix B, and wire funds for its subscription amount in accordance with the instructions provided therein.

Settlement may occur up to 30 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. Shares of our common stock will be issued to the subscriber as of the date of settlement, which will not occur until an investor’s funds have cleared and we issue the shares of our common stock.

The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Length of Offering

The number of shares that are covered by the offering statement of which this offering circular forms a part is the number that we reasonably expect to be offered and sold within two years from the initial qualification date of the offering statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares covered by the offering statement are not yet sold within two years. With the filing of an offering statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on offering statement is declared qualified (but in any event not more than an additional 180 calendar days).

Pursuant to this offering circular, we are offering to the public all of the shares covered by the offering statement of which this offering circular forms a part. Under Regulation A, we are only allowed to raise up to $50,000,000 in any 12 month period (although we may raise capital in other ways). Although the offering statement covers a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of the maximum number of shares of our common stock that we are permitted to sell pursuant to Regulation A over an unlimited time period by filing a new offering statement prior to the end of the three-year period described in Rule 251(d)(3). We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

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Investment Criteria and Minimum Investment Amount

The shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the shares of our common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when the shares of our common stock are listed on a national securities exchange. See “Investment Criteria” on page iii of this offering circular for the definition of “qualified purchasers” and other investment criteria that may apply. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

The minimum investment required in this offering is 100 shares of common stock, or $10,000 based on the initial offering price of $100.00 per share. Pursuant to a board policy, you may not transfer your shares of common stock in a manner that causes you or your transferee to own fewer than the number of shares of common stock required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These minimum investment requirements are applicable unless and until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares of common stock. We cannot assure you that our shares of common stock will ever be listed on a national securities exchange.

Closing of Sales

In order to maintain our status as a qualified opportunity fund, at least 90% of our assets need to consist of “qualified opportunity zone property.” Currently, we believe that cash does not constitute qualified opportunity zone property. As a result, following our initial closing of the minimum amount, closings of the sales of our shares of common stock will occur on the last business day of each calendar quarter (each, a “Closing Date”), with each subscription payment made during the quarter prior to that Closing Date being held in a non-interest bearing escrow account until the applicable Closing Date. If we determine, however, that accepting all subscriptions submitted in a particular quarter would result in the Company not meeting the 90% asset requirement, we may, in our sole discretion, postpone the acceptance of some or all of such subscriptions by providing the applicable investors a notice of such postponement within 15 days following the end of the quarter. The Company will continue to hold the subscription payments in escrow until such time as the Company would be in compliance with the 90% requirement. Each investor whose investment has been postponed will receive written notice from the Company of the Company’s acceptance of the investor’s subscription within 15 days following the acceptance of the investment. The Company may not, however, hold any subscription payment for more than 12 months following the end of the quarter in which the applicable subscription agreement was delivered. The Company will return any such subscription payment within 30 days following the end of the applicable 12-month period and will provide the prospective investor notice of the return within 15 days following the end of that 12-month period. The Company may, in its sole discretion, conduct closings more frequently than quarterly. On each Closing Date, subscriptions will be accepted by the Company on a first-in, first-out basis up to the dollar amount that the Company can accept and continue to be in compliance with the 90% asset requirement. The Company may, however, accept a subscription that was submitted later than other subscriptions in a particular quarter if the 180-day reinvestment period relating to such subscription would expire if it is carried over to the next quarter. Regardless of the date upon which the subscription payments are released from escrow, the purchase price for the shares of our common stock subject to the applicable subscription agreement will be the price in effect as of the date upon which the investor’s subscription is accepted. The Company will provide the investor with written notice of the purchase price applicable to the shares of our common stock being purchased under its subscription agreement within 15 days following the acceptance of the subscription agreement. The investors will not have the right to withdraw or reconfirm their commitment prior to the acceptance of their subscription agreement or the return of their subscription payment by the Company. The investors will have no rights as stockholders of the Company, including voting and dividend rights, until their subscription agreements have been accepted by the Company.

Certificates Will Not be Issued

We will not issue stock certificates. Instead, our common stock will be recorded and maintained on a stockholder register that we maintain or that we engage a transfer agent to maintain. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our Sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications

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without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to shares of our common stock, these materials will not give a complete understanding of this offering, us or the shares of our common stock and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in shares of our common stock.

Administrative and Processing Agent

We are not selling the shares through commissioned sales agents or underwriters. We will use our existing website, www.belpointereit.com, to provide notification of the offering. This offering circular will be furnished to prospective investors at investorrelations@belpointereit.com via download 24 hours per day, 7 days per week on our website. Our website and our Sponsor’s technology platform will be the exclusive means by which prospective investors may subscribe in this offering.

The shares of our common stock will be issued in a continuous offering. Proceeds for subscriptions must be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by our Manager pursuant to the instructions in the subscription agreement. We will attempt to accept or reject subscriptions within 60 days of receipt. If we accept your subscription, we or our Manager will email you a confirmation. Such funds will be kept in a non-interest bearing escrow account maintained by our Manager until such time as the foregoing determination is made. The subscription agreement is available at www.belpointereit.com.

We have engaged our Transfer Agent to provide certain technology, anti-money laundering (AML), and know your customer (KYC) services in connection with this offering. Neither our Sponsor nor our Manager is participating as an underwriter of this offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or distribute this offering circular or other offering materials to investors. All inquiries regarding this offering should be made directly to the Company.

We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the shares of our common stock under state securities laws; and (v) all costs of our Sponsor’s and Transfer Agent’s services.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase shares of our common stock who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire offering circular and any supplements accompanying this offering circular.

•	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix B.

•	Electronically provide ACH instructions to us for the full purchase price of the shares of our common stock being subscribed for.

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor

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meets the minimum standards of a “qualified purchaser,” and that such subscription for shares of our common stock does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

We will attempt to accept or reject subscriptions within 60 days of receipt by us. If we accept your subscription, we will email you a confirmation.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Investment Requirement

You must initially purchase at least 100 shares of our common stock in this offering, or $10,000 based on the current per share price. In order to satisfy this minimum investment requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

LEGAL MATTERS

Certain legal matters, including the validity of common stock offered hereby, have been passed upon for us by Winston & Strawn LLP, Dallas, Texas.

EXPERTS

The balance sheet of Belpointe REIT, Inc. at July 31, 2018 appearing in this offering circular has been audited by Citrin Cooperman & Company, LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Belpointe REIT, Inc.
Attn: Investor Relations
125 Greenwich Avenue

3rd Floor
Greenwich, Connecticut 06830
investorrelations@belpointereit.com

(203) 883-1944

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INDEX TO FINANCIAL STATEMENTS OF BELPOINTE REIT, INC.

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of July 31, 2018	F-3

Notes to Balance Sheet	F-4

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Board of Directors of Belpointe REIT, Inc.

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Belpointe REIT, Inc. (the “Company”) as of July 31, 2018, and the related notes to the financial statement (collectively, the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of July 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

 /s/ CITRIN COOPERMAN & COMPANY, LLP

We have served as the Company’s auditor since 2018.

New York, New York

August   24, 2018

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Belpointe REIT, Inc. Balance Sheet as of July 31,2018
Assets
Cash	$10,000
Total Assets	$10,000
Commitments and Contingencies
Stockholder's Equity:	—
Common stock, $0.01 par value, 1,000 shares authorized; 100 shares issued and outstanding	10
Additional paid-in capital	9,990
Retained earnings (accumulated deficit)	—
Total Liabilities and Stockholder's equity	$10,000

(See accompanying notes to balance sheet)

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BELPOINTE REIT, INC. NOTES TO BALANCE SHEET

1.       Formation and Organization

Belpointe REIT, Inc. (the “Company”) was formed on June 19, 2018, as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with its fiscal year ending December 31, 2019 or such later date as determined by the Company’s Board of Directors. The Company was organized to initially function as a qualified opportunity fund, as defined in the Internal Revenue Code of 1986, as amended ( the “Code”). As a Qualified Opportunity Fund, the Company's primary purpose is to identify, acquire and development or redevelopment properties located within qualified opportunity zones. The Company may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. All of the Company’s business will be externally managed by Belpointe REIT Manager, LLC (the “Manager”), a Delaware limited liability company.

As of July, 31 2018, the Company has not begun operations.

A maximum of $50,000,000 in the Company’s shares of common stock may be sold to the public in this offering. The Company plans to authorize: (i) 900,000,000 shares of common stock at $.01 par value per share and (ii) 100,000,000 shares of preferred stock. The Company may increase the number of shares of common or preferred stock without stockholder consent. As of July 31, 2018, the Company has issued 100 shares of common stock to Belpointe, LLC (the "Sponsor") for $10,000.

The Company has filed an offering statement on Form 1-A with the SEC with respect to an offering (the “Offering”) of up to $50,000,000 in shares of its common stock, for an initial price of $100.00. The Company intends to have a December 31st fiscal year end.

2.       Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet and related notes of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Organizational, Offering and Related Costs

Organization and offering costs of the Company are initially being paid by the Manager on behalf of the Company. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company anticipates that, pursuant to the Company’s amended and restated operating agreement (the “Operating Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, subject to a minimum offering raise, as described below.

After the Company has raised $2,000,000 in this offering beginning on the date that the Company starts its operations, it will start to reimburse the Manager, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments.

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The Company will not commence any significant operations until it has raised $2,000,000 in the Offering from persons who are not affiliated with the Company or the Sponsor. In the event the minimum number of shares of the Company’s common stock is not sold to the public within 12 months after commencing the Offering, the Company will terminate the offering, will have no obligation to reimburse the Manager or its affiliates for any organization and offering costs and will release all investors from their commitments. As of August  24, 2018, the Manager has incurred organization and offering costs of approximately $75,000 on behalf of the Company. These costs are not recorded in the financial statements of the Company as of July 31, 2018 because such costs are not a liability of the Company until the minimum number of shares of the Company’s common stock are issued. When recorded by the Company, organization costs will be expensed as incurred, and offering costs will be charged to members’ equity as such amounts are reimbursed to the Manager or its affiliates from the gross proceeds of the Offering.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases. The update amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. ASU 2016-02 will be effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

In January 2017, the FASB issued ASU No. 2017-01 Business Combinations (Topic 805), which is intended to clarify the definition of a business and address concerns that the definition of a business had previously been too broad. The pronouncement provides a screen to determine if a set of assets and activities in not a business. The screen requires that when substantially all of the fair value of the gross assets acquired or disposed of is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This standard is effective for interim or annual periods beginning after December 15, 2017 and allows for either full retrospective or modified retrospective adoption. Early adoption is permitted.

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Code and intends to operate as such. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

3.       Related Party Arrangements

Belpointe REIT Manager, LLC

The Company intends to enter into a management agreement with Manager.

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

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The Manager will be reimbursed for organization and offering expenses incurred in conjunction with the Offering subject to achieving the minimum capital raise. The Company will reimburse the Manager for the actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. See Note 2 – Summary of Significant Accounting Policies – Organizational, Offering and Related Costs.

After the Company has raised a minimum of $2,000,000, the Company will pay the Manager a quarterly asset management fee of one-fourth of 0.75%, which, until 12 months following the commencement of this offering, will be based on our offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter.

4.       Economic Dependency

Under various agreements, the Company will engage Belpointe REIT Manager, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Belpointe REIT Manager, LLC and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

5.       Stockholder Redemption Plan

The Company will adopted a stockholder redemption plan whereby, on a quarterly basis, an investor has the opportunity to obtain liquidity. Because the Company’s net asset value (“NAV”) will be calculated at the end of each quarter beginning 12 months following commencement of this offering, the redemption price for shares held ninety (90) days or longer may change between the date the Company receives the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a shareholder will receive may be different from the redemption price on the day the redemption request is made.

In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including to protect the Company’s operations and its non-redeemed shareholders, to prevent an undue burden on the Company’s liquidity, to preserve the Company’s status as a REIT, following any material decrease in our NAV, or for any other reason. However, in the event that the Company amends, suspends or terminates the Company’s redemption plan, the Company will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve the Company’s status as a REIT (for example, if a redemption request would cause a non-redeeming shareholder to violate the ownership limits in the Company’s operating agreement or if a redemption constitutes a “dividend equivalent redemption” that could give rise to a preferential dividend issue, to the extent applicable). Therefore, a shareholder may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.

6.       Subsequent Events

Management has evaluated subsequent events to determine if events or transactions through the date the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statement. Management has evaluated the activity of the Company through August  24, 2018 (the date the financial statement was available to be issued) and determined that the Company did not have any material subsequent events that require disclosure or adjustment to the financial statement.

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APPENDIX A:

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Belpointe, LLC, our Sponsor, and its affiliates, collectively referred to herein as the “prior programs”. Our Sponsor engages in the business of investing in and managing commercial real estate investments on behalf of both individual and institutional clients.

Our Sponsor’s prior programs are Beacon Hill II Investments, LLC (“Beacon Hill”) and Belpointe Multifamily Development Fund I, LP (“BMF”). Each of Beacon Hill and BMF have the goal of seeking “value-add” returns in inefficiently-priced US markets, both on a direct basis and with joint-venture operating partners. Each of Beacon Hill and BMF have made investments that were located in the Northeast United States and included multifamily and mixed-use properties. All investments were fee interests in properties owned directly or with joint venture partners.

We believe that Beacon Hill and BMF have investment objectives similar to ours. Like us, Beacon Hill and BMF were formed to acquire and manage a portfolio of multifamily and mixed-use properties with a focus on markets where the Sponsor feels that the risk-return characteristics are favorable. Nevertheless, there are some factors that differentiate us from the prior programs. The risk profile and return objective of each prior program differs from ours.

The prior programs focused on the acquisition of properties that provided optional risk-adjusted returns regardless of location while our initial acquisitions will be limited to properties located in “qualified opportunity zones.”

This information should be read together with the summary information included in the “Prior Performance Summary” section of the offering circular.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

Description of the Tables

All information contained in the Tables in this Appendix A is as of June 30, 2018. The following tables are included herein:

Table I —	Experience in Raising and Investing Funds

Table II —	Compensation to Sponsor

Table III —	Operating Results of Prior Programs

Table VI —	Acquisition of Properties by Program

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TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

Table I sets forth the experience of the Sponsor and affiliates in raising and investing funds for prior programs, all of which have been nonpublic. Since the Sponsor and affiliates have raised fewer than five such programs, and since all prior programs have investment objectives similar to ours, information is provided on each prior program. Information is provided as to the manner in which the proceeds of the prior programs have been applied. Also set forth is the timing and length of these offerings and the information pertaining to the time period over which the proceeds have been invested. All figures are as of June 30, 2018.

	Beacon Hill	BMF

Dollar amount offered	$6M	$110.4M
Dollar amount raised	6M	110.4M
Less offering expenses
Selling commissions and discounts retained by affiliates	-	-
Organizational expenses [1]	-	.4M
Other [2]	-	1.9M
Reserves	-	-
Percent available for investment	100%	99.5%
Acquisition costs [3]
Cash down payment [4]	6M	135.1M
Prepaid items and fees related to purchase of property [5]	-	-
Acquisition fees	-	-
Other [6]	12.3M	214.8M
Total Acquisition Cost	18.3M	354.4M

Percent leverage (mortgage financing divided by total acquisition cost)	67%	62%
Date offering began	5/19/2015	8/1/2012
Length of offering (in months)	7	31
Months to invest 90% of amount available for investment [7]	1	52
(measured from the beginning of offering)

[1]	Organizational expenses consist of partnership expenses and abandoned pursuit costs paid from partnership committed capital.
[2]	Other offering expenses consist of partnership management fees paid from partnership committed capital.
[3]	Acquisition costs for property investments that are split between funds are shown based on percentage ownership of each fund.
[4]	Cash down payment consists of the aggregate of all purchase prices paid for property purchases.
[5]	Prepaid items and fees related to the purchase of property consist of all other capitalized costs (excluding purchase prices) for each property purchase closing.
[6]	Other acquisition costs consist of renovation, leasing, and other capital expenditures incurred, or anticipated to be incurred, after property purchase.
[7]	Funds are 100% invested as of June 30, 2018.

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TABLE II
COMPENSATION TO SPONSOR
(UNAUDITED)

Table II sets forth the compensation paid to Sponsor and affiliates from prior programs, all of which have been nonpublic. Since the Sponsor and affiliates have raised fewer than five such programs, and since all prior programs have investment objectives similar to ours, information is provided on each prior program. All figures are as of June 30, 2018.

Type of Compensation	Beacon Hill	BMF

Dollar amount offered	$6M	$110.4M
Dollar amount raised	6M	110.4M
Amount paid to sponsor from proceeds of offering:
Underwriting fees	-	-
Acquisition fees
-- real estate commissions	-	-
-- advisory fees [1]	-	1.9M
-- other [2]	-	-
Other	-	-
Dollar amount of cash generated from operations before
deducting payments to sponsor
Amount paid to sponsor from operations:
Property management fees	-	-
Partnership management fees [1]	1.3M	9.1M
Reimbursements [2]	.2M	5.1M
Leasing commissions	-	-
Other [3]	-	-
Dollar amount of property sales and refinancing before
deducting payments to sponsor
-- cash	-	-
-- notes	-	-

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	-	-
Incentive fees	-	-
Other	-	-

[1]	Consists of management fees and are either (i) paid from partnership committed capital and classified as Acquisition fees -- advisory fees, or (ii) paid from operations and classified as management fees paid to Sponsor from operations.
[2]	Consists of expenses and abandoned pursuit costs and are either (i) paid from committed capital and classified as Acquisition fees -- other, or (ii) paid from operations and classified as Reimbursements paid to Sponsor from operations. All partnership expenses and abandoned pursuit costs are either third party expenses or miscellaneous travel or out-of-pocket expenses incurred by Sponsor or its affiliates in connection with abandoned investment opportunities.
[3]	Other payments to Sponsor from operations consist of property management oversight fees paid to an affiliate of Sponsor totaling 0% of gross revenue generated from property investments wholly owned by each program without a joint venture operating partner.

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TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

Table III sets forth the operating results of BMF. Operating results are reported for the calendar year 2015, calendar year 2016, calendar year 2017, and the partial operating year ending June 30, 2018.

______________
	1/1/15 to 12/31/15	1/1/16 to 12/31/16	1/1/17 to 12/31/17	1/1/18 to 6/30/18

Gross Revenues	$4.33M	$16.04M	$20.55M	$12.11M
Profit on sale of properties
Less: Operating expenses	2.73M	8.21M	11.03M	5.46M
Interest expense	1.72M	4.46M	5.57M	3.87M
Depreciation	2.10M	5.39M	7.12M	4.39M
Net Income -- GAAP basis [1]	(2.22M)	(2.02M)	(3.17M)	(1.61M)

Taxable Income [2]
-- from operations	(2.22M)	(2.02M)	(3.17M)	(1.61M)
-- from gain on sale

Cash generated from operations	(.12M)	3.37M	3.95M	2.78M
Cash generated from sales
Cash generated from refinancing
Cash generated from operations, sales and refinancing	(.12M)	3.37M	3.95M	2.78M
Less: Cash distributions to investors
-- from operating cash flow
-- from sales and refinancing
-- from other
Cash generated (deficiency) after cash distributions	(.12M)	3.37M	3.95M	2.78M
Less: Special items (not including sales and refinancing)
Cash generated (deficiency) after cash distributions and special items	(.12M)	3.37M	3.95M	2.78M

Tax and Distribution Data Per $1,000 Invested [3]

Federal Income Tax Results:
Ordinary income (loss)
-- from operations	(2.22M)	(2.02M)	(3.17M)	(1.61M)
-- from recapture
Capital gain (loss)
Cash Distributions to Investors Source (on GAAP basis)
-- Investment income
-- Return of capital
Source (on cash basis)
-- Sales
-- Refinancing
-- Operations
-- other

[1]	Net Income is in accordance with generally accepted accounting principles (GAAP), with the program considered an investment company following the accounting and reporting guidance to investment companies in the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 946, Financial Services - Investment Companies.
[2]	Taxable Income is as recorded on the program partnership tax return for the applicable operating year. 2016 Taxable Income is not yet available.
[3]	Tax and Distribution Data Per $1,000 Invested is calculated based on the cumulative total of invested capital as of each year end.

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TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAM

(UNAUDITED)

Table VI sets forth summary information on the properties acquired by the Sponsor and affiliates in prior programs, all of which have been nonpublic. Since the Sponsor and affiliates have raised fewer than five such programs, and since all prior programs have investment objectives similar to ours, information is provided on each prior program. All figures are as of June 30, 2018.

Gross
				leasable			Contract
				square	Mortgage		purchase	Other	Other
				footage or	financing	Cash	price plus	cash	cash	Total
		Property	Date	number of	at date of	down	acquisition	expenditures	expenditures	acquisition
Property	Location	type	acquired	units	purchase	payment	Fee	expensed	capitalized [4]	cost
[Fund]
The Waypointe	515 West Avenue Norwalk, CT	Mixed-Use	1/2013	464 Units / 60K SF Retail	$91M	$55.1M	$33.7M	$8.6M	$103.8M	$146.1M
The Berkeley at Waypointe	500 West Avenue Norwalk, CT	Mixed-Use	4/2015	129 Units / 11.7K SF Retail/Office	$29.7M	$20.5M	$3.7M	$.9M	$45.6M	$50.2M
Quincy Lofts at Waypointe	30 Orchard Street Norwalk, CT	Multifamily	4/2015	69 Units	$13.5M	$9.1M	$3.5M	$.3M	$18.8M	$22.6M
Pinnacle at Waypointe	467 West Avenue Norwalk, CT	Mixed-Use	1/2013	Proposed 331 Units / 115K SF Retail	$17.4M	$22.4M	$30.1M	-	$9.7M	$39.8M
Baypointe	112 Southfield Avenue Stamford, CT	Multifamily	7/2015	109 Units	$26.7M	$14.9M	$8.5M	$.7M	$32.4M	$41.6M
Harborview at Waypointe	43 Harbor Avenue Norwalk, CT	Multifamily	5/2015	44 Units	$3.2M	$2.4M	$5.6M	-	-	$5.6M

Dreamy Hollow	41 Wolfpit Avenue Norwalk, CT	Multifamily	8/2016	164 Units	$23M	$4.9M	$22.9M	$1.5M	$3.5M	$27.9M
The Frost Building	520 West Avenue Norwalk, CT	Retail / Medical Office	1/2014	28.2K SF	$8.7M	$2M	-	-	-	$10.7M
Seligson Building	605 West Avenue Norwalk, CT	Retail / Medical Office	1/2014	32.2K SF	$5.6M	$1.4M	-	-	-	$7M
Highpointe	Main Street/ North Avenue Norwalk, CT	Mixed-Use	7/2015	Proposed 278 Units / 17K SF Retail	$.5M	$2.4M	$1.9M	-	$1M	$2.9M
Beacon Hill of Greenwich II	70 Sound View Drive Greenwich,CT	Multifamily	11/2015	9 Units	$12.3M	$6M	$7.5M	$.8M	$10M	$18.3M

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APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT FOR

QUALIFIED PURCHASERS

BELPOINTE REIT, INC., A MARYLAND CORPORATION

This is a Subscription for Shares of Common Stock of

Belpointe REIT, Inc. (“Belpointe”)

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of , by and between the undersigned (the “Subscriber,” “Investor,” or “you”) and Belpointe REIT, Inc., a Maryland corporation (“Belpointe” or “we” or “us” or “our”), with reference to the facts set forth below. ONCE YOU HAVE COMPLETED YOUR REVIEW OF THE TERMS OF THIS DOCUMENT, PLEASE SIGN THIS DOCUMENT AND COMPLETE THE INVESTOR INFORMATION THAT FOLLOWS THE SIGNATURE PAGE.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by Belpointe) certain Shares of Common Stock (the “Common Shares”), as set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular, dated as of [DATE] (the “Offering Circular”) of Belpointe.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

NOTE TO INVESTORS WHO SUBSCRIBE PRIOR TO BELPOINTE RAISING THE MINIMUM OFFERING AMOUNT

Notwithstanding anything in this Subscription Agreement to the contrary, we may not accept subscriptions until such time as we have received subscriptions equaling the minimum offering amount, which is $2,000,000. Until the minimum threshold is met, Investors’ funds will be held in escrow. The funds will be drawn by us using an ACH electronic fund transfer through the Automated Clearing House network only after the $2,000,000 minimum threshold has been met.

Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

Belpointe REIT, Inc.
Attention: Investor Relations
125 Greenwich Avenue

3rd Floor
Greenwich, CT 06830

1.	Subscription for and Purchase of the Common Shares.

1.1                Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Common Shares (the “Purchase”) in the amount of the purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

1.2                The Subscriber must initially purchase at least 100 Common Shares in this offering. There is no minimum subscription requirement on additional purchases once the Subscriber has purchased the requisite minimum of 100 Common Shares.

1.3                The offering of Common Shares is described in the Offering Circular, that is available through the online website platform www.belpointereit.com (the “Site”), as well as on the SEC’s EDGAR website. Please read this Agreement and the Offering Circular. While they are subject to change, as described below, Belpointe advises you to print and retain a copy of these documents for your records. By signing

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electronically below, you agree to the following terms and agree to transact business with us and to receive communications relating to the Common Shares electronically.

1.4                Belpointe has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.5                Once you make a funding commitment to purchase Common Shares, it is irrevocable until the Common Shares are issued, the Purchase is rejected by Belpointe, or Belpointe otherwise determines not to consummate the transaction.

2.	Purchase of the Common Shares.

2.1                The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, is submitting herewith to Belpointe the Purchase Price as agreed to by Belpointe on the Site.

2.2                If Belpointe returns the Subscriber’s Purchase Price to the Subscriber, Belpointe will not pay any interest to the Subscriber.

2.3                If this Subscription is accepted by Belpointe, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares and all other applicable documents or instruments of Belpointe, including the Operating Agreement. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Common Shares.

2.4                In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber to Belpointe for the Common Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, Belpointe shall refund to the Subscriber any payment made by the Subscriber to Belpointe with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3.	Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to Belpointe the following:

3.1                The information that the Subscriber has furnished herein regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that Belpointe accepts this subscription. Further, the Subscriber shall immediately notify Belpointe of any change in any statement made herein prior to the Subscriber’s receipt of Belpointe’s acceptance of this Subscription, including, without limitation, Subscriber’s status as an “accredited investor” and/or “qualified purchaser”. The representations and warranties made by the Subscriber may be fully relied upon by Belpointe and by any investigating party relying on them.

3.2                The Subscriber, if an entity, is, and shall at all times while it holds Common Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

3.3                The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and

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deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by Belpointe, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.4                At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by Belpointe or any other person that:

a.	A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

b.	The past performance or experience on the part of Belpointe and/or its officers or directors does not in any way indicate the predictable or probable results of the ownership of the Common Shares or the overall Belpointe venture.

3.5                The Subscriber has received this Agreement and the Offering Circular. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by Belpointe or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with Belpointe and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with the Purchase.

3.6                The Subscriber understands that the Common Shares being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Common Shares. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.7                The Subscriber understands that any forecasts or predictions as to Belpointe’s performance are based on estimates, assumptions and forecasts that Belpointe believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.8                The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in Belpointe.

3.9                The amount of Common Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons).

3.10             The Subscriber has had an opportunity to ask questions of Belpointe or anyone acting on its behalf and to receive answers concerning the terms of this Agreement and the Common Shares, as well as about Belpointe and its business generally, and to obtain any additional information that Belpointe possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.11             The Subscriber agrees to provide any additional documentation Belpointe may reasonably request, including documentation as may be required by Belpointe to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

3.12             The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Common Shares offered pursuant hereto, has made any finding or determination relating to the fairness

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for investment of the Common Shares, or has recommended or endorsed the Common Shares, and that the Common Shares have not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.13             The Subscriber understands that Belpointe has not been registered under the Investment Company Act of 1940. In addition, the Subscriber understands that Belpointe is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

3.14             The Subscriber is subscribing for and purchasing the Common Shares without being furnished any offering literature, other than the Offering Circular and this Agreement, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from Belpointe in writing, and without receiving any representations or warranties from Belpointe or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any investigation made by the Subscriber or Subscriber’s advisors.

3.15             The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to Belpointe. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.16             The Subscriber is subscribing for and purchasing the Common Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.17             The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.18             Belpointe’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

(a)	None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(b)	To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause Belpointe or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder.

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(c)	When requested by Belpointe, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that Belpointe may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person1 to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. Belpointe reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to Belpointe. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

(d)	Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber which is an entity, any Related Person is:

(i)	a Prohibited Investor;

(ii)
a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

1 For purposes of this Section 3.18, the terms “Related Person”, “Prohibited Investor”, “Senior Foreign Political Figure”, “Close Associate”, “Non-Cooperative Jurisdiction” and “Foreign Shell Bank” shall have the meanings described below: “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure; “Foreign Shell Bank” shall mean a Foreign Bank without a presence in any country.

(i)                  a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate; “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur; “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to Belpointe in connection therewith; “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained

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by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan; “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

(iii)
a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(e)	The Subscriber hereby agrees to immediately notify Belpointe if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 3.18 have become incorrect or if there is any change in the information affecting these representations and covenants.

(f)	The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, Belpointe may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Common Shares.

3.19             The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning Belpointe and to consult with independent tax advisers regarding the tax consequences of investing through Belpointe. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that Belpointe is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

4.	Ownership Limitation. The Subscriber acknowledges and agrees that, pursuant to the terms of the operating agreement, the Subscriber generally cannot own, or be deemed to own by virtue of certain attribution provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and as set forth in Belpointe’s Articles of Incorporation (the “Charter”), either more than 9.8% in value or in number of our Common Shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive. The Charter will include additional restrictions on ownership, including ownership that would result in (i) us being “closely held” within the meaning of Section 856(h) of the Code, (ii) us failing to qualify as a REIT or (iii) our shares being beneficially owned by fewer than 100 persons (as determined under Section 856(a)(5) of the Code). The Subscriber also acknowledges and agrees that, pursuant to the terms of the Charter, the Subscriber’s ownership of our Common Shares cannot cause any other person to violate the foregoing limitations on ownership.

5.	Tax Forms. The Subscriber will also need to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to us. The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate Internal Revenue Service (“IRS”) Form W-8 (and any accompanying required documentation), as applicable, when submitted to us will be true, correct and complete. The Subscriber shall (i) promptly inform us of any change in such information, and (ii) furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the IRS instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us.

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6.	No Advisory Relationship. You acknowledge and agree that the purchase and sale of the Common Shares pursuant to this Agreement is an arms-length transaction between you and Belpointe. In connection with the purchase and sale of the Common Shares, Belpointe is not acting as your agent or fiduciary. Belpointe assumes no advisory or fiduciary responsibility in your favor in connection with the Common Shares or the corresponding project investments. Belpointe has not provided you with any legal, accounting, regulatory or tax advice with respect to the Common Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

7.	Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid Belpointe being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) you be allowed by Belpointe to return the Common Shares to Belpointe for a refund or (ii) Belpointe be mandated or ordered to redeem or withdraw Common Shares held or owned by you.

8.	Miscellaneous Provisions.

8.1                This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without regard to the conflicts of laws principles thereof).

8.2                All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of Belpointe (or that you submitted to us via the Site). You shall send all notices or other communications required to be given hereunder to Belpointe via email at investorrelations@belpointereit.com (with a copy to be sent concurrently via prepaid certified mail to: Belpointe REIT Manager, LLC, 125 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830 Attention: Investor Relations. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Maryland are legally closed for business.

8.3                This Agreement, or the rights, obligations or interests of the Subscriber hereunder, may not be assigned, transferred or delegated without the prior written consent of Belpointe. Any such assignment, transfer or delegation in violation of this section shall be null and void.

8.4                The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

8.5                Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

8.6                If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.7                In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

8.8                This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein (including, without limitation, the Common Shares) constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with Belpointe with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between us.

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8.9                This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8.10             The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

8.11             The parties acknowledge that there are no third party beneficiaries of this Agreement, except for any affiliates of Belpointe that may be involved in the issuance or servicing of Common Shares, which the parties expressly agree shall be third party beneficiaries hereof.

9.	Consent to Electronic Delivery. The Subscriber hereby agrees that Belpointe may deliver all notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of Belpointe and its investments required or permitted to be provided to the Subscriber under the Charter or hereunder by means e-mail or by posting on an electronic message board or by other means of electronic communication. You will need to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the Site or to the mail address you provide to us. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to your or our rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with us electronically is yours. This document informs you of your rights concerning Disclosures.

(a)       Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

(b)     Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below.

(c)         Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

(d)       How to Contact Us Regarding Electronic Disclosures. You can contact us via email at investorrelations@belpointereit.com.

You may also reach us in writing at the following address: Belpointe REIT, Inc., 125 Greenwich Avenue, 3rd Floor, Greenwich, CT, 06830; Attention: Investor Support. You agree to keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered e-mail address changes, you must notify us of the change by sending an email to investorrelations@belpointereit.com. You also agree to update your registered residence address and telephone number on the Site if they change. You will print a copy of this Agreement for your records, and you agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Site.

10.	Consent to Electronic Delivery of Tax Documents.

(a)               Please read this disclosure about how we will provide certain documents that we are required by the IRS to send to you (“Tax Documents”) in connection with your Common Shares. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Form 1099. Occasionally, we are required to send you corrected Tax Documents. Additionally, we may include inserts with your Tax Documents. We are required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

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(b)                Agreement to Receive Tax Documents Electronically. By executing this Agreement, you are consenting in the affirmative that we may send Tax Documents to you electronically, and acknowledging that you are able to access Tax Documents from the Site. If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

(c)              How We Will Notify You That a Tax Document is Available. On or before the required IRS-designated due date for your Tax Document, you will receive an electronic notification via email when your Tax Documents are ready for access on the Site. Your Tax Documents are maintained on the Site through at least October 15 of the applicable tax year, at a minimum, should you ever need to access them again.

(d)             Your Option to Receive Paper Copies. To obtain a paper copy of your Tax Documents, you can print one by visiting the Belpointe web site. You can also contact us at investorrelations@belpointereit.com and request a paper copy.

(e)                  Withdrawal of Consent to Receive Electronic Notices. You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to:

Belpointe REIT, Inc.
Attention: Investor Support
125 Greenwich Avenue

3rd Floor
Greenwich, CT 06830

If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

(f)                  Termination of Electronic Delivery of Tax Documents. We may terminate your request for electronic delivery of Tax Documents without your withdrawal of consent in writing in the following instances:

·	You don't have a password for your Belpointe account

·	Your Belpointe account is closed

·	You were removed from the Belpointe account

·	Your role or authority on the Belpointe account changed in a manner that no longer allows you to consent to electronic delivery

·	We received three consecutive email notifications that indicate your email address is no longer valid

·	We cancel the electronic delivery of Tax Documents

(g)              You Must Keep Your E-mail Address Current With Us. You must promptly notify us of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us at investorrelations@belpointereit.com.

(h)              Hardware and Software Requirements. In order to access and retain Tax Documents electronically, you must satisfy the computer hardware and software requirements as set forth above in Section 10(c) of this Agreement. You will also need a printer if you wish to print Tax Documents on paper, and electronic storage if you wish to download and save Tax Documents to your computer.

11.	Limitations on Damages. IN NO EVENT SHALL BELPOINTE BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF

INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

12.	Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

[Signature page to follow]

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IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that it has read and understood the risk factors set forth in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

Print Name of Subscriber

Description of Entity (if applicable)

Signature of Subscriber

Name of Person Signing on behalf of Subscriber

Title (if applicable)

AGREED AND ACCEPTED BY

Belpointe REIT, Inc.

By:

Name: Brandon Lacoff

Title: Chief Executive Officer

Belpointe REIT, Inc.

125 Greenwich Avenue

3rd Floor

Greenwich, CT 06830

investorrelations@belpointereit.com

1.	YOUR INVESTMENT

Investment Amount $	☐ Initial Purchase
(The minimum investment is $10,000)	☐ Subsequent Purchase

Investment Method
☐ By mail	Attach a check to this agreement. Make all checks* payable to:___________, as Escrow Agent for Belpointe REIT, Inc.
☐ By wire	Account Name: [ ] Routing Number: [ ] Account Number: [ ] Beneficiary: UMB Bank, N.A. as Escrow Agent for Belpointe REIT, Inc.
☐ Financial advisor

* Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.

2.	OWNERSHIP TYPE (Select only one)

Non-Custodial Account Type	Third Party Custodial Account Type
BROKERAGE ACCOUNT NUMBER	CUSTODIAN ACCOUNT NUMBER
☐ INDIVIDUAL OR JOINT TENANT WITH RIGHTS OF SURVIVORSHIP	☐ IRA
☐ TRANSFER ON DEATH Optional designation. Not available for Louisiana residents. See Section 3D.	☐ ROTHIRA
☐ SEPIRA
☐ TENANTS IN COMMON	☐ SIMPLEIRA
☐ COMMUNITY PROPERTY	☐ OTHER

☐ UNIFORM GIFT/TRANSFER TO MINORS State of	CUSTODIANINFORMATION (To be completed by Custodian)
CUSTODIANNAME
☐ PENSION PLAN Include Certification of Investment Powers Form	CUSTODIANTAX ID #
☐ TRUST Include Certification of Investment Powers Form	CUSTODIANPHONE #
☐ CORPORATION / PARTNERSHIP / OTHER
Corporate Resolution or Partnership Agreement Required

INVESTOR INFORMATION

A. Investor Name (Investor/Trustee/Executor/Authorized Signatory Information)

(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name	(MI) Last Name	Gender

Social Security Number	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)
☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W8-BEN)	Country of Citizenship

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name	(MI) Last Name	Gender

Social Security Number	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)
☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W8-BEN)	Country of Citizenship

C. Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name	Tax ID Number	Date of Trust	Exemptions (See Form W-9 instructions at www.irs.gov)

Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership			Exempt payee code (if any)

☐ Other			Exemption from FATCA reporting code (if any)

D.	Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary
☐ Secondary %

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary
☐ Secondary %

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary
☐ Secondary %

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary
☐ Secondary %

4.	CONTACT INFORMATION (If different than provided in Section 3A)

Email Address

Mailing Address	City	State	Zip Code

5.	SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTIONS (Select only one)

A.	☐	Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.)

B.	☐	Cash/Check Mailed to Third Party/Custodian

Name/Entity Name/Financial Institution	Mailing Address

City	State	Zip Code	Account Number (Required)

C.	☐	Cash/Direct Deposit Attach a pre-printed voided check. (Non-Custodian Investors Only)

I authorize Belpointe REIT, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Belpointe REIT, Inc.in writing to cancel it. In the event that Belpointe REIT, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State

Your Bank’s ABA Routing Number	Your Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

6.	FINANCIAL ADVISOR INFORMATION (Required Information. All fields must be completed)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.

Broker-Dealer	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

E-mail Address	Fax Number

The undersigned confirm(s) that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of the Common Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Common Shares; (iv) have delivered or made available a current Offering Circular and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Offering Circular and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for the Common Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

X
	Financial Advisor Signature	Date

Qualified Opportunity Fund Representations

By checking the following box, the Subscriber is representing that all, or some portion, of its investment consists of capital gains from the disposition of a previously owned asset (the “Asset”). ☐

The Asset was disposed as of the following date: ______________.

The amount of capital gains being invested is $ _________.

Belpointe REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Belpointe REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

BELPOINTE REIT, INC.

UP TO $50,000,000 IN SHARES OF COMMON STOCK

OFFERING CIRCULAR

[_______], 2018

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth above. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1	Form of Articles of Amendment and Restatement
2.2	Form of Amended and Restated Bylaws
4.1	Form of Subscription Package (included in the Offering Circular as Appendix B and incorporated herein by references)
6.1	Form of Agreement of Limited Partnership of Belpointe REIT OP, LP
6.2	Form of Management Agreement by and among Belpointe REIT, Inc., Belpointe REIT OP, LP and Belpointe REIT, Manager, LLC
6.3	Form of Employee and Cost Sharing Agreement by and between Belpointe, LLC and Belpointe REIT Manager, LLC
11.1	Consent Winston & Strawn LLP (included in Exhibit 12.1)
11.2	Consent of Citrin Cooperman & Company, LLP

12.1	Opinion of Winston & Strawn LLP as to the legality of the securities being qualified

 ________________

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on December 6, 2018.

Belpointe REIT, Inc.

By:	/s/ Brandon Lacoff
Name: Brandon Lacoff
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brandon Lacoff	Director and Chief Executive Officer
Brandon Lacoff		December 6, 2018

/s/ Martin Lacoff	Director, Chief Strategic Officer
Martin Lacoff		December 6, 2018

Exhibit No. 2.1

BELPOINTE REIT, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Belpointe REIT, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter of the Corporation (as may be amended, supplemented or modified, the “Charter”) currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

The undersigned, Kenneth L. Betts, whose address is c/o, Winston & Strawn LLP, 2121 North Pearl Street, Suite 900, Dallas, Texas 75201, being at least 18 years of age, formed the Corporation under the general laws of the State of Maryland on June 19, 2018.

ARTICLE II

NAME

The name of the Corporation is:

Belpointe REIT, Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the Charter, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Inc., 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Inc. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1            Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation (the “Board of Directors”) and, except as otherwise expressly provided for by law, the Charter or the bylaws of the Corporation (as may be amended, supplemented or modified, the “Bylaws”), all of the powers of the Corporation shall be vested in the Board of Directors. The number of directors of the Corporation is two, which number may be increased or decreased in accordance with the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”).

During any period when the holders of one or more classes or series of Preferred Stock shall have the right, voting separately or together with holders of one or more other classes or series of Preferred Stock, to elect additional directors as provided for or fixed pursuant to the provisions of Article VI, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of Article VI, whenever the holders of any such classes or series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors shall automatically terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

At the time of the approval of these articles of amendment and restatement, the Corporation has two directors, and the names and classes of the directors currently in office are:

Brandon Lacoff Class III

Martin Lacoff Class II

The Board of Directors may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws. The Corporation elects, at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock and except for any rights of stockholders to fill a vacancy created by the removal of a director as may be required by statute, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualified.

Section 5.2            Classes of Directors. The Board of Directors shall be classified into three classes, equal or approximately equal in number. Each such class of directors shall be elected for successive terms ending at the annual meeting of the stockholders the third year after election and until his or her successor is elected and qualified. In the event of an increase or decrease in the number of directors, and the number of directors is not divisible evenly by three, the remaining directors by majority vote shall determine the number of directors to be in each class of directors, with each class to be approximately equal in number, to be effective after expiration of the remaining terms of any class which have a reduction in number due to a decrease in the number of directors.

Class I directors shall hold office until the first annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified, Class II directors shall hold office until the second annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified, and Class III directors shall hold office until the third annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified, in all cases subject to a director’s earlier death, resignation or removal.

Section 5.3            Authorization by Board of Stock Issuance. The Board of Directors, without the approval of the stockholders of the Corporation, may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration, if any, as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4            Preemptive or Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute (except as provided by Section 3-708 of the MGCL, if and to the extent that the Maryland Control Share Acquisition Act is applicable) unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.5            Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6            Determinations by Board. In addition to, and without limitation of, the general grant of power and authority to the Board of Directors under Section 5.1, the determination as to any of the following matters, made by the Board of Directors or by an officer of the Corporation pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; (b) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of any class or series of stock of the Corporation; (e) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; (f) the number of shares of stock of any class or series of the Corporation or the value thereof; (g) any matter relating to the acquisition, holding or disposition of any assets by the Corporation; or (h) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7            REIT Qualification. If the Corporation elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in the Charter is no longer required for REIT qualification.

Section 5.8            Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, a director may only be removed for cause at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast generally in the election of directors. For purposes of this section, “cause” shall mean, with respect to any director, a final non-appealable judgment of a court of competent jurisdiction holding that the director committed fraud, gross negligence or willful misconduct. For avoidance of doubt, if the number of directors of the Corporation is decreased as of the end of the then current term of one or more directors, then any such directors who are not reelected for subsequent terms shall cease to be directors of the Corporation as of the end of the current term; provided that if the total number of directors elected for a subsequent term is less than the total number of directorships up for election, then the terms of the directors who were not reelected will continue until their successors are elected; provided further that the number of directors who were not reelected whose terms will continue as set forth above may not exceed the difference obtained by subtracting the total number of directors elected for a subsequent term from the total number of directorships up for election, and if the number of directors who were not reelected exceeds such difference, then only the terms of such directors who were nominated by the Board of Directors for reelection will continue.

Section 5.9            Tender Offers. If any stockholder of the Corporation makes a tender offer, including, without limitation, a “mini-tender” offer, such stockholder must comply with all of the provisions set forth in Regulation 14D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, disclosure and notice requirements, which would be applicable if the tender offer was for more than 5% of the outstanding securities of the Corporation; provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such stockholder must provide notice to the Corporation at least 10 Business Days prior to initiating any such tender offer. The term “Business Day” shall have the meaning set forth in Section 7.1. If any stockholder initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Corporation, in its sole discretion, shall have the right to redeem such non-compliant stockholder’s shares of Capital Stock and any shares of Capital Stock acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) with respect to Common Stock, the price then being paid per share of Common Stock purchased in the Corporation’s latest offering of Common Stock at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to a distribution reinvestment plan, if any), (ii) the fair market value of the shares as determined by an independent valuation obtained by the Corporation or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The term “Capital Stock” shall have the meaning set forth in Section 7.1. The Corporation may purchase such Tendered Shares upon delivery of the purchase price to the stockholder initiating such Non-Compliant Tender Offer, and, upon such delivery, the Corporation may instruct any transfer agent to transfer such purchased shares to the Corporation. In addition, any stockholder who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Corporation in connection with the enforcement of the provisions of this Section 5.9, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Corporation. The Corporation maintains the right to offset any such expenses against the dollar amount to be paid by the Corporation for the purchase of Tendered Shares pursuant to this Section 5.9. In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

ARTICLE VI

STOCK

Section 6.1            Authorized Shares. The Corporation has authority to issue 1,000,000,000 shares of stock, consisting of 900,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 100,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $10,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2            Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3            Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of stock.

Section 6.4            Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of the State of Maryland.

Section 6.5            Majority Vote Sufficient. Except as specifically provided in the Bylaws or in Section 5.8 or in the last sentence of Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 6.6            Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

Section 6.7            Voting Rights of Any Class or Series. The holders of stock of any class or series shall have exclusive voting rights on any proposed amendment to the Charter that would alter only the contract rights, as expressly set forth in the Charter, of that class or series, unless the terms of such class or series as set forth in the Charter shall expressly provide otherwise.

Section 6.8            Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1            Definitions. The following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Capital Stock, excluding any such outstanding Capital Stock that is not treated as outstanding for U.S. federal income tax purposes. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Sections 856(h)(1) and/or 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code, provided, however, that in determining the number of shares Beneficially Owned by a Person, no share shall be counted more than once. Whenever a Person Beneficially Owns shares of Capital Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever the Charter requires a determination of the percentage of outstanding shares of a class of Capital Stock Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.

Benefit Plan Investors. The term “Benefit Plan Investors” shall have the meaning provided in the Plan Asset Regulation.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation, excluding any such stock that is not treated as outstanding for U.S. federal income tax purposes. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act thereto.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by this Charter or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean the percentage limit established by this Charter or the Board of Directors pursuant to Section 7.2.7 provided that the affected Excepted Holder agrees to comply with the requirements, if any, established by the Board of Directors pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the later of (i) the commencement of the initial public offering of shares of the Corporation’s common stock qualified on an Offering Statement on Form 1-A and (ii) the first date of the first taxable year for which the Corporation elects to be taxable as a REIT under the Code.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the fair market value of such Capital Stock, as solely determined by the Trustee, taking-into account the Closing Price for such Capital Stock on such date. and all other relevant factors for valuing such capital Stock (including market conditions, the size of the block of Capital Stock to be liquidated and, with respect to determining the value on the date of a deemed transfer to the Trust, any control premium ultimately paid by a purchaser of such Capital Stock from the Trust to the extent relevant). In making such determination, the Trustee shall not be restricted from using any valuation method or resources at its disposal; provided that the Trustee (i) gives due regard to the market conditions and the size of the block of shares being liquidated, (ii) consistently takes into account all relevant factors for valuing such shares at each applicable point in time (including, with respect to determining the value on the date of the deemed transfer to the Trust, any control premium ultimately paid by a purchaser of the shares from the Trust, to the extent relevant) and (iii) consistently applies the methodology it selects at the time of each fair market value determination. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by FINRA’s OTC Bulletin Board service or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.

NAV. The term “NAV” shall mean the net asset value of the Corporation as determined in accordance with the procedures outlined in the Corporation’s Bylaws.

NAV per Share. The term “NAV per Share” shall mean the Corporation’s NAV, divided by the number of shares of the Corporation’s outstanding Common Stock on a fully diluted basis.

Non-Transfer Event. The term “Non-Transfer Event” shall mean any event or other change in circumstances other than a purported Transfer, including, without limitation, any change in the value of any shares of Capital Stock.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Offering. The term “Offering” shall mean any offering and sale of shares of Capital Stock.

Person. The term “Person” shall mean an individual, corporation, association, partnership, limited liability company, business trust, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Exchange Act.

Plan Asset Regulation. The term “Plan Asset Regulation” shall mean 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who but for the provisions of Section 7.2.1 would Beneficially Own or Constructively Own shares of Capital Stock and, if appropriate in the context, shall also mean any Person who would have been the record or actual owner of the shares that the Prohibited Owner would have so owned.

Publicly-Offered Security. The term “Publicly-Offered Security” shall have the meaning provided in the Plan Asset Regulation.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day on which the Corporation determines pursuant to Section 5.7 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT, but only with respect to such restrictions and limitations.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Capital Stock, or the right to vote or receive distributions on Capital Stock, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option) or entering into any agreement for the sale, transfer or other disposition of Capital Stock (or of Beneficial Ownership or Constructive Ownership of Capital Stock), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code and is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2            Capital Stock.

Section 7.2.1      Ownership Limitations. During the period commencing on the Initial Date (except as otherwise provided in Section 7.2(a)(i)(1) – (2), Section 7.2.1(a)(ii)(1) and Section 7.2.1(a)(iv)) and prior to the Restriction Termination Date:

(a)               Basic Restrictions.

(i)                 (1) Commencing on the first date of the second taxable year for which the Corporation elects to be taxable as a REIT under the Code, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) commencing on the first date of the second taxable year for which the Corporation elects to be taxable as a REIT under the Code, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)              No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation (1) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); provided, however, that Section 7.2.1(a)(ii)(1) shall not apply until the period commencing on the last day of the first half of the second taxable year for which the Corporation has elected to be taxable as a REIT.

(iii)            No Person, other than an Excepted Holder, shall Constructively Own shares of Capital Stock to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, (1) Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code or (2) as a result of causing any entity that the Corporation intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such).

(iv)             Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; provided, however, that this Section 7.2.1(a)(iv) shall not apply to a Transfer of shares of Capital Stock occurring in the Corporation’s first taxable year for which a REIT election is made.

(b)               Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) or Non-Transfer Event occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii), or (iii).

(i)                 then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership (as applicable) of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii), or (iii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the exclusive benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event and such Person (and, if different, the direct or beneficial owner of such shares) shall acquire no rights in such shares (and shall be divested of its rights in such shares); provided, however,

(ii)              if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i), (ii), or (iii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii), or (iii) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2      Remedies for Breach.

(a)               If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 7.2.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1(a) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfers or attempted Transfers or Non-Transfer Events in violation of Section 7.2.1(a) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer or Non-Transfer Event shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof. Nothing herein shall limit the ability of the Board of Directors to grant a waiver as may be permitted under Section 7.2.7.

Section 7.2.3      Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who held or would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s qualification as a REIT.

Section 7.2.4      Owners Required To Provide Information. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a)               every owner of 5% or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding shares of any class or series of Capital Stock (or any class or series thereof), within 30 days after the end of each taxable year of the Corporation, shall provide in writing to the Corporation the name and address of such owner, the class, series, and number of shares of each class and series of Common Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s qualification as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

(b)               each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide in writing to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5      Remedies Not Limited. Subject to Section 5.7, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s qualification as a REIT.

Section 7.2.6      Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or Section 7.3 requires an action by the Board of Directors and this Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.2) acquired or retained Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually or beneficially owned by such Person, and then against the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned or beneficially owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7      Exceptions.

(a)               Subject to Section 7.2.1(a)(ii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit set forth in Section 7.2.1(a)(i)(1) or (2), as the case may be, may establish or increase an Excepted Holder Limit for such Person and/or may prospectively or retroactively waive the provisions of Section 7.2.1(a)(iii) with respect to a Person. As a condition to granting any exemption pursuant to this Section 7.2.7(a), the Board of Directors may require one or more of the following:

(i)                 the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock in violation of the limitations imposed by the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit set forth in Section 7.2.1(a)(i)(1) and (2) or the limitations imposed by Section

7.2.1(a)(iii), as applicable, will not now or in the future jeopardize the Corporation’s ability to qualify as a REIT under the Code; and

(ii)              such Person agrees that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 7.2.1(b) and Section 7.3.

(b)               Prior to granting any exemption or waiver or creating any Excepted Holder Limit pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exemption or waiver or creating any Excepted Holder Limit.

(c)               Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)               The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

(e)               In connection with granting any exemption or waiver or creating any Excepted Holder Limit pursuant to Section 7.2.7(a), the Board of Directors may include such terms and conditions in such waiver as it determines are advisable, including providing the holder of such waiver with certain exclusive opportunities to repurchase shares of Capital Stock that are transferred to the Trust pursuant to Section 6.2.1(b) pursuant to an agreement entered into prior to the date the shares are transferred to the Trust.

(f)                Increase or Decrease in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. Subject to Section 7.2.1(a)(ii), the Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in shares of Capital Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage of shares of Capital Stock equals or falls below the decreased

Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of shares of Capital Stock in excess of such percentage ownership of shares of Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding shares of Capital Stock.

Section 7.2.8      ERISA Restrictions.

(a)               Basic Restrictions.

(i)                 Notwithstanding any other provisions contained herein, prior to the first date on which any class or series of shares of Capital Stock constitutes Publicly-Offered Securities, Benefit Plan Investors may not hold, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock. For purposes of determining whether Benefit Plan Investors hold, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock, the value of shares of Capital Stock of such class or series held by any director or officer of the Corporation, or any other Person who has discretionary authority or control with respect to the assets of the Corporation, or any Person who provides investment advice (direct or indirect) for a fee to the Corporation in connection with its assets, or an “affiliate” of any such Person, as defined in the Plan Asset Regulation, shall be disregarded.

(ii)              Prior to the first date on which any class or series of Capital Stock constitutes Publicly-Offered Securities, no Person shall Transfer any shares of any class or series of shares of Capital Stock if, immediately following such Transfer, Benefit Plan Investors would hold, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(i).

(iii)            On and after the first date on which any class or series of shares of Capital Stock constitutes Publicly-Offered Securities, Benefit Plan Investors may not hold any interest in any shares of Capital Stock that do not constitute Publicly-Offered Securities.

(iv)             On and after the first date on which any class or series of shares of Capital Stock constitutes Publicly-Offered Securities, no Person shall Transfer any shares of any class or series of Capital Stock that do not constitute Publicly-Offered Securities to any Benefit Plan Investor in violation of Section 7.2.8(a)(iii).

(v)               In the event we determine in our discretion that there is a material likelihood that we would be a fiduciary under applicable law with respect to an investor that is subject to ERISA and/or Section 4975 of the Code (e.g., an IRA), we have the authority to redeem such investor’s interests at a price equal to the then current NAV per Share.

(b)               Remedies.

(i)                 If (A) there is a purported Transfer that would result in Benefit Plan Investors, on any date, holding, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(i) or 7.2.8(a)(ii), (B) there is a purported Transfer that would result in any Benefit Plan Investor holding an interest in any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(iii) or 7.2.8(a)(iv), or (C) if there is a purported Transfer that would otherwise result in the underlying assets of the Corporation being deemed to be “plan assets” of any Benefit Plan Investor, then that number of shares of Capital Stock the holding of which otherwise would cause any Person to violate Section 7.2.8(a) and/or cause the underlying assets of the Corporation to be deemed to be “plan assets” of any Benefit Plan Investor shall be automatically transferred to a Trust to be held for the exclusive benefit of a Charitable Beneficiary, as set forth in Section 7.3, effective as of the close of business on the Business Day prior to the date of such purported Transfer, and such Person shall acquire no rights in such shares of Capital Stock, or if such transfer to the Trust would not be effective for any reason to prevent the violation of Section 7.2.8(a) and/or to prevent the underlying assets of the Corporation to be deemed to be “plan assets” of any Benefit Plan Investor, then the Transfer of that number of shares of Capital Stock that otherwise would cause such Person to violate Section 7.2.8(a) and/or cause the underlying assets of the Corporation to be deemed to be “plan assets” of any Benefit Plan Investor shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock

(ii)              If (A) on any date, Benefit Plan Investors hold, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(i) or 7.2.8(a)(ii), or (B) there is a purported event that would result in any Benefit Plan Investors, on any date, holding, in the aggregate, 25 percent or more of the value of any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(i) or 7.2.8(a)(ii), or (C) there is a purported event that would result in any Benefit Plan Investor holding an interest in any class or series of shares of Capital Stock in violation of Section 7.2.8(a)(iii) or 7.2.8(a)(iv), or (D) there is a purported event that would otherwise result in the underlying assets of the Corporation being deemed to be “plan assets” of any Benefit Plan Investor, then the Board of Directors shall have the authority to take, and shall take, such action as it deems necessary or appropriate, in its sole and absolute discretion, to cause the underlying assets of the Corporation not to be deemed the “plan assets” of any Benefit Plan Investor and/or otherwise to mitigate, prevent or cure the consequences that might result to the Corporation, including without limitation, to redeem shares of Capital Stock held by one or more Benefit Plan Investors at its current NAV per Share, in which event any such Benefit Plan Investor shall be obligated to redeem such shares.

Section 7.2.9      Legend. Should the Corporation issue stock certificates, each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to various restrictions including, without limitation, restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter: (a) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8%

(in value or number of shares, whichever is more restrictive) of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (d) no Person shall Constructively Own shares of Capital Stock to the extent it would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such unless an exemption or waiver is granted to such Person (in which case the terms and conditions imposed on such Person pursuant to such exemption or waiver shall be applicable); and (e) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock that causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice and provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT. If any of the restrictions on Transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares of Capital Stock upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge. Such statement shall also be sent on request and without charge to stockholders who are issued shares without a certificate.

Section 7.3            Transfer of Capital Stock in Trust.

Section 7.3.1      Ownership in Trust. Upon any purported Transfer, Non-Transfer Event, or other event described in Sections 7.2.1(b) or 7.2.8(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer, Non-Transfer Event, or other event that results in the transfer to the Trust pursuant to Sections 7.2.1(b) or 7.2.8(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2      Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions, and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3      Distributions and Voting Rights. The Trustee shall have all voting rights and rights to dividends and other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or other distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the exclusive benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4      Sale of Shares by Trustee. Subject to the rights of any Person to purchase shares of Capital Stock from the Trust or such other terms that are established by an agreement pursuant to Section 7.2.7(e) entered into prior to the date such shares are transferred to the Trust, within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to one or more Persons, designated by the Trustee (which, for the avoidance of doubt, may include the Corporation pursuant to Section 7.3.5 or otherwise), whose ownership of the shares will not violate the ownership limitations set forth in Sections 7.2.1(a) or 7.2.8(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust or (b) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII and by the amount of any costs incurred by the Corporation in connection with the transfer. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5      Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer, both as reduced by the amount of any costs incurred by the Corporation in connection with the transfer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of distributions that has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.

Section 7.3.6      Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Sections 7.2.1(a) or 7.2.8(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (other than clauses (vii) and (viii) thereof), 2055 and 2522 of the Code. The initial Charitable Beneficiary pursuant to this Section 7.3.6 shall be designated by the Corporation in a written resolution. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Sections 7.2.1(b) or 7.2.8(b)(i) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment. The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the Corporation may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason. Any determination by the Corporation with respect to the application of this Article VII shall be binding on each Charitable Beneficiary.

Section 7.4            Settlement. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5            Exchange Act Provisions. No stockholder shall, without the prior written approval of the Board of Directors, Transfer any shares of Capital Stock if, in the opinion of counsel, such Transfer would result in the Corporation being required to become a reporting company under the Exchange Act. Any such Transfer shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock. This restriction shall not apply at any time (i) that the Corporation has a class of securities registered under the Exchange Act or is filing reports pursuant to Section 13 or 15(d) under the Exchange Act or (ii) after the Board of Directors adopts a resolution to such effect.

Section 7.6            Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.7            Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.8            Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except for amendments to Article VII of the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Notwithstanding the foregoing, any amendments to Section 5.8 or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on that matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

ARTICLE X

CORPORATE OPPORTUNITIES

Section 10.1        Renouncement of Corporate Opportunities. To the fullest extent permitted by applicable law, except for business opportunities offered expressly to a director of the Corporation expressly in his or her capacity as a director, the Board of Directors shall have the power to cause the Corporation, on behalf of itself and its subsidiaries, to renounce any interest or expectancy of the Corporation or its subsidiaries in, or in being offered an opportunity to participate in, specified business opportunities or classes or categories of business opportunities that are presented to one or more of the Corporation’s directors even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall have any duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty or standard of conduct, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

Section 10.2        Amendment. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of this Charter or the Bylaws, nor, to the fullest extent permitted by Maryland law, any modification of law, shall adversely affect any right or protection of any person granted pursuant to this Article X (or in accordance herewith) existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

Section 10.3        Severability. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any section of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Section 10.4        No Limitation of Protections or Defenses. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director of the Corporation under the Charter, the Bylaws or applicable law.

Section 10.5        Notice. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

ARTICLE XI

ERISA

Section 11.1        Benefit Plan Investors. The Corporation intends to limit the equity participation by “benefit plan investors” (as defined in Section 3(42) of ERISA) in the Corporation so that it is less than twenty-five percent (25%) of each class of equity interest in the Corporation (determined in accordance with 29 C.F.R. §2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”).

ARTICLE XII

TERM OF THE CORPORATION

The Corporation does not have a stated term. The Corporation shall continue perpetually unless dissolved pursuant to a vote of the stockholders or any applicable provision of the MGCL.

ARTICLE XIII

fEES

Section 13.1        Fees. The Board of Directors may enter into contracts with Belpointe REIT Manager, LLC, a Delware limited liability company to provide services to the Corporation.

ARTICLE XIV

Assets under common control

If the Corporation (or a subsidiary thereof) acquires any asset in which an Affiliated Entity has an interest, an independent representative, to be appointed by the Board or its designee in accordance with the Bylaws, will first make the determination that the acquisition is fair and reasonable to the Corporation and the purchase price for such asset will not be materially greater than the fair value that could be achieved in an arms-length transaction, which fair value may be based on a third party appraisal. For purposes of this Article XIV, an “Affiliated Entity” shall mean (i) the manager of the Corporation, (ii) any of the officers of the Corporation or (iii) any affiliates of the persons listed in clause (i) or (ii) hereof. The term “person” shall include any natural person, corporation, partnership, trust, unincorporated association or other legal entity.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

SEVENTH: The total number of shares of stock that the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the charter was 1,000 shares, $0.01 par value per share, all of one class. The aggregate par value of all shares of stock having par value was $10.

EIGHTH: The total number of shares of stock that the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 1,000,000,000, consisting of 900,000,000 shares of Common Stock, $0.01 par value per share, and 100,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $10,000,000.

NINTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page Follows]

 Exhibit 2.2

BELPOINTE REIT, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.1            PRINCIPAL OFFICE. The principal office of Belpointe REIT, Inc. (the “Corporation”) in the State of Maryland shall be located at such place as the board of directors of the Corporation (the “Board of Directors”) may designate.

Section 1.2            ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, and places of business at such other places, within and without the State of Maryland, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1            PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these bylaws (the “Bylaws”) and designated in the notice of the meeting.

Section 2.2            ANNUAL MEETING. An annual meeting of stockholders for the election of directors and the transaction of any other business that may properly come before such meeting shall be held on the date and at the time and place set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid act of the Corporation.

Section 2.3            SPECIAL MEETINGS.

2.3.1                  General. The chairman of the board, the chief executive officer, the president or the Board of Directors may call a special meeting of the stockholders. Except as provided in Section 2.3.2(d), a special meeting of stockholders shall be held on the date and at the time and place set by the person or persons who called the meeting. Subject to, and as set forth in, Section 2.3.2, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders who are entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

2.3.2                  Stockholder-Requested Special Meeting.

(a)               Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary of the Corporation (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors (or the election of each such individual, if applicable) in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary. The Record Date Request Notice shall be subject to the requirements of Sections 2.11.1(b), (c) and (d).

(b)               In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary of the Corporation. In addition, the Special Meeting Request shall (A) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (B) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (C) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by each such stockholder, (D) be sent to the secretary by registered mail, return receipt requested and (E) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(c)               The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (b) of this Section 2.3.2, the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(d)               Any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”) shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time in the location of the Corporation’s principal executive office (“Local Time”) on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (c) of this Section 2.3.2.

(e)               If written revocations of the Special Meeting Request have been delivered to the secretary by requesting stockholders and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, then (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(f)                The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this Section 2.3.2(f) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(g)               For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

Section 2.4            NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 2.11.1 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in such notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 2.11.3(c) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 2.5

Section 2.5            ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting, subject to applicable notice requirements, if any; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.6            QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute, the charter of the Corporation (the “Charter”) or these Bylaws for the vote necessary for the approval of any matter. If, however, such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present at a meeting that has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum

Section 2.7            VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, without any right to cumulative voting. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Charter or these Bylaws. Unless otherwise provided in the Charter or the Bylaws or expressly required by the Maryland General Corporation Law (“MGCL”), each outstanding share of stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 2.8            PROXIES. A stockholder may cast the votes that the stockholder is entitled to cast either in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.

Section 2.9            VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, a trustee, managing member or other duly authorized officer or agent thereof, as the case may be, or a proxy appointed by any of the foregoing individuals. The Corporation may request such documentation as it deems necessary to establish the authority of any such individual to vote such stock. Any director or other fiduciary may vote stock registered in his or her name in such capacity, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholder who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 2.10            INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.11        NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

2.11.1              Annual Meetings of Stockholders.

(a)               Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may only be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.11.1 and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 2.11.1 or (iii) to the extent required by other applicable law by the persons and subject to the applicable requirements provided for therein.

(b)               For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of Section 2.11.1(a), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and, in the case of such other business, must otherwise be a proper matter for action by the stockholders. For the first annual meeting, a stockholder’s notice shall be timely if it sets forth all information required under this Section 2.11.1 and is delivered to the secretary at the principal executive office of the Corporation not later than the close of business on the tenth day after public announcement of the date of such meeting is first made. For all subsequent annual meetings, a stockholder’s notice shall be timely if it sets forth all information required under this Section 2.11.1 and is delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Local Time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Local Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c)               Such stockholder’s notice shall set forth:

(1)                as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(2)                as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’ s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(3)                as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A)             the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B)              the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C)              whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (ii) to increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation disproportionately to such person’s economic interest in the Company Securities, and

(D)             any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, individually or in the aggregate, in the Corporation, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed

Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series;

(4)                as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in Sections 2.11.1(c)(2) and (3) and any Proposed Nominee,

(A)             the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B)              the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(5)                to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting any Proposed Nominee or the proposal of other business on the date of such stockholder’s notice.

(d)               Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(e)               Notwithstanding anything in Section 2.11.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the notice for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.11.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Local Time, on the tenth day following the day on which such public announcement to stockholders is first made by the Corporation.

(f)                For purposes of this Section 2.11, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

2.11.2              Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of shareholders at which members of the Board of Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 2.3.1 for the purpose of electing members of the Board of Directors, by any shareholder of the Corporation who is a shareholder of record both at the time of the Record Date Request Notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in Section 2.3.2. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Directors, any shareholder may nominate an individual or individuals (as the case may be) for election as a member of the Board of Directors as specified in the Corporation’s notice of meeting, if the shareholder’s notice, containing the information required by Section 2.3.2 is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

2.11.3              General.

(a)               If information submitted pursuant to this Section 2.11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Corporation or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, and (B) a written update of any information submitted by the stockholder pursuant to this Section 2.11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.11.

(b)               Only such individuals who are nominated in accordance with this Section 2.11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.11.

(c)               For purposes of these Bylaws, “public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Regulation A under the Securities Act of 1933, as amended, or, if applicable, the Exchange Act.

(d)               Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

Section 2.12        CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any and all acquisitions by any person of shares of stock of the Corporation.

Section 2.13        VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order or any stockholder shall demand that voting be by ballot or otherwise.

Section 2.14        MEETING BY CONFERENCE TELEPHONE. The Board of Directors or chairman of the meeting may permit one or more stockholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

ARTICLE III

DIRECTORS

Section 3.1            GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. A member of the Board of Directors shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect members of the Board of Directors at the designated time, the members of the Board of Directors holding over shall continue to manage the business and affairs of the Corporation until their successors are elected and qualify.

Section 3.2            NUMBER AND TENURE. The number of directors of the Corporation shall initially be two. A majority of the entire Board of Directors may establish, increase or decrease the number of directors; provided, however, that the number thereof shall never be less than the minimum number required by the MGCL nor, except as set forth below and in the Charter, more than 15, provided, further, that the tenure of office of a director shall not be affected by any decrease in the number of directors and, following the removal of a director, the Board of Directors may reduce the number of directors to eliminate the directorship previously held by such director.

Notwithstanding the foregoing, for avoidance of doubt, if the number of directors of the Corporation is decreased as of the end of the then current term of one or more directors, then any such directors who are not reelected for subsequent terms shall cease to be directors of the Corporation as of the end of the current term, provided that, if the total number of directors elected for a subsequent term is less than the total number of directorships up for election, then the terms of the directors who were not reelected will continue until their successors are elected, provided, further, that the number of directors who were not reelected whose terms will continue as set forth above may not exceed the difference obtained by subtracting the total number of directors elected for a subsequent term from the total number of directorships up for election, and if the number of directors who were not reelected exceeds such difference, then only the terms of such directors who were nominated by the Board of Directors for reelection will continue. During any period when the holders of one or more classes or series of preferred stock of the Corporation shall have the right, voting separately or together with holders of one or more other classes or series of preferred stock of the Corporation, to elect additional directors as provided for or fixed pursuant to the Charter, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the Charter, whenever the holders of any such classes or series of preferred stock of the Corporation having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors shall automatically terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 3.3            ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of stockholders, with no notice other than this provision of the Bylaws being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 3.4            SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 3.5            NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail, with postage thereon prepaid, to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 72 hours prior to the meeting. Notice by United States mail shall be given at least seven days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be given at least three days prior to the meeting and shall be deemed to be given when deposited with or delivered to a courier properly addressed. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he or she is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.6            QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided, however, that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice; provided, further, that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or, if greater, the other percentage of such group.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 3.7            VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a lesser or greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 3.8            CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors shall designate a chairman of the board. The chairman of the board shall be a director and may, but need not be, an officer of the Corporation. If a chairman has not otherwise been designated, the president of the Corporation shall be the chairman of the board. The chairman of the board shall preside, when present, at all meetings of the Board of Directors. The chairman of the board shall have such other powers and shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 3.9            VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may designate a vice chairman of the board. The vice chairman of the board shall be a director and may, but need not be, an officer of the Corporation. In the absence of the chairman of the board, the vice chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The vice chairman of the board shall have such other powers and shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 3.10        CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the chairman of the board, or, in the absence of the chairman, the vice chairman of the board, if any, or in the absence of both the chairman and vice chairman of the board, by a member of the Board of Directors selected by the members present. An individual designated by the presiding officer of the meeting or, in the absence of such appointment or appointed individual, the secretary of the Corporation or, in his or her absence, an assistant secretary of the corporation shall act as secretary at all meetings of the Board of Directors.

Section 3.11        TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.12        CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 3.13        RESIGNATIONS. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Such resignation shall take effect at the time specified therein, which may be on or after the time of receipt of the resignation, or if no time be specified, at the time of the receipt of such resignation by the Board of Directors, the chairman of the board or the secretary. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.14        VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided for or fixed pursuant to the Charter with respect to directors that the holders of one or more classes or series of preferred stock of the Corporation shall have the right to elect, and except for any rights of stockholders to fill a vacancy created by the removal of a director as may be required by statute, any and all vacancies on the Board of Directors resulting from any cause, including, without limitation (i) the death, retirement, resignation or removal of a director or (ii) an increase in the number of directors on the Board of Directors pursuant to these Bylaws may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any such director elected to fill such a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Section 3.15        COMPENSATION. Directors may receive compensation for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with any other service or activity they perform or engage in as directors; and nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.16        RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation or any subsidiary thereof whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.17        RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.18        OUTSIDE ACTIVITIES. A director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

Section 3.19        EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 3.19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 4.1            NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members one or more committees, composed of one or more directors, which committees shall serve at the pleasure of the Board of Directors.

Section 4.2            POWERS. The Board of Directors may delegate to committees appointed under Section 4.1 any of the powers of the Board of Directors, except as prohibited by law, the Charter or these Bylaws.

Section 4.3            MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide.

Section 4.4            TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5            CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and such consent is filed with the minutes of proceedings of such committee.

Section 4.6            VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.1            GENERAL PROVISIONS. The officers of the Corporation shall include a chief executive officer, a president and a secretary and may include one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries, one or more assistant treasurers and such other officers with such titles, powers and duties as are determined from time to time. The officers of the Corporation shall be elected or appointed by the Board of Directors or the president, except that the chief executive officer (if any) or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall hold office until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. In the event of the absence or disability of any officer, the Board of Directors or the chief executive officer may designate another officer to act temporarily in the place of such absent or disabled officer.

Section 5.2            REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if, in their judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt, if the time when it shall become effective is not specified in the resignation, or at such later time specified therein. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation or such officer.

Section 5.3            VACANCIES. A vacancy in any office may be filled by the Board of Directors, the chief executive officer or the president for the balance of the term.

Section 5.4            CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. If the Corporation has not designated a chief executive officer, the president shall be authorized to take all actions of the chief executive officer.

Section 5.5            CHIEF OPERATING OFFICER. The Board of Directors or chief executive officer may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.6            CHIEF FINANCIAL OFFICER. The Board of Directors or chief executive officer may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.7            PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

Section 5.8            VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president or vice president for particular areas of responsibility.

Section 5.9            SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 5.10        TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the chief executive officer and in general perform such other duties as from time to time may be assigned to the treasurer by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, the president and the Board of Directors, whenever such parties may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 5.11        ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers (a) shall have the power to perform all the duties of the secretary and the treasurer, respectively, in such respective officer’s absence and (b) shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.

Section 5.12        COMPENSATION. The salaries and other compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 6.1            CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation if authorized or ratified, generally or specifically, by action of the Board of Directors and executed by an authorized person.

Section 6.2            CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 6.3            DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 7.1            CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 7.2            TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares of stock, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares of stock shall no longer be represented by certificates. Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares of stock a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share of stock or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 7.3            REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 7.4            FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this Section 7.4, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 7.5            STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 7.6            FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional stock or scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these

Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 9.1            AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors and declared by the Corporation, subject to the provisions of applicable law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of applicable law and the Charter.

Section 9.2            CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside (but there is no duty to set aside) out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 10.1        INDEMNIFICATION TO THE EXTENT PERMITTED BY LAW.

10.1.1              The Corporation shall, to the maximum extent permitted by Maryland law as in effect from time to time, indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

10.1.2              For purposes of this Article X, each individual entitled to indemnification and advancement of expenses as set forth in Section 10.1.1, each individual the Corporation may, with the approval of the Board of Directors, provide with indemnification and advancement of expenses is referred to as an “Indemnitee.”

10.1.3              Neither the amendment nor repeal of this Article X, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article X, shall eliminate or reduce the protection afforded by this Article X with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 10.2        INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any Indemnitee against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 10.3        NON-EXCLUSIVE RIGHT TO INDEMNIFY; HEIRS AND PERSONAL REPRESENTATIVES. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way the rights to which any person seeking indemnification or reimbursement of expenses may become entitled to under any bylaw, regulation, insurance agreement or otherwise. The rights to indemnification set forth in this Article X are in addition to all rights to which any Indemnitee may be entitled as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each Indemnitee.

Section 10.4        NO LIMITATION. In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Corporation to the full extent permitted by law. This Article X shall not limit the Corporation’s power to indemnify against liabilities not arising from a person’s serving the Corporation as a director, officer, employee or agent.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice of any meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any such meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XIII

MISCELLANEOUS

Section 13.1        SEVERABILITY. If any provision of these Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of these Bylaws in any jurisdiction.

Section 13.2        VOTING STOCK IN OTHER COMPANIES. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the chief executive officer, the president, a vice president, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 13.3        EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE XIV

eXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the New York Supreme Court in New York, New York, or, if that Court does not have jurisdiction, the United States Southern District Court for the District of New York, shall be the sole and exclusive forum for:

(a)               any derivative action or proceeding brought on behalf of the Corporation;

(b)               any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation;

(c)               any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the charter of the Corporation or these Bylaws;

(d)               any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine; or

(e)               any other action asserting a claim of any nature brought by or on behalf of any stockholder, is such stockholder’s capacity as such, of the Corporation (which, for purposes of this Article XIV, shall mean any stockholder of record or any beneficial owners of stock of the Corporation either on his, her or its own behalf or on behalf of any series or class of shares of stock of the Corporation or any group of stockholders of the Corporation) against the Corporation or any director or officer or other employee of the Corporation.

As the Corporation would be irreparably harmed by any action filed in violation of this Article XIV and could not be adequately compensated by monetary damages alone, the Corporation shall be entitled to specific performance of this Article XIV and to temporary, preliminary and permanent injunctive relief to specifically enforce the terms of this Article XIV and to prevent any breaches thereof.

ARTICLE XV

NET ASSET VALUE

Section 15.1        DETERMINATION OF NET ASSET VALUE. At the end of each quarterly period, or such other period as determined by the Corporation’s manager (“Manager”) in its sole discretion, but no less frequently than annually, beginning one year after the commencement of the initial public offering of shares of the Corporation’s common stock qualified on Offering Statement on Form 1-A, the Manager shall calculate, subject to Board approval, the Corporation’s net asset value (“NAV”) using a process that reflects, among other matters, (1) estimated values of each of the Corporation’s commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert and (2) the price of liquid assets for which third party market quotes are available.

In instances where the Board determines that an independent appraisal of a real estate asset is necessary, including, but not limited to, instances where the Manager is unsure of its ability on its own to accurately determine the estimated values of the Corporation’s commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, the Board may cause the Manager to engage an appraiser that has expertise in appraising commercial real estate assets, to act as its independent valuation expert. The independent valuation expert will not be responsible for, or prepare, the NAV per share. In addition, the Board may hire a third party to calculate, or assist with calculating, the NAV per share.

To the extent quantifiable, if a material event occurs in between periodic updates of NAV that would cause the NAV per share to change by 5% or more from the last disclosed NAV, the Corporation will disclose the updated NAV per share and the reason for the change as promptly as reasonably practicable.

ARTICLE XVI

SEAL

Section 16.1        SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 16.2        AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this [__] day of December, 2018.

ATTEST:		BELPOINTE REIT, INC.

By:
Name: [____________], Secretary		Brandon Lacoff, Chief Executive Officer and President

Exhibit 6.1

AGREEMENT OF LIMITED PARTNERSHIP

OF

BELPOINTE REIT OP, LP

Dated as of [_____________], 2018

THE PARTNERSHIP INTERESTS ISSUED PURSUANT TO THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH PARTNERSHIP INTERESTS ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.

EXHIBITS

Exhibit A - Partners Contributions and Partnership Interests

Exhibit B - Notice of Redemption

Exhibit C - LTIP Units

Exhibit D - Schedule of Investor Common Unitholders

AGREEMENT OF LIMITED PARTNERSHIP
OF

BELPOINTE REIT OP, LP

THIS AGREEMENT OF LIMITED PARTNERSHIP OF BELPOINTE REIT OP, LP (the “Partnership”), dated as of [_________, 2018], is entered into by and among Belpointe REIT, Inc., a Maryland corporation (the “Company”), as the General Partner, and the Persons whose names are set forth on Exhibit A attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, the Partnership was formed as a limited partnership under the laws of the State of Delaware pursuant to a Certificate of Limited Partnership filed on December __, 2018; and

WHEREAS, the Company proposes to commence an Initial Public Offering (as defined below) and to contribute the net proceeds from the Initial Public Offering to the Partnership in exchange for additional Partnership Units.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1 - DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended, supplemented or restated from time to time, and any successor to such statute.

“Additional Funds” has the meaning set forth in Section 4.2B hereof.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 and Section 12.2 hereof.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership and its Subsidiaries, (ii) those administrative costs and expenses of the General Partner or the Company, including any salaries or other payments to directors, officers or employees of the General Partner, the Company, or any Subsidiary of the Company and any

1

accounting and legal expenses of the General Partner, the Company, or any Subsidiary of the Company, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner or the Company or any Subsidiary of the Company, and (iii) to the extent not included in clauses (i) or (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner or the Company that are attributable to Properties or interests in a Subsidiary of the Company that are owned by the General Partner or the Company other than through its ownership interest in the Partnership.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No officer, director or stockholder of the Company shall be considered an Affiliate of the Company solely as a result of serving in such capacity or being a stockholder of the Company.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution (net of assumed liabilities) as of the date of contribution as agreed to by such Partner and the General Partner.

“Agreement” means this Agreement of Limited Partnership, as it may be amended, supplemented and/or restated from time to time, including by way of adoption of a Certificate of Designations, including any exhibits attached hereto.

“Articles of Incorporation” means the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Book-Up Target” for an LTIP Unit means (i) initially, the Company Common Unit Economic Balance as determined on the date such LTIP Unit was granted less any Capital Contributions (if any) made by the Partner with respect to such LTIP Unit and (ii) thereafter, the remaining amount, if any, required to be allocated to such LTIP Unit for the Economic Capital Account Balance of the holder of such LTIP Unit, to the extent attributable to such LTIP Unit, to be equal to the Company Common Unit Economic Balance.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended, supplemented and/or restated from time to time.

“Capital Account” has the meaning set forth in Section 6.2 hereof.

“Capital Contribution” means, with respect to each Partner, the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or deemed to be contributed, as the context requires, to the Partnership by such Partner pursuant to the terms of this Agreement. Any reference to the “Capital Contribution” of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means, with respect to Tendered Units, an amount in cash equal to the Value of the REIT Shares Amount as of the Valuation Date with respect to such Tendered Units; provided that the Cash Amount will be reduced by the amount of any distributions payable with respect to such REIT Shares Amount that have an ex-dividend date after the Valuation Date and a record date before the Specified Redemption Date.

“Certificate of Designations” means an amendment to this Agreement that sets forth the designations, rights, powers, duties and preferences of Holders of any Partnership Interests issued pursuant to Section 4.2, which amendment is in the form of a certificate signed by the General Partner and appended to this Agreement. A Certificate of Designations is not the exclusive manner in which such an amendment may be effected. The General Partner may adopt a Certificate of Designations without the Consent of the Limited Partners to the extent permitted pursuant to Section 14.2 hereof.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the office of the Secretary of State of the State of Delaware June __, 2018, as amended from time to time in accordance with the terms hereof and the Act.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any succeeding law.

“Commission” means the Securities and Exchange Commission.

“Common Unit” means a Partnership Unit other than a LTIP Unit or Preferred Unit.

“Common Unitholder” means a Partner that holds Common Units.

“Company” has the meaning set forth in the introductory paragraph.

“Company Common Unit Economic Balance” means (i) the Economic Capital Account Balance of the Company but only to the extent attributable to the Company’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1I, divided by (ii) the number of the Company’s Common Units. If the Company’s Economic Capital Account Balance at the time of determination reflects a net reduction as a result of Section 6.1L, for purposes of this definition the Company’s Economic Capital Account Balance shall be the Economic Capital Account Balance it would have been if Section 6.1L had not applied.

“Consent” means the consent to, approval of or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof.

“Constituent Person” has the meaning set forth in Section 1.12(b) of Exhibit C hereto.

“Conversion Factor” means 1.0; provided that in the event that:

(i)       the Company (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares; (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines or reclassifies its outstanding REIT Shares into a smaller number of REIT Shares, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purpose that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time), and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)       the Company distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares)(other than REIT Shares issuable pursuant to a Qualified DRIP/COPP or as compensation to employees or other service providers) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (x) the numerator of which is the minimum aggregate purchase price under such Distributed Rights of the maximum number of REIT Shares purchasable under such Distributed Rights and (y) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Conversion Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction; and

(iii)       the Company shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the Company or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders entitled to receive such distribution by a fraction the numerator of which shall be such Value of a REIT Share on the date fixed for such determination and the denominator of which shall be the Value of a REIT Share on the date fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. If, however, the General Partner received a Notice of Redemption after the record date, if any, but prior to the effective date of such event, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such event.

Notwithstanding the foregoing, the Conversion Factor shall not be adjusted in connection with an event described in clauses (i) or (ii) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units, REIT Shares and/or rights, options or warrants to acquire Partnership Units and/or REIT Shares with respect to all applicable Common Units or effects a reverse split of, or otherwise combines, the Common Units, as applicable, that is comparable as a whole in all material respects with such event.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, guarantees and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with U.S. GAAP, should be capitalized.

“Delaware Courts” has the meaning set forth in Section 15.9.B hereof.

“Distributed Right” has the meaning set forth in the definition of “Conversion Factor.”

“Economic Capital Account Balance”, with respect to a Partner, means an amount equal to such Partner’s Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as such rules and regulations may be amended from time to time.

“Flow-Through Entity” has the meaning set forth in Section 3.4C hereof.

“Flow-Through Partner” has the meaning set forth in Section 3.4C hereof.

“Funding Debt” mean the incurrence of any Debt for the purpose of providing funds to the Partnership by or on behalf of the Company or any wholly owned subsidiary of the Company.

“General Partner” means the Company in its capacity as general partner of the Partnership, or any Person who becomes a successor general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be (but is not required to be) expressed as a number of Partnership Units.

“Holder” means each of any Partner or any Assignee owning a Partnership Unit.

“Immediate Family” means with respect to any natural Person, such natural person’s spouse and such natural Person’s natural or adoptive parents, descendants, nephews, nieces, brother and sisters.

“Imputed Underpayment Amount” is defined as any “imputed underpayment” within the meaning of Section 6225 of the Code (or any similar provisions under state or local law) paid (or payable) by the Partnership as a result of an adjustment with respect to any Partnership item, including any interest or penalties with respect to any such adjustment. Imputed Underpayment Amount also includes any imputed underpayment within the meaning of Section 6225 of the Code (or any similar provisions under state or local law) paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Partnership bears the economic burden of such amounts, whether by law or agreement.

“Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating him or her incompetent to manage his or her Person or estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of its charter; (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or the limited liability company; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party, or threatened to be made a party, to a proceeding by reason of his, her or its status as (a) the Company, (b) the General Partner or (c) a director of the Company or the General Partner and (ii) such other Persons (including, without limitation, Affiliates, officers, employees and agents of the Company, the General Partner or the Partnership or any of their respective Subsidiaries or the tax matters partner or partnership representative of the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Agreement” has the meaning set forth in the recitals hereto.

“Initial Public Offering” means the initial public offering of REIT Shares pursuant to Regulation A under the Securities Act.

“Interim Agreement” has the meaning set forth in the recitals hereto.

“Investor Common Unitholder” means each Limited Partner that is set forth on Exhibit D.

“Investor Common Unit Economic Balance” means (i) the Economic Capital Account Balance of an Investor Common Unitholder but only to the extent attributable to such Investor Common Unitholder’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1I, divided by (ii) the number of such Investor Common Unitholder’s Common Units. If an Investor Common Unitholder’s Economic Capital Account Balance at the time of determination reflects a net reduction as a result of Section 6.1L, for purposes of this definition such Investor Common Unitholder’s Economic Capital Account Balance shall be the Economic Capital Account Balance it would have been if Section 6.1L had not applied.

“Investor Units” means (i) Common Units set forth next to the name of an Investor Common Unitholder on Exhibit D and (ii) any additional Units issued pursuant to Section 4.2J.

“IRS” means the U.S. Internal Revenue Service.

“Limited Partner” means any Person named as a Limited Partner in the books and records of the Partnership or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be (but is not required to be) expressed as a number of Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1A hereof.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net gain realized in connection with an adjustment to the book value of Partnership assets under Section 6.2 hereof.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net loss realized in connection with an adjustment to the book value of Partnership assets under Section 6.2 hereof.

“Liquidator” has the meaning set forth in Section 13.2A hereof.

“Loss” has the meaning set forth in Section 6.1F hereof.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Exhibit C hereof and elsewhere in this Agreement.

“LTIP Unit Adjustment Events” has the meaning set forth in Section 1.7 of Exhibit C hereto.

“LTIP Unit Conversion Date” has the meaning set forth in Section 1.8 of Exhibit C hereto.

“LTIP Unit Limited Partner” means any Person that holds LTIP Units and is named as a LTIP Unit Limited Partner in the books and records of the Partnership.

“Majority in Interest of the Outside Limited Partners” means Limited Partners (excluding for this purpose (i) any Limited Partnership Interests held by the Company, the General Partner or any Subsidiaries of the Company or the General Partner, (ii) any Person of which the Company or its Subsidiaries directly or indirectly owns or controls more than 50% of the voting interests and (iii) any Person directly or indirectly owning or controlling more than 50% of the outstanding interests of the General Partner) holding in the aggregate more than 50% of the outstanding Partnership Units held by all Limited Partners who are not excluded for the purposes hereof.

“Management Agreement” means the Management Agreement entered into by and among the Company, the Partnership and the Manager.

“Manager” means Belpointe REIT Manager, LLC, a Delaware limited liability company.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any other exchange (domestic or foreign, and whether or not so registered) designated by the General Partner as a National Securities Exchange.

“Net Asset Value” means, for any REIT Shares, the net asset value of such REIT Shares determined in accordance with the Bylaws.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of capital stock of the Company or (ii) any Debt issued by the Company that provides any of the rights described in clause (i).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

“Offering” means any offering of REIT Shares (including the Initial Public Offering).

“Ownership Limit” means the restriction or restrictions on the ownership and transfer of stock of the Company imposed under the Articles of Incorporation.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.

“Partner Minimum Gains” means “partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i). A Partner’s share of Partner Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” has the meaning set forth in the introductory paragraph.

“Partnership Audit Rules” means the audit rules and procedures set forth in Code Sections 6221-6235 and 6241 effective for tax returns filed for taxable years beginning after December 31, 2017 and the Treasury Regulations and other guidance promulgated thereunder.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series or Partnership Interests as provided in Section 4.2. A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class or series. The Partnership Interests represented by the Common Units and the LTIP Units are, initially, the only Partnership Interests and each such type of unit is a separate class of Partnership Interest for all purposes of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2). A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for a distribution pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” or “Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Article 4 (and includes Common Units, LTIP Units and any class or series of Preferred Units established after the date hereof). The number of Partnership Units outstanding and, in the case of Common Units and LTIP Units, the Percentage Interest in the Partnership represented by such Partnership Units are set forth on Exhibit A attached hereto, as such Exhibit A may be amended or restated from time to time. The Partnership Units shall be uncertificated securities unless the General Partner determines otherwise.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, with respect to any Partner, the percentage represented by a fraction (expressed as a percentage), the numerator of which is the total number of Common Units and LTIP Units then owned by such Partner, and the denominator of which is the total number of Common Units and LTIP Units then owned by all of the Partners.

“Person” means an individual, corporation, partnership (whether general or limited), limited liability company, trust, estate, unincorporated organization, association, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Preferred Unit” means a Limited Partnership Interest (of any series), other than a Common Unit or LTIP Unit, represented by a fractional, undivided share of the Partnership Interests of all Partners issued hereunder and which is designated as a “Preferred Unit” (or as a particular class or series of Preferred Units) herein and which has the rights, preferences and other privileges designated herein (including by way of a Certificate of Designations). The allocation of Preferred Units among the Partners shall be set forth on Exhibit A, as may be amended or restated from time to time.

“Profit” has the meaning set forth in Section 6.1F hereof.

“Property” means any property, asset or other investment in which the Partnership holds a direct or indirect interest, including, without limitation, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments.

“Qualified DRIP/COPP” means a dividend reinvestment plan or a cash option purchase plan of the Company that permits participants to acquire REIT Shares using the proceeds of dividends paid by the Company or cash of the participant, respectively.

“Qualified REIT Subsidiary” means any Subsidiary of the Company that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.

“Redemption Right” has the meaning set forth in Section 8.5A hereof.

“Regulations” means the Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including any corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.1G hereof.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the Company and any Subsidiaries (other than the Partnership) thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of the Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer or employee of the Company, (ii) costs and expenses relating to any public offering and registration, or private offering, of securities by the Company and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the Company, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Company under U.S. federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Company, (vii) costs and expenses incurred by the Company relating to any issuing or redemption of Partnership Interests and (viii) all other operating or administrative costs of the Company or any Subsidiary, including the General Partner, incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means a share of common stock of the Company, $0.01 par value per share.

“REIT Shares Amount” means, with respect to Tendered Units as of a particular date, a number of REIT Shares equal to the product of (x) the number of Tendered Units multiplied by (y) the Conversion Factor in effect on such date with respect to such Tendered Units.

“Safe Harbors” has the meaning set forth in Section 11.6F hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended.

“Specified Redemption Date” means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided that if the Company combines its outstanding REIT Shares, no Specified Redemption Date shall occur after the record date of such combination of REIT Shares and prior to the effective date of such combination.

“Stock Plan” means any stock incentive, stock option, stock ownership or employee benefits plan now or hereafter adopted by the Company or the Partnership or any Subsidiary of the Partnership.

“Stockholder Redemption Plan” means that certain Stockholder Redemption Plan adopted by the Company on [____], 2018, as the same may be amended or modified from time to time, pursuant to which stockholders of the Company may redeem REIT Shares for cash on a periodic basis, subject to certain restrictions and limitations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

“Target Balance” has the meaning set forth in Section 6.1I(1) hereof.

“Tendered Units” has the meaning set forth in Section 8.5A hereof.

“Tendering Partner” has the meaning set forth in Section 8.5A hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Termination Transaction” has the meaning set forth in Section 11.2B hereof.

“Transaction” has the meaning set forth in Section 1.12(a) of Exhibit C hereto.

“Unvested LTIP Units” has the meaning set forth in Section 1.2 of Exhibit C hereto.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

“Valuation Date” means the date of receipt by the Partnership of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to a REIT Share on a particular date, the market price of a REIT Share on such date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any National Securities Exchange, the average closing price per share for the previous 30 trading days; or (ii) if the REIT Shares are not listed or admitted to trading on any National Securities Exchange, the Net Asset Value per share for a REIT Share.

“Vested LTIP Units” has the meaning set forth in Section 1.2 of Exhibit C hereto.

“Vesting Agreement” has the meaning set forth in Section 1.2 of Exhibit C hereto.

ARTICLE 2 - ORGANIZATIONAL MATTERS

Section 2.1            Formation and Continuation

The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2            Name

The name of the Partnership shall be “Belpointe REIT OP, LP”. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners; provided, however, that failure to notify the Limited Partners shall not invalidate such change or the authority granted hereunder.

Section 2.3            Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal business office of the Partnership shall be 125 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830. The General Partner may from time to time designate in its sole and absolute discretion another registered agent or another location for the registered office or principal place of business, and shall provide the Limited Partners with notice of such change in the next regular communication to the Limited Partners; provided, however, that failure to so notify the Limited Partners shall not invalidate such change or the authority granted hereunder. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4            Power of Attorney

A.                Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)               execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership

(or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner or other events described in, Article 11 or Article 12 hereof or the capital contribution of any Partner and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2)               execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, Consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B.                 The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee or the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within fifteen (15) days after receipt of the General Partner’s or such Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or any Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5            Term

The term of the Partnership shall be perpetual unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

Section 2.6            Partnership Interests are Securities

All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 3 - PURPOSE

Section 3.1            Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be qualified as a REIT, unless the Company is not qualified or ceases to qualify as a REIT for any reason or reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company’s right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge that the Company’s status as a REIT inures to the benefit of all of the Partners and not solely to the Company or its Affiliates.

Section 3.2            Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or omit to take, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to achieve or maintain qualification as a REIT; (ii) could subject the Company to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company, its securities or the Partnership or any of its Subsidiaries, unless any such action (or inaction) under the foregoing clauses (i), (ii) or (iii) shall have been specifically consented to by the Company in writing.

Section 3.3            Partnership Only for Purposes Specified

This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of this Partnership as specified in Section 3.1. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligations or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution or delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4            Representations and Warranties by the Partners

A.                Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder; (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject; and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

B.                 Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, director(s), member(s) and/or stockholder(s), as the case may be, as required; (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees, directors, members or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries, directors, members or stockholders, as the case may be, is or are subject; and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

C.                 Except as may be set forth in a separate agreement entered into between the Partnership and a Limited Partner, each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, (ii) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws, (iii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment, and (iv) without the Consent of the General Partner, it shall not take any action that would cause the Partnership at any time to have more than 100 partners, including as partners those persons (each such person, a “Flow-Through Partner”) indirectly owning an interest in the Partnership through an entity treated as a partnership, disregarded entity, S corporation or grantor trust for U.S. federal income tax purposes (each such entity, a “Flow-Through Entity”), but only if substantially all of the value of such person’s interest in the Flow-Through Entity is attributable to the Flow-Through Entity’s interest (direct or indirect) in the Partnership.

D.                The representations and warranties contained in this Section 3.4 shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation, termination and winding up of the Partnership.

E.                 Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner, respectively) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership, or the Company have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

F.                  Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Certificate of Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE 4 - CAPITAL CONTRIBUTIONS

Section 4.1            Capital Contributions of the Partners

A.                The Partners have made or shall be deemed to have made capital contributions to the Partnership and/or have surrendered their existing interests in the Partnership in exchange for the Partnership Units of each such Partner, as set forth in the books and records of the Partnership, which number of Partnership Units and Percentage Interests shall be adjusted from time to time by the General Partner to the extent necessary to accurately reflect sales, exchanges or other transfers of Partnership Units, the issuance of additional Partnership Units, the redemption of Partnership Units, additional capital contributions and similar events having an effect on a Partner’s Percentage Interest.

B.                 The General Partner holds a General Partner Interest which shall have no economic interest and is not represented by any Partnership Units. All Partnership Units held by the Company shall be deemed to be Limited Partner Interests and shall be held by the Company in its capacity as a Limited Partner in the Partnership.

C.                 To the extent the Partnership acquires any property (or an indirect interest therein) by the merger of any other Person into the Partnership or with or into a Subsidiary of the Partnership in a triangular merger, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership or with or into a Subsidiary of the Partnership shall become Partners and shall be deemed to have made capital contributions as provided in the applicable merger agreement (or if not so provided, as determined by the General Partner in its sole and absolute discretion) and as set forth in the books and records of the Partnership, as amended to reflect such deemed Capital Contributions.

D.                Except as provided in Section 4.2, Section 4.3, Section 5.1 and Section 13.3, the Partners shall have no obligation to make any additional capital contributions or loans to the Partnership.

Section 4.2            Issuance of Additional Partnership Interests and Additional Funding

Subject to the rights of any Holder of Partnership Interests set forth in a Certificate of Designations:

A.                Issuance of Additional Partnership Interests. The General Partner, in its sole and absolute discretion, is hereby authorized without the approval of the Limited Partners or any other Person to cause the Partnership from time to time to issue to the Partners (including the General Partner, the Company and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of tangible or intangible property, services or other consideration permitted by the Act to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences, and relative, participating, optional or other special rights, powers and duties all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) rights, powers, and duties senior to one or more classes or series of Partnership Interests and any other Common Units outstanding or thereafter issued; (ii) the rights to an allocation of items of Partnership income, gain, loss, deduction, and credit to each such class or series of Partnership Interests; (iii) the rights to an allocation of certain indebtedness of the Partnership pursuant to Code Section 752; (iv) the rights of each such class or series of Partnership Interests to share in Partnership distributions; (v) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (vi) the right to vote, if any, of each such class or series of Partnership Interests and (vii) the rights of any class or series of Partnership Interests issued in connection with any tax protection agreement or any other similar arrangement; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner or the Company or any direct or indirect wholly owned Subsidiary of the Company, unless either (a)(1) the additional Partnership Interests are issued in connection with the grant, award or issuance of REIT Shares, other shares of capital stock or New Securities of the Company pursuant to Section 4.2E that have designations, preferences and other rights such that the economic interests attributable to such REIT Shares, other shares of capital stock or New Securities are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner or the Company or any direct or indirect wholly owned Subsidiary of the Company (as appropriate) in accordance with this Section 4.2A, and (2) the Company shall, directly or indirectly, make a capital contribution to the Partnership in an amount equal to any net proceeds raised in connection with such issuance or (b) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests. The General Partner’s determination that the consideration is adequate shall be conclusive insofar as the adequacy of consideration related to whether the Partnership Interests are validly issued and paid.

B.                 Additional Funds. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other Partnership purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.2 without the approval of any Limited Partner or any other Person.

C.                 Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) upon such terms as the General Partner determines appropriate; provided that the Partnership shall not incur any Debt that is recourse to any Partner, except to the extent otherwise agreed to by the applicable Partner.

D.                General Partner and Company Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner and/or the Company, if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights, but not including collateral) as Funding Debt incurred by the General Partner or the Company, as applicable, the net proceeds of which are loaned to the Partnership to provide such Additional Funds or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the transfer by any Limited

Partner of any Partnership Interest or (b) such Debt is recourse to any Partner (unless the Partner otherwise agrees). This Section 4.2D shall not limit the Company’s ability to contribute Funding Debt proceeds to the Partnership in exchange for Preferred Units rather than loaning such proceeds to the Partnership.

E.                 Issuance of Securities by the Company. The Company shall not issue any additional REIT Shares, other shares of capital stock or New Securities (other than REIT Shares issued pursuant to Section 8.5 or such shares, stock or securities pursuant to a dividend or distribution (including any stock split) to all of its stockholders who hold a particular class of stock of the Company) unless (i) the General Partner shall cause the Partnership to issue to the Company, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the REIT Shares, other shares of capital stock or New Securities issued by the Company, and (ii) the Company directly or indirectly contributes to the Partnership the proceeds, if any, received from the issuance of such additional REIT Shares, other shares of capital stock or New Securities, as the case may be, and from any exercise of the rights contained in such additional New Securities, as the case may be; provided that the Company may use a portion of the proceeds received from such issuance to acquire other assets (provided such other assets are contributed to the Partnership pursuant to the terms of this Agreement). Without limiting the foregoing, the Company is expressly authorized to issue REIT Shares, other shares of capital stock or New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the Company corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Interests is in the interests of the Partnership, and (y) the Company contributes all proceeds, if any, from such issuance and exercise to the Partnership.

F.                  In the event that the actual proceeds received by the Company in connection with any issuance of additional REIT Shares, other shares of capital stock or New Securities are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid in connection with such issuance, then, except as provided in Section 6.1L, the Company shall be deemed to have made, through the General Partner, a capital contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the Company (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the case of the issuance of REIT Shares by the Company in any offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed, for purposes of determining the number of additional Common Units issuable upon a capital contribution funded by the net proceeds thereof consistently with the immediately preceding sentence, any discount from the then current market price of REIT Shares shall be disregarded such that an equal number of Common Units can be issued to the Company as the number of REIT Shares sold by the Company in such offering. In the case of issuances of REIT Shares, other capital stock of the Company or New Securities pursuant to any Stock Plan at a discount from fair market value or for no value, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4 and, as a result, the Company shall be deemed to have made a capital contribution to the Partnership in an amount equal to the sum of any net proceeds of such issuance plus the amount of such expense.

G.                In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) including, but not limited to, the revisions described in Section 6.1M and Section 8.5 hereof, as it deems necessary to reflect the issuance of such additional Partnership Interests and the special rights, powers, and duties associated therewith.

H.                Notwithstanding anything to the contrary, from and after the date hereof the Partnership shall be authorized to issue LTIP Units. From time to time the General Partner may issue LTIP Units to Persons providing services to or for the benefit of the Partnership.

I.                    Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or the Company from adopting, modifying or terminating Stock Plans for the benefit of employees, directors or other business associates of the General Partner, the Company, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such Stock Plan is adopted, modified or terminated by the General Partner or the Company, amendments to this Agreement may become necessary or advisable and that any such amendments requested by the General Partner or the Company shall not require any Consent or approval by the Limited Partners.

J.                   Adjustment of Partnership Units. Notwithstanding anything in this Agreement to the contrary, upon the final closing of any Offering (including the Initial Public Offering) and at such other times that the General Partner determines in its sole discretion that it is appropriate to make such adjustments to preserve the economic arrangements contemplated by this Agreement, to the extent the Investor Common Unit Economic Balance of the Common Units held by an Investor Common Unitholder differs from the Company Common Unit Economic Balance of the Common Units held by the Company as a result of the operation of Section 6.1O, the General Partner shall first cause the Common Units held by such Investor Common Unitholder to be adjusted so that the Investor Common Unit Economic Balance of each Common Unit held by an Investor Common Unitholder is equivalent to the Company Common Unit Economic Balance. The foregoing provision is intended to adjust the number of Common Units held by the Investor Common Unitholders pursuant to the intentions of the parties set forth in the last sentence of this Section 4.2J, but is not intended to shift any capital account to the Investor Common Unitholders or otherwise result in a guaranteed payment to the Investor Common Unitholders for U.S. federal income tax purposes. In addition, if an Investor Common Unitholder’s Common Units are adjusted upward (and its Percentage Interest increased) pursuant to the first sentence of this Section 4.2J, then, such Investor Common Unitholder shall subsequently be issued additional Common Units with an aggregate value equivalent to the amount of additional distributions that the Investor Common Unitholder would have received pursuant to Section 5.1 of this Agreement had such Investor Common Unitholder held the number of Common Units following the adjustment described in the first sentence of this Section 4.2J at all times since the commencement of the Offering to which the adjustment in the first sentence hereof relates. The issuance of additional Common Units pursuant to the immediately preceding sentence shall be treated as a guaranteed payment to the Investor Common Unitholder for U.S. federal income tax purposes unless otherwise required by applicable law. Each of the Partners and the Company agree that the intent of this Section 4.2J is, to the extent possible, to provide that the Investor Common Unitholders shall not be diluted by (or otherwise bear) the special allocations of expenses pursuant to Section 6.1O, and to put the Investor Common Unitholders in the same position as if the Company had paid all of the expenses that are specially allocated to it pursuant to Section 6.1O and invested only the net proceeds of each Offering into the Partnership. The General Partner shall be permitted to interpret this Section 4.2J or to amend this Agreement to the extent necessary and consistent with this intention.

Section 4.3            Other Contribution Provisions

In the event that any Partner is admitted to the Partnership or any existing Partner is issued additional Partnership Interests and any such Partner is given (or is treated as having received) a Capital Account credit at the time of such admission or issuance, as applicable, in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash in an amount equal to the Capital Account credit such Partner received, and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, in its sole and absolute discretion, one or more Limited Partners (or direct or indirect equity owners thereof) may enter into agreements with the Partnership, in the form of a guarantee or contribution agreement, which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.4            No Preemptive Rights

Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person including, without limitation, any Partner or Assignee, shall have any preemptive, preferential or other similar right with respect to (i) capital contributions or loans to the Partnership or (ii) the issuance or sale of any Partnership Units or other Partnership Interests.

Section 4.5            No Interest on Capital

No Partner shall be entitled to interest on its Capital Contributions or its Capital Account. Except as provided herein or by law, no Partner shall have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contributions.

ARTICLE 5 - DISTRIBUTIONS

Section 5.1            Distribution of Cash

A.                Subject to Article 13, the other provisions of this Article 5 and the rights and preferences of any Preferred Units or additional class or series of Partnership Units established pursuant to Section 4.2, the Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner, in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date in accordance with their respective Percentage Interests on the Partnership Record Date.

B.                 Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the

Partnership (which for purposes of this Section 5.1.B shall include any predecessor entity and any person whose withholding obligations have been assumed by the Partnership) to comply with any withholding requirements established under the Code or any other U.S. federal, state or local law or foreign law including, without limitation, pursuant to Sections 1441, 1442, 1445, 1446, 1471 and 1472 of the Code. Any amount paid on behalf of or with respect to a Limited Partner (including any portion of an Imputed Underpayment Amount properly allocable to such Limited Partner, as determined by the General Partner in its sole discretion) shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner, (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner or (iii) treatment as a loan would jeopardize the Company’s status as a REIT or otherwise be prohibited by law, including, without limitation, Section 402 of the Sarbanes-Oxley Act of 2002 (if applicable to the General Partner, in which case such Limited Partner shall pay such amount to the Partnership on or before the date the Partnership pays such amount on behalf of such Limited Partner). Any amounts withheld pursuant to the foregoing clauses (i), (ii) or (iii) shall be treated as having been distributed to such Limited Partner (unless, in the case of amounts governed by clause (iii), the Limited Partner timely pays the amount to be withheld to the Partnership). Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 5.1B. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (1) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points, or (2) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership shall request in order to (i) perfect or enforce the security interest created hereunder and (ii) cause any loan arising hereunder to be treated as a real estate asset for purposes of Section 856(c)(4)(A) of the Code and to generate income described in Section 856(c)(3) of the Code. In addition to all other remedies that the Partnership may be entitled to pursue, in the event that a Limited Partner fails to pay any amount when due pursuant to this Section 5.1B, the Partnership may thereafter, at any time prior to the Limited Partner’s payment in full of such amount (plus any accrued interest), elect to redeem Common Units held by such Limited Partner, in accordance with the procedures set forth in Section 8.5 with the Valuation Date being the date the Partnership elects to redeem such Common Units, in an amount sufficient to pay any or all of such amount. In the event that proceeds to the Partnership are reduced on account of taxes withheld at the source or the Partnership incurs a tax liability and such taxes (or a portion thereof) are imposed on or with respect to one or more, but not all, of the Partners in the Partnership or if the rate of tax varies depending on the attributes of specific Partners or to whom the corresponding income is allocated, the amount of the reduction in the Partnership’s net proceeds shall be borne by and apportioned among the relevant Partners and treated as if it were paid by the Partnership as a withholding obligation with respect to such Partners in accordance with such apportionment. Any Imputed Underpayment Amount that is properly allocable to an assignor or transferor of an interest in the Partnership as determined by the General Partner in its sole discretion shall be treated as a withholding obligation or other tax payment with respect to both such former Partner and the applicable assignee or transferee. Each Partner agrees to indemnify and hold harmless the Partnership and its officers, directors and employees from and against any and all liability with respect to withholding obligations or other tax payments required on behalf of, or with respect to, such Partner. A Partner’s obligation to so indemnify shall survive the transfer or assignment of such Partner’s interest in the Partnership, and the liquidation and dissolution of the Partnership or the Partner’s interest therein, and the Partnership may pursue and enforce all rights and remedies it may have against each such Partner under this Section 5.1B.

C.                 In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record with respect to the Partnership Record Date for such distribution of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

Section 5.2            REIT Distribution Requirements.

The General Partner shall use its reasonable efforts to cause the Partnership to make distributions pursuant to this Article 5 sufficient to enable the Company to pay stockholder dividends that will allow the Company to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) other than to the extent the Company elects to retain and pay income tax on its net capital gain, avoid or reduce any U.S. federal income or excise tax liability imposed by the Code.

Section 5.3            No Right to Distributions in Kind.

No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership. The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind of Partnership assets to the Holders, and such assets shall be distributed in the manner to ensure that the fair market value is distributed and allocated in accordance with Articles 5 and 6 hereof.

Section 5.4            Distributions Upon Liquidation.

Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of a Liquidating Event shall be distributed to Holders in accordance with Section 13.2.

Section 5.5            Distributions to Reflect Issuance of Additional Partnership Units.

In addition to any amendment permitted under Section 14.2, the General Partner is authorized to modify the distributions in this Article 5 and amend such provisions (including the defined terms used therein) in such manner as the General Partner determines is necessary or appropriate to reflect the issuances of additional series or classes of Partnership Interests without the consent of any Partner or any other Person. Any such modification may be made pursuant to a Certificate of Designations or similar instrument establishing such new class or series.

ARTICLE 6 - ALLOCATIONS

Section 6.1            Capital Account Allocations of Profit and Loss

A.                Profit. After giving effect to the special allocations, if any, required under this Article 6 for the applicable period, and subject to the other provisions of this Section 6.1 and to the allocations to be made with respect to any Preferred Units or additional class or series of Partnership Units established pursuant to Section 4.2, Profits in each taxable year or other allocation period shall be allocated to the Partners’ Capital Accounts in the following order of priority:

(1)               First to the General Partner until the cumulative Profits allocated to the General Partner under this Section 6.1A equal the cumulative Losses allocated to such Partner under Section 6.1B(1); and

(2)               Thereafter, to the holders of Common Units and LTIP Units in accordance with their respective Percentage Interests.

B.                 Losses. After giving effect to the special allocations, if any, required under this Article 6 for the applicable period, and subject to the allocations to be made with respect to any Preferred Units or additional class or series of Partnership Units established pursuant to Section 4.2, and further subject to the other provisions of this Section 6.1, Loss in each taxable year or other period shall be allocated in the following order of priority:

(1)               First, to the holders of Common Units and LTIP Units with positive balances in their Economic Capital Account Balances in accordance with their respective Percentage Interests until their Economic Capital Accounts Balances are reduced to zero; and

(2)               Thereafter, to the General Partner.

For purposes of determining allocations of Losses pursuant to Section 6.1B(1), an LTIP Unit Limited Partner shall be treated as having a separate Economic Capital Account Balance, and for this purpose a separate Capital Account with an appropriate share of Partnership Minimum Gain and Partner Minimum Gain shall be maintained, for each tranche of LTIP Units with a different issuance date that it holds and a separate Capital Account for its Common Units, if applicable, and the Economic Capital Account Balance of each holder of Common Units shall not include any Economic Capital Account Balance attributable to other series or classes of Partnership Units.

C.                 Nonrecourse Deductions and Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations

Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in “partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j).

D.                Qualified Income Offset. If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be specially allocated for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

E.                 Capital Account Deficits. Loss or items thereof shall not be allocated to a Limited Partner to the extent that such allocation would cause or increase a deficit in such Partner’s Adjusted Capital Account.

F.                  Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement means the net income, net loss or items thereof for the applicable period as determined for maintaining Capital Accounts, and shall be determined in accordance with U.S. federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain, loss and expense that are specially allocated pursuant to this Article 6 (other than Section 6.1A or Section 6.1B).

G.                Curative Allocations. The allocations set forth in Section 6.1C, Section 6.1D and Section 6.1E hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of this Section 6.1 and Section 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and expense among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

H.                Forfeitures. Subject to Section 6.1J with respect to a forfeiture of certain LTIP Units, upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

I.                    LTIP Allocations. After giving effect to the special allocations set forth in Section 6.1C and Section 6.1D hereof, and the allocations of Profit under Section 6.1A(1) (including, for the avoidance of doubt Liquidating Gains that are a component of Profit), and subject to the other provisions of this Section 6.1, but before allocations of Profit are made under Section 6.1A(2):

(1)               any remaining Liquidating Gains shall first be allocated among the Partners so as to cause, as nearly as possible, the Economic Capital Account Balances of the LTIP Unit Limited Partners, to the extent attributable to their ownership of LTIP Units, to be equal to (i) the Company Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (with respect to each LTIP Unit Limited Partner, the “Target Balance”); provided that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit. Any such allocations shall be made among the Partners in proportion to the aggregate amounts required to be allocated to each Partner under this Section 6.1I.

(2)               Liquidating Gain allocated to an LTIP Unit Limited Partner under this Section 6.1I will be attributed to specific LTIP Units of such LTIP Unit Limited Partner for purposes of determining (i) allocations under this Section 6.1I, (ii) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unit Limited Partner’s Capital Account and (iii) the conversion of specific LTIP Units into Common Units. Such Liquidating Gain allocated to such LTIP Unit Limited Partner will generally be attributed in the following order, subject to any agreements pursuant to which the LTIPs were granted: (i) first, to Vested LTIP Units held for more than two years, (ii) second, to Vested LTIP Units held for two years or less, (iii) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the Company, the Partnership or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (iv) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each category, Liquidating Gain will be allocated seriatim (i.e., entirely to the first unit in a set, then entirely to the next unit in the set, and so on, until a full allocation is made to the last unit in the set) in the order of smallest Book-Up Target to largest Book-Up Target.

(3)               After giving effect to the special allocations set forth above, if, due to distributions with respect to Common Units in which the LTIP Units do not participate, forfeitures or otherwise, the Economic Capital Account Balance of any present or former LTIP Unit Limited Partner attributable to such LTIP Unit Limited Partner’s LTIP Units, exceeds the Target Balance, then Liquidating Losses shall be allocated to such LTIP Unit Limited Partner, or Liquidating Gains shall be allocated to the other Partners, to reduce or eliminate the disparity; provided, however, that if Liquidating Losses or Liquidating Gains are insufficient to completely eliminate all such disparities, such losses or gains shall be allocated among Partners in a manner reasonably determined by the General Partner.

(4)               The parties agree that the intent of this Section 6.1I is (i) to the extent possible to make the Economic Capital Account Balance associated with each LTIP Unit economically equivalent to the Company Common Unit Economic Balance and (ii) to allow conversion of an LTIP Unit (assuming prior vesting) into a Common Unit when sufficient Liquidating Gains have been allocated to such LTIP Unit pursuant to Section 6.1I(1) so that either its initial Book-Up Target has been reduced to zero or the parity described in the definition of

Target Balance has been achieved. The General Partner shall be permitted to interpret this Section 6.1I or to amend this Agreement to the extent necessary and consistent with this intention.

(5)               In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1I, Profits allocable under clause 6.1A(2) and any Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated.

J.                   LTIP Forfeitures. If an LTIP Unit Limited Partner forfeits any LTIP Units to which Liquidating Gain has previously been allocated under Section 6.1I, (i) the portion of such LTIP Unit Limited Partner’s Capital Account attributable to such Liquidating Gain allocated to such forfeited LTIP Units will be re-allocated to that LTIP Unit Limited Partner’s remaining LTIP Units that were outstanding on the date of the initial allocation of such Liquidating Gain, using a methodology similar to that described in Section 6.1I(2) above as reasonably determined by the General Partner, to the extent necessary to cause such LTIP Unit Limited Partner’s Economic Capital Account Balance attributable to each such LTIP Unit to equal the Company Common Unit Economic Balance and (ii) such LTIP Unit Limited Partner’s Capital Account will be reduced by the amount of any such Liquidating Gain not re-allocated pursuant to clause (i) above.

K.                Reimbursements Treated as Guaranteed Payments. Subject to Section 6.1L, if and to the extent any payment or reimbursement to the General Partner or the Company made pursuant to Section 7.4B, Section 7.7 or otherwise is determined for U.S. federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts.

L.                 Adjustments to Preserve REIT Status and Avoid Gain. Notwithstanding any provision in this Agreement to the contrary, if the Partnership pays or reimburses (directly or indirectly, including by reason of giving the General Partner or the Company or any direct or indirect Subsidiary of the Company Capital Account credit in excess of actual Capital Contributions made by the General Partner or the Company or any direct or indirect Subsidiary of the Company) fees, expenses or other costs pursuant to Section 4.2, Section 7.4 and/or Section 7.7, or otherwise, and if failure to treat all or part of such payment or reimbursement as a distribution to the General Partner, the Company or any Subsidiary of the Company (as appropriate), or the receipt of Capital Account credit in excess of actual Capital Contributions, would cause the Company to recognize income that would cause the Company to fail to qualify as a REIT or would cause the Company to recognize gain in connection with the Initial Public Offering and/or the Formation Transactions, then such payment or reimbursement (or portion thereof) shall be treated as a distribution to the General Partner, the Company or direct or indirect Subsidiary of the Company (as appropriate) for purposes of this Agreement, or the Capital Account credit in excess of actual Capital Contributions shall be reduced, in each case to the extent necessary to preserve the Company’s status as a REIT or would cause the Company to recognize gain in connection with the Initial Public Offering and/or the Formation Transactions. The Capital Account of the General Partner, the Company or any direct or indirect Subsidiary of the Company (as appropriate) shall be reduced by such direct or indirect payment or reimbursement (or a portion thereof) in the same manner as an actual distribution to the General Partner, the Company, or any direct or indirect Subsidiary of the Company (as appropriate). To the extent treated as distributions, such fees, expenses or other costs shall not be taken into account as Partnership fees, expenses or costs for the purposes of this Agreement. In the event that amounts are recharacterized as distributions or Capital Accounts are reduced pursuant to this Section 6.1L, allocations under Section 6.1A, Section 6.1B and Section 6.1I for the current and subsequent periods shall be adjusted as reasonably determined by the General Partner so that to the extent possible the Partners have the same Capital Account balances they would have if this Section 6.1L had not applied. This Section 6.1L is intended to prevent direct or indirect reimbursements or payments under this Agreement from giving rise to a violation of the Company’s REIT requirements or causing the Company to recognize gain in connection with the Initial Public Offering and/or the Formation Transactions while at the same time preserving to the extent possible the parties’ intended economic arrangement and shall be interpreted and applied consistent with such intent.

M.               Modifications to Reflect New Series or Classes. The General Partner is authorized to modify the allocations in this Section 6.1 and amend such provisions (including the defined terms used therein) in such manner as the General Partner determines is necessary or appropriate to reflect the issues of additional series or classes of Partnership Interests. Any such modification may be made pursuant to the Certificate of Designations or similar instrument establishing such new class or series.

N.                Agreement to Bear Disproportionate Losses. At the request and with the consent of the applicable Limited Partner, the General Partner may modify these allocations to provide for disproportionate allocations of Loss (or items of loss or deduction) and chargebacks thereof to a Limited Partner that agrees to restore all or part of any deficit in its Capital Account in accordance with Section 13.3 (in all cases subject to Section 6.1E).

O.                Other Special Allocations. The General Partner shall specially allocate to the Partners other than the Investor Common Unitholders (solely with respect to their Investor Units) all items of loss or deduction attributable to any Organization and Offering Expenses (as defined in the Management Agreement) incurred in any Offering (including the Initial Public Offering) to the extent the Manager is, or would be entitled to be (if the Manager had paid such expense rather than the Company or Partnership), reimbursed for such amounts pursuant to Section 9.01(i) of the Management Agreement.

Section 6.2            Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), (i) immediately prior to the acquisition of an additional Partnership Interest by any new or existing Partner in connection with the contribution of money or other property (other than a de minimis amount) to the Partnership, (ii) immediately prior to the distribution by the Partnership to a Partner of Partnership property (other than a de minimis amount) as consideration for a Partnership Interest, (iii) upon the acquisition of a more than de minimis additional interest in the Partnership by any new or existing Partner as consideration for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a Partner, (iv) upon the grant of any LTIP Unit, and (v) immediately prior to the liquidation of the Partnership as defined in Regulations Section 1.704-1(b)(2)(ii)(g), the book value of all Partnership Assets shall be revalued upward or downward to reflect the fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) of each such

Partnership asset unless the General Partner shall determine that such revaluation is not necessary to maintain the Partner’s intended economic arrangements. If the Capital Accounts of the Partners are adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Partnership property, (i) the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Partners’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and (iii) the amount of upward and/or downward adjustments to the book value of the Partnership property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of this Article 6. If Code Section 704(c) applies to Partnership property, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

Section 6.3            Tax Allocations. All allocations of income, gain, loss and deduction (and all items contained therein) for U.S. federal income tax purposes shall be identical to all allocations of such items set forth in Section 6.1, except as otherwise required by Section 6.2 or Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the methods to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4), including the use of different methods for different items and different properties, except as otherwise agreed upon by the General Partner and one or more Limited Partners (or direct or indirect owners thereof), and such election shall be binding on all Partners.

Section 6.4            Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt or any other allocations that cannot have substantial economic effect under the Code) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 6 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits, or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed; or (ii) the manner in which items are allocated among the Partners for U.S. federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to Article 14 of this Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of this Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734, and 743 of the Code; (iii) the determination of Profit, Loss, taxable income and loss and items thereof under this Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and/or are in the best interest of the Partners.

ARTICLE 7 - MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1            Management

A.                Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner, in its capacity as such, shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner, which consent may be withheld in its sole and absolute discretion. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3 and Section 11.2, shall have full and exclusive power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1 (subject to the proviso in Section 3.2), including, without limitation:

(1)               the making of any expenditures and the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will allow the Company (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) other than to the extent the Company elects to retain and pay income tax on its net capital gain, to avoid or reduce any U.S. federal income or excise tax liability imposed by the Code);

(2)               the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(3)               the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Exchange Act and the listing of any debt securities of the Partnership on any exchange;

(4)               subject to Section 11.2, the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper (all of the foregoing subject to any prior approval only to the extent required by Section 7.3);

(5)               the acquisition, disposition, mortgage, pledge, encumbrance or hypothecation of any or all of the assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms the General Partner deems proper, including, without limitation, the financing of the conduct of the operations of the Company, the Partnership or any Subsidiary of the Company and/or the Partnership, the lending of funds to other Persons (including, without limitation, the Company or any Subsidiary of the Company and/or the Partnership) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions and equity investments to its Subsidiaries;

(6)               the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership, any other asset of the Partnership or any Subsidiary of the Partnership, or any Person in which the Partnership has made a direct or indirect equity investment;

(7)               the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(8)               the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(9)               the holding, managing, investing and reinvesting of cash and other assets of the Partnership;

(10)           the collection and receipt of revenues, rents and income of the Partnership;

(11)           the establishment of one or more divisions of the Partnership, the selection and dismissal of employees (if any) of the Partnership or any Subsidiary of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer” ), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets;

(12)           the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership, the Partners (including, without limitation, the Company) and the directors and officers thereof as the General Partner deems necessary or appropriate;

(13)           the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, corporations or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided that, as long as the Company has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the Company to fail to qualify as a REIT;

(14)           the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(15)           taking of any action necessary or appropriate to comply with all regulatory requirements applicable to the Partnership in respect of its business, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, filings and documents, if any, required under the Exchange Act, the Securities Act, or by National Securities Exchange requirements;

(16)           the control of any matters affecting the rights and obligations of the Partnership and any Subsidiary of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership or any Subsidiary of the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership or any Subsidiary of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(17)           the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons, incurring indebtedness on behalf of, or guarantying the obligations of, any such Persons);

(18)           the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

(19)           the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(20)           the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership or any Subsidiary of the Partnership;

(21)           the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(22)           the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(23)           the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(24)           the maintenance of the Partnership’s books and records;

(25)           the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with capital contributions by Additional Limited Partners and additional capital contributions by Partners pursuant to Article 4 hereof;

(26)           the selection and dismissal of General Partner employees (including, without limitation, employees having titles or offices such as president, vice president, secretary and treasurer), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner, the determination of their compensation and other terms of employment or hiring and the delegation to any such General Partner employee the authority to conduct the business of the Partnership in accordance with the terms of this Agreement;

(27)           the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.5 hereof;

(28)           the collection and receipt of revenues and income of the Partnership;

(29)           maintaining or causing to be maintained, the books and records of the Partnership to reflect accurately at all times the capital contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or Substituted Limited Partner or otherwise;

(30)           any election to dissolve the Partnership pursuant to Section 13.1(A)(2);

(31)           the registration of any class of securities under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange;

(32)           the entering into of listing agreements with any National Securities Exchange and the listing of any securities of the Partnership on such exchange;

(33)           the delisting of some or all of the Partnership Units from, or the requesting that trading be suspended on, any National Securities Exchange;

(34)           the taking of any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as an association taxable as a corporation for U.S. federal income tax purposes or a “publicly traded partnership” for purposes of Section 7704 of the Code, including but not limited to imposing restrictions on transfers, restrictions on the number of Partners and restrictions on redemptions; and

(35)           to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership or its Subsidiaries (including, without limitation, (i) all actions consistent with allowing the Company at all times to qualify as a REIT unless the Company voluntarily terminates its REIT status and (ii) all tax elections and tax decisions of, or relating to, its Subsidiaries) and to possess and enjoy all the rights and powers of a general partner as provided by the Act.

B.                 Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.                 At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

D.                At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties, (ii) liability insurance for the Indemnities hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

E.                 Except as provided in this Agreement with respect to the qualification of the Company as a REIT and as may be provided in a separate written agreement between the Partnership and a Limited Partner (or a direct or indirect owner thereof), in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the Company) of any action taken (or not taken) by it. Except as provided in this Agreement with respect to the qualification of the Company as a REIT and as may be provided in a separate written agreement between the Partnership and a Limited Partner, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

Section 7.2            Certificate of Limited Partnership

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.4A(3) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3            Restrictions on General Partner Authority

The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of a Majority in Interest of the Outside Limited Partners or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement and may not perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

Section 7.4            Reimbursement of the General Partner and the Company

A.                Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Article 5 and Article 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as the General Partner of the Partnership.

B.                 Subject to Section 6.1O, the Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s, the General Partner’s and the Company’s

organization, the ownership of their assets and their operations, including, without limitation, the Administrative Expenses. Except to the extent provided in this Agreement, the General Partner, the Company and their Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all such expenses. The Partners acknowledge that all such expenses of the General Partner and/or the Company are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. To the extent permitted by law and subject to Section 6.1.K and Section 6.1.L, all payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C.                 If the Company shall elect to purchase from its stockholders REIT Shares (i) for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the Company, any employee stock purchase plan adopted by the Company or any of its Subsidiaries, or any similar obligation or arrangement undertaken by the Company in the future or for the purpose of retiring such REIT Shares or (ii) for any other reason, the purchase price paid by the Company for such REIT Shares and any other expenses incurred by the Company in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the Company or reimbursed to the Company, subject to the conditions that: (a) if such REIT Shares subsequently are sold by the Company, the Company shall pay to the Partnership any proceeds received by the Company for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program, provided that a transfer of REIT Shares for Partnership Units pursuant to Section 8.5 would not be considered a sale for such purposes), and (b) if such REIT Shares are not retransferred by the Company immediately after the purchase thereof, the Company shall cause the Partnership to redeem a number of Common Units held by the Company equal to the number of such REIT Shares divided by the Conversion Factor.

D.                As set forth in Section 4.2, but subject to Section 6.1, the Company shall be treated as having made a capital contribution in the amount of all expenses that the Company incurs relating to the Company’s offering of REIT Shares, other shares of capital stock of the Company or New Securities.

Section 7.5            Outside Activities of the General Partner and the Company

A.                The General Partner, the Company and any Affiliates of the General Partner or the Company may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

B.                 The Company may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as the Company takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the

Partnership, the General Partner shall make such amendments to this Agreement as the General Partner determines are necessary or desirable, including, without limitation, the definition of “Conversion Factor,” to reflect such activities and the direct ownership of assets by the Company. Nothing contained herein shall be deemed to prohibit the Company from executing guarantees of Partnership debt.

Section 7.6            Contracts with Affiliates

A.                The Partnership may lend or contribute funds or other assets to any Subsidiary or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

B.                 Except as provided in Section 7.5, the Partnership may transfer assets to joint ventures, other partnerships, limited liability companies, business trusts, statutory trusts, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

C.                 Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

D.                The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans (including without limitation plans that contemplate the issuance of LTIP Units) funded by the Partnership for the benefit of employees of the General Partner, the Partnership, any Subsidiary of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner or any Subsidiary of the Partnership.

Section 7.7            Indemnification

A.                To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, subpoenas, requests for information, formal or informal investigations, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the Company or any of their Subsidiaries as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, constituted fraud or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty (except a guaranty by a Limited Partner of nonrecourse indebtedness of the Partnership or as otherwise provided in any such loan guaranty) or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7A. Any indemnification pursuant to this Section 7.7 or pursuant to any indemnity agreement permitted by this Section 7.7 shall be made only out of the assets of the Partnership and any insurance proceeds from the liability policy covering the General Partner and any Indemnitees, and neither the General Partner, the Company nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7 or under such indemnity agreements.

B.                 To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or the recipient of a subpoena or request for information with respect to a proceeding to which such Indemnitee is not a party shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.                 The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D.                The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.                 For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by an Indemnitee of his, her or its duties to the Partnership also imposes duties on, or otherwise involves services by, an Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F.                  In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.                An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.                The provisions of this Section 7.7 are for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.                    It is the intent of the parties that any amounts paid by the Partnership to the General Partner or the Company pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.8            Liability of the General Partner and the Company

A.                Notwithstanding anything to the contrary set forth in this Agreement, to the maximum extent permitted by applicable law, none of the General Partner, the Company, nor any of their directors, officers, agents or employees shall be liable or accountable in monetary damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission unless the General Partner acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

B.                 The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the Company’s stockholders collectively, and that the General Partner are under no obligation to consider or give priority to the separate interests of the Limited Partners or the Company’s stockholders (including, without limitation, the tax consequences to the Limited Partners, Assignees or the Company’s stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. Unless otherwise provided in a separate written agreement between the Partnership and a Limited Partner, if there is a conflict between the interests of the stockholders of the Company on one hand and the Limited Partners on the other hand, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the Company or the Limited Partners; provided, however, that for so long as the Company owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the Company or the Limited Partners shall be resolved in favor of the stockholders of the Company. Neither the General Partner nor the Company shall be liable under this Agreement to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided that the General Partner has acted in good faith.

C.                 Subject to its obligations and duties as General Partner set forth in Section 7.1A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be liable to the Partnership or any Partner for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

D.                Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner or the directors, officers or agents of the General Partner, the Company, or of the directors, officers, stockholders, employees or agents of the Company, or the Indemnitees, to the Partnership, the Partners or any other Person bound by this Agreement under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E.                 To the extent that, at law or in equity, the General Partner or the Company in its capacity as a Limited Partner, has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, neither the General Partner nor the Company shall be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the General Partner, the Company or any other Person under the Act or otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner and the Company.

F.                  Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or stockholder of the General Partner shall be liable to the Partnership for money damages except for (1) active and deliberate dishonesty established by a nonappealable final judgment or (2) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

Section 7.9            Other Matters Concerning the General Partner and the Company

A.                The General Partner and the Company may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

B.                 The General Partner and the Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner and the Company reasonably believe to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.                 The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D.                Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner or the Company on behalf of the Partnership or any decision of the General Partner or the Company to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT, or (ii) to avoid the Company from incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10        Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. Subject to Section 7.5, the General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable if failure to so vest such title would have a material adverse effect on the

Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11        Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8 - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1            Limitation of Liability

No Limited Partner, including the Company, acting in its capacity as such, shall have any liability under this Agreement (other than for breach thereof) except as expressly provided in this Agreement or under the Act.

Section 8.2            Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3            Outside Activities of Limited Partners

Subject to any other agreements with the Partnership, the General Partner or Subsidiaries thereof to the contrary, any Limited Partner (including, subject to Section 7.5 hereof, the Company) and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners (other than the Company) nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the Limited Partners benefiting from the business conducted by the General Partner) and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner, the Company or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner, the Company or such other Person, could be taken by such Person.

Section 8.4            Rights of Limited Partners Relating to the Partnership

A.                In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.4C, each Limited Partner shall have the right, for a business purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):

(1)               to obtain a copy of the most recent annual and quarterly reports filed with the Commission by the Company pursuant to the Exchange Act;

(2)               to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year; and

(3)               to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement and the Certificate of Limited Partnership and all amendments thereto have been executed.

B.                 The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor and the REIT Shares Amount per Common Unit.

C.                 Notwithstanding any other provision of this Section 8.4, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.5            Redemption Right

A.                Except as otherwise set forth in any separate agreement entered into between the Partnership and a Limited Partner and subject to the terms and conditions set forth herein or therein (including Section 11.3.E), on or after the date that is one (1) year after the later of (i) the date hereof and (ii) the date of the issuance of a Common Unit to a Limited Partner pursuant to Article 4 hereof), such Limited Partner (other than the Company or any Subsidiary of the Company) shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Units held by such Limited Partner (such Common Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount; unless the terms of this Agreement or a separate agreement entered into between the Partnership and the Holder of such Common Units expressly provide that such Common Units are not entitled to the Redemption Right. The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder of such Common Units prior to the end of the applicable one (1) year period (or such other period as may be specified in any separate agreement entered into between the Partnership and a Limited Partner). Unless otherwise expressly provided in this Agreement or in a separate agreement entered into between the Partnership and the Holders of such Common Units, all Common Units shall be entitled to the Redemption Right. The Tendering Partner (as defined below) shall have no right, with respect to any Common Units so redeemed, to receive any distributions with a Partnership Record Date on or after the Specified Redemption Date. Any Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be payable in accordance with instructions set forth in the Notice of Redemption to the Tendering Partner on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its commercially reasonable efforts to cause the closing of the acquisition of Tendered Units hereunder to occur as quickly as reasonably possible. Any Common Units redeemed by the Partnership pursuant to this Section 8.5A shall be cancelled upon such redemption.

B.                 Notwithstanding the provisions of Section 8.5A above, if a Limited Partner has delivered to the General Partner a Notice of Redemption then the Company may, in its sole and absolute discretion (subject to Section 8.5D), elect to assume and satisfy the Partnership’s Redemption Right obligation and acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the Company so elects, the Tendering Partner shall sell the Tendered Units to the Company in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The Company shall give such Tendering Partner written notice of its election on or before the close of business on the fifth Business Day after its receipt of the Notice of Redemption. The Tendering Partner shall submit (i) such information, certification or affidavit as the Company may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Company’ view, to effect compliance with the Securities Act. The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Articles of Incorporation or the Bylaws of the Company, the Securities Act, relevant state securities or blue sky laws and any applicable agreements with respect to such REIT Shares entered into by the Tendering Partner. Notwithstanding any delay in such delivery (but subject to Section 8.5D), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date. In addition, the REIT Shares for which the Common Units might be exchanged shall also bear all legends deemed necessary or appropriate by the Company. Neither any Tendering Partner whose Tendered Units are acquired by the Company pursuant to this Section 8.5B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Company to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.5B, with the Commission, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; unless subject to a separate written agreement pursuant to which the Company has granted registration or similar rights to any such Person.

C.                 Each Tendering Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Tendering Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Tendering Partner shall assume and pay such transfer tax. Each Tendering Partner further agrees to pay to the Partnership the amount of any tax withholding due upon the redemption of Tendered Units and authorizes the Partnership to retain such portion of the Cash Amount as the Partnership reasonably determines is necessary to satisfy its tax withholding obligations. In the event the Company elects to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount, the Tendering Partner agrees to pay to the Company the amount of any tax withholding due upon the redemption of Tendered Units and, in the event the Tendering Partner has not paid or made arrangements satisfactory to the Company, in its sole discretion, to pay the amount of any such tax withholding prior to the Specified Redemption Date, the Company may elect to either cancel such exchange (in which case the Tendering Partner’s exercise of the Redemption Right will be null and void ab initio), satisfy such tax withholding obligation by retaining REIT Shares with a fair market value, as determined by the Company in its sole discretion, equal to the amount of such obligation or satisfy such tax withholding obligation using amounts paid by the Partnership, which amounts shall be treated as a loan by the Partnership to the Tendering Partner in the manner set forth in Section 5.1B.

D.                Notwithstanding the provisions of Section 8.5A, Section 8.5B, Section 8.5C or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect the Redemption Right for cash or an exchange for REIT Shares to the extent that (if the Company were to elect to acquire the Tendered Units for REIT Shares in accordance with Section 8.5B) the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date could cause such Partner or any other Person to violate the Ownership Limit and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Articles of Incorporation. To the extent any attempted redemption or exchange for REIT Shares would be in violation of this Section 8.5D, it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such redemption or the REIT Shares otherwise issuable upon such exchange.

E.                 Notwithstanding anything in this Agreement to the contrary, until such time as the REIT Shares are listed or admitted to trading on any National Securities Exchange, a Limited Partner may specify in the Notice of Redemption that the exercise of its Redemption Right is contingent on such Limited Partner’s Common Units either (i) being redeemed by the Partnership for the Cash Amount or (ii) to the extent that the Company elects to acquire some or all of such Limited Partner’s Common Units in exchange for REIT Shares pursuant to Section 8.5B, being acquired by the Company in exchange for REIT Shares solely to the extent that those REIT Shares may then be redeemed by the Company pursuant to the Stockholder Redemption Plan, taking into account all other redemption requests submitted under the Stockholder Redemption Plan during the applicable redemption period. For the avoidance of doubt, in the case of (ii) above, if, taking into account all other redemption requests submitted under the Stockholder Redemption Plan during the applicable redemption period, the Company does not have sufficient funds available under the Stockholder Redemption Plan to redeem all of the REIT Shares to be issued in connection with the exercise of the Redemption Right by the Limited Partner, then the Company shall acquire a number of Common Units equal to the number of REIT Shares that may be redeemed under the Stockholder Redemption Plan in the applicable redemption period, and, with respect to the remaining Common Units, the Limited Partner may either withdraw its Notice of Redemption or request that the Company defer the acquisition of the remaining Common Units until future redemption periods to the extent the Company has sufficient funds available under the Stockholder Redemption Plan to redeem REIT Shares in such future redemption periods. Any redemptions of REIT Shares made pursuant to this Section 8.5E shall be made on a pro rata basis along with any pending or new requests received from the Company’s stockholders in any applicable redemption period, and shall be subject in all respects to the terms and limitations of the Stockholder Redemption Plan. In addition, to the extent that a Limited Partner elects to rely on this Section 8.5E, (i) the Notice of Redemption must be submitted to the Company at least fifteen (15) days prior to the end of a redemption period in order to be considered for redemption for such redemption period, and (ii) the “Specified Redemption Date” for purposes of the applicable Notice of Redemption shall be the date on which REIT Shares submitted for redemption by stockholders under the Stockholder Redemption Plan during the applicable redemption period are to be redeemed.

F.                  Notwithstanding anything herein to the contrary (but subject to Section 8.5D), with respect to any redemption or exchange for REIT Shares pursuant to this Section 8.5: (i) without the consent of the General Partner, each Limited Partner may effect the Redemption Right only one time in each fiscal quarter; (ii) without the consent of the General Partner, each Limited Partner may not effect the Redemption Right for less than 1,000 Common Units or, if the Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Limited Partner; (iii) without the consent of the General Partner, each Limited Partner may not effect the Redemption Right during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Company for a distribution to its common stockholders of some or all of its portion of such distribution; (iv) the consummation of any redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (v) each Tendering Partner shall continue to own all Common Units subject to any redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such Common Units for all purposes of this Agreement, until such Common Units are either paid for by the Partnership pursuant to Section 8.5A hereof or transferred to the Company and paid for by the issuance of the REIT Shares, pursuant to Section 8.5B hereof on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the Company with respect to such Tendering Partner’s Common Units.

G.                All Common Units acquired by the Company pursuant to Section 8.5B hereof shall automatically, and without further action required, be converted into and deemed to be Limited Partner Interests and held by the Company in its capacity as a Limited Partner in the Partnership.

H.                In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.2, the General Partner shall make such revisions to this Section 8.5 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

ARTICLE 9 - BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1            Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial and tax reporting purposes, on an accrual basis in accordance with U.S. GAAP or such other basis as the General Partner determines to be necessary or appropriate.

Section 9.2            Taxable Year and Fiscal Year

The taxable year of the Partnership shall be the calendar year unless otherwise required by the Code. Unless the General Partner otherwise elects, the fiscal year of the Partnership shall be the same as its taxable year.

Section 9.3            Reports

A.                No later than the date on which the Company mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner, as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such Partnership Year, presented in accordance with U.S. GAAP, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B.                 The General Partner shall cause to be mailed to each Limited Partner such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

C.                 The General Partner shall have satisfied its obligations under Section 9.3A and 9.3B by (i) to the extent the General Partner or the Partnership is subject to periodic reporting requirements under the Exchange Act, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the Company, provided that such reports are able to be printed or downloaded from such website.

ARTICLE 10 - TAX MATTERS

Section 10.1        Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use reasonable efforts to furnish, within ninety (90) days of the close of each Partnership Year, or as soon as reasonably practicable thereafter, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. Each Limited Partner shall promptly provide the General Partner with any information reasonably requested by the General Partner from time to time.

Section 10.2        Tax Elections

A.                Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election for the Partnership or any Subsidiary, as applicable, pursuant to the Code and any state or local tax law, including, but not limited to, the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election it makes (including, without limitation, any election under Section 754 of the Code) upon the General Partner’s determination, in its sole and absolute discretion. Notwithstanding the foregoing, but subject to Section 3.1, in making any such tax election, the General Partner, may, but shall be under no obligation (unless pursuant to a separate written agreement) to take into account the tax consequences to any Limited Partner resulting from any such election.

B.                 To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued in connection with the performance of services after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.

C.                 A Partner’s “interest in partnership profits” for purposes of determining its share of the excess nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest except as otherwise determined by the General Partner in its sole discretion, consistent with Section 752 and the Treasury Regulations thereunder.

Section 10.3        Tax Matters Partner and Partnership Representative

A.                The Company shall be the “tax matters partner” of the Partnership for U.S. federal income tax purposes and the “partnership representative” of the Partnership for purposes of Code Section 6223, and each Partner shall take any action reasonably necessary, or requested by the Partnership or the Company, to cause the Company to be treated as the partnership representative. Pursuant to Section 6230(e) of the Code (as in effect prior to repeal of such section pursuant to the Bipartisan Budget Act of 2015), upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profits interest of each of the Limited Partners and Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and Assignees.

B.                 The tax matters partner or partnership representative, as applicable, is authorized, but not required:

(1)               to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that prior to the effective date of the Partnership Audit Rules, such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations, as in effect prior to repeal of such sections pursuant to the Bipartisan Budget Act of 2015) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code, as in effect prior to repeal of such section pursuant to the Bipartisan Budget Act of 2015) or a member of a “notice group” (within the meaning of Section 6223(b)(2) of the Code, as in effect prior to repeal of such section pursuant to the Bipartisan Budget Act of 2015);

(2)               in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)               to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)               to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)               to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)               to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner or partnership representative, as applicable, in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner or partnership representative, as applicable, and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner or partnership representative, as applicable, in its capacity as such.

C.                 The tax matters partner or partnership representative, as applicable, shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner or partnership representative, as applicable, in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting or law firm to assist the tax matters partner or partnership representative, as applicable, in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

D.                Each Partner shall reasonably cooperate with the Partnership and the partnership representative to reduce any Imputed Underpayments Amounts payable by the Partnership and to otherwise aid the partnership representative with fulfilling its obligations under the Partnership Audit Rules, which cooperation shall include, without limitation, (i) providing the Partnership or the partnership representative with any information reasonably requested by the Partnership or the partnership representative in connection with an audit or proposed adjustment (whether initiated by a governmental authority or the Partnership) of one or more items of income, gain, loss, deduction or credit of the Partnership, (ii) filing amended tax returns for any taxable year in which the Partner was a partner of the Partnership for U.S. federal income tax purposes and (iii) to the extent the Partner is, or was, a trust or partnership for any taxable year, using its reasonable best efforts to cause any direct or indirect owner of such Partner to also comply with clauses (i) or (ii) of this Section 10.3D. Each Partner’s obligations under this Section 10.3D shall continue to survive following the date on which the Partner is no longer a Partner.

E.                 Notwithstanding anything in this Section 10.3 or elsewhere in this Agreement to the contrary, the partnership representative is expressly authorized (i) to elect to use, or to not use, as determined in its sole discretion the alternative method to the payment of imputed underpayments by the Partnership described in Code Section 6226 and (ii) to make any other decision or election pursuant to the Partnership Audit Rules in its sole discretion, including but not limited to electing to apply the rules in the Partnership Audit Rules to a taxable year beginning prior to December 31, 2017 to the extent permitted by applicable law.

Section 10.4        Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership as provided in Section 709 of the Code.

ARTICLE 11 - TRANSFERS AND WITHDRAWALS

Section 11.1        Transfer

A.                The term “transfer,” when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by operation of law or otherwise. The term “transfer” when used in this Article 11 does not include any redemption of Partnership Interests by the Partnership from a Limited Partner or any acquisition of Partnership Units from a Limited Partner by the Company pursuant to Section 8.5 except as otherwise provided herein. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to in writing by the General Partner.

B.                 No Partnership Interest may be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless consented to in writing by the General Partner, in its sole and absolute discretion.

Section 11.2        Transfer of the Company’s and General Partner’s Partnership Interest and Limited Partner Interest

A.                The General Partner may not transfer any of its Partnership Interests except in connection with (i) a transaction permitted under Section 11.2B, (ii) any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the stockholders of the General Partner, (iii) a transfer to any Subsidiary of the General Partner or (iv) as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner except in connection with a transaction permitted under Section 11.2B or any merger, consolidation, or other combination permitted under clause (ii) of this Section 11.2A.

B.                 The General Partner shall not engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person (other than any transaction permitted by Section 11.2A), any sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value) (“Termination Transaction”), unless (i) it receives the consent of a Majority in Interest of the Outside Limited Partners, (ii) following such merger or other consolidation, substantially all of the assets of the surviving entity consist of Common Units or (iii) in connection with which all Partners (other than the General Partner) who hold Common Units either will receive, or will have the right to receive, for each Common Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of REIT Shares in consideration of one such REIT Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided, however, that, if in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the General Partner, each holder of Common Units shall receive, or shall have the right to receive without any right of Consent set forth above in this Section 11.2B, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received REIT Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

C.                 For the avoidance of doubt, the General Partner shall not enter into an agreement or other arrangement providing for or facilitating the creation of a general partner other than the General Partner, unless the successor general partner executes and delivers a counterpart to this Agreement in which such general partner agrees to be fully bound by all of the terms and conditions contained herein that are applicable to a General Partner.

Section 11.3        Limited Partners’ Rights to Transfer

A.                General. Subject to the provisions of Sections 11.3D, 11.3E, 11.4 and 11.6, a Limited Partner (other than the Company) may transfer, without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner.

B.                 Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his, her or its Partnership Interest. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.                 Permitted Transfers. Subject to the provisions of Sections 11.3D, 11.3E, 11.4 and 11.6, a Limited Partner may transfer, with or without the consent of the General Partner, all or a portion of its Partnership Interests (i) in the case of a Limited Partner who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family, (ii) in the case of a Limited Partner which is a trust, to the beneficiaries of such trust, (iii) in the case of a Limited Partner which is a partnership, limited liability company, joint venture, corporation or other business entity to which Partnership Interests were transferred pursuant to clause (i) above, to its partners, owners or stockholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Partnership Units to it pursuant to clause (i) above and (iv) pursuant to applicable laws of descent or distribution.

D.                Unless a transfer of a Partnership Interest meets each of the following conditions it may not be made without the consent of the General Partner:

(1)               Such transfer is made only to Qualified Transferees or transferees permitted pursuant to Section 11.3C.

(2)               The transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all Ownership Limitations, which may limit or restrict such transferee’s ability to exercise its Redemption Right. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

E.                 Notwithstanding any other provision of this Section 11.3, no Limited Partner may effect a transfer of its Partnership Units, in whole or in part, if, upon the advice of legal counsel for the Partnership, such proposed transfer would require the registration of the Partnership Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards). The General Partner may prohibit any transfer of Partnership Units by a Limited Partner unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Partnership) to such Limited Partner to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit or, at the option of the Partnership, an opinion of legal counsel to the Partnership to the same effect. Notwithstanding anything in this Agreement to the contrary, without the prior consent of the General Partner, neither the Manager, its affiliate nor any other Partner may transfer LTIP Units or any Common Units that were converted from LTIP Units within two years of the date on which such LTIPs were issued, or with respect to Common Units, the date such LTIP Units from which the Common Units were converted, if such LTIP Units (including LTIP Units from which such

Common Units were converted) were intended to be treated as “profits interests” for U.S. federal income tax purposes at the time of their issuance. For the avoidance of doubt, all LTIP Units issued pursuant to the Management Agreement were intended to be subject to the restriction in the preceding sentence.

Section 11.4        Substituted Limited Partners

A.                No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his, her or its place (including any transferees permitted by Section 11.3). The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B.                 A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (and such other documents or instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect the admission, each in form and substance satisfactory to the General Partner).

C.                 Upon the admission of a Substituted Limited Partner, the General Partner shall amend the books and records of the Partnership to reflect the name, address, number of Partnership Units and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5        Assignees

A.                If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Profit, Loss and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to transfer the Partnership Units in accordance with the provisions of this Article 11, but shall not be deemed to be a Holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for a vote (such right to Consent to the extent provided by this Agreement or under the Act remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6        General Provisions

A.                No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 and the transferee of such Partnership Units being admitted to the Partnership as a Substituted Limited Partner or pursuant to a redemption of all of its Partnership Units under Section 8.5.

B.                 Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its Redemption Right for all of its Partnership Units under Section 8.5 shall cease to be a Limited Partner; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Interest.

C.                 Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner in its sole and absolute discretion otherwise agrees.

D.                If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership’s Partnership Year in compliance with the provisions of this Article 11 or redeemed by the Partnership pursuant to Section 8.5 on any day other than the first day of a Partnership Year, then Profit, Loss, each item thereof and all other items attributable to such Partnership Interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the “interim closing of the books” method or such other method (or combination of methods) selected by the General Partner. Solely for purposes of making such allocations, at the discretion of the General Partner, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a transfer or redemption occurs shall be allocated to transferor Partner or the Tendering Partner as the case may be; provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments or redemptions as it determines are necessary or appropriate. All distributions attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Tendering Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

E.                 In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to a redemption or exchange for REIT Shares by the Partnership or the General Partner) be made (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any component portion of a Partnership Unit, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Unit; (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if upon the advice of legal counsel to the Partnership such transfer could cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange for REIT Shares of all Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (v) if upon the advice of counsel to the Partnership such transfer could cause the Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption or exchange for REIT Shares of all Units held by all Limited Partners); (vi) if such transfer could, upon the advice of counsel to the Partnership, cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code); (vii) if such transfer could, upon the advice of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer could cause the Partnership to fail to qualify for any of the Safe Harbors (as defined below) or cause the Partnership to derive income that is not “qualifying income” within the meaning of Section 7704(d) of the Code; (x) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (xi) if such transfer is made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion; and provided that, as a condition to granting such consent the lender may be required to enter into an arrangement with the borrower, the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held immediately prior to the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code; or (xii) if upon the advice of legal counsel for the Partnership such transfer could adversely affect the ability of the Company to continue to qualify as a REIT or, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, subject the Company to any additional taxes under Section 857 or Section 4981 of the Code.

F.                  The General Partner shall monitor the transfers of interests in the Partnership (including any acquisition of Common Units by the Partnership or the General Partner) to determine (i) if such interests could be treated as being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and the regulations thereunder and (ii) whether such transfers of interests could result in the Partnership being unable to qualify for the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe

Harbors”). The General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion (i) to prevent any trading of interests which could cause the Partnership to become a “publicly traded partnership,” within the meaning of Code Section 7704, or any recognition by the Partnership of such transfers, (ii) to insure that one or more of the Safe Harbors is met, (iii) to insure that the Partnership satisfies the “qualifying income” exemption of Section 7704(c) of the Code from treatment as a publicly traded partnership taxable as a corporation, and/or (iv) to prevent any income that would otherwise qualify as “rents from real property” under Section 856(d) of the Code with respect to the Company or a Subsidiary of the Partnership taxed as a REIT from failing to qualify as such.

ARTICLE 12 - ADMISSION OF PARTNERS

Section 12.1        Admission of Successor General Partner

A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11.

Section 12.2        Admission of Additional Limited Partners

A.                After the date hereof, a Person (other than an existing Partner) who makes a capital contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B.                 Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the written consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the written consent of the General Partner to such admission.

C.                 If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Profit, Loss, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using any method(s) permitted by law and selected by the General Partner consistent with the provisions of Section 11.6D. All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner and all distributions thereafter shall be made to all of the Partners and Assignees including such Additional Limited Partner.

Section 12.3        Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and amend the books and records of the Partnership and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

ARTICLE 13 - DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1        Dissolution

A.                The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (each, a “Liquidating Event”):

(1)               an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority of the Percentage Interests held by the Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

(2)               an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

(3)               entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(4)               a Terminating Capital Transaction;

(5)               the Incapacity of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a successor General Partner; or

(6)               a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor General Partner.

Section 13.2        Winding Up

A.                Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by vote of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the Company) shall be applied and distributed in the following order:

(1)               First, to the payment and discharge of all of the Partnership’s debts and liabilities;

(2)               The balance, if any, to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances, determined after all adjustments made in accordance with Article 6 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13, other than reimbursement of its expenses as provided in Section 7.4. Any distributions pursuant to this Section 13.2A shall be made by the end of the Partnership’s taxable year in which the Liquidating Event occurs (or, if later, within ninety (90) days after the date of the Liquidating Event). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

B.                 Notwithstanding the provisions of Section 13.2A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3        Deficit Capital Account Restoration Obligation

If the General Partner has a deficit balance in its Capital Account at such time as the Partnership (or the General Partner’s interest therein, including its interest as a Limited Partner) is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). If any Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit at any time shall not be considered a Debt owed to the Partnership or to any other Person for any purpose whatsoever, except to the extent otherwise expressly agreed to by such Partner and the Partnership.

Section 13.4        Compliance with Timing Requirements of Regulations

A.                In the discretion of the Liquidator or the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

(1)               distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator or the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(2)               withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2A as soon as practicable.

Section 13.5        Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership. Immediately thereafter, the Partnership shall be deemed to distribute interests in the new partnership to the General Partner and Limited Partners in proportion to their respective interests in the Partnership in liquidation of the Partnership, and the new partnership shall be deemed to continue the business of the Partnership.

Section 13.6        Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions or allocations.

Section 13.7        Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

Section 13.8        Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership’s assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.9        Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.10    Waiver of Partition

Each Partner, on behalf of itself and its successors, hereby waives any right to partition of the Partnership property.

Section 13.11    Liability of Liquidator

Any Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7 hereof.

ARTICLE 14 -

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1        Procedures for Actions and Consents of Partners

A.                The actions requiring Consent of any Partner or Partners pursuant to this Agreement, including Section 7.3 and Section 11.2 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2        Amendments

A.                Amendments to this Agreement requiring the Consent of Limited Partners may only be proposed by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners and shall seek the Consent of the Limited Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Except as set forth below in Section 14.2B, Section 14.2C and Section 14.2D or as otherwise expressly provided in this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Limited Partners holding a majority of the Common Units held by Limited Partners (including Limited Partner Units held by the Company and its Affiliates); provided that an action shall become effective at such time as the requisite Consents are received by the General Partner even if prior to such specified time.

B.                 The General Partner shall have the exclusive power without the prior Consent of the Limited Partners to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)               to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)               to reflect the issuance of additional Partnership Interests pursuant to Section 4.2 or the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend the books and records of the Partnership (including Exhibit A) in connection with such admission, substitution or withdrawal;

(3)               to set forth or amend the designations, rights, powers, duties and preferences of the Holders of any additional Partnership Interests issued pursuant to this Agreement;

(4)               to reflect a change that is of an inconsequential nature or does not adversely affect the rights of the Limited Partners hereunder in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions or this Agreement;

(5)               to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(6)               to reflect such changes as are reasonably necessary for the Company to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS;

(7)               to reflect the transfer of all or any part of a Partnership Interest among the General Partner, and any Qualified REIT Subsidiary or other entity that is disregarded as an entity separate from the General Partner for U.S. federal income tax purposes;

(8)               to modify, as set forth in Section 6.2, the manner in which Capital Accounts are computed;

(9)               to reflect any modification to this Agreement as is necessary or desirable (as determined by the General Partner in its sole and absolute discretion), including, without limitation, the definition of “Conversion Factor,” to reflect the direct ownership of assets by the Company; and

(10)           to reflect any modification to any provisions of this Agreement that authorizes the General Partner to make amendments without the Consent of the Limited Partners or any other Person.

The General Partner will provide notice to the Limited Partners when any action under this Section 14.2B is taken in the next regular communication to the Limited Partners.

C.                 Except as set forth in Section 14.2B above, without the Consent of a Majority in Interest of the Outside Limited Partners, this Agreement shall not be amended in a manner that disproportionately effects such Limited Partners, if such amendment would amend Section 4.2, Article 5, Article 6, Article 7, Section 8.5, Section 11.2 or this Section 14.2C (to reduce the items requiring the Consent described herein).

D.                This Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner whose rights under this Agreement are adversely affected thereby if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner or (iii) amend this Section 14.2D (to reduce the items requiring the Consent described herein). Any such amendment or action Consented to by a Partner shall be effective as to that Partner, notwithstanding the absence of such Consent by any other Partners.

E.                 Notwithstanding anything in this Article 14 or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereto by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1A(29) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the Consent of the Limited Partners.

Section 14.3        Meetings of the Partners

A.                Meetings of the Partners may only be called by the General Partner. The notice of any such meeting shall state the nature of the business to be transacted and shall be given to all Partners not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Common Units held by Limited Partners (including Common Units held by the Company and its Affiliates) shall control.

B.                 Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or consented to is signed by a majority of the Common Units of the Partners (or such other percentage as is expressly required by this Agreement). Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission to any matter, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C.                 Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. A proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. No proxy shall be valid after the expiration of twelve (12) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy.

D.                The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than ten (10) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

E.                 Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of the Partners may be conducted in the same manner as meetings of the Company’s stockholders and may be held at the same time, and as part of, meetings of the Company’s stockholders.

F.                  On matters on which Limited Partners are entitled to vote, each Limited Partner shall have a vote equal to the number of Partnership Units held.

ARTICLE 15 - GENERAL PROVISIONS

Section 15.1        Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by certified first class United States mail, return receipt requested, nationally recognized overnight delivery service, electronic mail or facsimile transmission (with receipt confirmed) to the Partner or Assignee at the address set forth on Exhibit A or such other address of which the Partner shall notify the General Partner in writing. Notices to the General Partner and the Partnership shall be delivered at or mailed to its principal office address set forth in Section 2.3. The General Partner and the Partnership may specify a different address by notifying the Limited Partners in writing of such different address.

Section 15.2        Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3        Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4        Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5        Binding Effect

Subject to the terms set forth herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6        No Third-Party Rights Created Hereby

Other than as expressly set forth herein with respect to Indemnitees, the provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.7        Waiver

A.                No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B.                 The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a majority of the Limited Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation for federal income tax purposes or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Articles of Incorporation shall be made and shall be effective only as provided in the Articles of Incorporation.

Section 15.8        Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9        Applicable Law; Waiver of Jury Trial

A.                This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

B.                 Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) to the fullest extent permitted by law, irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) to the fullest extent permitted by law, agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) to the fullest extent permitted by law, irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10    Invalidity of Provisions

If any provision of this Agreement shall to any extent be held void or unenforceable (as to duration, scope, activity, subject or otherwise) by a court of competent jurisdiction, such provision shall be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable. In such event, the remainder of this Agreement (or the application of such provision to persons or circumstances other than those in respect of which it is deemed to be void or unenforceable) shall not be affected thereby. Each other provision of this Agreement, unless specifically conditioned upon the voided aspect of such provision, shall remain valid and enforceable to the fullest extent permitted by law; any other provisions of this Agreement that are specifically conditioned on the voided aspect of such invalid provision shall also be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable to the fullest extent permitted by law.

Section 15.11    No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the Company, including without limitation, any right to receive dividends or other distributions made to stockholders or to vote or consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter.

Section 15.12    Entire Agreement

This Agreement and the exhibits attached hereto contain the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto. Notwithstanding anything to the contrary in this Agreement, the Partners hereby acknowledge and agree that the General Partner, on its own behalf and/or on behalf of the Partnership, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, which have the effect of establishing rights under, or altering or supplementing, the terms hereof, as negotiated with such Limited Partner and which the General Partner in its sole and absolute discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

BELPOINTE REIT, INC.

By:
Name:
Title:

LIMITED PARTNERS:

(See Attached)

FORM OF LIMITED PARTNER SIGNATURE PAGE

The undersigned, desiring to become one of the named Limited Partners of Belpointe REIT OP, LP, hereby becomes a party to the Agreement of Limited Partnership of Belpointe REIT OP, LP by and among Belpointe REIT, Inc. and such Limited Partners, dated as of___________, 2018 as amended. The undersigned agrees that this signature page may be attached to any counterpart of said Amended and Restated Agreement of Limited Partnership.

Signature Line for Limited Partner: [Name]

By:
Name:
Title:
Date:

Address of Limited Partner:

Exhibit A

Partners Contributions and Partnership Interests

(On File With the General Partner)

Exhibit B

Notice of Redemption

The undersigned Limited Partner or Assignee hereby irrevocably (i) redeems __________ Common Units in Belpointe REIT OP, LP, a Delaware limited partnership (the “Partnership”), in accordance with the terms of the Agreement of Limited Partnership of the Partnership (the “Agreement”) and the Redemption Right referred to therein; (ii) surrenders such Common Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other Person; (b) has the full right, power, and authority to redeem and surrender such Common Units as provided herein; and (c) has obtained the consent or approval of all Persons, if any, having the right to consent or approve such redemption and surrender.

[_] By checking this box, the undersigned hereby notifies the Partnership that, in accordance with Section 8.5E of the Agreement and notwithstanding the foregoing, the undersigned’s exercise of the Redemption Right with respect to the Common Units is contingent on such Common Units either (i) being redeemed by the Partnership for the Cash Amount or (ii) to the extent that the Company elects to acquire some or all of such Limited Partner’s Common Units in exchange for REIT Shares, being acquired by the Company in exchange for REIT Shares solely to the extent that those REIT Shares may then be redeemed by the Company pursuant to the Stockholder Redemption Plan, taking into account all other redemption requests submitted under the Stockholder Redemption Plan during the applicable redemption period.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:_________________________

Name of Limited Partner or Assignee:____________________________________

Please Print

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

If REIT Shares are to be issued, issue to:

Name:_________________________________

Please insert social security or identifying number:__________________

Exhibit C

LTIP Units

The following are certain additional terms of the LTIP Units:

1.1	Designation. A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. LTIP Units are intended to qualify as “profits interests” in the Partnership. The number of LTIP Units that may be issued shall not be limited.
1.2	Vesting. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”), between the Partnership or the General Partner (on behalf of the Partnership) and a holder of LTIP Units. The terms of any Vesting Agreement may be modified from time to time in accordance with their terms. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.” Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article 11 of the Agreement.
1.3	Forfeiture or Transfer of Unvested LTIP Units. Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any LTIP Units, or the repurchase by the Partnership or the General Partner of LTIP Units at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Partnership or the General Partner, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose, or as transferred to the Partnership or General Partner, as applicable. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture.
1.4	Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation, any Vesting Agreement, apply to the LTIP Unit.
1.5	Distributions. The distributions to which holders of LTIP Units will be entitled with respect to their LTIP Units will be determined in accordance with the terms of the Agreement, including, without limitation, Article 5 and Article 13 thereof.
1.6	Allocations. The allocations to which holders of LTIP Units will be entitled with respect to their LTIP Units will be determined in accordance with the terms of the Agreement, including, without limitation, Article 6 thereof.
1.7	Adjustments. If an LTIP Unit Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain the same correspondence between Common Units and LTIP Units as existed prior to such LTIP Unit Adjustment Event. The following shall be “LTIP Unit Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one LTIP Unit Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every LTIP Unit Adjustment Event as if all LTIP Unit Adjustment Events occurred simultaneously. If the Partnership takes an action affecting the Common Units other than actions specifically described above as LTIP Unit Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the correspondence between Common Unit and LTIP Units as existed prior to such action, the General Partner shall make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances to maintain such correspondence. If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.
1.8	Conversion of LTIP Units into Common Units. LTIP Units shall automatically convert into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.7, on the later to occur of (i) the date on which such LTIP Units become Vested LTIP Units and (ii) the date on which the Book-Up Target for such LTIP Units becomes zero (the “LTIP Unit Conversion Date”). Any such conversion shall occur automatically after the close of business on the applicable LTIP Unit Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion.
1.9	Treatment of Capital Account. For purposes of making future allocations under Section 6.1I of this Agreement, the portion of the Economic Capital Account Balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted into Common Units and the Company Common Unit Economic Balance with respect to such converted LTIP Unit, provided that for the avoidance of doubt, the amount of such reduction shall instead be attributable to the Economic Capital Account Balance that is attributable to the Common Units into which such LTIP Units were converted.

1.10	Mandatory Conversion in Connection with a Transaction.
(a)	If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an LTIP Unit Adjustment Event), in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then any LTIP Units that will become eligible for conversion in connection with the Transaction in accordance with Section 1.8 shall automatically convert into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.7, and taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the LTIP Unit Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).
(b)	In anticipation of the consummation of the Transaction, the Partnership shall cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such holder of Common Units failed to make such an election.
(c)	Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any

Transaction to be consistent with the provisions of this Section 1.10 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.
1.11	Redemption at the Option of the Partnership. LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such LTIP Units.
1.12	Voting Rights. Holders of LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of Common Units; holders of LTIP Units and Common Units shall vote together as a single class, together with any other class or series of Partnership Units upon which like voting rights have been conferred. In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest represented by each Common Unit.
1.13	Special Approval Rights. Except as provided in Section 1.12 above, holders of LTIP Units shall only (a) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (b) have the additional voting rights that are expressly set forth in this Section 1.13. The General Partner and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such LTIP Units, subject to the following exceptions: (i) no separate consent of the holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would equally, ratably and proportionately alter, change, modify or amend the rights, powers or privileges of the Common Units (in which event the holders of LTIP Units shall only have such voting rights, if any, as expressly provided for in the Agreement, in accordance with Section 1.12 above); (ii) with respect to any merger, consolidation or other business combination or reorganization, so long as either (w) the LTIP Units are converted into Common Units immediately prior to the effectiveness of the transaction, (x) the holders of LTIP Units either will receive, or will have the right to elect to receive, for each LTIP Unit an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid to a holder of one Common Unit in consideration of one Common Unit pursuant to the terms of such transaction, (y) the LTIP Units remain outstanding with the terms thereof materially unchanged, or (z) if the Partnership is not the surviving entity in such transaction, the LTIP Units are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for U.S. federal income tax purposes (and with the terms of the Common Units or such other securities into which the LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), such merger, consolidation or other business combination or reorganization shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units, provided further, that if some, but not all, of the LTIP Units are converted into Common Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section will be the consent of the holders of more than 50% of the LTIP Units to be outstanding following such conversion; (iii) any creation or issuance of Partnership Units (whether ranking junior to, on a parity with or senior to the LTIP Units in any respect, which either (x) does not require the consent of the holders of Common Units or (y) does require such consent and is authorized by a vote of the holders of Common Units and LTIP Units voting together as a single class pursuant to Section 1.14 above, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; and (iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders.
1.14	The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required to be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.

Exhibit D

Schedule of Investor Common Unitholders

(On File With the General Partner)

 Exhibit 6.2

MANAGEMENT AGREEMENT

By and Among

BELPOINTE REIT, INC.

BELPOINTE REIT OP, LP

AND

BELPOINTE REIT MANAGER, LLC

Management AGREEMENT

THIS Management AGREEMENT (this “Agreement”), dated as of the [________] day of [________________], 2018, (the “Effective Date”), is entered into by and among Belpointe REIT, Inc., a Maryland corporation (the “Company”), Belpointe REIT OP, LP, a Delaware limited partnership (the “Operating Partnership” and together with the Company, collectively or individually as the context requires, the “Belpointe Entities”), and Belpointe REIT Manager, LLC, a Delaware limited liability company (the “Manager”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments through the Operating Partnership;

WHEREAS, the Belpointe Entities desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Manager is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Article 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings specified below:

Acquisition Expenses means any and all expenses incurred by the Belpointe Entities, the Manager or any of their Affiliates in connection with the selection, evaluation, acquisition, origination or development of any Investments, whether or not acquired or originated, as applicable, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on properties or other investments not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

Affiliate or Affiliated means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (ii) any Person directly or indirectly owning, controlling, or holding with the power to vote 10.0% or more of the outstanding voting securities of such other Person; (iii) any legal entity for which such Person acts as an executive officer, director, trustee, or general partner; (iv) any Person 10.0% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; and (v) any executive officer, director, trustee, or general partner of such other Person. An entity shall not be deemed to control or be under common control with a program sponsored by the sponsor of the Company unless (A) the entity owns 10.0% or more of the voting equity interests of such program or (B) a majority of the Board (or equivalent governing body) of such program is composed of Affiliates of the entity. Notwithstanding anything in the foregoing to the contrary, in no event will Brandon Lacoff be deemed to be an Affiliate.

Asset Management Fee means the fees payable to the Manager pursuant to Section 8.01.

Board means the board of directors of the Company, as of any particular time.

Bylaws means the bylaws of the Company, as amended from time to time.

Charter means the articles of incorporation of the Company, as amended from time to time.

Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company means Belpointe Opportunity REIT, Inc., a corporation organized under the laws of the State of Maryland.

Distribution means any distributions of money or other property by the Belpointe Entities to Securityholders, including distributions that may constitute a return of capital for federal income tax purposes.

FINRA means the Financial Industry Regulatory Authority, Inc.

GAAP means generally accepted accounting principles as in effect in the United States of America from time to time.

Gross Proceeds means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Organization and Offering Expenses.

Initial Public Offering means the initial public offering of Shares qualified on Offering Statement No. [_____________] on Form 1-A.

Investments means any investments by the Belpointe Entities in Properties, Loans and all other investments in which the Belpointe Entities may acquire an interest, either directly or indirectly, including through ownership interests in a Joint Venture, pursuant to its Charter, Bylaws and the investment objectives and policies adopted by the Board from time to time, other than short-term investments acquired for purposes of cash management.

Joint Venture means any joint venture, limited liability company, partnership or other entity pursuant to which the Belpointe Entities are a co-venturer or partner with respect to the ownership of any Investments.

Loans means mortgage loans and other types of debt financing investments made by the Belpointe Entities, either directly or indirectly, including through ownership interests in a Joint Venture, including, without limitation, mezzanine loans, B-notes, bridge loans, convertible debt, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests, and participations in such loans.

LTIP Units shall have the meaning ascribed to that term in the Operating Partnership Agreement.

Manager means (i) Belpointe REIT Manager, LLC, a Delaware limited liability company, or (ii) any successor Manager to the Belpointe Entities.

NAV means the net asset value of the Company or the Operating Partnership, as applicable, as determined in accordance with the procedures outlined in the Company’s Bylaws applied mutatis mutandi to the Company or Operating Partnership, as applicable.

Offering Statement means the offering statement filed by the Company with the SEC on Form 1-A (Reg. No. [_____________]), as amended from time to time, in connection with the Initial Public Offering.

Operating Expenses means all third party charges and out-of-pocket costs and expenses incurred by the Manager or its Affiliate that are related to the operations of the Belpointe Entities, including, without limitation, those related to (i) forming and operating subsidiaries, (ii) Acquisition Expenses, (iii) the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of investments, (iv) meetings with or reporting to Securityholders, (v) accounting, auditing, research, consulting, tax return preparation, financial reporting, and legal services, risk management services and insurance, including without limitation to protect the Belpointe Entities, the Manager, its Affiliates, and Securityholders in connection with the performance of activities related to Belpointe Entities, (vi) the Belpointe Entities’ indemnification pursuant to Article 15 of this Agreement, (vii) litigation, (viii) borrowings of the Belpointe Entities, (ix) liquidating the Belpointe Entities, (x) any taxes, fees or other governmental charges levied against the Belpointe Entities and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Belpointe Entities, (xi) travel costs associated with investigating and evaluating investment opportunities (whether or not consummated) or making, monitoring, managing or disposing of investments, and (xii) the costs of any third parties retained to provide services to Belpointe Entities.

Operating Partnership means Belpointe Opportunity OP, LP, a Delaware limited partnership formed to own and operate Investments on behalf of the Belpointe Entities.

Operating Partnership Agreement means the agreement of limited partnership between the Company, as general partner, and the limited partners, as amended, modified or amended and restated from time to time.

OP Units means the units of limited partnership interest in the Operating Partnership.

OP Unitholders means the holders of OP Units.

Organization and Offering Expenses means all third party charges and out-of-pocket costs and expenses incurred by the Belpointe Entities, the Manager and its Affiliates in connection with the formation of the Belpointe Entities, the Offering of Shares, and the admission of investors in the Belpointe Entities, including, without limitation, travel, legal, accounting, filing, advertising and all other expenses incurred in connection with the offer and sale of interests in the Belpointe Entities.

Person means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c) (17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

Property or Properties means any real property or properties transferred or conveyed to the Belpointe Entities, either directly or indirectly, including through ownership interests in a Joint Venture.

Property Manager means an entity that has been retained to perform and carry out property management services at one or more of the Properties, excluding persons, entities or independent contractors retained or hired to perform facility management or other services or tasks at a particular Property, the costs for which are passed through to and ultimately paid by the tenant at such Property.

REIT means a “real estate investment trust” under Sections 856 through 860 of the Code.

SEC means the United States Securities and Exchange Commission.

Securityholders means, collectively, the Stockholders and the OP Unitholders

Shares means shares of common stock of the Company, par value $.01 per share.

Stockholders means the registered holders of the Shares.

Termination Date means the date of termination of the Agreement determined in accordance with Article 13 hereof.

Article 2

APPOINTMENT

The Belpointe Entities hereby appoint the Manager to serve as their Manager and asset manager on the terms and conditions set forth in this Agreement, and the Manager hereby accepts such appointment.

Article 3

DUTIES OF THE MANAGER

The Manager is responsible for managing, operating, directing and supervising the operations and administration of the Belpointe Entities and their assets. The Manager undertakes to use its commercially reasonable efforts to present to the Belpointe Entities potential investment opportunities, to make investment decisions on behalf of the Belpointe Entities subject to the limitations in the Charter, the direction and oversight of the Board and Section 4.03 hereof, and to provide the Company with a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. Subject to the limitations set forth in this Agreement, including Article 4 hereof, and the continuing and exclusive authority of the Board over the management of the Company, the Manager shall, either directly or by engaging an Affiliate or third party, perform the following duties:

3.01       Offering Services.

The Manager shall manage and supervise the:

(i)        Development of the Initial Public Offering and any subsequent Offering approved by the Board, including the determination of the specific terms of the securities to be offered by the Company, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;

(ii)  Preparation and approval of all marketing materials contemplated to be used by the Manager or others relating to the Offering;

(iii)       Negotiation and coordination with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

(iv)        Creation and implementation of various technology and electronic communications related to the Offering; and

(v)        All other services related to the Offering, other than services that the Company elects to perform directly or would require the Manager to register as a broker-dealer with the SEC, FINRA or any state.

3.02       Acquisition Services.

The Manager shall:

(i)                  Approve and oversee the Belpointe Entities’ overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

(ii)                Serve as the Belpointe Entities’ investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in and managing a diversified portfolio of commercial properties and other real estate-related assets;

(iii)              Adopt and periodically review the Company’s investment guidelines;

(iv)               Structure the terms and conditions of the Belpointe Entities’ acquisitions, sales and joint ventures;

(v)                Enter into leases and service contracts for the properties and other Investments;

(vi)               Approve and oversee the Company’s debt financing strategies;

(vii)             Approve joint ventures, limited partnerships and other such relationships with third parties;

(viii)           Approve any potential liquidity transaction;

(ix)  Obtain market research and economic and statistical data in connection with the Belpointe Entities’ Investments and investment objectives and policies;

(x)       Oversee and conduct the due diligence process related to prospective Investments;

(xi)        Prepare reports regarding prospective Investments which include recommendations and supporting documentation necessary for its’ investment committee to evaluate the proposed Investments; and

(xii)  Negotiate and execute approved Investments and other transactions.

3.03       Asset Management Services.

The Manager shall:

(i)        Investigate, select, and, on behalf of the Belpointe Entities, engage and conduct business with such Persons as the Manager deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all Persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the foregoing services;

(ii)       Monitor applicable markets and obtain reports (which may be prepared by the Manager or its Affiliates) where appropriate, concerning the value of Investments of the Belpointe Entities;

(iii)        Monitor and evaluate the performance of Investments of the Belpointe Entities, provide management services to the Belpointe Entities and perform and supervise the various management and operational functions related to the Belpointe Entities’ Investments;

(iv)        Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of Investments on an overall portfolio basis;

(v)       Coordinate and manage relationships between the Belpointe Entities and any Joint Venture partners; and

(vi)       Calculate the Company’s NAV in accordance with the procedures outlined in the Company’s Bylaws on a quarterly basis following the first anniversary of the commencement of the Initial Public Offering.

3.04       Accounting and Other Administrative Services.

The Manager shall:

(i)                  Manage and perform the various administrative functions necessary for the management of the day-to-day operations of the Belpointe Entities;

(ii)                Provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Belpointe Entities’ business and operations;

(iii)              Provide financial and operational planning services and portfolio management functions;

(iv)               Maintain accounting data and any other information concerning the activities of the Belpointe Entities as shall be needed to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

(v)                Maintain all appropriate books and records of the Belpointe Entities;

(vi)               Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(vii)             Supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Belpointe Entities;

(viii)           Provide the Belpointe Entities with all necessary cash management services;

(ix)               Manage and coordinate with the transfer agent the Distribution process and payments to Securityholders;

(x)                Evaluate and obtain adequate insurance coverage based upon risk management determinations;

(xi)               Provide the officers of the Company and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters;

(xii)             Evaluate the Company’s corporate governance structure and appropriate policies and procedures related thereto; and

(xiii)           Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Belpointe Entities to comply with applicable law.

3.05       Securityholder Services.

The Manager shall:

(i)	Determine the Company’s Distribution policy;
(ii)	Approve amounts available for redemptions of shares of the Company’s common stock; and
(iii)	Manage communications with the Securityholders, including answering phone calls, preparing and sending written and electronic reports and other communications.

3.06       Financing Services.

The Manager shall:

(i)                  Identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

(ii)                Negotiate terms, arrange and execute financing agreements;

(iii)              Manage relationships between the Belpointe Entities and its lenders; and

(iv)               Monitor and oversee the service of the Belpointe Entities’ debt facilities and other financings.

3.07       Disposition Services.

The Manager shall:

(i)                  Consult with the Board and provide assistance with the evaluation and approval of potential asset dispositions, sales or other liquidity events; and

(ii)                Structure and negotiate the terms and conditions of transactions pursuant to which Investments may be sold.

Article 4

AUTHORITY OF MANAGER

4.01       Powers of the Manager. Subject to the express limitations set forth in this Agreement and the continuing and exclusive authority of the Board over the management of the Company, the power to direct the management, operation and policies of the Company, including making, financing and disposing of Investments, and the performance of those services described in Article 3 hereof, shall be vested in the Manager, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement. The Manager shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Belpointe Entities to such officers, employees, Affiliates, agents and representatives of the Manager or the Belpointe Entities as it may deem appropriate. Any authority delegated by the Manager to any other Person shall be subject to the limitations on the rights and powers of the Manager specifically set forth in this Agreement or the Charter.

4.02       Approval by the Board. Notwithstanding the foregoing, the Manager may not take any action on behalf of the Belpointe Entities without the prior approval of the Board or duly authorized committees thereof if the Charter or Maryland General Corporation Law require the prior approval of the Board. If the Board or a committee of the Board must approve a proposed investment, financing or disposition or chooses to do so, the Manager will deliver to the Board or committee, as applicable, all documents required by it to evaluate such investment, financing or disposition.

4.03       Modification or Revocation of Authority of Manager. The Board may, at any time upon the giving of notice to the Manager, modify or revoke the authority or approvals set forth in Article 3 and this Article 4 hereof; provided, however, that such modification or revocation shall be effective upon receipt by the Manager and shall not be applicable to investment transactions to which the Manager has committed the Belpointe Entities prior to the date of receipt by the Manager of such notification.

Article 5

BANK ACCOUNTS

The Manager may establish and maintain one or more bank accounts in its own name for the account of the Belpointe Entities or in the name of the Belpointe Entities and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Belpointe Entities, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Manager. The Manager shall from time to time render appropriate accountings of such collections and payments to the Board and the independent auditors of the Belpointe Entities.

Article 6

RECORDS AND ACCESS

The Manager, in the conduct of its responsibilities to the Belpointe Entities, shall maintain adequate and separate books and records for the Belpointe Entities’ operations in accordance with GAAP, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Belpointe Entities and shall be available for inspection by the Board and by counsel, auditors and other authorized agents of the Company, at any time or from time to time during normal business hours. The Manager shall at all reasonable times have access to the books and records of the Belpointe Entities.

Article 7

LIMITATION ON ACTIVITIES

Notwithstanding any provision in this Agreement to the contrary, the Manager shall not take any action that, in its sole judgment made in good faith, would (i) adversely affect the ability of the Company to qualify or continue to qualify as a REIT under the Code unless the Board has determined that the Company will not seek or maintain REIT qualification for the Company, (ii) subject the Belpointe Entities to regulation under the Investment Company Act of 1940, as amended, (iii) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over any of the Belpointe Entities, the Shares, the OP Units or other securities of the Belpointe Entities, (iv) require the Belpointe Entities or the Manager to register as a broker-dealer with the SEC or any state, or (v) violate the Charter, Bylaws or Operating Partnership Agreement. In the event an action that would violate (i) through (v) of the preceding sentence but such action has been ordered by the Board, the Manager shall notify the Board of the Manager’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Manager shall have no liability for acting in accordance with the specific instructions of the Board so given.

Article 8

FEES AND OTHER COMPENSATION

8.01       Asset Management Fees. The Belpointe Entities shall pay the Manager as compensation for the services described in Article 3 hereof a quarterly fee (the “Asset Management Fee”) in an amount equal to an annualized rate of 0.75%, which, until one year after the commencement of the Initial Public Offering will be based on (i) the Company’s Gross Proceeds as of the end of each fiscal quarter, plus (ii) proceeds from the issuance of OP Units to the limited partners of the Operating Partnership (other than the Company and its wholly owned subsidiaries) as of the end of such fiscal quarter, plus (minus) (iii) any earnings (loss) through the end of such fiscal quarter, minus (iv) any distributions paid through the end of such fiscal quarter; and thereafter will be based on the Operating Partnership’s NAV at the end of each fiscal quarter.

Article 9

EXPENSES

9.01       General. In addition to the compensation paid to the Manager pursuant to Article 8 hereof, the Belpointe Entities shall pay directly or reimburse the Manager for all Operating Expenses paid or incurred by the Manager or its Affiliates on behalf of the Belpointe Entities or in connection with the services provided to the Belpointe Entities pursuant to this Agreement, including, but not limited to:

(i)       All Organization and Offering Expenses;

(ii)       Acquisition Expenses incurred in connection with the selection and acquisition of Investments, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Belpointe Entities;

(iii)              The actual out-of-pocket cost of goods and services used by the Belpointe Entities and obtained from entities not Affiliated with the Manager;

(iv)       Interest and other costs for borrowed money or securitization transactions, including discounts, points and other similar fees;

(iv)               Taxes and assessments on income or Properties, taxes as an expense of doing business and any other taxes otherwise imposed on the Belpointe Entities and their business, assets or income;

(v)                Out-of-pocket costs associated with insurance required in connection with the business of the Company or by its officers and Board;

(ix)               Expenses of managing, improving, developing, operating and selling Investments owned, directly or indirectly, by the Belpointe Entities, as well as expenses of other transactions relating to such Investments, including but not limited to prepayments, maturities, workouts and other settlements of Loans and other Investments;

(x)                All out-of-pocket expenses in connection with payments to the Board and meetings of the Board and Stockholders;

(xi)               Out-of-pocket expenses of providing services for and maintaining communications with Securityholders, including the cost of preparation, printing, and mailing annual reports and other Securityholder reports, proxy statements and other reports required by governmental entities;

(xii)             Audit, accounting and legal fees, and other fees for professional services relating to the operations of the Belpointe Entities and all such fees incurred at the request, or on behalf of, the Board or any other committee of the Board;

(xiii)           Out-of-pocket costs for the Belpointe Entities to comply with all applicable laws, regulations and ordinances;

(xiv)           Expenses connected with payments of Distributions made or caused to be made by the Belpointe Entities to the Securityholders;

(xiii)  Expenses of organizing, redomesticating, merging, liquidating or dissolving the Belpointe Entities or of amending the Charter, the Bylaws or the Operating Partnership Agreement; and

(xiv)       All other out-of-pocket costs incurred by the Manager in performing its duties hereunder.

9.02       Timing of and Additional Limitations on Reimbursements.

Expenses incurred by the Manager on behalf of the Belpointe Entities and reimbursable pursuant to this Article 9 shall be reimbursed no less than monthly to the Manager. The Manager shall prepare a statement documenting the expenses of the Belpointe Entities during each quarter and shall deliver such statement to the Belpointe Entities within 45 days after the end of each quarter.

Personnel and related employment costs incurred by the Manager or its Affiliates in performing the services described in Article 3 hereof, including salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, shall be paid for by the Manager and are not subject to reimbursement by the Belpointe Entities.

Article 10

OTHER SERVICES

Should (i) the Belpointe Entities request that the Manager or any manager, officer or employee thereof render services for the Belpointe Entities other than as set forth in this Agreement or (ii) there are changes to the regulatory environment in which the Manager or Belpointe Entities operate that would increase significantly the level of services performed such that the costs and expenses borne by the Manager for which the Manager is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under Article 9 of this Agreement would increase significantly, such services shall be separately compensated at such rates and in such amounts as are agreed by the Manager and the Board, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

Article 11

REIT MATTERS

The Manager acknowledges that it has been advised that the Company has elected or may elect to be characterized as a REIT, and agrees that the business and affairs of the Belpointe Entities shall be managed with a view to minimizing (i) the amount of gross income received by the Belpointe Entities (directly or indirectly) that would not constitute (A) “rents from real property” as defined in Section 856 of the Code or (B) interest, dividends, gain from sales or other types of income, in each case, described in Section 856(c)(3) of the Code, (ii) the amount of any income received by the Belpointe Entities (directly or indirectly) from any “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) of the Code (together with the income described in clause (i) of this sentence, “Bad REIT Income”) and (iii) the amount of assets held by the Belpointe Entities (directly or indirectly) that are not “real estate assets” or other types of assets described in Section 856(c)(4)(A) of the Code (“Bad REIT Assets”). Manager and the Belpointe Entities agree that the Belpointe Entities shall be entitled to exercise any vote, consent, election or other right under this Agreement with a view to avoiding (or minimizing) the amount of Bad REIT Income or Bad REIT Assets of the Belpointe Entities or any material risk that a the Company could be disqualified as a real estate investment trust under the Code or could be subject to any additional taxes under Section 857 of the Code or Section 4981 of the Code, in each case, without regard to whether conducting the business of the Belpointe Entities in such manner would maximize either pre-tax or after-tax profit of Manager or the Belpointe Entities.  Without the prior written consent of the Belpointe Entities, Manager, with respect to the Belpointe Entities, shall not (i) enter into any lease pursuant to which the determination of any rent to be received (directly or indirectly) by the Belpointe Entities depends in whole or in part on the income or profits of any person (other than amounts based upon a fixed percentage or percentages of receipts or sales); (ii) enter into any lease pursuant to which the Belpointe Entities shall receive (directly or indirectly) rents attributable to personal property except for a lease pursuant to which the personal property is leased in connection with the lease of real property and the rent attributable to the personal property for any taxable year does not exceed 15% of the total rent for such year with respect to such lease; (iii) enter into any arrangement pursuant to which the Belpointe Entities would receive (directly or indirectly) any “impermissible tenant service income” within the meaning of Section 856(d)(7) of the Code; (iv) undertake any sales or dispositions of property as a dealer for federal income tax purposes which sales would be treated as “prohibited transactions” pursuant to Section 857(b)(6)(B)(iii) of the Code; or (v) otherwise engage in any transaction which would, or likely would, result in the Belpointe Entities receiving more than a de minimis amount of Bad REIT Income or owning more than a de minimis amount of Bad REIT Assets.  In structuring the Belpointe Entities transactions, Manager and the Belpointe Entities shall consider the use of a taxable REIT subsidiary (each a “TRS”) or an affiliate of a TRS (together with a TRS, each a “TRS Entity”) to own or lease all or portions of the Property or to perform certain services with respect to the Property to minimize the impact of Bad REIT Income.  In connection therewith, the Belpointe Entities shall, in its sole discretion, have the unilateral right to (x) lease all or any portion of the Property (a “TRS Lease”) to a TRS Entity or (y) enter into a services agreement with a TRS Entity to have such TRS Entity perform certain services (including, but not limited to, any non-customary services) with respect to the Property (the “TRS Services Agreement”).  Upon such election by the Belpointe Entities, Manager will cooperate to facilitate the implementation of the TRS Lease or TRS Services Agreement, including, without limitation, entering into an agreement to provide similar services (but not duplicative) to such TRS Entity as under this Agreement, and any corresponding amendment to this agreement to take into account such TRS Entity, and the Belpointe Entities shall have the right to cause such TRS Entity to pay its allocated share of the fees and expenses payable to Manager hereunder.  The form of such agreement, and any corresponding amendments to this Agreement, shall be reasonably satisfactory to Manager and the Belpointe Entities.  Manager shall provide any information related to the Belpointe Entities and/or any Property that is reasonably requested by the Belpointe Entities with respect to REIT qualification matters of the Company.

Article 12

RELATIONSHIP OF MANAGER AND BELPOINTE ENTITIES;
OTHER ACTIVITIES OF THE MANAGER

12.01       Relationship. The Belpointe Entities and the Manager are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers. Nothing herein contained shall prevent the Manager from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other real estate funds) and the management of other programs advised, sponsored or organized by the Manager or its Affiliates. Nor shall this Agreement limit or restrict the right of any manager, director, officer, employee or equityholder of the Manager or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Manager may, with respect to any investment in which the Belpointe Entities are a participant, also render advice and service to each and every other participant therein. The Manager shall promptly disclose to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, that creates or could create a conflict of interest between the Manager’s obligations to the Belpointe Entities and its obligations to or its interest in any other Person.

12.02       Time Commitment. The Manager shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Belpointe Entities such time as shall be reasonably necessary to conduct the business and affairs of the Belpointe Entities in an appropriate manner consistent with the terms of this Agreement. The Belpointe Entities acknowledge that the Manager and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Belpointe Entities and may provide services to Persons other than the Belpointe Entities or any of their Affiliates.

12.03       Investment Opportunities and Allocation. The Manager shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Belpointe Entities that is consistent with the investment policies and objectives of the Company, but neither the Manager nor any Affiliate of the Manager shall be obligated generally to present any particular Investment opportunity to the Belpointe Entities even if the opportunity is of character that, if presented to the Belpointe Entities, could be taken by the Belpointe Entities. The Belpointe Entities shall not make any Investment unless the Manager has recommended the Investment to the Belpointe Entities. The Manager shall be required to notify the Board at least annually of investments that have been purchased by other entities managed by the Manager or its Affiliates for determination by the Board that the Manager is fairly presenting investment opportunities to the Belpointe Entities. In the event an investment opportunity is located, the allocation procedure set forth under the caption “Conflicts of Interest and Related Party Transactions– Our Affiliates’ Interests in Other Belpointe Entities – Allocation of Investment Opportunities” in the Offering Statement shall govern the allocation of the opportunity among the Belpointe Entities and other entities managed by the Manager or its Affiliates.

Article 13

TERM AND TERMINATION OF THE AGREEMENT

13.01       Term. This Agreement shall have an initial term of five years from the Effective Date and will be automatically renewed for an unlimited number of successive one-year terms each year thereafter unless previously terminated in accordance with Section 13.02 below. The Company will evaluate the performance of the Manager annually before renewing this Agreement, and each such renewal shall be for a term of no more than one year. Any such renewal must be approved by the Board.

13.02       Termination by the Company. The Company (on behalf of itself and the Operating Partnership) may also terminate the management agreement at any time, including during the initial term, with 30 days’ prior written notice from its Board for cause, which is defined as:

●	The Manager’s continued breach of any material provision of this Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);
●	The commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;
●	Any change of control of the Manager which the Company’s independent representative determines is materially detrimental to it taken as a whole;
●	The Manager committing fraud against the Belpointe Entities, misappropriating or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its Affiliates and the Manager (or such Affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, this Agreement shall not be terminable; in addition, if the Manager (or such Affiliate) diligently takes necessary and appropriate action to cure the damage caused by such actions in the first 30 days of the Manager’s actual knowledge of its commission or omission, the Manager (or such Affiliate) will have a total of 180 days in which to cure such damage before the management agreement shall become terminable; or
●	the dissolution of the Manager.

13.03       Termination by the Manager. The Manager may terminate this Agreement if the Company becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event. The Manager may decline to renew this Agreement by providing the Belpointe Entities with 180 days’ written notice prior to the expiration of the initial term or the then current automatic renewal term. In addition, if the Belpointe Entities default in the performance of any material term of this Agreement and the default continues for a period of 30 days after written notice to the Belpointe Entities specifying such default and requesting the same be remedied in 30 days, the Manager may terminate this Agreement upon 60 days’ written notice.

13.04       Payments on Termination and Survival of Certain Rights and Obligations.

(i)       After the Termination Date, the Manager shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Belpointe Entities within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Manager prior to termination of this Agreement.

(ii)       The Manager shall promptly upon termination:

(a)       pay over to the Belpointe Entities all money collected and held for the account of the Belpointe Entities pursuant to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(b)       deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(c)       deliver to the Board all assets and documents of the Company then in the custody of the Manager; and

(d)       cooperate with the Company to provide an orderly transition of management and advisory functions.

Article 14

ASSIGNMENT

This Agreement may be assigned by the Manager to an Affiliate with the approval of the Board. The Manager may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Belpointe Entities without the consent of the Manager, except in the case of an assignment by the Belpointe Entities to a corporation or other organization that is a successor to all of the assets, rights and obligations of the Belpointe Entities, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Belpointe Entities are bound by this Agreement. Nothing herein shall be deemed to prohibit or otherwise restrict any transfers or additional issuances of equity interests in the Manager nor shall any such transfer or issuance be deemed an assignment for purposes of this Article 14.

Article 15

INDEMNIFICATION AND LIMITATION OF LIABILITY

15.01       Indemnification. Except as prohibited by the restrictions provided in this Section 15.01, Section 15.02 and Section 15.03, the Belpointe Entities shall indemnify, defend and hold harmless the Manager and its Affiliates, including their respective officers, directors, equity holders, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance.

Notwithstanding the foregoing, the Belpointe Entities shall not indemnify the Manager or its Affiliates for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Belpointe Entities were offered or sold as to indemnification for violations of securities laws.

15.02       Limitation on Indemnification. Notwithstanding the foregoing, the Belpointe Entities shall not provide for indemnification of the Manager or its Affiliates for any liability or loss suffered by any of them, nor shall any of them be held harmless for any loss or liability suffered by the Belpointe Entities, unless all of the following conditions are met:

(i)	The Manager or its Affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Belpointe Entities.
(ii)	The Manager or its Affiliates were acting on behalf of or performing services for the Belpointe Entities.
(iii)	Such liability or loss was not the result of gross negligence or willful misconduct by the Manager or its Affiliates.
(iv)	Such indemnification or agreement to hold harmless is recoverable only out of the Belpointe Entities’ net assets and not from the Securityholders.

15.03       Limitation on Payment of Expenses. The Belpointe Entities shall pay or reimburse reasonable legal expenses and other costs incurred by the Manager or its Affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the Maryland General Corporation Law, as amended from time to time) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Belpointe Entities, (b) the legal proceeding was initiated by a third party and (c) the Manager or its Affiliates undertake to repay the amount paid or reimbursed by the Belpointe Entities, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

15.04       Indemnification by Manager. The Manager shall indemnify and hold harmless the Belpointe Entities from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Manager’s bad faith, fraud, misfeasance, willful misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Manager shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Manager

Article 16

MISCELLANEOUS

16.01       Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws or is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Board or the Belpointe Entities:	Belpointe Opportunity REIT, Inc. 125 Greenwich Avenue, 3rd Floor Greenwich, Connecticut 06830
To the Manager:	Belpointe REIT Manager, LLC. 125 Greenwich Avenue, 3rd Floor Greenwich, Connecticut 06830

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 16.01.

16.02       Modification. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.

16.03       Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

16.04       Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of California.

16.05       Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

16.06       Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

16.07       Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

16.08       Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

16.09       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[The remainder of this page is intentionally left blank.
Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

BELPOINTE REIT, INC. a Maryland corporation

By:
Name: Title:	Brandon Lacoff Chief Executive Officer and President

BELPOINTE REIT OP, LP a Delaware limited partnership By: Belpointe REIT, Inc., its general partner

By:
Name: Title:	Brandon Lacoff Chief Executive Officer and President

BELPOINTE REIT MANAGER, LLC a Delaware limited liability company

By:
Name: Title:	Brandon Lacoff Chief Executive Officer

 Exhibit 6.3

EMPLOYEE AND COST SHARING AGREEMENT

THIS EMPLOYEE AND COST SHARING AGREEMENT (the “Agreement”) is entered into effective as of July __, 2018 (the “Effective Date”) by and between Belpointe, LLC, a Connecticut limited liability company (“Belpointe”), and Belpointe REIT Manager, LLC, a Delaware limited liability company (“Manager”).

WHEREAS, Manager has entered into that certain Management Agreement with Belpointe REIT, Inc. (the “REIT”) of even date herewith (the “Management Agreement”) pursuant to which Manager will provide certain management services to the REIT, as described in the Management Agreement (the “Services”);

WHEREAS, in order for Manager to reduce expenses and enjoy greater operating efficiencies, (x) Belpointe will share certain employees (the “Shared Employees”) employed by subsidiaries of Belpointe (the “Belpointe Entities”), and (y) Manager shall reimburse Belpointe for certain costs associated with the Shared Employees;

WHEREAS, Belpointe and Manager have agreed to share office supplies, equipment, furniture, and other agreed upon resources (“Shared Resources”) and that Manager will reimburse Belpointe for certain costs incurred by Manager with respect to the Shared Resources; and

WHEREAS, Belpointe and Manager desire to enter into this Agreement to set forth the terms under which Belpointe and Manager will share the Shared Employees and Shared Resources, and Manager will reimburse Belpointe in connection therewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I

USE OF EMPLOYEES

Section 1.1.            Use of Shared Employees.

(a)               Shared Employees. As of the Effective Date, Belpointe agrees to make available to Manager, and Manager agrees to accept access to, the Shared Employees for purposes of performing the Services. Belpointe and Manager shall use reasonable efforts to jointly resolve any work priority or performance conflicts with respect to the Shared Employees, and any conflicts that cannot be resolved jointly will be resolved by Belpointe in its reasonable discretion.

(b)               Employment Status.

(i)	For such time as any Shared Employees are shared under this Agreement, (x) the Shared Employees will remain employees of the Belpointe Entities and shall not be deemed to be employees of Manager for any purpose and (y) Belpointe shall be solely responsible for the payment and provision of all wages, bonuses and commissions (collectively, “Wages”), employee benefits, including, but not limited to, pension and welfare benefits, fringe benefits, severance benefits, and workers’ compensation insurance (collectively, “Benefits”), and the withholding and payment of applicable payroll taxes (collectively, “Taxes”) relating to such Shared Employees. Manager shall not directly pay or provide any Wages or Benefits to the Shared Employees, but rather shall reimburse Belpointe hereunder for Wages, Benefits and Taxes paid by Belpointe in accordance with Section 1.3 of this Agreement.
(ii)	Notwithstanding the foregoing, Belpointe agrees that it will not direct or permit, or cause to be directed or permitted, any Shared Employee to perform any activities on behalf of Manager without the prior approval of Manager, which consent may be granted or withheld in the sole discretion of Manager.
(iii)	Nothing contained in this Agreement shall require the Belpointe Entities to maintain the employment of any Shared Employee. If any Shared Employee is terminated or ceases for any reason to be employed by the Belpointe Entities (including the elimination of such position), then:

(1)               If Manager determines, in its sole discretion, that the remaining Shared Employees will be unable to perform the activities related to performing the Services in a manner acceptable to Manager, it shall notify Belpointe, and Belpointe shall undertake to retain additional employees with such skills and qualifications as Manager deems necessary. Such retained employees shall be treated as Shared Employees for purposes of this Agreement.

(2)               If Manager determines, in its sole discretion, that the remaining Shared Employees will be able to perform the Services in a manner acceptable to Manager, such Shared Employees shall continue to so perform such activities.

(3)               Belpointe may cause the Belpointe Entities to designate a substitute Shared Employee, who shall, upon such designation, become a Shared Employee for purposes of this Agreement. If Manager determines, in its sole discretion, that such designated employee is inadequate for the performance of the Services, Manager shall notify Belpointe and the provisions of Section 1.1(b)(iii)(1) shall apply.

(c)               Intellectual Property.

(i)	All writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that any Shared Employee creates, prepares, produces, authors, edits, amends, conceives or reduces to practice, either individually or jointly with others, in performing the Services and relating solely to the business or contemplated business, research or development of the REIT shall be the sole and exclusive property of Manager and its respective assigns, free from any encumbrance, claim, lien for balance due or rights of retention by Belpointe or any Belpointe Entity.

Section 1.2.            Sharing of Resources. In performing work for Manager, the Shared Employees may use Shared Resources.

Section 1.3.            Reimbursement. Manager will reimburse Belpointe for its allocable share of (i) all direct and indirect costs related to Shared Employees, including Wages, Benefits, Taxes, and allocable overhead or operational costs, as further described below, and (ii) Shared Resources owned by Belpointe, without any mark-up or profit margin to Belpointe.

(a)               Employment Costs. Manager shall reimburse Belpointe for its allocable portion of all employment costs incurred by the Belpointe Entities with respect to the Shared Employees in accordance with Schedule I of this Agreement. Such costs shall include, but are not limited to, Manager’s allocable portion of Wages, Benefits, and Taxes of the Shared Employees.

(b)               Indirect Costs. Manager shall reimburse Belpointe for its allocable portion of indirect costs incurred by the Belpointe Entities with respect to the Shared Employees and any Shared Resources otherwise used by Manager. These indirect costs may include, but are not limited to, costs related to Shared Resources, office space, and administrative expenses (including, but not limited to, human resources/payroll, legal, information technology, finance, corporate, and government affairs expenses). Indirect costs incurred by the Belpointe Entities shall be allocated between Belpointe and Manager in the manner set forth in Schedule I attached hereto.

(c)               Process for and Timing of Reimbursement. Unless otherwise agreed, within 20 calendar days after the end of each calendar month, Belpointe will submit to Manager a schedule of employment costs described in Section 1.3(a) and indirect costs described in Section 1.3(b) related to the Shared Employees and Shared Resources used by Manager during that month. Manager shall reimburse Belpointe for all scheduled amounts within 45 days following receipt of the applicable invoice.

(d)               Reimbursements not Treated as Gross Income. For the avoidance of doubt, the reimbursements described in this Section 1.3 shall be treated for U.S. federal income tax purposes as if the applicable expenses were incurred directly by Belpointe, and Manager shall not treat any such expense as an item of deduction, nor the reimbursed amount as an item of income.

Article II

MISCELLANEOUS

Section 2.1.            Liability.

(a)               None of the members, principals, managers, officers, employees or agents of Belpointe shall have any liability to Manager or the REIT for any action taken, or for refraining from the taking of any action, by any Shared Employee utilized by Manager in good faith pursuant to this Agreement; provided, however, that this provision shall not protect Belpointe against any liability which would otherwise be imposed by reason of willful misfeasance or gross negligence in the performance of its duties hereunder.

(b)               Manager agrees to indemnify Belpointe and the Belpointe Entities and any member, principal, manager, officer, employee or agent thereof against any and all losses, claims, liabilities, suits, damages, proceedings or expenses (including reasonable attorneys’ fees and expenses) of a third party arising from or as a result of the use of the Shared Employees by Manager.

(c)               Belpointe agrees to indemnify Manager and any member, principal, manager, officer, employee or agent thereof against any and all losses, claims, liabilities, suits, damages, proceedings or expenses (including reasonable attorneys’ fees and expenses) of a third party arising from or as a result of Belpointe’s or the Belpointe Entities’ willful misfeasance or gross negligence in the performance of its duties hereunder.

(d)               The indemnities set forth in this Section 2.1 shall survive the termination of this Agreement.

Section 2.2.            Termination. Each of Belpointe and Manager shall have the right to terminate this Agreement at any time. Any termination of this Agreement shall in no way be deemed to effect a release of Manager from its obligations to pay Belpointe any reimbursement due for expenses associated with the Shared Employees’ performance of activities described herein prior to the date of such termination.

Section 2.3.            Notices. All notices from one party to the other party shall be given in writing and shall be sent by certified or registered mail, Federal Express, overnight courier, or fax, e-mail, or other electronic means to the addresses provided herein. The date of receipt or refusal to accept shall be the effective date of any such notice.

TO BELPOINTE:

Brandon Lacoff

Belpointe, LLC

125 Greenwich Avenue

3rd Floor

Greenwich, CT 06830

TO MANAGER:

Brandon Lacoff

Belpointe REIT Manager, LLC

125 Greenwich Avenue

3rd Floor

Greenwich, CT 06830

Section 2.4.            Entire Agreement. This Agreement, in coordination with the Management Services Agreement, sets forth the entire agreement and understanding among the parties with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made.

Section 2.5.            Severability. If any provision of this Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

Section 2.6.            CONSENT TO JURISDICTION.

(a)               EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY CONNECTICUT STATE OR FEDERAL COURT SITTING IN FAIRFIELD COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CONNECTICUT STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING, OR DELIVERY, OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 2.3. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)               NOTHING IN THIS SECTION 2.6 SHALL AFFECT THE RIGHT OF MANAGER OR BELPOINTE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)               Waiver of Jury Trial. The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 2.6 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

Section 2.7.            Amendments. This Agreement may be amended from time to time by Belpointe and Manager in a writing signed by each such party to this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or to terminate this Agreement.

Section 2.8.            Inspection and Audit Rights.

(a)               Belpointe, on reasonable prior notice, shall permit any representative of Manager (each a “Manager Representative”), during Belpointe’s normal business hours, to examine all the books of account, records (including computer records), reports and other papers of Belpointe and the Belpointe Entities relating to the Shared Employees, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by a Manager Representative, to discuss Belpointe’s and the Belpointe Entities’ affairs, finances and accounts relating to the Shared Employees with Belpointe’s and the Belpointe Entities’ officers, employees and independent public accountants (and by this provision Belpointe hereby authorizes said accountants to discuss with such Manager Representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by Manager of any right under this Section 2.8(a) shall be borne by such party.

(b)               Manager, on reasonable prior notice, shall permit any representative of Belpointe (each a “Belpointe Representative”), during Manager’s normal business hours to examine all the books of account, records (including computer records), reports and other papers of Manager relating to the Shared Employees, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by a Belpointe Representative, to discuss Manager’s affairs, finances and accounts relating to the Shared Employees with Manager’s officers, employees and independent public accountants (and by this provision Manager hereby authorizes said accountants to discuss with such Belpointe Representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by Belpointe of any right under this Section 2.8(b) shall be borne by such party.

Section 2.9.            Binding Effect. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 2.10.        Captions. Captions to Articles, Sections and subsections of this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

Section 2.11.        Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment is required to be made is not a business day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding business day.

Section 2.12.        No Third Party Beneficiaries. This Agreement is solely for the benefit of Manager and Belpointe and no other party; provided, however, that the members, principals, managers, officers, employees and agents of Belpointe and Manager shall be third party beneficiaries of Section 2.1.

Section 2.13.        Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Section 2.14.        Counterparts. This Agreement and any amendment hereof may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date and year first above written.

BELPOINTE, LLC

By:
Name:
Title:

BELPOINTE REIT MANAGER, LLC

By:
Name:
Title:

Schedule I – Reimbursement

Manager’s allocable share of employment costs and indirect costs described in Section 1.3 shall be determined by the parties in the manner set forth below, or by any other reasonable method determined by the parties.

Unless otherwise agreed, employment costs and indirect costs incurred by a party shall be allocated between Manager and Belpointe using a reasonable allocation key that takes into account the activities giving rise to such employment costs and indirect costs and the extent to which such activities relate to the Services or to the business activities of Belpointe. Such allocation keys may include, but shall not be limited to, (i) the percentage of Shared Employee time relating to the Services, on the one hand, and the percentage of Shared Employee time relating to the activities of Belpointe, on the other hand, and (ii) departmental headcount.

Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 24, 2018, with respect to the financial statement of Belpointe REIT, Inc. appearing in this Regulation A Offering Circular on Form 1-A of Belpointe REIT, Inc. We consent to the use of the aforementioned report in the Regulation A Offering Circular on Form 1-A, and to the use of our name as it appears under the caption "Experts."

/s/ CITRIN COOPERMAN & COMPANY, LLP
CITRIN COOPERMAN & COMPANY, LLP

New York, New York
December 6, 2018

Exhibit 12.1

December 6, 2018

Belpointe REIT, Inc.

125 Greenwich Avenue, 3rd Floor

Greenwich, CT 06830

Re:	Securities Qualified under Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of an Offering Statement on Form 1-A (as amended or supplemented, the "Offering Statement") pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the qualification of the offering by Belpointe REIT, Inc., a Maryland corporation (the “Company”), of up to $50,000,000 in shares (the “Shares”) of the Company’s common stock, $0.01 par value per share.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Maryland General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of that certain Subscription Agreement, a form of which is included in the Offering Statement as Appendix B, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 12.1 to the Offering Statement and to the references to our firm under the caption "Legal Matters" in the Offering Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Winston & Strawn LLP
WINSTON & STRAWN LLP